As filed with the Securities and Exchange Commission on July 2, 2025.

Registration Statement No. 333-285390

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

AMENDMENT NO. 3
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________________

PERMUTO CAPITAL AAPL TRUST I
(Exact name of Registrant as specified in its charter)

____________________

Delaware	6199	33-6756631
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Permuto Capital AAPL Trust I
611 Gateway Boulevard, Suite 120
South San Francisco, CA 94080
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

____________________

Gene Hoffman, Jr.
Trent Martensen
Co-Chief Executive Officers
Permuto Capital LLC
611 Gateway Boulevard, Suite 120
South San Francisco, CA 94080
(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________

Copies to:

P. Michelle Gasaway, Esq. Kevin T. Hardy, Esq. Ryan J. Dzierniejko, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 2000 Avenue of the Stars, Suite 200N Los Angeles, CA 90067	Thomas C. Chow, Esq. Chief Legal Officer Permuto Capital LLC 611 Gateway Boulevard, Suite 120 South San Francisco, CA 94080

____________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

SUBJECT TO COMPLETION, DATED JULY 2, 2025

Dividend Certificates
Asset Certificates

Permuto Capital AAPL Trust I

Permuto Capital AAPL Trust I (the “Trust”) is a Delaware statutory voting trust that issues “Dividend Certificates” and “Asset Certificates” (collectively, the “Certificates”). Each Dividend Certificate evidences a beneficial interest in the economic rights of a holder of an Underlying Share (as defined below) solely with respect to the receipt of dividends with respect to such Underlying Share, while each Asset Certificate evidences a beneficial interest in all other economic rights of a holder of an Underlying Share (i.e., other than the right to receive dividends with respect to an Underlying Share), including with respect to increases and decreases in the market price of such Underlying Share. In order to have full rights to the assets of the Trust (i.e., in order to redeem Certificates for Underlying Shares), a Certificate holder must hold one Dividend Certificate and one Asset Certificate, in a number equal to the number of Underlying Shares that such holder wishes to acquire upon redemption, and must submit a minimum redemption order of at least the Minimum Amount (as defined below).

The assets of the Trust consist solely of shares of common stock, $0.00001 par value per share, of Apple Inc., a California corporation (the “Subject Corporation” and, such shares, the “Underlying Shares”), which Underlying Shares are held by a custodian on behalf of the Trust. For every one Underlying Share deposited into the Trust, as described in this prospectus, the Trust will issue one Dividend Certificate and one Asset Certificate.

As further described in this prospectus, both the Dividend Certificates and the Asset Certificates will retain voting rights that will be apportioned, as applicable, between the two types of Certificates with respect to most matters submitted to a vote of the holders of the Underlying Shares.

The Dividend Certificates and the Asset Certificates are not attached or stapled together as a unit and will trade separately. Prior to this offering, there has been no public market for the Certificates. The Trust intends to apply to list both the Dividend Certificates and the Asset Certificates on NYSE American under the ticker symbols “            ” and “            ,” respectively.

In addition to holding its Certificates in book-entry form through The Depository Trust Company (“DTC”), an investor in the Dividend Certificates or the Asset Certificates may elect to hold any such Certificate in the form of a “Chia Asset Token” or “CAT,” or digital asset token issued on the Chia blockchain under an applicable Chia Asset Token standard, or an investor may elect to hold some Certificates in DTC and other Certificates as CATs. Certificates held in digital form and issued as CATs on the Chia blockchain may be traded, transferred, purchased, or sold peer-to-peer on the Chia blockchain but cannot currently be traded on NYSE American.

Permuto Capital LLC (the “Trust Administrator”) is the administrator of the Trust. CSC Delaware Trust Company (the “Delaware Trustee”) is the Delaware trustee of the Trust. U.S. Bank National Association (the “Custodian”) is the custodian for the Underlying Shares held by the Trust.

The Trust intends to issue Certificates on a continuous basis and is registering the issuance of up to            Dividend Certificates and            Asset Certificates. The Certificates will be created and issued continuously upon the delivery by Eligible Participants (as defined below) of Underlying Shares to the Trust for deposit and satisfaction of the other conditions set forth in the Trust Agreement (as defined below), including payment by such Eligible Participants of applicable fees to the Trust Administrator, with a minimum deposit of at least the Minimum Amount. The “Minimum Amount” means an amount equal to $25,000 of Underlying Shares, calculated based the closing price of such Underlying Shares on the Nasdaq Global Market (or any successor exchange to the foregoing, or any market on which the Underlying Shares are then listed or admitted to trading) on the trading day immediately preceding the date of such deposit or redemption, as applicable. The Trust will create and issue Certificates only in equal whole numbers of Dividend Certificates and Asset Certificates. As further described in this prospectus, Eligible Participants can elect to have their initial Certificates issued through DTC, as a CAT, or in combination (with one type of Certificate issued through DTC and the other type as a CAT). An “Eligible Participant” is a person who, at the applicable time of determination, has executed a depositor agreement with the Trust Administrator, and is either a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933 (the “Securities Act”) or has provided certain other documentation to the Trust Administrator as described in the Trust Agreement.

Once created and issued, Certificates may be purchased and sold by persons that are not Eligible Participants, however, only Eligible Participants will have the right to deposit Underlying Shares into the Trust to create Certificates, and only Eligible Participants will have the right to request that the Trust redeem their Trust Units (as defined below) for Underlying Shares.

An Eligible Participant may request that the Trust redeem its Trust Units for Underlying Shares upon the delivery by such Eligible Participant of a number of both Dividend Certificates and Asset Certificates (whether held through DTC, as a CAT, or in combination (with one type of Certificate held through DTC and the other type as a CAT)), each equal to the number of Trust Units to be redeemed, in whole amounts, with a minimum redemption order of at least the Minimum Amount and satisfaction of the other conditions set forth in the Trust Agreement, including payment by such Eligible Participant of applicable fees to the Trust Administrator.

For ease of reference, we use herein the terms “Trust Unit” and “Trust Units” to refer to when one Dividend Certificate and one Asset Certificate are issued to, held, or redeemed by the same holder, regardless of whether the Dividend Certificate or Asset Certificate is held in DTC, as a CAT, or in combination (with one type of Certificate held in DTC and the other type held as a CAT). References to the terms “Trust Unit” and “Trust Units” are descriptive only for narrative purposes; there is no separate Trust Unit security being issued.

The Trust is governed by the provisions of the Agreement and Declaration of Voting Trust (the “Trust Agreement”) dated as of             , 2025, between the Trust Administrator and the Delaware Trustee. The Trust is not an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), and the Trust Administrator is not registered with the Securities and Exchange Commission (“SEC”) as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Trust. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936 (the “Commodity Exchange Act”), and the Trust Administrator is not subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator or a commodity trading advisor with respect to the Trust.

We expect to be treated, for U.S. federal income tax purposes, as a partnership and not as a trust, an association, or a publicly traded partnership taxable as a corporation. See “United States Federal Income Tax Considerations — Taxation of the Trust.”

The Trust is an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act (the “JOBS Act”), subject to reduced public company reporting requirements under U.S. federal securities laws.

The term of the Trust is perpetual unless terminated pursuant to the conditions described herein.

Investing in the Certificates involves significant risks. See “Risk Factors” starting on page 22.

Neither the SEC nor any state securities commission has approved or disapproved of the securities offered in this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Certificates are not interests in or obligations of any of the Subject Corporation, the Trust Administrator, the Delaware Trustee, or the Custodian, or any of their respective affiliates. The Certificates are not insured or guaranteed by the Subject Corporation, the Trust, the Trust Administrator, the Delaware Trustee or the Custodian or any of their respective affiliates or any other entity.

Except for the use, without further investigation or review, of publicly available information with respect to the Subject Corporation for the sole purpose of providing the information about the Subject Corporation set forth under “Prospectus Summary — Overview — Selection of Apple Inc. Common Stock as the Underlying Shares” and “Business of the Trust — Overview — Selection of Apple Common Stock as the Underlying Shares,” none of the Trust, the Trust Administrator, the Delaware Trustee, or the Custodian, or any of their respective affiliates has performed any investigation or review of the Subject Corporation, its SEC filings, its press releases, its other public disclosure, or the Underlying Shares. Investors and market participants should not conclude that the selection of the Underlying Shares to be the asset of the Trust is any form of investment recommendation by the Trust, the Trust Administrator, the Delaware Trustee, or the Custodian, or any of their respective affiliates, or any form of investment recommendation or endorsement by the Subject Corporation. The Certificates are being issued by the Trust, independent of any involvement by the Subject Corporation, and the Subject Corporation has no role in, or connection with, the Trust.

The date of this prospectus is            , 2025

This prospectus contains information you should consider when making an investment decision about the Certificates. You should rely only on the information contained in this prospectus and in any free writing prospectus we have prepared. None of the Trust, the Trust Administrator, the Delaware Trustee or the Custodian or any of their respective affiliates has authorized any person to provide you with information other than as contained in this prospectus or in any free writing prospectus we have prepared. If anyone provides you with other information, you should not rely on it. You should assume that the information in this prospectus is accurate only as of the date on the front cover of this prospectus or as of any earlier date as of which such information is provided. This prospectus is not an offer to sell the Certificates in any jurisdiction, or under any circumstances, in which the offer or sale of the Certificates is not permitted. In particular, persons outside of the United States who come into possession of this prospectus and any such free writing prospectus must inform themselves about and observe any restrictions relating to this offering and the distribution of this prospectus outside of the United States.

Through and including            , 2025 (the 25th day after the date of this prospectus), all dealers effecting transactions in the Certificates, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions. The Trust Administrator first intends to use this prospectus on or about            , 2025.

Any Eligible Participant who is deemed to be a statutory underwriter may be required to deliver a prospectus when making transactions in the Certificates. See “Plan of Distribution.”

i

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes statements which relate to future events or future performance. In some cases, you can identify such forward-looking statements by terminology such as “may,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or the negative of these terms, or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events, or developments that may occur in the future, are forward-looking statements and include statements regarding, among others: the purpose and objectives of the Trust and whether or not they are achieved or the market perceives that they are achieved; the potential or perceived advantages and opportunities of the Trust structure and the features of the Certificates; trading prices and valuation of the Certificates; market process, acceptance, trading, and demand for the Certificates and the Trust product; the Trust Administrator’s plans and views with respect to the Trust product, including the premises and analysis on which the Trust structure is based, changes in securities prices and market, economic, and other conditions (including for both the Underlying Shares and the Certificates); the Chia blockchain, including the ability to execute transactions with respect to the Certificates on the Chia blockchain; and other similar matters. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses made by the Trust Administrator on the basis of its perception of historical trends, current conditions, and expected future developments, as well as other factors it believes are appropriate in the circumstances.

Whether or not actual results and developments will conform to the Trust Administrator’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the considerations discussed in this prospectus, general economic, market, and business conditions, changes in laws or regulations, actions by governmental authorities or regulatory bodies, and other world economic and political developments. See “Risk Factors.”

In addition, an investment in the Certificates is subject to the same risks as an investment in the Underlying Shares. These risks are disclosed in the public filings of the Subject Corporation. The accuracy or completeness of the information in the public filings of the Subject Corporation has not been verified by any of the Trust, the Trust Administrator, the Delaware Trustee, or the Custodian, or any of their respective affiliates. See “Risk Factors.”

All forward-looking statements made in this prospectus are qualified by the foregoing cautionary statements, and there can be no assurance that the actual results or developments the Trust Administrator anticipates will be realized or, even if substantially realized, will result in the expected consequences to, or have the expected effects on, the Trust or the Certificates. None of the Trust, the Trust Administrator, the Delaware Trustee, or the Custodian, or any of their respective affiliates is under any duty to update any of the forward-looking statements to conform such statements to actual results or to a change in the Trust Administrator’s expectations or predictions, other than as required by applicable laws.

ii

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in the Certificates. You should read this entire prospectus carefully, including the sections “Statement Regarding Forward-Looking Statements,” “Risk Factors,” and “Conflicts of Interest” before making an investment decision. As used in this prospectus, unless the context otherwise requires, references to “Permuto Capital AAPL Trust I,” the “Trust,” “we,” “us,” “our,” and similar terms refer to Permuto Capital AAPL Trust I.

Overview

Trust Objective

The Trust’s objective is to give investors the capability to precisely choose their desired type of exposure to the Underlying Shares through receipt of dividends or capital assets, or both, in even or uneven amounts, while retaining voting rights which, for most matters, will be apportioned between the two types of Certificates, as applicable. Investors will have the capability to customize their exposure to the Underlying Shares over time. For example, an investor focused on longer-term investment horizons and less on current cash flow may prefer to own 10% Dividend Certificates and 90% Asset Certificates, whereas an investor more focused on current cash flows may prefer to own 60% Dividend Certificates and 40% Asset Certificates. Although the Certificates will not be the exact equivalent of a direct investment in the Underlying Shares, we believe they provide investors with a secure, flexible, and cost-efficient alternative to participate in the market of the Underlying Shares.

The structure of the Trust and the features of the Certificates are designed to address market inefficiencies that have emerged in recent years. These inefficiencies are particularly pronounced in large-cap growth stocks that pay dividends as we believe the increasing amount of investment in these stocks by passive capital (such as exchange traded funds (“ETFs”)) is not driven by the fundamental valuation of individual securities, such as a stock’s dividend yield. Exchange traded products, although generally positive for post-fee returns, also typically alienate investors from the right to vote that they would otherwise have if they were a shareholder of the underlying securities held by the ETF.

Selection of Apple Inc. Common Stock as the Underlying Shares

We selected Apple Inc. (“Apple”) as the Subject Corporation, and its common stock as the Underlying Shares, for one of our initial trusts because of its low dividend yield, history of dividend and operational growth, material passive ownership, and significant dividend and share buyback payout ratios. Apple is a technology company that designs, manufactures and markets smartphones, personal computers, tablets, wearables and accessories, and sells a variety of related services. Apple operates within the technology sector, including the consumer electronics and information technology industries. For further information about Apple, investors may read and copy its Exchange Act reports at the SEC’s website (www.sec.gov), which contains reports and other information regarding issuers that file electronically with the SEC.

As further described in this prospectus, an Eligible Participant can deposit at least the Minimum Amount of shares of common stock of Apple into the Trust and receive in exchange an equal number of each Dividend Certificates and Asset Certificates, both of which will retain voting rights, as applicable. With respect to most matters submitted to a vote of holders of Apple common stock, voting rights will be apportioned, as applicable, between the two types of Certificates as further described in this prospectus.

Growth stocks have traditionally not paid dividends to investors. For example, companies like Meta Platforms, Inc., Alphabet Inc., and Nvidia Corp. began paying dividends in 2024, while Apple announced its current dividend in 2012. Even in the case of Apple, we believe that it has rarely, if ever, traded based primarily on its dividend value. Despite having a dividend from 1985 to 1995, Apple did not have a consistent dividend until the third quarter of 2012, when it began to pay a dividend of $0.0946 per share. Since then, Apple has raised its dividend 13 times, never foregoing a dividend since the reinstatement of their dividend. The average annual growth of the dividend across the 13 periods of growth has been approximately 7.8%. As of May 16, 2013, Apple traded at a 2.5% dividend yield and, for the associated prior twelve-month period, spent approximately $11 billion on dividends and share buybacks while earning approximately $45 billion in cash flow from operations minus capital expenditures. As of December 31, 2024, Apple’s stated quarterly dividend was $0.25 per share and its stock price was $250.42, resulting in an annualized dividend yield of approximately 0.40%. For the associated prior twelve-month period, Apple spent approximately $119 billion on stock buybacks and dividends while earning approximately $98 billion in cash flow from operations minus capital expenditures. During the period from July 24, 2012, to November 14, 2024, Apple’s market capitalization based on basic shares outstanding increased approximately 745.7%, its cash flow from operations minus capital expenditures increased approximately 139.6%, and its capital returned to shareholders, defined as cash returned by dividends added to cash returned by share buybacks, increased approximately 990.6% with a 3,107.3% increase in share buybacks from approximately $3 billion to approximately $100 billion. Despite this large increase in capital returned, Apple’s dividend yield has fallen approximately 82.9% from May 16, 2013, to November 14, 2024. As such, we believe that many investors currently investing in Apple common stock are not doing so with a primary motivation of capturing the dividend being paid by Apple.

We believe that the growth of passive investing is a significant cause for falling dividend yields within the market, and it is our view that investors are not motivated by dividends when investing in growth stocks. According to filings made with respect to Apple under Section 13 and 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as mutual fund filings compiled by S&P Global, approximately 9.4% of Apple common stock was owned by passive investors as of June 2008. By June 2014, according to Section 13 and 16 filings for Apple and mutual fund filings compiled by S&P Global, the percentage of Apple common stock owned by passive investors grew to approximately 19.4%, which further increased to approximately 25.2% by June 2024. According to Capital IQ, the market capitalizations of SPDR S&P 500 ETF Trust (SPY) and Invesco QQQ Trust (QQQ) were approximately $71.9 billion and $16.2 billion, respectively, as of June 30, 2008. By June 30, 2014, according to Capital IQ, these figures had risen to approximately $168.5 billion and $43.8 billion, respectively, and as of December 31, 2024, had grown dramatically to approximately $619.4 billion and $315.5 billion, respectively. More significantly, since June 30, 2014, according to Capital IQ, the market capitalizations of Vanguard’s Total Stock Market ETF (VTI) and S&P 500 ETF (VOO) have increased approximately 447.9% and 714.0%, respectively, with unit growth of approximately 92.4% and 171.1%, respectively. The attractiveness of many passive funds, and the objective of many investors in passive funds, is cost-efficient diversification achieved by investing in a basket of securities held by the fund. As a result, passive fund investors may not be focused on the underlying fundamentals of individual securities held by the fund, and typically give up voting rights for securities held by the fund.

The Trust’s objective is to give all investors the capability to choose their amount of exposure to Apple common stock through either the dividend or the capital assets of the stock, or both, while retaining their voting rights which, for most matters, will be apportioned between the two types of Certificates, as applicable. We also believe it is critical to the Trust’s objective to provide this flexibility without adding unnecessary risk through the use of derivatives, or unnecessary fees caused by structures necessitating hedging, all while seeking to minimize the annual fees paid by investors. These fees may be further reduced for investors who choose to hold digital certificates on the Chia blockchain.

Trust Opportunity

Through the Trust structure and the features of the Certificates, we believe that we can redefine the investing landscape to give investors more options and flexibility in their investment alternatives, including more control over their particular investment goals (dividend income as compared to capital assets) and more power over their investments (by not giving up voting rights), while utilizing a less risk-driven and less fee-intensive structure. Many products today require investors to give up their voting rights, charge daily fees on invested capital, utilize expensive derivatives to generate synthetic outcomes, attempt to generate outsized returns via leverage, and have significant counterparty risk.

The Trust provides investors the novel opportunity to separate their exposure between dividends and capital assets in shares of Apple common stock without giving up the right to vote those Underlying Shares. The Trust does not intend to use derivatives to create artificial exposure, use leverage to achieve the investment goal, make investment decisions for investors, or vote the shares placed into the Trust. Instead, voting rights on the shares deposited in the Trust will be passed through to holders of Certificates, and which, for most matters, will be apportioned, as applicable, on a volume-weighted average price (“VWAP”) basis between Dividend Certificates and Asset Certificates as described in this prospectus.

In particular, we believe the Trust structure unlocks several key benefits for investors:

Separation of Dividend and Capital Asset Exposure

The Dividend Certificates and the Asset Certificates will be issued on a one-for-one basis with the shares deposited into the Trust, and the Underlying Shares will be held in custody at U.S. Bank National Association, as custodian. For each share of Apple common stock deposited into the Trust, as provided in the Trust Agreement, the Trust will issue one Dividend Certificate and one Asset Certificate. The Dividend Certificates and the Asset Certificates are not attached or stapled together as a unit and can be traded separately. Only Eligible Participants will have the right to deposit Underlying Shares into the Trust to create Certificates, but once created and issued, Certificates may be purchased and sold by all investors including those that are not Eligible Participants.

Market Efficiency Supported by the Ability to Redeem Trust Units for Underlying Shares

In designing the Trust structure and features of the Certificates, we also focused on market structure and efficiency. The Dividend Certificates evidence a beneficial interest in the economic rights to receive dividends paid with respect to the Underlying Shares. There are known valuation methodologies to define the underlying value of a stream of expected future cash flows. The Asset Certificates evidence a beneficial interest in all other economic rights of a holder of an Underlying Share, other than the right to receive dividends with respect to an Underlying Share. In order to have full rights to the assets of the Trust (i.e., in order to redeem Certificates for Underlying Shares), a Certificate holder must hold Trust Units, with each Trust Unit comprised of one Dividend Certificate and one Asset Certificate, in a number equal to the number of Underlying Shares that such holder wishes to acquire upon redemption, and must submit a minimum redemption order of at least the Minimum Amount. Accordingly, if a Dividend Certificate can be valued based on its cash flow characteristics, we believe the Asset Certificate should be valued at a minimum of the current Underlying Share price less the market price of the Dividend Certificate. In this respect, we believe arbitrage mechanics driven by the ability to redeem the Trust Units for the Underlying Shares will create a well-functioning market. For instance, if the Asset Certificate traded for below that implied price, we believe it would economically incentivize arbitrage investors to redeem their Trust Units (on a one-for-one basis of both Dividend Certificates and Asset Certificates) for the Underlying Shares and sell the Underlying Shares received.

Potentially Preferential Tax Treatment

In addition to allowing investors to more precisely take the exposures they desire in the Subject Corporation, reducing administrative burden and improving efficiency, we believe the Trust structure and the features of the Certificates create other significant benefits. The structure of the Trust is designed to retain the character of the income received, including the potentially preferential tax treatment associated with any qualified dividends paid out by the Subject Corporation.

We believe that the Dividend Certificate is likely to be valued similar to a growing annuity (adjusted for other features of the Certificate). This is because we expect that investors will determine a required yield for the Certificate just as they would for the risk on debt, which will be a function of both underlying interest rates and the perceived risk of the dividend. We believe that investors also will estimate expected growth in dividends based on assumptions about corporate dividend policy and future corporate cash flows. The required yield could then be adjusted for other features more unique to the Dividend Certificate, including the fact that unlike debt, dividend cash flows are not contractually mandated and there is no credit default process for nonpayment of dividends, as well as the fact that certain corporate actions such as mergers may cause the value of the dividend certificate to drop to zero. It is ultimately up to the market to weigh the probability and impact of these various features in determining required yield. We then believe investors will apply these inputs (current dividend, growth, and required yield) into whatever cash flow discount model they deem appropriate (e.g., multi-horizon annuity, growing perpetuity, etc.), to determine a value for the Dividend Certificate.

Further, for some investors, the ability to buy only Asset Certificates of the Subject Corporation without being forced to accept taxable income in the form of dividends may reduce administrative burden. These Asset Certificates also embed a modest amount of ‘natural’ leverage, potentially allowing holders to realize somewhat larger gains or losses on a percentage basis if the Underlying Shares appreciate or depreciate, than they would if they held the actual Underlying Shares. This is because we believe that the vast majority of price moves in the Underlying Shares will be directly transmitted to the Asset Certificates while the Dividend Certificates will remain more stable in value as their value is more tied to a stream of cash flows. We expect the cost of the Asset Certificate will be less than the cost of the Underlying Share (due to the value of the Dividend Certificate and the Trust’s arbitrage mechanism), and thus an increase in value, measured against a lower cost, creates a higher or lower percentage return depending on a positive or negative movement in the price of the Underlying Shares, respectively. For example, if the price of the Underlying Shares is $100 and the price of the Dividend Certificate is $20, then due to the arbitrage mechanism, we would assume the price of the Asset Certificate is $80. If the price of the Underlying Shares moved to $101 (a 1% change), we would expect the price of the Asset Certificate to increase to $81 (potentially a 1.25% change).

Chia Blockchain Option and Efficiencies

An investor in the Certificates may elect to hold any such Certificate in the form of a “CAT,” or digital asset token issued on the Chia blockchain under an applicable Chia Asset Token standard. Certificates held in digital form and issued as CATs on the Chia blockchain may be traded, transferred, purchased, or sold peer-to-peer on the Chia blockchain but cannot currently be traded on NYSE American. Following the initial issuance of Certificates, holders who acquire Certificates in the form of digital asset tokens on the Chia blockchain through secondary market transactions must register their digital wallets or vaults with the Trust Administrator; otherwise, such holders will be subject to the maximum statutory withholding tax rate on their allocable share of dividend and certain other income, which is currently 30% as of the date of this prospectus. See “— Trading of Certificates” below.

Certificates held as CATs on the Chia blockchain will be divisible by increments of 1,000, or 0.001 Certificate increments. Accordingly, the minimum amount an investor can hold of a Dividend Certificate or an Asset Certificate on the Chia blockchain is 0.001. In addition, the minimum dividend payment that can be made on the Chia blockchain is $0.001; if the quarterly dividend payment on 0.001 of any given Dividend Certificate is less than $0.001, the Trust and the Trust Administrator will not pay that amount to the Dividend Certificate holder nor will such amount be accrued on behalf of the Dividend Certificate holder. Further, the Chia blockchain uses a “Coin model” to represent assets like the Dividend Certificates in CAT form. In the Coin model, each item represented in the Chia blockchain database is its own object called a “coin.” Unless the holder registers their digital wallet or vault with the Trust Administrator or uses their own digital wallet or vault software to combine their coins so that no single coin falls below the $0.001 quarterly dividend payment minimum, the holder could hold coins that, in the aggregate, would be due a dividend payment, but on a per coin basis such holder could have coins that are too small with respect to which to pay a dividend.

The Chia blockchain option helps us to keep fees low, as described below, since the Dividend Fee (as defined below) is lower for Certificates held on the Chia blockchain than for those held in DTC or another form that is not a CAT. Further, Certificates held in digital form on the Chia blockchain will receive distributions or other payments with respect to the Certificates in stablecoins, and not in cash. The Trust currently intends to use only fiat-collateralized stablecoins. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets, and may be pegged to a fiat currency, such as the U.S. dollar and backed by commodities, such as gold or other digital assets. While we will adopt formal policies regarding the selection of fiat-collateralized stablecoins at a later time, the factors that we will use to select fiat-collateralized stablecoins will include (i) ease of access and/or use of a particular stablecoin, (ii) ease of off ramping and/or converting to such stablecoin into fiat currency, (iii) native issuance on the Chia blockchain, (iv) available bridges to and from the Chia blockchain, (v) fee efficiency related to distribution of stablecoins, dividends, or other tokens, (vi) the quality of the legal and regulatory framework the stablecoin is issued under, and (vii) the reputation of the stablecoin provider and its oversight infrastructure, including its auditor. Currently, we are strongly considering wrapped Circle USD (USDC) bridged to and from Coinbase Global’s Base blockchain to the Chia blockchain using an existing bridge such as warp.green (wUSDC.b) for initial distributions until there are superior or equivalent fiat backed stablecoins issued on the Chia blockchain natively. We will inform all Certificate holders who hold their Certificates in digital form of their stablecoin distribution options and of any technical requirements at the time that they register their digital wallets or vaults with the Trust Administrator. We will notify any holders of digital wallets or vaults that are not registered with the Trust Administrator of the upcoming distribution and of any technical requirements at the same time that we inform such unregistered holders of their impending tax withholding. The Trust Administrator will absorb any costs related to the distribution of the stablecoins (i.e., transaction costs).

We chose the Chia blockchain for its bulletin board style, peer-to-peer trading capability using “Offers,” as well as its secure and easy to use custody tools. With Offers technology, parties can trade assets and transact peer-to-peer on the Chia blockchain enabling frictionless and trustless settlement with no need for third parties or escrow. Offers is not an exchange platform. Instead, users of the Chia blockchain can download wallet software that includes Offers technology in order to engage in peer-to-peer trading of assets and execution of transactions. The party that submits an Offer to the Chia blockchain for a transaction is optionally responsible for paying blockchain transaction fees on the Chia blockchain. In most cases, the party that submits the Offer is the one who takes or accepts the Offer, not the party who makes the Offer in the first instance, although the party making the Offer also has the option of including or increasing the Chia blockchain fees available to farmers in the settlement transaction. Consequently, Certificate holders who accept an Offer (e.g., to sell Dividend Certificates for stablecoins) will generally be liable for any Chia blockchain transaction fees, as applicable, which depend on transaction volume and block fill rates on the Chia blockchain. We do not receive fees, commissions, or other payments in the form of digital assets or other consideration, for trades or transactions executed with Offers.

Self-custody of Certificates in digital form and voting will be secured by a Certificate holder’s vaults or keys. A vault is software such as a smart coin (or smart contract) that utilizes blockchain technology to enhance the security of digital asset management through key management, access control, back up keys, rate limits (account security), and timed clawbacks (transaction security). We further chose the Chia blockchain for its capabilities to make inexpensive, bulk payments even in high fee environments, which results in operational and administrative efficiencies.

The Trust has implemented certain risk-mitigation mechanisms to prevent digital Certificates from moving outside the Chia platform or outside peer-to-peer trading on the Chia blockchain. Certificates, whether held in DTC or in digital form on the blockchain, generally can be moved off of that platform, as a holder of Certificates may transfer its Certificates without having to transact on a particular platform or exchange. Similarly, holders of Certificates may, in theory, transfer tokenized securities outside the Chia blockchain using bridges, wrapped assets, or similar technologies. To address potential risks associated with these transfers, the Trust has put in place the following processes, however, there can be no assurance that these processes will be effective:

•        First, to redeem Certificates for Underlying Shares, a holder must satisfy a number of requirements, including: (i) verification of such holder’s status as an “Eligible Participant” (meaning a person who has executed a depositor agreement with the Trust Administrator, and either is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act or has provided certain other documentation to the Trust Administrator as described in the Trust Agreement); (ii) delivery by such Eligible Participant of a number of both Dividend Certificates and Asset Certificates, each equal to the number of Trust Units to be redeemed, in whole amounts, with a minimum redemption order of at least the Minimum Amount and satisfaction of the other conditions set forth in the Trust Agreement; (iii) disclosure of such redeeming holder’s digital wallet or vault to effect any redemption involving a Certificate held in digital form on the Chia blockchain; and (iv) such holder providing documentation to the Trust Administrator with respect to, and satisfying, “know-your-client” processes implemented by the Trust Administrator. Regardless of whether CATs are traded outside the Chia blockchain or outside the United States, the only mechanism to access and redeem the Underlying Shares represented by Certificates is through the redemption order process pursuant to the Trust Agreement and the Depositor Agreement (as defined below).

•        Second, the Trust Administrator retains the authority to cancel and reissue any Certificate held in digital form on the Chia blockchain. While updated Certificates may typically be reissued to the same digital wallet or vault following cancellation, the Trust Administrator has established additional procedures to cancel and reissue Certificates to alternative digital wallet addresses. These procedures may include: (i) proof of ownership or control of the private keys associated with the digital wallet or vault; (ii) submission of a signed power of attorney and declaration; and (iii) posting of a bond in an amount equal to or greater than the monetary value of the Certificates being claimed. The Trust Administrator reserves the right to verify the identity and documentation of any party making such a request to ensure the request is bona fide.

•        Third, many blockchain bridges operate on a custodial basis, which may require registration or licensing with the SEC to lawfully hold or be in custody of the securities on behalf of others on a blockchain other than the Chia blockchain. Any blockchain bridge which (i) retains custody of securities and (ii) is centralized or unilaterally controlled by a person, control group of persons (including a multi signature contract), and/or entity should be required to obtain necessary licenses as an exchange, alternative trading system (ATS), or broker-dealer. In such a scenario, the centralized or controlling person, group, and/or entity is capable of registration with the Commission pursuant to the Exchange Act, Regulation ATS, and other applicable statutes, rules, and regulations. Additionally, many commercially prominent public blockchains utilize monolithic, centralized smart contracts that rely on a limited set of trusted third parties, which may introduce risks of insider custody or unauthorized access. For example, administrative multi-signature keys associated with centralized smart contracts have been intentionally compromised in certain cases to execute court orders or other actions. We believe that such functionality would require registration and/or licensing with the SEC to mitigate insider custody risks. However, we do not believe that commercially available smart contract providers are likely to obtain such licenses, leaving them subject to SEC enforcement actions.

We believe that the above processes and procedures are complemented by the inherent auditability, transparency, and verifiability of all digital assets held and transferred on the Chia blockchain, including the Certificates. While it is theoretically possible for tokenized securities to be traded outside the Chia blockchain or in ways not intended by the Trust Administrator, we believe that the transparency of the Chia blockchain serves as an additional deterrent to such actions.

Non-Dilutive Annual Fees, Non-AUM, and Non-NAV-Based

By holding the Underlying Shares in the Trust structure, both the dividend and capital asset components are less administratively burdensome, and there are lower ongoing fees and trading costs than if the structure were to be recreated through options or derivatives. We believe it is critical to the Trust’s objective to not add unnecessary costs caused by structures necessitating hedging or leverage, and to seek to minimize the annual fees paid by investors. The Trust Administrator will not take an annual fee based on Assets Under Management (“AUM”).

Instead, each time a dividend is paid by Apple on the Underlying Shares held by the Trust and then distributed (to holders of Dividend Certificates), the Trust Administrator will charge a Dividend Fee equal to a specified percentage of that dividend. The specified percentage is 10% for Dividend Certificates held in digital certificate as a CAT, and 20% for Dividend Certificates held with DTC or otherwise not as a CAT. The Trust Administrator will automatically deduct and net the applicable Dividend Fee from the amount of such dividends distributed to holders of Dividend Certificates. Using the current amount of annual dividends paid by Apple as an example ($1.00 per share), the annual Dividend Fee would be $0.10 per share for Dividend Certificates held as a CAT and $0.20 per share for Dividend Certificates held with DTC, which translates to an annual Dividend Fee of approximately 4 or 9 basis points, respectively, relative to the price of Underlying Shares (based on the closing price of $232.47 per share on the Nasdaq Global Market on February 5, 2025) and the estimated value of the Trust Units together. Further, because the Dividend Fee is paid only out of distributions of dividends on the Underlying Shares, the annual Dividend Fee does not reduce the invested capital of the Underlying Shares, or the Certificates themselves as may occur utilizing Net Asset Value (“NAV”), or AUM-based fees. For example, if the Trust utilized an AUM-based fee approach and had 100,000 Underlying Shares at the beginning of the year, the value of the Underlying Shares neither fell nor gained in value, and the expense ratio of the vehicle was 10 basis points, then the Trust would have 99,900 Underlying Shares at the end of the year, while still having 100,000 Asset Certificates and 100,000 Dividend Certificates outstanding. Such annual fee would have broken the 1:1 ratio of Underlying Shares to each of the Dividend Certificates and the Asset Certificates.

Retention of Apportioned Voting Rights

Unlike ETFs or similar products created through derivatives or futures, voting rights on the Underlying Shares deposited in the Trust will be passed through to holders of Certificates, and which, for most matters, will be apportioned, as applicable, on a VWAP-basis between Dividend Certificates and Asset Certificates as described in this prospectus and the Trust Agreement.

We believe that shareholder voting is a core governance right and an essential part of an investment in any stock. When investment risk is taken by one party, and the shareholder vote is held by another party with no investment risk, as exists in the case of ETFs, the vote holder may be motivated by incentives that are not aligned with a shareholder that holds both the investment and the vote. A goal of the Trust is to preserve voting rights for those who have taken the capital and investment risk, passing through the vote on the Underlying Shares to the holders of Certificates, and which, for most matters, will be apportioned on a VWAP-basis between Dividend Certificates and Asset Certificates as described in this prospectus and the Trust Agreement.

Additionally, the combination of voter apathy and concentrations of holdings in ETFs have made it difficult for some publicly traded companies to reach required quorums. We will vote all Underlying Shares in the Trust at the ratio that the Certificate holders actually vote. For example, if there are 1,000 Underlying Shares in the Trust and a total of 700 Certificate votes are received (Asset Certificate votes plus Dividend Certificate votes, and assuming 300 non-votes), with 440 votes (62.9%) for the proposal, 210 votes (30.0%) against the proposal, and 50 votes abstaining, the Trust Administrator will vote 628 Underlying Shares for the proposal, 300 Underlying Shares against the proposal, and 71 Underlying Shares will abstain.

With respect to the voting rights of Certificates, the Trust acknowledges that it will comply with applicable proxy rules under the Exchange Act in providing proxy materials to Certificate holders and in soliciting instructions from Certificate holders as to how the Trust Administrator is to vote the Underlying Shares. This will be the case whether the Certificates are held in digital form on the Chia blockchain, in DTC or otherwise. For Certificates held through DTC or otherwise not as a CAT, holders will receive proxy materials and vote their Certificates through applicable DTC procedures. For Certificates held in digital form as a CAT on the Chia blockchain, Certificate holders may receive proxy materials in other ways, including through “on-chain” notifications, using email communications (if email addresses are available) or other means to notify and inform holders as to where they can access applicable proxy materials and provide voting instructions. Other means to notify and inform CAT holders when email addresses are not available may include, but are not limited to (i) posting on the Trust Administrator’s website or application, (ii) notification or posting to each Certificate holder’s account, where applicable, (iii) posts on the Trust Administrator’s X (formerly known as Twitter) or other social media accounts, and (iv) broadcasts on X Spaces (formerly known as Twitter Spaces) on the Trust Administrator’s X (formerly known as Twitter) account.

The Trust Administrator will host a website which will serve as a portal for holders to register their digital wallets and vaults. Holders who complete a “know-your-client” onboarding process with the Trust Administrator (unless a holder is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act) will be deemed to have a “full account,” which enables certain functions or ability to transact with the Trust, including the ability to deposit Underlying Shares, redeem Certificates for Underlying Shares, or pass Certificates across being held in DTC (physical form) and held as a CAT on the Chia blockchain (digital form). Alternatively, holders of Certificates may authenticate their ownership on the Trust’s website using a private key associated with their digital wallet or vault, enabling them to vote the Certificates corresponding to their ownership without the need to create a full account on the Trust Administrator’s website.

The Trust Administrator’s website address or application, as well as the references to the other potential channels of notification, are only provided here as a convenience to you, and the information contained on or connected to or accessible from the Trust Administrator’s website or any of those other channels of notification is not considered part of this prospectus. You should rely only on the information included in this prospectus in making a decision as to whether or not to invest in the Certificates.

Trading of Certificates

Certificates will be issued from time to time, upon the deposit by an Eligible Participant of Underlying Shares in the Trust, as described in this prospectus, and the issuance of the Certificates is being registered under the Securities Act pursuant to the registration statement of which this prospectus forms a part. All trades and transfers of Certificates, whether held in book-entry form through DTC or in digital form on the Chia blockchain, therefore will constitute trades and transfers of securities that have been registered under the Securities Act, and not trades and transfers of restricted securities. As with trades and transfers in any securities, purchasers, sellers, and holders of Certificates will be responsible for complying with securities laws applicable to their trades and transfers, including the filing of any required reports under Section 13 or 16 of the Exchange Act, in connection with the acquisition, disposition, transfer, or holding of a controlling or substantial interest in the Certificates.

The Trust Administrator will maintain books and records related to the total number of outstanding Certificates held in digital form on the Chia blockchain. The Transfer Agent (as defined below) will maintain books and records related to the total number of Certificates that are outstanding, whether held through DTC or held in digital form on the Chia blockchain.

The Transfer Agent’s books and records with respect to Certificates held in digital form on the Chia blockchain are based on the Trust Administrator’s books and records because, on the Transfer Agent’s books and records, ownership of all Certificates held in digital form on the Chia blockchain are reflected in an omnibus account in the name of the Trust Administrator. On the books of the Transfer Agent: (i) Certificates held with DTC or otherwise not as a CAT will be registered in the name of Cede & Co., as nominee for DTC; and (ii) Certificates held in digital form on the Chia blockchain will be registered in the name of the Trust Administrator, and the Trust Administrator will have a separate set of books and records containing the information on the underlying holders of such Certificates held in digital form.

The Trust Administrator is ultimately responsible for ensuring that there are no discrepancies between the Chia blockchain and the Trust Administrator’s and the Transfer Agent’s records with respect to Certificates held in digital form on the Chia blockchain. The Transfer Agent is a service provider of the Trust and receives written instructions from the Trust Administrator, including updating its records relating to the omnibus account in the name of the Trust Administrator that reflects the number of Certificates held in digital form on the Chia blockchain. Any discrepancy between the Trust Administrator’s books and records — both its internal books and records and as reflected on the Chia blockchain — and the Transfer Agent’s books and records can be corrected by the Trust Administrator providing the appropriate instructions to the Transfer Agent or updating its own books.

In addition, the Trust Administrator retains the authority to cancel and reissue any Certificate held in digital form on the Chia blockchain, which allows the Trust Administrator to address any issues related to loss during transfer or any discrepancies or irregularities between the Chia blockchain and the Trust Administrator’s (and the Transfer Agent’s) books and records. The Trust Administrator intends to rely on the Chia blockchain generally as the record of ownership of Certificates held in digital form. Therefore, the Trust Administrator would determine whether the cancellation or reissuance of Certificates held in digital form on the Chia blockchain is the appropriate remedy for a discrepancy or irregularity between its records and books and the Chia blockchain, and would report any such cancellation or reissuance to the Transfer Agent so that the Transfer Agent could then update the number of Certificates in the Trust Administrator’s omnibus account or the Transfer Agent’s books and records. Such cancellation and/or reissuance, upon passage of a short amount of time (a period of up to three (3) minutes) as required to reach sufficient finality, will cause the Chia blockchain to reflect an updated record of ownership related to any canceled and/or reissued Certificates held in digital form. The Trust Administrator, therefore, retains the ability to ensure that the books and records maintained across all three sets of books and records — the Transfer Agent’s, the Trust Administrator’s, and the Chia blockchain — are consistent and free from discrepancies, including loss during transfers.

However, the Trust Administrator will not have the ability to monitor or verify the completeness or accuracy of transactions occurring on the Chia blockchain, including the identification of all digital wallets or vaults held, used, or controlled by any individual or entity. As a result, the Trust Administrator cannot provide a comprehensive view of any person’s holdings of Certificates over time or detect potential issues arising from specific trades or transactions on the Chia blockchain unless that person has registered all of their digital wallets or vaults with the Trust Administrator.

The Trust Administrator will, however, monitor transfers of Certificates and perform daily reconciliations of all accounts with the Transfer Agent. In the event the Trust Administrator identifies any activity that may constitute inappropriate or non-compliant behavior, it will promptly notify the SEC or refer the matter to the appropriate regulatory authority. Moreover, peer-to-peer transactions on the Chia blockchain is publicly accessible and can be monitored by third-parties, including the SEC, through blockchain explorer tools such as spacescan.io.

Following the initial issuance of Certificates, holders who acquire Certificates in the form of digital asset tokens on the Chia blockchain through secondary market transactions must register their digital wallets or vaults with the Trust Administrator; otherwise, such holders will be subject to the maximum statutory withholding tax rate on their allocable share of dividend and certain other income, which is currently 30% as of the date of this prospectus. As described above, the Trust Administrator will establish and maintain an omnibus account with the Transfer Agent whereby: (i) Certificates held with DTC or otherwise not as a CAT will be registered in the name of Cede & Co., as nominee for DTC; and (ii) Certificates held in digital form on the Chia blockchain will be registered in the name of the Trust Administrator in such account. As a result, unlike transfers of Certificates held with DTC or otherwise not as a CAT, transfers of Certificates held in digital form on the Chia blockchain will not be reflected in the records maintained by the Transfer Agent. Instead, the Trust Administrator will maintain books and records related to depositors of Underlying Shares and parties utilizing the Chia blockchain, including the creation of accounts and digital wallets. Certificates held in digital form and issued as CATs on the Chia blockchain may be traded, transferred, purchased, or sold peer-to-peer. While the Trust Administrator will have the capability to identify which digital wallet or vault owns or controls a specific Certificate, it will not track the ownership of individual digital wallets or vaults unless and until the owner of such digital wallet or vault registers an account and completes a “know-your-client” onboarding process with the Trust Administrator (unless a holder is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act). If the owners of a digital wallet or vault does not register an account and complete a “know-your-client” onboarding process with the Trust Administrator, the Trust Administrator’s records will not be updated to reflect ownership at the individual wallet or vault level and the holder of Certificates may not receive certain benefits of ownership, including that such holders will be subject to the maximum statutory withholding rate on their allocable share of dividend and other income and that such holders will not have the ability to redeem Certificates for Underlying Shares. However, the Transfer Agent’s records will continue to reflect Certificate ownership held as CATs in the name of the Trust Administrator.

Trust Structure, the Trust Administrator, the Delaware Trustee, the Custodian and the Transfer Agent

The Trust was formed as a Delaware statutory trust on February 4, 2025. The Trust is governed by the provisions of the Trust Agreement. The purpose of the Trust is to hold the Underlying Shares deposited with the Custodian in exchange for Certificates issued by the Trust. The Trust intends to issue Certificates on a continuous basis as they are created. The Trust is a passive investment vehicle formed solely to hold the Underlying Shares, and neither the Trust nor the Trust Administrator will actively manage the Trust’s holdings of the Underlying Shares. The Trust will not invest in other assets, as a single stock statutory voting trust, or seek to generate investment returns, and the Trust will not use leverage, options, derivatives, or any similar arrangements to seek to generate returns.

The Trust Administrator is Permuto Capital LLC, the Delaware Trustee is CSC Delaware Trust Company, the Custodian is U.S. Bank National Association, and the Transfer Agent is Broadridge Corporate Issuer Solutions, LLC.

The Trust’s business is conducted by the Trust Administrator in accordance with the Trust Agreement. The Delaware Trustee is a trustee of the Trust for the sole and limited purpose of fulfilling the requirements under the Delaware Statutory Trust Act (“DSTA”) and for taking such actions required to be taken by a trustee under the DSTA. The Custodian is responsible for safekeeping the Underlying Shares on behalf of the Trust. The Custodian is appointed by the Trust Administrator.

The Trust Administrator requires holders of Certificates held in digital form and issued as CATs on the Chia blockchain to register their digital wallets or vaults and complete a “know-your-client” onboarding process (unless a holder is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act) in order to receive certain benefits of ownership, including that such holders will otherwise be subject to the maximum statutory withholding rate on their allocable share of dividend and other income and that such holders will otherwise not have the ability to redeem Certificates for Underlying Shares.

Additionally, the Trust and/or the Trust Administrator may, in their sole discretion, request certain information, or the Trust and/or the Trust Administrator may be required to obtain certain information to comply with the Bank Secrecy Act, as amended, Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended, and any other such anti-money laundering laws or regulations in effect from time to time, as applicable to the Trust or the Trust Administrator (“Applicable AML Law”), from Eligible Participants, registered owners, and/or beneficial owners, with respect to deposits of Underlying Shares, transfers of Certificates, redemptions of Trust Units or other actions under the Trust Agreement. Eligible Participants, registered owners, and beneficial owners shall provide such information upon the Trust Administrator’s request.

Pursuant to Applicable AML Law, the Trust Administrator may be required to obtain on or before accepting a deposit of Underlying Shares and from time to time thereafter, documentation to verify and record information that identifies each Eligible Participant and depositor at the Trust or the Trust Administrator. For a non-individual person such as a business entity, a charity, a trust, or other legal entity, the Trust Administrator may ask for documentation to verify the entity’s formation and existence, its financial statements, licenses, tax identification documents, identification and authorization documents from individuals claiming authority to represent the entity, and other relevant documentation and information (including beneficial owners of such entities). Failure to provide such information may result in an inability of the Trust Administrator to perform its obligations under the Trust Agreement, which, at the sole option of the Trust Administrator, may result in the Trust Administrator’s resignation in accordance with the terms of the Trust Agreement. In addition to the Trust Administrator’s obligations under Applicable AML Law, the Corporate Transparency Act, as amended, may require the Trust or the Trust Administrator to file reports with the U.S. Department of the Treasury Financial Crimes Enforcement Network (“FinCEN”) after the date of the Trust Agreement.

The Trust Administrator has relationships that may give rise to conflicts of interest, or the appearance of conflicts of interest. You should be aware of, and by creating or purchasing Certificates, will be deemed to have consented to, these conflicts of interest. In particular, certain directors and executive officers of the Trust Administrator also serve as directors or executive officers and/or are shareholders of Chia Network Inc. (“Chia Network”), the company that initially developed the Chia blockchain. As further described in this prospectus, Chia Network will benefit from its arrangement with the Trust and investors who choose to hold their Certificates on the Chia blockchain. Certain directors and executive officers of the Trust Administrator also serve as directors or executive officers of CAVU Securities, LLC, an institutional broker-dealer (“CAVU Securities”). The Trust Administrator, these firms and their respective affiliates may hold, or participate in transactions involving, the Certificates, the Underlying Shares, and/or other securities and/or instruments, including stablecoins, either for their own account or for the account of others. In addition, the Trust Administrator, the Delaware Trustee, and/or their respective affiliates currently engage in, and may in the future engage in, the promotion, management, or investment management of other accounts, funds, or trusts, or may face other potential conflicts of interest. Although the Trust Administrator and the Delaware Trustee intend to devote as much time to the Trust as is deemed appropriate to perform their duties, the Trust Administrator and the Delaware Trustee may allocate their time and services among the Trust and such other accounts, funds, or trusts. In addition, the Trust Administrator may amend the Trust Agreement, including to increase the Trust Administrator’s Fees (as defined below), without Certificate holders’ consent. See “Conflicts of Interest.”

CAVU Securities does not currently intend to be an Eligible Participant. In the event that CAVU Securities did determine to be an Eligible Participant, it would be required to comply with the same procedures and requirements applicable to any other Eligible Participant, including executing a depositor agreement with the Trust Administrator, providing appropriate documentation, and depositing a minimum of $25,000 of Underlying Shares. In such case, CAVU Securities would be treated the same as any other Eligible Participant for any orders placed by it or on behalf of its clients.

The Trust has engaged Broadridge Corporate Issuer Solutions, LLC (the “Transfer Agent”) to act as its Certificate registrar and transfer agent. Its address and telephone number are 51 Mercedes Way, Edgewood, NY 11717, (631) 254-1880. The Trust Administrator will establish and maintain an omnibus account with the Transfer Agent whereby: (i) Certificates held with DTC or otherwise not as a CAT will be registered in the name of Cede & Co., as nominee for DTC, and (ii) Certificates held in digital form on the Chia blockchain will be registered in the name of the Trust Administrator in such account. As a result, unlike transfers of Certificates held with DTC or otherwise not as a CAT, transfers of Certificates held in digital form on the Chia blockchain will not be reflected in the records maintained by the Transfer Agent. Instead, the Trust Administrator will maintain books and records related to depositors of Underlying Shares and parties utilizing the Chia blockchain, including the creation of accounts and digital wallets. Certificates held in digital form and issued as CATs on the Chia blockchain may be traded, transferred, purchased, or sold peer-to-peer on the Chia blockchain but cannot currently be traded on NYSE American.

The role and responsibilities of each of the Trust Administrator, the Delaware Trustee, the Custodian, and the Transfer Agent are further described in “The Trust Administrator,” “The Delaware Trustee,” “The Custodian,” and “The Transfer Agent.”

Summary Risk Factors

Risk Factors Related to the Trust and the Certificates

•        The Trust’s assets will consist solely of the Underlying Shares and amounts received as distributions related to the Underlying Shares, pending distribution to Certificate holders, and any distributions or other payments related to the Certificates will be made solely from the Trust’s receipt of distributions or other payments related to the Underlying Shares.

•        The Certificates are new types of securities and have no trading history.

•        An investment in the Trust is likely to be more volatile than an investment in a more broadly diversified portfolio or the Underlying Shares.

•        The value of the Certificates relates directly to the value and performance of the Underlying Shares and the Subject Corporation and would be adversely affected by events that negatively affect the value or performance of the Underlying Shares or the Subject Corporation.

•        Holders of Certificates have no direct rights in, including no rights to trade, the Underlying Shares held by the Trust.

•        The Dividend Certificates represent only the right to receive dividends on the Underlying Shares, in the event dividends are paid by the Subject Corporation on the Underlying Shares.

•        The Asset Certificates have no right to receive dividends that may be paid on the Underlying Shares and represent only the underlying value component, excluding dividends.

•        Trading of the Certificates on NYSE American, or other applicable exchange, may be halted if trading in the Underlying Shares is halted.

•        The Certificates may fail to meet the continued listing standards of NYSE American, or other applicable exchange, including if enough Certificates are held in digital form such that the continued listing standards are no longer satisfied by Certificates trading on NYSE American.

•        As the Trust and the Certificates are a new kind of structure and product, there is no track record for this type of product in the market, and the Trust Administrator and its management do not have experience as administrator of this type of investment product.

•        Except for the use, without further investigation or review, of publicly available information with respect to the Subject Corporation for the sole purpose of providing the information about the Subject Corporation set forth under “Prospectus Summary — Overview — Selection of Apple Inc. Common Stock as the Underlying Shares” and “Business of the Trust — Overview — Selection of Apple Common Stock as the Underlying Shares,” none of the Trust, the Trust Administrator, the Delaware Trustee, or the Custodian, or any of their respective affiliates has performed any investigation or review of the Subject Corporation, its SEC filings, its press releases, its other public disclosures, or the Underlying Shares.

•        Although holders of the Certificates will have the right to instruct the Trust Administrator to vote the Trust’s Underlying Shares on most matters on which the Underlying Shares have the right to vote, the votes attributable to the Underlying Shares will be apportioned between the Dividend Certificates and the Asset Certificates based on their relative values at the time.

•        On certain matters, the vote is passed through to Certificate holders only on a Trust Unit basis, meaning that a holder must hold both a Dividend Certificate and an Asset Certificate in order to instruct the Trust Administrator with respect to the Underlying Shares.

•        Corporate actions with respect to the Underlying Shares will have varying effects on the Certificates, depending on the action, which effects may not be exactly the same as if the holder of the Certificates had held an Underlying Share.

•        Holders of Asset Certificates and Dividend Certificates, respectively, may have actual or potential conflicts of interest.

•        Differences in procedures and protocols in how Certificates can be held on the Chia blockchain as compared to DTC procedures and requirements may create different treatment of fractional Certificates, as well as difficulties and transaction costs for holders, including in seeking to transfer fractional Certificates between the Chia blockchain and DTC.

Risk Factors Related to Taxation

•        Investors may be subject to U.S. federal income tax on their share of our taxable income, regardless of whether they receive any cash dividends from us.

•        Tax gain or loss on a sale or other disposition of Certificates could be more or less than expected.

•        If we were treated as a corporation for U.S. federal income tax purposes, the value of Certificates could be adversely affected.

Risk Factors Related to the Chia Blockchain

•        If an investor chooses to have its Certificates issued in digital form on the Chia blockchain, those Certificates will be subject to additional risks not applicable to Certificates that trade on NYSE American or another stock exchange.

•        The Trust and the Trust Administrator do not control the Chia blockchain or the actions of users on the Chia blockchain.

•        Perceived or actual cyberattacks and other security risks relating to the Chia blockchain could adversely affect Certificates and transactions on the Chia blockchain.

•        Real or perceived errors, bugs, or failures in the Chia blockchain could adversely affect Certificates and transactions on the Chia blockchain.

•        A temporary or permanent blockchain “fork” could adversely affect Certificates and transactions on the Chia blockchain.

•        The functionality of the Chia blockchain relies on the internet and the availability and integrity of information technology systems. A significant disruption of internet connectivity or functionality, or a disruption to information technology systems, could adversely affect Certificates and the ability to effect transactions on the Chia blockchain.

Risk Factors Related to Conflicts of Interest of the Trust Administrator

•        The Trust Administrator has existing relationships that may give rise to conflicts of interest, or the appearance of conflicts of interest.

•        Other conflicts of interest, potential conflicts of interest, or the appearance of conflicts of interest may arise among the Trust Administrator or its affiliates and the Trust. The Trust Administrator and its affiliates have no fiduciary duties to the Trust and its Certificate holders, which may permit them to favor their own interests to the detriment of the Trust and its Certificate holders.

•        Certificate holders cannot be assured of the Trust Administrator’s continued services, the discontinuance of which may be detrimental to the Trust.

Emerging Growth Company Status

The Trust is an “emerging growth company,” as defined in the JOBS Act. For as long as the Trust is an emerging growth company, the Trust may take advantage of certain exemptions from reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in the Trust’s periodic reports and audited financial statements in this prospectus, exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on “golden parachute” compensation and exemption from any rules requiring mandatory audit firm rotation and auditor discussion and analysis, and, unless otherwise determined by the SEC, any new audit rules adopted by the Public Company Accounting Oversight Board.

Under the JOBS Act, the Trust will remain an emerging growth company until the earliest of:

•        the last day of the fiscal year during which the Trust has total annual gross revenues of $1.235 billion or more;

•        the last day of the fiscal year following the fifth anniversary of the completion of this offering;

•        the date on which the Trust has, during the previous three-year period, issued more than $1 billion in non-convertible debt; or

•        the date on which the Trust is deemed to be a “large accelerated filer” (i.e., an issuer that (1) has more than $700 million in outstanding equity held by non-affiliates and (2) has been subject to the reporting requirements of the Exchange Act for at least 12 calendar months and has filed at least one annual report on Form 10-K).

The JOBS Act also provides that an emerging growth company can utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. The Trust is choosing to opt out of this extended transition period and, as a result, the Trust will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for companies that are not “emerging growth companies.” Section 107 of the JOBS Act provides that the Trust’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Principal Offices

The Trust Administrator’s office is located at 611 Gateway Boulevard, Suite 120, South San Francisco, CA 94080 and its telephone number is (628) 222-5925. The Trust’s office is located at 611 Gateway Boulevard, Suite 120, South San Francisco, CA 94080 and its telephone number is (628) 222-5925. The Delaware Trustee’s office is located at 251 Little Falls Drive, Wilmington, Delaware 19808. The Custodian’s office is located at 5065 Wooster Rd, Cincinnati, Ohio 45226. The Transfer Agent’s office is located at 51 Mercedes Way, Edgewood, NY 11717.

Channels for Disclosure of Information

Information about the Trust or the Certificates can also be obtained from the Trust Administrator’s website at www.permuto.capital. We expect that the Trust Administrator also may provide information about the Trust and/or the Certificates through various other channels of disclosure, such as press releases, public conference calls, webcasts, and posts on the Trust Administrator’s X (formerly known as Twitter) and Chia Network’s Discord (particularly the #permuto-capital channel), as well as announcements the Trust Administrator makes on X Spaces (formerly known as Twitter Spaces), Discord, YouTube, and Zoom webinars in which the Trust Administrator participates. The Trust Administrator’s disclosure of information on the foregoing channels does not limit its obligations to make required disclosures as prescribed by U.S. federal securities laws, including in SEC filings. Any updates to the list of disclosure channels through which the Trust Administrator may announce information will be posted on the investor relations page of its website.

The Trust Administrator’s website address, as well as the references to the other potential channels of information disclosure, are only provided here as a convenience to you, and the information contained on or connected to or accessible from the Trust Administrator’s website or any of those other channels of disclosure is not considered part of this prospectus. You should rely only on the information included in this prospectus in making a decision as to whether or not to invest in the Certificates.

THE OFFERING

Trust/Issuer:	Permuto Capital AAPL Trust I
Securities Offered:	Dividend Certificates and Asset Certificates. The Dividend Certificates and the Asset Certificates are not attached or stapled together as a unit and will trade separately.
Dividend Certificates:

Each Dividend Certificate evidences a beneficial interest in the economic rights of a holder of an Underlying Share solely with respect to the receipt of dividends with respect to such Underlying Share.

Asset Certificates:

Each Asset Certificate evidences a beneficial interest in all other economic rights of a holder of an Underlying Share (i.e., other than the right to receive dividends with respect to an Underlying Share), including with respect to increases and decreases in the market price of such Underlying Share.

In order to have full rights to the assets of the Trust (i.e., in order to redeem Certificates for Underlying Shares), a Certificate holder must hold Trust Units, with each Trust Unit comprised of one Dividend Certificate and one Asset Certificate, in a number equal to the number of Underlying Shares that such holder wishes to acquire upon redemption, and must submit a minimum redemption order of at least the Minimum Amount.

Trust Assets/Underlying Shares:

The assets of the Trust consist solely of shares of common stock, $0.00001 par value per share, of Apple Inc., a California corporation. For every one Underlying Share deposited into the Trust, as described in this prospectus, the Trust will issue one Dividend Certificate and one Asset Certificate.

The Certificates are not interests in or obligations of any of the Subject Corporation, the Trust, the Trust Administrator, the Delaware Trustee, or the Custodian, or any of their respective affiliates. The Certificates are not insured or guaranteed by the Subject Corporation, the Trust, the Trust Administrator, the Delaware Trustee, or the Custodian, or any of their respective affiliates or any other entity.

Except for the use, without further investigation or review, of publicly available information with respect to the Subject Corporation for the sole purpose of providing the information about the Subject Corporation set forth under “Prospectus Summary  —  Overview — Selection of Apple Inc. Common Stock as the Underlying Shares” and “Business of the Trust — Overview — Selection of Apple Common Stock as the Underlying Shares,” none of the Trust, the Trust Administrator, the Delaware Trustee, or the Custodian, or any of their respective affiliates has performed any investigation or review of the Subject Corporation, its SEC filings, its press releases, its other public disclosure, or the Underlying Shares. Investors and market participants should not conclude that the selection of the Underlying Shares to be the asset of the Trust is any form of investment recommendation by the Trust, the Trust Administrator, the Delaware Trustee, or the Custodian, or any of their respective affiliates, or any form of investment recommendation or endorsement by the Subject Corporation. The Certificates are being issued by the Trust, independent of any involvement by the Subject Corporation, and the Subject Corporation has no role in, or connection with, the Trust.

Use of Proceeds

The Trust will not receive any cash proceeds from the issuance of Certificates. The Certificates will be created and issued only upon the delivery, from time to time, by Eligible Participants of Underlying Shares to the Trust for deposit and satisfaction of the other conditions set forth in the Trust Agreement. Such Underlying Shares will be held by the Custodian on behalf of the Trust until such time as they are redeemed by an Eligible Participant or the Trust is terminated and the Underlying Shares distributed to holders of Certificates in accordance with the Trust Agreement.

Proposed Symbols:	Dividend Certificates: Asset Certificates:
CUSIPs:	Dividend Certificates: Asset Certificates:
CAT IDs:	Dividend Certificates: Asset Certificates:
Forms of Certificates:

An investor can request the Certificates be evidenced either by a global certificate held through DTC or by a CAT issued on the Chia blockchain under an applicable Chia Asset Token standard. Certificate holders may choose the form of the Certificates and will also have the ability to switch between the forms without the Trust Administrator charging any fees, except for a nominal transaction fee of $50 to cover the deposit/withdrawal at Custodian (“DWAC”) costs when moving CATs held on the Chia blockchain to global certificates held through DTC.

Purchase:

You may acquire Certificates in two ways:

•   Deposit Underlying Shares:    If you are an Eligible Participant, you may acquire Certificates by delivering Underlying Shares to the Trust for deposit, with a minimum purchase order of at least the Minimum Amount, and satisfying the other conditions set forth in the Trust Agreement, including entering into a depositor agreement and paying applicable fees to the Trust Administrator. For each Underlying Share that an Eligible Participant so delivers to the Trust in accordance with the Trust Agreement, the Trust will create and issue to such Eligible Participant one Dividend Certificate and one Asset Certificate.

An “Eligible Participant” is a person who, at the applicable time of determination, has executed a depositor agreement with the Trust Administrator, and either is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act or has provided certain other documentation to the Trust Administrator as described in the Trust Agreement.

•   Secondary Market Purchase:    Once created and issued, Eligible Participants may sell their Certificates into the secondary market, where those Certificates may be purchased and sold by other persons, whether or not they are Eligible Participants.

Redemptions:

Only Eligible Participants may request redemptions of Certificates. An Eligible Participant may request that the Trust redeem its Trust Units for Underlying Shares upon the delivery by such Eligible Participant of a number of both Dividend Certificates and Asset Certificates, each equal to the number of Trust Units to be redeemed, in whole amounts, with a minimum redemption order of at least the Minimum Amount, and satisfaction of the other conditions set forth in the Trust Agreement, including being party to a depositor agreement and payment by such Eligible Participant of applicable fees to the Trust Administrator.

Trust Administrator’s Fees

The Trust Administrator’s fees will consist of:    (i) the Deposit Fee; (ii) the Dividend Fee, and (iii) the Redemption Fee (in each case, as defined below, and collectively, the “Trust Administrator’s Fees”).

Deposit Fee:    A fee equal to 0.50% of the total dollar value (determined as of the date of the purchaser order for the Certificates) of Underlying Shares deposited into the Trust, paid by the Eligible Participant making the deposit (the “Deposit Fee”).

Dividend Fee:    To compensate the Trust Administrator for providing ongoing services, each time a dividend is paid by Apple on the Underlying Shares held by the Trust and then distributed (to holders of Dividend Certificates), the Trust Administrator will charge a Dividend Fee equal to a specified percentage of that dividend. The specified percentage is:

•   10%, for Dividend Certificates held in digital certificate as a CAT; and

•   20%, for Dividend Certificates held with DTC or otherwise not as a CAT (the “Dividend Fee”).

The Trust Administrator will automatically deduct and net the applicable Dividend Fee from the amount of such dividends distributed to holders of Dividend Certificates.

Redemption Fee:    A fee equal to 1.00% of the total dollar value (determined as of the date of the redemption order for such Trust Units) of Trust Units redeemed, paid by the Eligible Participant making the redemption (the “Redemption Fee”). Additional fees may apply when receiving distributions related to certain corporate actions at the Subject Corporation, such as spin-offs, tender offers, mergers and acquisition, or the dissolution of the Trust. For further details, see “Description of the Certificates and the Trust Agreement — Consequences of Corporate Actions for Underlying Shares.”

Other Fees and Expenses:

You will be responsible for paying any fees, discounts, commissions, or selling expenses (including brokerage fees and certain transaction fees on the Chia blockchain) that may be charged for any purchase or sale of Certificates in the secondary market, any deposit or withdrawal of Underlying Shares, or any issuance, purchase, or redemption of Certificates and any transfer of Underlying Shares to or from the Trust. In addition, if any tax or other governmental charge or stock transfer or registration fee becomes payable by the Trust or the Trust Administrator with respect to any deposit, transfer, purchase, or redemption of Certificates or Underlying Shares, as applicable, such tax, charge, or fee shall be payable by the Certificate holder or the Eligible Participant, as applicable, to the Trust Administrator.

Trust Expenses:

The Trust’s only ordinary recurring expense is expected to be the Dividend Fee. The Trust Administrator is obligated to pay any marketing-related costs and expenses and the following administrative expenses of the Trust: the fees of the Delaware Trustee and any other Trust services provider; the Custodian’s fee; exchange fees; SEC registration fees; printing and mailing costs; tax reporting costs; audit fees; Chia blockchain or other blockchain protocol fees that are attributable to the initial spend or transaction that effects the distribution of a dividend in stablecoins on the Chia blockchain (the “Base Payment of a Dividend”); Chia blockchain or other blockchain protocol fees that are attributable to the mint, issuance, and airdrop of a Certificate in digital form and dividend in the form of a digital certificate or share on the Chia blockchain (the “Base Payment of an Initial Issuance”); and legal expenses.

The Trust will pay any expenses that are incurred by the Trust and that are not required by the Trust Agreement to be reimbursed by the Trust Administrator. These could include, for example: taxes and governmental charges, expenses, and costs of any extraordinary services performed by the Trust Administrator on behalf of the Trust to protect the Trust or the interests of any registered owners or beneficial owners of Certificates, any indemnification of the Trust Administrator, the Delaware Trustee, the Custodian, or other agents, service providers, or counterparties of the Trust, and legal fees, and expenses, including any attorney’s fees, legal fees, and expenses incurred in connection with litigation, regulatory, enforcement, or investigation matters. There is not a cap on the Trust Administrator’s expenses. In the event that either (i) the Trust Administrator’s fees do not cover the Trust expenses required to be reimbursed by the Trust Administrator or (ii) the Trust is required to pay extraordinary expenses that are not reimbursed by the Trust Administrator, the Trust Administrator may, in its sole discretion, sell or liquidate the assets of the Trust (i.e., Underlying Shares) in order to permit payment of expenses, as set forth in the Trust Agreement (subject to the ability for the Trust Administrator to cancel Asset Certificates and Dividend Certificates, as applicable, held in the account of the Trust Administrator and corresponding to such Underlying Shares sold in order to maintain the 1:1 ratio to each of the Dividend Certificates and the Asset Certificates, as applicable).

Tax Considerations

Skadden, Arps, Slate, Meagher & Flom LLP has acted as our counsel in connection with this offering. Prior to the first issuance of Certificates, Skadden, Arps, Slate, Meagher & Flom LLP will deliver to us an opinion that, under current law, the Trust should be treated, for U.S. federal income tax purposes, as a partnership and not as an association or a publicly traded partnership taxable as a corporation. Accordingly, holders of Certificates should be required to report and pay tax currently on their allocable share of our income for U.S. federal income tax purposes, regardless of whether any cash or other distributions are paid to them. See “United States Federal Income Tax Considerations — Taxation of the Trust.”

Voting Rights:

For Trust Actions:    Holders of Certificates do not have any voting rights with respect to actions to be taken by the Trust, have no right to participate in the management or control of the Trust, and have no voice in the Trust’s activities.

For Underlying Shares:    Holders of Certificates will have the right to instruct the Trust Administrator to vote the Trust’s Underlying Shares, with respect to most matters on which the Underlying Shares have the right to vote, by delivering their vote to the Trust Administrator, who will then aggregate the votes received from the Certificates, and vote the Underlying Shares in that same proportion. Certificates that do not deliver a vote will have no effect on how the Underlying Shares are voted.

However, each Certificate does not receive the full vote of an Underlying Share; rather the vote is apportioned between the Dividend Certificates and the Asset Certificates based on the relative values of those Certificates (based on a trailing 90-day VWAP, as described in this prospectus), such that the vote proportion of a Dividend Certificate and the vote proportion of an Asset Certificate, in total, equal one vote. If a holder desires to have the full vote with respect to one single Underlying Share, the holder would need to hold both one Dividend Certificate and one Asset Certificate.

In addition, on certain matters (such as tender or exchange offers and merger and acquisition transactions), the vote (or election or participation right, as applicable) is passed through to Certificate holders only on a Trust Unit basis, meaning that a holder must hold both a Dividend Certificate and an Asset Certificate in order to instruct the Trust Administrator with respect to the Underlying Shares. In that case, the Trust Administrator will vote (or make an election for or tender, as applicable) the Underlying Shares on an individual basis, such that the vote (or election or participation right, as applicable) of each Trust Unit is effectively passed through to its corresponding Underlying Share.

See “Description of the Certificates and the Trust Agreement — Voting Rights.”

Suspension of Issuance, Transfers, and Redemptions:

The Trust Administrator may, in its sole discretion, suspend, refuse, or reject the acceptance of purchase orders or redemption orders, or the delivery, surrender, or registration of transfers of Certificates or Underlying Shares generally, or may refuse a particular purchase order, redemption order or delivery, surrender or registration of Certificates or Underlying Shares during any period in which:

•   the transfer books of the Trust Administrator are closed;

•   the NYSE American (or other applicable exchange) is closed (other than scheduled holiday or weekend closings) or regular trading on NYSE American (or such other applicable exchange) is suspended or restricted;

•   trading in the Underlying Shares or the Certificates is halted, suspended or otherwise restricted;

•   the Chia blockchain or DTC, as applicable, is not functioning or not functioning as intended; or

•   the Trust Administrator determines that delivery of the Certificates or Underlying Shares is not reasonably practicable or such action is otherwise advisable for any reason.

The Trust Administrator will also refuse for deposit any Underlying Shares if such deposit would result in the Trust holding 5% or more of the total outstanding Underlying Shares of the Subject Corporation.

The Trust Administrator will reject any purchase order or redemption order that is not in proper form. If the Trust suspends deposits or redemptions, holders of Certificates will be notified in a prospectus supplement, in its Exchange Act reports, and/or on the Trust Administrator’s website, as well as other means of public disclosure. See “Description of the Certificates and the Trust Agreement — Suspensions or Delays of Issuances, Transfers, and Redemptions.”

Limitation on Obligations and Liability:

The Trust and the Trust Administrator:

•   do not assume any obligation and are not subject to any liability under the Trust Agreement, except that they agree to perform their respective obligations specifically set forth in the Trust Agreement without gross negligence or willful misconduct, in each case as finally adjudicated by a court of competent jurisdiction;

•   have no obligation to prosecute any action, suit, or other proceeding with respect to any of the Trust’s property or with respect to the Certificates on behalf of any holders of Certificates or on behalf of any other person;

•   will not be liable for any action or non-action by it in reliance upon any advice of or information from any legal counsel, accountants, holders of Certificates, or any other person they believe in good faith to be competent to provide such advice or information;

•   the Trust Administrator shall not be liable for any acts or omissions made by a successor Trust Administrator, whether in connection with a previous act or omission of the Trust Administrator or in connection with any matter arising wholly after the resignation of the Trust Administrator; provided, however, that in connection with any issue out of which any potential liability arises related to the Trust Agreement because the Trust Administrator performed its obligations with gross negligence or willful misconduct while it acted as Trust Administrator, each such case will be finally adjudicated by a court of competent jurisdiction;

•   have no obligation to comply with any direction or instruction from any holders of Certificates except to the extent specifically provided in the Trust Agreement;

•   are not liable for any loss of the Underlying Shares occurring prior to the delivery of the Underlying Shares to the Custodian by an Eligible Participant, or after the delivery of Underlying Shares by the Custodian to an Eligible Participant (and for the avoidance of doubt, are not liable for the loss of the Underlying Shares while held by the Custodian absent gross negligence or willful misconduct by the Trust or the Trust Administrator, in each case as finally adjudicated by a court of competent jurisdiction);

•   the Trust Administrator will not be liable for any losses due to forces beyond its reasonable control, including strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, and interruptions, loss, or malfunctions of utilities, communications, or computer (software and hardware) services, including the Chia blockchain;

•   are not liable for any loss suffered by the Trust that arises out of any action or inaction of such person if such person, in good faith, determined that such course of conduct was in the best interest of the Trust and such course of conduct did not constitute gross negligence or willful misconduct of such person, in each case as finally adjudicated by a court of competent jurisdiction;

•   are not personally liable for the return or repayment of all or any portion of the capital or profits of any person, and any such return of capital or profits made will be made solely from the assets of the Trust without any rights of contribution from any of the Trust Administrator or their respective affiliates; and

•   are not liable for the conduct or misconduct of any delegee selected if such selection was made with reasonable care.

See “Description of the Certificates and the Trust Agreement — Other Adjustments — Limitations on Duties, Obligations, and Liability.”

Dissolution Events

The Trust Administrator will dissolve the Trust if:

•   a U.S. federal or state court or regulator requires the Trust to shut down or forces the Trust to liquidate its Underlying Shares or seizes, impounds or otherwise restricts access to Trust assets; or

•   the Trust Administrator determines, in its sole discretion, that the dissolution of the Trust is necessary, advisable, desirable, or incidental thereto for any reason.

The Trust Administrator, may, in its sole discretion, dissolve the Trust if:

•   sixty (60) days have elapsed since the Trust Administrator notified the Trust of the Trust Administrator’s election to resign, and a successor Trust Administrator has not been appointed by the Trust Administrator and accepted its appointment;

•   the SEC (or its staff) or a court of competent jurisdiction determines that the Trust is an investment company under the Investment Company Act;

•   the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act;

•   FinCEN determines that the Trust or the Trust Administrator is required to register as a money services business, or the New York Department of Financial Services determines the Trust or the Trust Administrator is required to obtain licensure under 23 NYCRR Part 200 (Bitlicense);

•   if any regulator or court determines the Trust Administrator or the Trust is required to obtain a money transmitter license or other state license;

•   any ongoing event exists that either prevents the Trust from holding, or makes impractical the Trust’s holding of, the Underlying Shares, or prevents, or makes impractical, the Trust receiving deposits of Underlying Shares or creating and issuing Certificates, redeeming Certificates, or transferring the Trust’s property;

•   the Custodian (or any custodian then acting) resigns, is removed, is prohibited by applicable law or regulation from acting as or otherwise ceases to act as custodian and, in the judgment of the Trust Administrator, no successor custodian has been employed prior to, at the Trust Administrator’s election, (A) the effective date of such resignation, removal, prohibition, or cessation, or (B) in the case of the Custodian, the final date as of which the Custodian will cease to hold any of the Trust’s assets;

•   to the extent the Certificates have been listed on NYSE American or another exchange, the Trust Administrator is notified that the Certificates are suspended or delisted from NYSE American or such other exchange and are not approved for listing on another national securities exchange within five (5) business days of their suspension or delisting;

•   DTC is unable or unwilling to continue to perform its functions, and a comparable (in the judgment of the Trust Administrator) replacement is unavailable;

•   any trustee (including the Delaware Trustee) then acting resigns, is removed, is prohibited by applicable law or regulation from acting as or otherwise ceases to act as trustee and, in the judgment of the Trust Administrator, no successor trustee has been employed prior to the effective date of such resignation, removal, prohibition, or cessation;

•   the issuer of the Underlying Shares, or the Underlying Shares, ceases to exist by way of merger, consolidation, amalgamation, bankruptcy, liquidation, or other similar event, which provide for the winding up of the Trust; or

•   the Trust Administrator determines, in its sole discretion, that other legal, economic, commercial, regulatory, or other issues make early termination of the Trust necessary, advisable, desirable, or incidental, including in the event that the number of outstanding Certificates is not sufficient to serve the objective and purpose of the Trust.

The term of the Trust is perpetual (unless terminated earlier as described above). On and after dissolution of the Trust, the Trust Administrator will wind up the business and affairs of the Trust in accordance with the Trust Agreement. See “Description of the Certificates and the Trust Agreement.”

Transfer Agent	Broadridge Corporate Issuer Solutions, LLC

RISK FACTORS

The Certificates are speculative, and investing in the Certificates involve significant risks related to the structure of the Trust and the Certificates, including risks related to the Chia blockchain as well as risks related to conflicts of interests with the Trust Administrator. In addition, the Certificates are subject to risks similar to investing in the Underlying Shares. Before making an investment decision, you should consider carefully the risks described below, as well as the other information included in this prospectus.

Risk Factors Related to the Trust and the Certificates

The Trust’s assets will consist solely of the Underlying Shares and amounts received as distributions related to the Underlying Shares, pending distribution to Certificate holders, and any distributions or other payments related to the Certificates will be made solely from the Trust’s receipt of distributions or other payments related to the Underlying Shares.

The assets of the Trust will consist solely of the Underlying Shares and amounts received as distributions related to the Underlying Shares, pending distribution to Certificate holders. The Trust does not conduct any business or other operations and is not permitted to make any other investments, or engage in any activities, other than holding the Underlying Shares. If at any time the Trust receives cash or other property with respect to the Underlying Shares, the Trust will be required to distribute that cash or properties to holders of Certificates in accordance with the Trust Agreement. The Certificates are not insured or guaranteed by the Subject Corporation, the Trust, the Trust Administrator, the Delaware Trustee, or the Custodian, or any of their respective affiliates or any other entity. Accordingly, Certificate holders’ receipt of distributions or other payments with respect to the Certificates will depend entirely on the Trust’s receipt of distributions or other payments related to the Underlying Shares. Any impact on the Trust’s receipt of distributions or other payments related to the Underlying Shares, including extraordinary expenses or obligations incurred by the Trust, could affect the Certificate holders’ receipt of distributions or other payments from the Trust. As a result, this could have an adverse impact on your investment, on the Trust and the Trust Administrator, including their applicable businesses, objectives, financial conditions, reputations, and prospects, and on the Certificates, including their trading, liquidity, markets, actual and perceived value, and trading price.

The Certificates are new types of securities and have no trading history.

The Certificates are new types of securities and have no trading history. Therefore, the valuations at which they trade, and what factors may affect their trading prices, including the expectation that they will trade on both NYSE American, or another exchange, and the Chia blockchain simultaneously, may be difficult to predict and will depend on numerous factors, including those described in this “Risk Factors” section. In addition, the trading prices of the Certificates may be more volatile and subject to arbitrage than the trading of the Underlying Shares, and the impact of factors on the trading price may be more extreme than with respect to the Underlying Shares, including as a result of separating the dividend right and the underlying capital asset right with respect to the Underlying Shares into two different securities.

An investment in the Trust is likely to be more volatile than an investment in a more broadly diversified portfolio or the Underlying Shares.

Because the Trust holds only the Underlying Shares, the Trust’s holdings are not diversified. Accordingly, the value of the Certificates is likely to fluctuate more significantly, and be more greatly affected by market and other factors, than would an investment in a Trust that held a more diversified portfolio of securities or other exchange traded products. Fluctuations in the price of the Underlying Shares are expected to have a direct impact on the value of the Certificates. For example, we believe Asset Certificates embed a modest amount of ‘natural’ leverage, potentially allowing holders to realize somewhat larger gains or losses on a percentage basis if the Underlying Shares appreciate or depreciate, than they would if they held the actual Underlying Shares. See “Overview — Potentially Preferential Tax Treatment.”

An investment in the Trust may be deemed speculative and is not intended as a complete investment program. An investment in the Certificates should only be considered by persons financially able to maintain their investment and who can bear the risk of total loss associated with an investment in either the Dividend Certificates, the Asset Certificates, or both. Investors should review closely the terms of the Certificates and redemption rights, as discussed in this prospectus, and familiarize themselves with the risks associated with an investment in the Certificates.

The value of the Certificates relates directly to the value and performance of the Underlying Shares and the Subject Corporation and would be adversely affected by events that negatively affect the value or performance of the Underlying Shares or the Subject Corporation.

The value or perceived value of the Dividend Certificates and the Asset Certificates will be derived, in whole or in part, from the dividend value and market value, respectively, of the Underlying Shares. Consequently, the performance of the Subject Corporation and the Underlying Shares will directly affect the value of your investment in the Certificates. Events that adversely affect the Subject Corporation or the Underlying Shares may negatively affect the Certificates and your investment. For example, any of the following could adversely affect the Subject Corporation or the Underlying Shares and, as a result, the Certificates: reduced financial performance; strategic and competitive risks; business and operational risks; economic and geopolitical conditions; litigation, legal and regulatory matters; shareholder activism; bankruptcy or insolvency events; cybersecurity, privacy, data, digital, and similar risks; intellectual property risks; and other adverse matters with respect to the Subject Corporation or the Underlying Shares. Any of the foregoing could have an adverse impact on your investment, on the Trust and the Trust Administrator, including their applicable businesses, objectives, financial conditions, reputations, and prospects, and on the Certificates, including their trading, liquidity, markets, actual and perceived value, and trading price.

Accordingly, you are strongly encouraged to obtain as much information about the Subject Corporation and the Underlying Shares as you would if you were investing directly in the Underlying Shares. In particular, you are urged to review carefully filings made by the Subject Corporation with the SEC, including the risk factors and financial information contained in those filings, and other information made publicly available by the Subject Corporation, including press releases on the Subject Corporation’s website or other methods of public disclosure.

Holders of Certificates have no direct rights in, including no rights to trade, the Underlying Shares held by the Trust.

Holders of Certificates have no direct rights in the Underlying Shares held by the Trust. This includes no right to trade the Underlying Shares. A holder of a Certificate can only receive Underlying Shares from the Trust if it is an Eligible Participant and follows the redemption procedures for Trust Units set forth in this prospectus.

The Dividend Certificates represent only the right to receive dividends on the Underlying Shares, in the event dividends are paid by the Subject Corporation on the Underlying Shares.

The Dividend Certificates evidence only the right to receive dividends on the Underlying Shares, in the event the Subject Corporation pays a dividend on the Underlying Shares. As a result, Dividend Certificates have no rights associated with the market performance, the underlying value, or any appreciation of the Underlying Shares, as those rights are evidenced by the Asset Certificates. The Dividend Certificates receive a distribution only if the Subject Corporation pays a dividend on the Underlying Shares or upon the happening of certain fundamental corporate events. There can be no assurances as to whether the Subject Corporation will continue to pay dividends on the Underlying Shares consistent with historic amounts or at all, and the Subject Corporation could reduce its dividend or cease paying a dividend at any time at the Subject Corporation’s sole discretion or due to events such as a merger, acquisition, or sale of assets of the Subject Corporation. If the Subject Corporation were to reduce its dividend or cease paying dividends, you could lose a substantial portion, or all, of your investment in the Dividend Certificates. In addition, there can be no assurances as to whether the Dividend Certificates will trade based on the dividend value of the Underlying Shares. Any of the foregoing could have an adverse impact on your investment, on the Trust and the Trust Administrator, including their applicable businesses, objectives, financial conditions, reputations, and prospects, and on the Certificates, including their trading, liquidity, markets, actual and perceived value, and trading price.

The Asset Certificates have no right to receive dividends that may be paid on the Underlying Shares and represent only the underlying value component, excluding dividends.

The Asset Certificates evidence the underlying value component of the Underlying Shares, including participation in any appreciation of the Underlying Shares, but have no right to receive dividends that may be paid on the Underlying Shares. There can be no assurances as to how the Underlying Shares will perform in the market or whether they will appreciate over time. You could lose a substantial portion, or all, of your investment in the Asset Certificates if the Underlying Shares were to decline in value. In addition, there can be no assurances as to whether market performance of the Underlying Shares would be mirrored in the market performance of the Asset Certificates. The

Asset Certificates also are expected to trade at a discount to the market price of the Underlying Shares, given that the Asset Certificates have no right to receive any dividends with respect to the Underlying Shares. Any of the foregoing could have an adverse impact on your investment, on the Trust and the Trust Administrator, including their applicable businesses, objectives, financial conditions, reputations, and prospects, and on the Certificates, including their trading, liquidity, markets, actual and perceived value, and trading price.

Trading of the Certificates on NYSE American, or other applicable exchange, may be halted if trading in the Underlying Shares is halted.

Trading in the Certificates on NYSE American, or other applicable exchange, may be halted if trading in the Underlying Shares is halted. If trading is halted in the Underlying Shares, you may not be able to trade the Certificates on NYSE American, or such applicable exchange, or deposit or redeem Underlying Shares, which may have a negative impact on the Certificates, including their trading, liquidity, markets, actual and perceived value, and trading price, and your investment.

The Certificates may fail to meet the continued listing standards of NYSE American, or other applicable exchange, including if enough Certificates are held in digital form such that the continued listing standards are no longer satisfied by Certificates trading on NYSE American.

For the Dividend Certificates and Asset Certificates to maintain their listing on NYSE American, each of the Dividend Certificates and Asset Certificates, respectively, must continue to meet NYSE American’s continued listing requirements, including with respect to minimum total stockholders, minimum stockholder’s equity, minimum market capitalization, and minimum average closing price. If a significant portion of either the Dividend Certificates or the Asset Certificates, respectively, are held as CATs on the Chia blockchain, and, as a result, the number of such Dividend Certificates or Asset Certificates held through DTC and traded on NYSE American falls below the thresholds required for continued listing, the Dividend Certificates or Asset Certificates, respectively, may fail to satisfy NYSE American’s continued listing requirements. Failure to meet these requirements could result in the delisting of either or both of the Dividend Certificates and Asset Certificates from NYSE American. Delisting could have a negative impact on the Dividend Certificates or Asset Certificates, including their trading, liquidity, markets, actual and perceived value, and trading price, and your investment.

As the Trust and the Certificates are a new kind of structure and product, there is no track record for this type of product in the market, and the Trust Administrator and its management do not have experience as administrator of this type of investment product.

As the Trust and the Certificates are a new kind of structure and product, the Trust Administrator and its management team have not in the past acted as an administrator of an investment vehicle such as the Trust. The Trust Administrator and its management team also has limited experience acting as the sponsor, manager, or administrator of any traditional or more familiar structures or products, such as exchange traded funds. However, the past performances of the Trust Administrator’s management with respect to other investment vehicles are no indication of their ability to manage a first-of-its-kind investment vehicle such as the Trust. The absence of any track record for this kind of investment product poses several potential risks to investors, including risks relating to: the ability of the Trust Administrator and its management team to effectively act as administrator of the Trust; the Trust Administrator’s plans and views with respect to the Trust product, including the premises and analysis on which the Trust structure is based; the Trust Administrator being able to execute on the perceived advantages and opportunities of the Trust structure and the features of the Certificates; the Trust Administrator’s views with respect to the potential benefits of the Chia blockchain and the ability to execute transactions on the Chia blockchain; whether the market understands and accepts the potential or perceived advantages and opportunities of the Trust structure and the features of the Certificates; and conflicts of interest or the appearance of conflicts of interest of the Trust Administrator and its management and directors, as further described under “Risk Factors Related to Conflicts of Interest of the Trust Administrator.” Should the Trust Administrator and its management team’s experience prove inadequate or unsuitable for managing the Trust, the purposes and objectives of the Trust structure may not be achieved, there may not be market acceptance or trust in the product, decisions made with respect to the Trust may not be as optimal as if made by a management team with experience in this type of product or similar products, and there could be increased operational or reputational risks and potential legal or regulatory issues. Any of the foregoing could have an adverse impact on the Trust and the Trust Administrator, including their applicable businesses, objectives, financial conditions, reputations, and prospects, and on the Certificates, including their trading, liquidity, markets, actual and perceived value, and trading price, and on your investment.

Except for the use, without further investigation or review, of publicly available information with respect to the Subject Corporation for the sole purpose of providing the information about the Subject Corporation set forth under “Prospectus Summary — Overview — Selection of Apple Inc. Common Stock as the Underlying Shares” and “Business of the Trust — Overview — Selection of Apple Common Stock as the Underlying Shares,” none of the Trust, the Trust Administrator, the Delaware Trustee, or the Custodian, or any of their respective affiliates has performed any investigation or review of the Subject Corporation, its SEC filings, its press releases, its other public disclosures, or the Underlying Shares.

Except for the use, without further investigation or review, of publicly available information with respect to the Subject Corporation for the sole purpose of providing the information about the Subject Corporation set forth under “Prospectus Summary — Overview — Selection of Apple Inc. Common Stock as the Underlying Shares” and “Business of the Trust — Overview — Selection of Apple Common Stock as the Underlying Shares,” none of the Trust, the Trust Administrator, the Delaware Trustee, or the Custodian, or any of their respective affiliates has performed any investigation or review of the Subject Corporation, its SEC filings, its press releases, its other public disclosures, or the Underlying Shares. Investors and market participants should not conclude that the selection of the Underlying Shares to be the asset of the Trust is any form of investment recommendation by the Trust, the Trust Administrator, the Delaware Trustee, or the Custodian, or any of their respective affiliates, or any form of investment recommendation or endorsement by the Subject Corporation. The Certificates are being issued by the Trust, independent of any involvement by the Subject Corporation, and the Subject Corporation has no role in, or connection with, the Trust.

Unfavorable conditions in the global economy and the occurrence of other events, including those caused by ongoing geopolitical conflicts, the new U.S. Presidential administration and its policies, inflation, changes in interest rates, natural disasters, pandemics, or other catastrophic events could negatively affect the value of the Certificates.

The value of the Certificates may be impacted by a variety of factors related to global economic and other events, separate and apart from whether the Underlying Shares or the Subject Corporation are impacted. Unfavorable economic and market conditions and other events, whether in the United States or globally, could have an adverse impact on your investment, on the Trust and the Trust Administrator, including their applicable businesses, objectives, financial conditions, reputations, and prospects, and on the Certificates, including their trading, liquidity, markets, actual and perceived value, and trading price. These factors include changes in economic growth or expectations of growth, market volatility, inflation and efforts to control further inflation, the new U.S. Presidential administration and its policies, changes in interest rates, availability of credit and financing, liquidity concerns at financial institutions, international trade relations, tariffs, immigration policies, political turmoil, natural disasters, pandemics, or other outbreak of disease or health-related events, wars, and other hostilities or the escalation of hostilities, terrorist attacks, and other catastrophic events.

Although holders of the Certificates will have the right to instruct the Trust Administrator to vote the Trust’s Underlying Shares on most matters on which the Underlying Shares have the right to vote, the votes attributable to the Underlying Shares will be apportioned between the Dividend Certificates and the Asset Certificates based on their relative values at the time.

Holders of Certificates will have the right to instruct the Trust Administrator to vote the Trust’s Underlying Shares, with respect to most matters on which the Underlying Shares have the right to vote, by delivering their vote to the Trust Administrator, who will then aggregate the votes received from the Certificates, and vote the Underlying Shares in that same proportion. Certificates that do not deliver a vote will have no effect on how the Underlying Shares are voted.

However, each Certificate does not receive the full vote of an Underlying Share; rather the vote is apportioned between the Dividend Certificates and the Asset Certificates based on the relative values of those Certificates (based on a trailing 90-day VWAP, as described in this prospectus), such that the vote proportion of a Dividend Certificate and the vote proportion of an Asset Certificate, in total, equal one vote. If a holder desires to have a full vote with respect to an Underlying Share, the holder would need to hold both a Dividend Certificate and an Asset Certificate.

It is probable that a Dividend Certificate would receive a smaller vote proportion than an Asset Certificate, assuming that the value of the Asset Certificate will likely be greater than that of the Dividend Certificate. Holders of Asset Certificates may have differing interests than holders of Dividend Certificates in matters to be voted on by holders of Underlying Shares but, if the Asset Certificates have a greater value than the Dividend Certificates, holders of Asset Certificates would be able to control more of the vote of the Underlying Shares held by the Trust. In addition, the vote proportions allocated to each type of Certificate will change over time, as the relative values change. Voting allocations may have a negative impact on one or both types of Certificates, including their trading, liquidity, markets, actual and perceived value, and trading price, and your investment.

On certain matters, the vote is passed through to Certificate holders only on a Trust Unit basis, meaning that a holder must hold both a Dividend Certificate and an Asset Certificate in order to instruct the Trust Administrator with respect to the Underlying Shares.

On certain matters, the vote (or election or participation right, as applicable) will be passed through to Certificate holders only on a Trust Unit basis, meaning that a holder must hold both a Dividend Certificate and an Asset Certificate in order to instruct the Trust Administrator with respect to the Underlying Shares. In that case, the Trust Administrator will vote (or make an election for or tender, as applicable) the Underlying Shares on an individual basis, such that the vote (or election or participation right, as applicable) of each Trust Unit is effectively passed through to its corresponding Underlying Share.

These matters include tenders and exchange offers, as well as merger and acquisition transactions. The Trust will not allow voting, election, or participation by fractional vote share in these situations in order to prevent potential conflicts of interest that may arise between holders of Dividend Certificates, on one hand, and Asset Certificates, on the other hand, in such transactions. In a tender offer, exchange offer, or acquisition of the Subject Corporation, for example, holders of Underlying Shares would have the opportunity to have their Underlying Shares purchased or exchanged for the tender, exchange, or merger consideration. By passing through the vote on a Trust Unit basis to holders of Certificates, the Trust seeks to put Certificate holders in the same place as if they had chosen to redeem their Trust Units for Underlying Shares and make such vote, election, or participation directly with respect to those Underlying Shares. See “Description of the Certificates and the Trust Agreement — Consequences of Corporate Actions for Underlying Shares.”

If a holder desires to have right to instruct the Trust Administrator on these matters, the holder would need to hold both a Dividend Certificate and an Asset Certificate. Holders that hold only one type of Certificate would not be able to vote, make an election, or otherwise instruct the Trust Administrator in these matters, and holders that hold an unequal number of the two types of Certificates would only be able to vote, make an election, or instruct the Trust Administrator with respect to a number of Underlying Shares equal to the lower number of type of Certificates held. In addition, if a holder of Certificates holds one type of Certificate in DTC and one type as a CAT, the Trust Administrator may not be able to match the Certificate holdings as a Trust Unit for corporate events in which the vote (or election or participation right, as applicable) is passed through to Certificate holders on a Trust Unit basis. Such voting provisions may have a negative impact on one or both types of Certificates, including their trading, liquidity, markets, actual and perceived value, and trading price, and your investment.

Corporate actions with respect to the Underlying Shares will have varying effects on the Certificates, depending on the action, which effects may not be exactly the same as if the holder of the Certificates had held an Underlying Share.

For certain corporate transactions, including dividends, stock splits, spin-offs, rights offerings, tender offers, and merger and acquisition transactions, the right to participate in, or the effect of, those transactions will be passed through to holders of Certificates as described in this prospectus under “Description of the Certificates and the Trust Agreement — Consequences of Corporate Actions for Underlying Shares.” However, the outcome may not be the same as if you held an Underlying Share. For example:

•        the right to receive cash, stock, or certain other property dividends passed through by the Trust is limited only to the Dividend Certificates;

•        the right to receive consideration in a merger, consolidation, sale of all or substantially all assets, or similar transaction is limited only to the Asset Certificates;

•        holders can only participate in a tender offer, exchange offer, or spin-off, or vote in a merger and acquisition transaction, to the extent they hold whole Trust Units (each whole Trust Unit consisting of one Dividend Certificate and one Asset Certificate). For Dividend Certificates and Asset Certificates that do not constitute a whole Trust Unit (i.e., the holder has only one type of Certificate or an unequal number of the two types of Certificates), the holder would not be able to participate and/or vote, as applicable, in that transaction. This means that in a tender offer, exchange offer, or spin-off a holder of unbalanced Certificates would have no opportunity to receive the tender, exchange, or spin-off consideration. In a spin-off, merger and acquisition transaction, or similar transaction, the Trust Administrator would instruct the Custodian to sell, if applicable, the spin-off or merger consideration corresponding to those unbalanced Certificates and would distribute, on a pro rata basis, the net cash proceeds of that sale to those Certificate holders;

•        a stock dividend, stock split, or similar transaction may impact holders of Certificates differently, depending on whether they hold Certificates through DTC or otherwise in physical form or on the Chia blockchain. Holders of Certificates through DTC or otherwise in physical form will not receive fractional Certificates and, instead, those fractions will be rounded down and the Trust Administrator will instruct the Custodian to sell the corresponding Underlying Shares and to distribute, on a pro rata basis, the net cash proceeds of that sale to those Certificate holders whose fractions were rounded down. However, holders of digital Certificate on the Chia blockchain will receive fractional Certificates. In addition, holders of digital Certificates will be passed through the full ratio in the event of any stock dividend, forward stock split, or reverse stock split, without rounding or adjustment at either the Trust level or the Certificate level and, as a result, may receive additional Certificates not received by holders through DTC or otherwise in physical form;

•        when non-cash property received by the Trust, including stock, other securities, and property, is distributed to the holders of Certificates entitled to receive that non-cash property, the additional level of distribution, and allocation among such Certificates may result in the rounding down of fractional interests, beyond what may have occurred if you had held an Underlying Share. In that case, the Trust Administrator will instruct the Custodian to sell the non-cash property corresponding to those rounded down fractional interests and would instead distribute, on a pro rata basis, the net cash proceeds of that sale to those Certificate holders;

•        the Trust Administrator may determine, in its sole discretion, that the distribution of non-cash property to Certificate holders entitled to receive that non-cash property is impracticable, inadvisable, or undesirable (e.g., in unusual cases where non-cash, non-security distributions are made, or if a distribution is made in some non-publicly tradable item or security, such as commodities or real property), in which case it will instruct the Custodian to sell that property and distribute, on a pro rata basis, the net cash proceeds of that sale to those Certificate holders; and

•        the Trust Administrator also has the right, in its sole discretion, in the case of spin-offs and non-cash merger transactions to roll the consideration received by the Trust in the spin-off or merger into a new trust or an existing related trust of the Trust Administrator instead of distributing that consideration to Certificate holders that otherwise would have been entitled to receive that distribution.

Any of the foregoing could have an adverse impact on your investment, on the Trust and the Trust Administrator, including their applicable businesses, objectives, financial conditions, reputations, and prospects, and on the Certificates, including their trading, liquidity, markets, actual and perceived value, and trading price.

Holders of Certificates held in the form of digital asset tokens issued on the Chia blockchain who fail to register their digital wallets or vaults with the Trust Administrator will be subject to adverse consequences.

Following the initial issuance of Certificates, holders who acquire Certificates in the form of digital asset tokens on the Chia blockchain through secondary market transactions must register their digital wallets or vaults with the Trust Administrator; otherwise, such holders will be subject to adverse tax consequences and also may not receive certain benefits of ownership.

Unlike transfers of Certificates held with DTC or otherwise not as a CAT, transfers of Certificates held in digital form on the Chia blockchain will not be reflected in the records maintained by the Transfer Agent. Instead, the Trust Administrator will maintain books and records related to depositors of Underlying Shares and parties utilizing the Chia blockchain, including the creation of accounts and digital wallets. Certificates held in digital form and issued as

CATs on the Chia blockchain may be traded, transferred, purchased, or sold peer-to-peer. While the Trust Administrator will have the capability to identify which digital wallet or vault owns or controls a specific Certificate, it will not track the ownership of individual digital wallets or vaults unless and until the owner of such digital wallet or vaults registers an account and completes a “know-your-client” onboarding process with the Trust Administrator (unless a holder is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act). In such cases, the Trust Administrator’s records will not be updated to reflect ownership at the individual wallet or vault level.

As a result, such unregistered holder will be subject to adverse tax consequences and also may not receive certain benefits of ownership:

•        Such unregistered holder will be subject to the maximum statutory withholding tax rate on their allocable share of dividend and certain other income, which is currently 30% as of the date of this prospectus.

•        Such unregistered holder will not have the ability to redeem Certificates for Underlying Shares.

•        In addition, if a holder of Certificates holds one type of Certificate in DTC and one type as a CAT, the Trust Administrator may not be able to match the Certificate holdings as a Trust Unit for corporate events in which the vote (or election or participation right, as applicable) is passed through to Certificate holders on a Trust Unit basis.

•        Unless the holder registers their digital wallet or vault with the Trust Administrator, the holder could hold coins that, in the aggregate, would be due a dividend payment, but on a per coin basis such holder could have coins that are too small with respect to which to pay a dividend. However, if the holder registers their digital wallet or vault with the Trust Administrator, the Trust Administrator will be able to aggregate all of the individual coins that are Dividend Certificate CATs and pay fiat-collateralized stablecoins to an aggregate address that the holder specifies. If the holder chooses not to register their digital wallet or vault with the Trust Administrator, the holder would need to use their digital wallet or vault software to combine their coins so that no single coin falls below the $0.001 quarterly dividend payment minimum.

Holders of Asset Certificates and Dividend Certificates, respectively, may have actual or potential conflicts of interest.

Holders of Asset Certificates and Dividend Certificates, respectively, may have actual or potential conflicts of interest with each other. If a Dividend Certificate can be valued based on its cash flow characteristics, we believe the Asset Certificate should be valued at a minimum of the current Underlying Share price less the market price of the Dividend Certificate. Further, if the Asset Certificate traded for below that implied price, we believe that the arbitrage mechanics driven by the ability to redeem the Trust Units for the Underlying Shares would economically incentivize investors to redeem their Trust Units (on a one-for-one basis of both Dividend Certificates and Asset Certificates) for the Underlying Shares and sell the Underlying Shares received. However, there can be no assurances that holders of Certificates will act in this manner.

In particular, holders of one type of Certificate may view the holder of the other type of Certificate as having an opposing position and may view the relative trading prices of the two types of Certificates as a “zero sum game” in which an increase or decrease in the value of one type of Certificate has the opposing effect on the other type of Certificate. This could lead to holders having incentives that differ depending on the type of Certificate that they hold, and those holders seeking to implement trading and other strategies that favor their particular Certificate type and/or negatively impact the value of the other type of Certificate. For instance, if holders of Asset Certificates were able to short sell or acquire put options on Dividend Certificates in an attempt to put selling and price pressure on Dividend Certificates, that could adversely affect the value of the Dividend Certificates and increase the value of the Asset Certificates. Further, because Certificates may be issued in digital form and traded on the Chia blockchain, these incentives and strategies could be more directly executed and have a more significant impact on the value of the Certificates than if the Certificates were only traded on a regulated securities exchange. While we believe arbitrage mechanics driven by the ability to redeem the Trust Units for the Underlying Shares will create a well-functioning market, there can be no assurances that this will be the case.

Additionally, changes in the price of the Underlying Shares may affect one particular type of Certificate more than the other. Changes in dividend rate or frequency on the Underlying Shares would be expected to more significantly impact the value of the Dividend Certificates, whereas events that impact the business or performance of the Subject Corporation but do not impact the dividend would be expected to more significantly impact the Asset Certificates. For example, if the Subject Corporation reduces its financial guidance for an upcoming quarter but maintains its dividend, the value of the Asset Certificates is likely to decline while the impact on Dividend Certificates may be less pronounced. In such scenarios, holders of only one type of Certificate may be disproportionately affected.

Corporate actions, as described above under “— Corporate actions with respect to the Underlying Shares will have varying effects on the Certificates, depending on the action, which effects may not be exactly the same as if the holder of the Certificates had held an Underlying Share” may also affect one type of Certificate more than another. For example, a corporate action that results in a merger may lead to Asset Certificates increasing in value, while Dividend Certificates may experience a significant loss, or even a total loss, of value as the merger approaches closing. These varying effects can also have more far reaching impacts, including on voting. For example, holders with a greater proportion of Dividend Certificates may vote against such corporate action, creating a direct conflict with holders who primarily hold Asset Certificates.

Any of the foregoing actual or potential conflicts of interest could have an adverse impact on your investment, on the Trust and the Trust Administrator, including their applicable businesses, objectives, financial conditions, reputations, and prospects, and on the Certificates, including their trading, liquidity, markets, actual and perceived value, and trading price.

Differences in procedures and protocols in how Certificates can be held on the Chia blockchain as compared to DTC procedures and requirements may create different treatment of fractional Certificates, as well as difficulties and transaction costs for holders, including in seeking to transfer fractional Certificates between the Chia blockchain and DTC.

The Chia blockchain and DTC have different procedures, protocols, and requirements in how Certificates can be held. For example, holders have the ability to directly hold Certificates on the Chia blockchain, while holders through DTC hold only as beneficial owners, through one or more DTC participants. In addition, holders of Certificates on the Chia blockchain can hold fractional Certificates, while holders through DTC may only be able to hold whole numbers of Certificates. If holders of Certificates are entitled to receive fractional Certificates in a corporate event such as a stock dividend, stock split, or non-cash merger, among others, the Trust Administrator expects that it will issue to holders of Certificates on the Chia blockchain those fractional Certificates, whereas for holders holding through DTC, the fractions will be rounded down and their fractional share will be settled in cash (based on their pro rata share of the net cash proceeds from the Custodian selling the underlying shares or other consideration corresponding to those fractional Certificates in the market).

These differences can lead to several other issues, particularly for holders or purchasers of Certificates who seek to transfer their Certificates from the Chia blockchain to DTC. When transferring Certificates from the Chia blockchain to DTC, investors may find themselves with fractional Certificates that DTC cannot accommodate. Investors may be required to either sell the fractional Certificates that are left on the Chia blockchain or purchase additional Certificates to reach the nearest whole number, leading to unexpected financial expenditures to purchase additional Certificates, or the need to liquidate part of their holdings, potentially at unfavorable market prices. However, even though a holder can hold fractional Certificates on the Chia blockchain, that holder may not get credit for those fractions in voting or upon corporate events. For most events, voting is apportioned between Dividend Certificates and Asset Certificates based on a 90-day VWAP, as described in this prospectus. However, for some events, such as tender offers and mergers (as further described in “Description of the Certificates and the Trust Agreement — Consequences of Corporate Actions for Underlying Shares”), only holders of whole Trust Units (consisting of one Dividend Certificate and one Asset Certificate) can vote, or make an election or participate. Therefore, any fraction of a Certificate would be disregarded. The process of managing fractional Certificates, whether through forced sales or additional purchases, may incur administrative and transaction costs. Any of the foregoing could have an adverse impact on your investment, on the Trust and the Trust Administrator, including their applicable businesses, objectives, financial conditions, reputations, and prospects, and on the Certificates including their trading, liquidity, markets, actual and perceived value, and trading price.

The Trust and the Trust Administrator face competition from other exchange-traded products and other investment opportunities.

The structure and objectives of the Trust and the Certificates are new to the market. The purpose of the Trust and the Certificate structure is to effectively split the Underlying Shares into two interests that allow investors to invest in the dividend stream or invest in all other economic rights of a holder of an Underlying Share, or both in even or uneven amounts, in what the Trust Administrator believes is a more efficient way than is currently available in the market. However, the Trust product will compete with the more traditional and familiar structures and products, including exchange-traded funds (some of which similarly hold shares of a single issuer or target only dividends or capital assets), derivatives, futures, options, and similar products, as well as investors investing directly in the Underlying Shares. Many of the existing structures and products are more established and more familiar to investors, have a track record of success with investors, and may be sponsored or administered by firms with greater name recognition and experience in these types of products in the market. Many of those products also use leverage, options, futures, and other structures to create yield and specialized return profiles with which investors are familiar. In addition, the Trust product will compete with and future products, including any that may be developed that could have objectives similar to the Trust. There can be no assurance that the Trust will accomplish its intended purpose in the market or achieve market acceptance or sufficient scale. In addition, if competing products are not well-received or successful in the market or do not accomplish their purpose, that could negatively impact the Trust product. Any of the foregoing could have an adverse impact on your investment, on the Trust and the Trust Administrator, including their applicable businesses, objectives, financial conditions, reputations, and prospects, and on the Certificates, including their trading, liquidity, markets, actual and perceived value, and trading price.

Only Eligible Participants can be issued Certificates or redeem Certificates.

Once created and issued, Certificates may be purchased and sold by persons that are not Eligible Participants, however, only Eligible Participants will have the right to deposit Underlying Shares into the Trust, in whole numbers and with a minimum deposit of at least the Minimum Amount, to be issued Certificates, and only Eligible Participants will have the right to request that the Trust redeem their Certificates (and only then in Trust Units consisting of equal numbers of Dividend Certificates and Asset Certificates), with a minimum redemption order of at least the Minimum Amount. An “Eligible Participant” is a person who, at the applicable time of determination, has executed a depositor agreement with the Trust Administrator and either is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act or has provided certain other documentation to the Trust Administrator as described in the Trust Agreement. If you are not an Eligible Participant, you have no ability to deposit your own Underlying Shares of the Subject Corporation and receive Certificates, and you have no ability to redeem your Trust Units and receive Underlying Shares. This limitation on issuance and redemption of Certificates may have a negative impact on the Certificates, including their trading, liquidity, markets, actual and perceived value, and trading price, and your investment.

Certificates may only be redeemed for Underlying Shares.

Certificates may only be redeemed (and only then in Trust Units consisting of equal numbers of Dividend Certificates and Asset Certificates), with a minimum redemption order of at least the Minimum Amount and only by Eligible Participants. While Certificates may be traded freely, Certificates may not be redeemed for cash or other property or consideration from the Trust, which may have a negative impact on the Certificates, including their trading, liquidity, markets, actual and perceived value, and trading price, and your investment.

To redeem Trust Units for Underlying Shares, the Eligible Participant must deliver both Dividend Certificates and Asset Certificates, in each case equal to the number of Trust Units to be redeemed for the corresponding number of Underlying Shares.

Dividend Certificates and Asset Certificates cannot be individually redeemed. An Eligible Participant may request that the Trust redeem its Trust Units for Underlying Shares only upon the delivery by such Eligible Participant of a number of both Dividend Certificates and Asset Certificates, each equal to the number of Trust Units to be redeemed, in whole amounts, with a minimum redemption order of at least the Minimum Amount and satisfaction of the other conditions set forth in the Trust Agreement, including payment by such Eligible Participant of applicable fees to the Trust Administrator. As a result, if you are an Eligible Participant who desires to redeem your Trust Units, but do not have a sufficient number of both Dividend Certificates and Asset Certificates, you will be required to purchase the applicable Certificates in the market or otherwise and the price you pay for those Certificates may be subject to the overall supply of those Certificate and greater than the value of the Underlying Shares that you receive in settlement of your redemption.

The Certificates will not have recourse to the Eligible Participant that deposits the Underlying Shares in the Trust or to the Trust, the Trust Administrator, the Delaware Trustee, or the Custodian, or any of their respective affiliates, and, in the event of an issue associated with the initial deposit of the Underlying Shares, recourse is limited.

The Certificates will be created and issued continuously by the Trust upon the delivery by Eligible Participants of Underlying Shares to the Trust for deposit and satisfaction of the other conditions set forth in the Trust Agreement, including the depositor satisfying certain “know-your-client” procedures and becoming party to a depositor agreement with the Trust Administrator which will include certain limited representations and warranties with respect to the Underlying Shares. None of the Trust, the Trust Administrator, the Delaware Trustee, or the Custodian, or any of their respective affiliates or any other entity will perform any diligence or other investigation or review with respect to the Underlying Shares or the depositor.

In the event that there is an issue associated with the initial deposit of the Underlying Shares, including lack of title or authority of the depositor to deposit the shares, liens on the shares, or other matters, the Trust and the Trust Administrator will have limited recourse against the depositor. In addition, we expect that some of the deposited Underlying Shares may be subject to share borrowing and lending arrangements. Consequently, the provisions of those agreements will govern when a lender can take action with respect to the Underlying Shares, including requesting that the depositor return the borrowed Underlying Shares or otherwise cover the borrowing. Any recourse will be limited to recourse for breach by the depositor of the corresponding representation or warranty in the depositor agreement and the Trust Agreement, and may have an adverse impact on the Trust and the Trust Administrator, including their applicable businesses, objectives, financial conditions, and prospects. Further, the Certificates will only represent an interest in the assets of the Trust itself and not an obligation of the Trust, the Trust Administrator, the Delaware Trustee, or the Custodian, or any of their respective affiliates or any other entity. None of the Trust, the Trust Administrator, the Delaware Trustee, or the Custodian, or any of their respective affiliates or any other entity will insure or guarantee the Certificates. Any of the foregoing could have an adverse impact on your investment, on the Trust and the Trust Administrator, including their applicable businesses, objectives, financial conditions, reputations, and prospects, and on the Certificates including their trading, liquidity, markets, actual and perceived value, and trading price.

The Trust relies on a third-party bank as the Custodian to hold the Underlying Shares.

The Trust will be utilizing a third-party bank as the Custodian to hold the Underlying Shares. Any collapse of the Custodian or any deterioration in the Custodian’s financial condition could adversely affect the accessibility of the Underlying Shares, and result in delays in releasing the Underlying Shares to the Trust. In the event of the Custodian’s insolvency or bankruptcy, there is a risk that the Trust’s assets held by the Custodian could become subject to the claims of the Custodian’s creditors, particularly if the assets are not properly segregated from the Custodian’s own assets. Additionally, the Custodian’s failure to properly manage and protect the Underlying Shares held due to system outages, cyberattacks, or human errors could lead to loss, theft, or unauthorized access to the Underlying Shares held by the Custodian. Any of the foregoing could have an adverse impact on your investment, on the Trust and the Trust Administrator, including their applicable businesses, objectives, financial conditions, reputations, and prospects, and on the Certificates, including their trading, liquidity, markets, actual and perceived value, and trading price.

The Trust Agreement may be amended without the consent of the Certificate holders.

The Trust Agreement may be amended, including to increase the Trust Administrator’s Fees, without the consent of Certificate holders. However, if an amendment imposes new fees and charges or increases existing fees or charges, in each case required to be paid by the registered owners of Certificates (except for taxes and other governmental charges, registration fees, or other such expenses), or prejudices a substantial existing contractual right of the registered owner of the Certificates, the amendment will become effective for outstanding Certificates 30 days after notice of that amendment is given to registered owners of the Certificates by the Trust Administrator. Beneficial owners are not required to receive specific notice of any such amendment and may not be aware of any such amendment having been made, other than through any public disclosure that may be made by the Trust. Furthermore, when an amendment takes effect, Certificate holders who continue to hold their Certificates are deemed to have agreed to the amendment and to be bound by the amended Trust Agreement, even though they did not, and were not required to, expressly consent to the amendment. Accordingly, if a holder of the Certificates does not agree with an amendment, the holder’s only choice will be to sell its Certificates, and there can be no assurances that market conditions or other factors would be favorable or that the holder would be able to sell its Certificates for a price in excess of the price at which it acquired the Certificates. Amendments to the Trust Agreement, including reductions in the rights of Certificate holders or increases in the Trust Administrator’s Fees, may also have an adverse impact on your investment, on the Trust, including its applicable businesses, objectives, financial conditions, reputations, and prospects, and on the Certificates, including its trading, liquidity, markets, actual and perceived value, and trading price.

The Trust may be required to dissolve at a time that is disadvantageous to the Certificate holders.

Pursuant to the terms of the Trust Agreement, the Trust is required to dissolve if either: (1) a U.S. federal or state regulator requires the Trust to shut down or forces the Trust to liquidate its Underlying Shares or seizes, impounds, or otherwise restricts access to Trust assets; or (2) the Trust notifies the Trust Administrator in writing that it has determined, in its sole discretion, that the dissolution of the Trust is advisable. Upon dissolution, holders that hold both a Dividend Certificate and an Asset Certificate would receive one Underlying Share for each such number of paired Dividend Certificates and Asset Certificates held, and the Trust would cancel such Certificates and liquidate the remaining Underlying Shares. Holders that hold only one type of Certificate, or hold more of one type of Certificate than another, would receive cash with respect to such unbalanced Certificates, with the proportion of cash allocated to each Dividend Certificate and each Asset Certificate determined based on the VWAP Fractions (as defined below). If the Trust is required to dissolve, such dissolution could occur at a time that is disadvantageous to Certificate holders generally or holders of one type of Certificate as compared to the other type. Any such liquidation, seizure, or dissolution may have an adverse impact on your investment and on the Certificates, including their trading, liquidity, markets, actual and perceived value, and trading price.

The Trust Administrator may, in its sole discretion, dissolve the Trust upon the occurrence of certain events.

Pursuant to the terms of the Trust Agreement, the Trust Administrator may, in its sole discretion, dissolve the Trust upon the occurrence of a number of events, including if:

•        sixty (60) days have elapsed since the Trust Administrator notified the Trust of the Trust Administrator’s election to resign, and a successor Trust Administrator has not been appointed by the Trust Administrator and accepted its appointment;

•        the SEC (or its staff) or a court of competent jurisdiction determines that the Trust is an investment company under the Investment Company Act;

•        the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act;

•        FinCEN determines that the Trust or the Trust Administrator is required to register as a money services business, or the New York Department of Financial Services determines the Trust or the Trust Administrator is required to obtain licensure under 23 NYCRR Part 200 (Bitlicense);

•        if any regulator or court determines the Trust Administrator or the Trust is required to obtain a money transmitter license or other state license;

•        any ongoing event exists that either prevents the Trust from holding, or makes impractical the Trust’s holding of, the Underlying Shares, or prevents, or makes impractical, the Trust receiving deposits of Underlying Shares or creating and issuing Certificates, redeeming Certificates, or transferring the Trust’s property;

•        any custodian (including, for the avoidance of doubt, the Custodian) then acting resigns, is removed, is prohibited by applicable law or regulation from acting as or otherwise ceases to act as custodian and, in the judgment of the Trust Administrator, no successor custodian has been employed prior to, at the Trust Administrator’s election, (A) the effective date of such resignation, removal, prohibition, or cessation, or (B) in the case of the Custodian, the final date as of which the Custodian will cease to hold any of the Trust’s assets;

•        to the extent the Certificates have been listed on NYSE American or another exchange, the Trust Administrator is notified that the Certificates are suspended or delisted from NYSE American or such other exchange and are not approved for listing on another national securities exchange within five (5) business days of their suspension or delisting;

•        DTC is unable or unwilling to continue to perform its functions, and a comparable (in the judgment of the Trust Administrator) replacement is unavailable;

•        any trustee (including the Delaware Trustee) then acting resigns, is removed, is prohibited by applicable law or regulation from acting as or otherwise ceases to act as trustee and, in the judgment of the Trust Administrator, no successor trustee has been employed prior to the effective date of such resignation, removal, prohibition, or cessation;

•        either the issuer of the Underlying Shares, or the Underlying Shares, ceases to exist by way of merger, consolidation, amalgamation, bankruptcy, liquidation, or other similar event, which provide for the winding up of the Trust; or

•        the Trust Administrator determines, in its sole discretion, that other legal, economic, commercial, regulatory, or other issues make early termination of the Trust necessary, advisable, desirable, or incidental, including in the event that the number of outstanding Certificates is not sufficient to serve the objective and purpose of the Trust.

Upon dissolution, holders that hold both a Dividend Certificate and an Asset Certificate would receive one Underlying Share for each such number of paired Dividend Certificates and Asset Certificates held, and the Trust would cancel such Certificates and liquidate the remaining Underlying Shares. Holders that hold only one type of Certificate, or hold more of one type of Certificate than another, would receive cash with respect to such unbalanced Certificates, with the proportion of cash allocated to each Dividend Certificate and each Asset Certificate determined based on the VWAP Fractions. If the Trust Administrator determines in accordance with the terms of the Trust Agreement to dissolve the Trust, such dissolution could occur at a time that is disadvantageous to Certificate holders generally or holders of one type of Certificate as compared to the other type. Any occurrence of the aforementioned events or dissolution may have an adverse impact on the Certificates, including their trading, liquidity, markets, actual and perceived value, and trading price, and your investment.

The Trust is a passive investment vehicle formed solely to hold, and not trade in, the Underlying Shares.

The Trust is a passive investment vehicle formed solely to hold the Underlying Shares, and neither the Trust nor the Trust Administrator will actively manage the Trust’s holdings of the Underlying Shares. Neither the Trust nor the Trust Administrator has the authority to acquire additional Underlying Shares on its own, to trade the Underlying Shares that the Trust holds, or to sell any Underlying Shares in accordance with the Trust Agreement. Any deposit of additional Underlying Shares and any withdrawal of Underlying Shares through a redemption of Trust Units is solely at the option of an Eligible Participant, and not the Trust or the Trust Administrator. The Trust will not invest in other assets, as a single stock statutory voting trust, or seek to generate investment returns, and the Trust will not use leverage, options, derivatives, or any similar arrangements to seek to generate returns. Any returns generated by the Certificates come solely from the performance of the Subject Corporation and the Underlying Shares, and the market for the Certificates. As a result, declines in price of the Underlying Shares or adverse events with respect to the Subject Corporation or the Underlying Shares would directly impact the Trust and the Trust Administrator, including their applicable businesses, objectives, financial conditions, reputations, and prospects, and the Certificates, including their trading, liquidity, markets, actual and perceived value, and trading price, and your investment, and the Trust would continue to hold the Underlying Shares notwithstanding these events, subject only to the ability of the Trust and/or the Trust Administrator to terminate the Trust in certain circumstances.

The value of the Certificates may be influenced by a variety of factors unrelated to the Underlying Shares.

The value of the Certificates may be influenced by a variety of factors unrelated to the Underlying Shares that may have an adverse effect on the actual or perceived value of the Certificates. For example:

•        unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Certificates may arise, in particular due to the fact that this is a first of its kind structure and product and, as a result, the mechanisms and procedures governing the deposit of the Underlying Shares and the issuance and redemption of the Certificates, the trading of the Certificates on both traditional stock exchange and blockchain platforms, and the custody arrangement of the Underlying Shares and administration of the Trust by the Trust Administrator have been developed specifically for this structure and product;

•        the Trust could experience unforeseen issues relating to the performance and effectiveness of the security procedures used to protect the Trust’s account with the Custodian, which could result in theft, loss, or damage of its assets; or

•        service providers may default on or fail to perform their obligations or deliver services under their contractual agreements with the Trust, or decide to terminate their relationships with the Trust, for a variety of reasons, which could affect the Trust’s ability to operate.

Any of these factors could affect the Trust and the Trust Administrator, including their applicable businesses, objectives, financial conditions, reputations, and prospects, and the Certificates, including their trading, liquidity, markets, actual and perceived value, either directly or indirectly through their effect on the Underlying Shares, and trading price, and your investment.

The liquidity of the Certificates will be affected by the number of Certificates created and redeemed from time to time.

Neither the Trust nor the Trust Administrator has the authority to acquire additional Underlying Shares or create Certificates on its own. The Certificates can be continuously created, but only upon the delivery by Eligible Participants of Underlying Shares to the Trust for deposit and satisfaction of the other conditions set forth in the Trust Agreement. Any deposit of additional Underlying Shares is solely at the option of an Eligible Participant, and not the Trust or the Trust Administrator. Similarly, any redemption of Certificates for Underlying Shares is at the option of an Eligible Participant. Fewer Certificates being created initially or from time to time in the future and/or greater redemptions relative to the number of Certificates created could reduce the number of outstanding Certificates and, as a result, adversely impact the liquidity, trading, and price of the Certificates. The number of Certificates created and the number of redemptions may be impacted by a variety of factors, including interest in the product, the success of the product in delivering on its investment objectives, competing investment opportunities, and overall market and economic conditions. The liquidity, supply, and demand for the Certificates may have an adverse effect on the Trust and the Trust Administrator, including their applicable businesses, objectives, financial conditions, reputations, and prospects, and on the Certificates, including their trading, markets, actual and perceived value, and trading price, and on your investment.

The Trust intends to issue Certificates on a continuous basis and is registering the issuance of a specific number of Dividend Certificates and a specific number of Asset Certificates. As we are not an exchange-traded vehicle (as such term is defined under the Securities Act), we are not able to register an indeterminate number of Certificates. Because we are registering a specific number of Certificates, we will be limited in the number of Certificates that we can issue over time without having to file, and have effective, an additional registration statement with the SEC. When determining the number of Certificates that we have issued, we take into account both the number initially issued and the number issued from time to time on a continuous basis in the future, without any reduction for Certificates redeemed. Therefore, even if we have had redemptions, and we have outstanding a lesser number of Certificates than were registered, we would not be permitted to issue additional Certificates if the total number issued (without any reduction for Certificates redeemed) would exceed the specific number registered, unless and until, we have filed, and there is effective, an additional registration statement with the SEC. In such event, if we do not file or have effective an additional registration statement with the SEC, it could have an adverse effect on the liquidity, supply, and demand for the Certificates, and an adverse effect on the Trust and the Trust Administrator, including their applicable businesses, objectives, financial conditions, reputations, and prospects, and on the Certificates, including their trading, markets, actual and perceived value, and trading price, and on your investment.

Redemptions of Certificates may be subject to delays or other difficulties.

Although Eligible Participants may redeem Dividend Certificate and Asset Certificates (together as Trust Units) for Underlying Shares, redemptions may be subject to delays or other issues. For example, to effect a redemption, an Eligible Participant must deliver an equal number of Dividend Certificates and Asset Certificates, each equal to the number of Trust Units being redeemed, and the number of Underlying Shares to be received. If the Eligible Participant does not have the requisite number of each type of Certificate, it must acquire them before submitting its redemption order. In addition, an Eligible Participant must be party to a depositor agreement with the Trust Administrator and satisfy the other redemption conditions set forth in the Trust Agreement, including payment of the Redemption Fee. Complying with these requirements may introduce a delay between the time an Eligible Participant desires to redeem and the time at which it has complied with all of the redemption procedures and satisfied the redemption conditions. In addition, redemptions may be suspended during any period in which: (1) the transfer books of the Trust Administrator are closed; (2) the NYSE American (or other applicable exchange) is closed (other than scheduled holiday or weekend closings) or regular trading on NYSE American (or such other applicable exchange) is suspended or restricted; (3) trading in the Underlying Shares is halted, suspended, or otherwise restricted; (4) the Chia blockchain or DTC, as applicable, is not functioning or not functioning as intended; or (5) the Trust Administrator determines that delivery of the Certificates or Underlying Shares is not reasonably practicable or such action is otherwise advisable for any reason. If any of these events occurs at a time when an Eligible Participant desires to redeem Certificates, the Eligible Participant may be delayed in receiving the Underlying Shares and, as a result, may suffer adverse consequences depending on its purpose in acquiring the Underlying Shares. In addition, any of the foregoing also can have an impact on the trading and trading price of the Certificates themselves, if holders experience reduced ability to trade or, alternatively, seek to increase trading in lieu of requesting a redemption. Such inability to redeem, particularly an unexpected, pervasive, or ongoing inability to redeem Certificates may result in large gaps between the aggregate price of Certificates and the Underlying Shares, reducing or eliminating part of the intended function of the Certificates. Further, such inability may negatively impact the market perception of the product as a whole, which may adversely affect the price of the Certificates relative to the price of the Underlying Shares on a permanent basis.

The price of Certificates may fluctuate while a holder changes the form of a Certificate from a CAT issued on the Chia blockchain to a global certificate registered in the name of Cede & Co., or vice versa.

Holders of Certificates have the ability to change the form of their Certificates from a digital certificate in the form of a CAT issued on the Chia blockchain to a global certificate registered in the name of Cede & Co., as nominee of DTC, and vice versa. The Trust Administrator expects the process should occur during the same business day for requests initiated in the first half of the business day, but may take several additional business days due to factors out of the Trust Administrator’s control, including the speed of the back office of the holder’s brokerage firm and the DWAC process. Once the transfer process is underway, holders will be unable to sell their Certificates until the DWAC process is complete. During this transfer period, the market price of the Certificates may fluctuate due to market volatility or other factors outside the control of the holder. As a result, holders may be exposed to the risk that the value of their Certificates could decrease (or increase) between the time the transfer is initiated and the time it is completed. This risk of adverse price movement could result in the holder receiving less favorable pricing than anticipated, and there can be no assurance that the market price at the time the transfer is completed will be the same as the price at the time the transfer was initiated.

Additionally, holders can change the form of Certificates, only if the minimum value of the Certificates so being changed in form is greater than $15,000. There can be no assurance that holders below the threshold will be able to acquire additional Certificates or that the market value of their existing holdings will increase to meet the minimum requirement. The limitation may impact the trading and trading price of the Certificates themselves, if holders experience reduced ability to trade the Certificates in a particular form. Any of the foregoing could have an adverse impact on your investment, on the Trust and the Trust Administrator, including their applicable businesses, objectives, financial conditions, reputations, and prospects, and on the Certificates. In particular, the trading, liquidity, markets, actual and perceived value, and trading price of the Certificates could be adversely affected, including if holders experience reduced liquidity and ability to trade.

The Trust may suspend the rights of the Certificate holders to redeem their Certificates if the Trust Administrator determines that such suspension is advisable for any reason, which would include if the Trust determines that such redemptions could result in a violation of federal securities laws (including Regulation M) or any other applicable laws or the rules of any national securities exchange, self-regulatory organization, or regulatory agency applicable to the Trust or the Trust Administrator.

The Trust will have in place internal policies and procedures regarding compliance with applicable federal and state securities laws and other rules and regulations, including the anti-manipulation provisions of the federal securities laws, including Regulation M. However, such policies and procedures are risk-based judgments and not a legal standard or determination binding on any regulatory body or court. In addition, the application of the various laws, rules, and regulations, including Regulation M, to any particular transaction requires an analysis of all relevant facts and circumstances.

The Trust will have the discretion to suspend redemptions of Certificates if the Trust determines that such suspension is advisable for any reason, which would include if the Trust determines that such redemptions could result in a violation of the federal securities laws (including Regulation M) or any other applicable laws or the rules of any national securities exchange, self-regulatory organization, or regulatory agency applicable to the Trust or the Trust Administrator. The Trust’s judgment, determination, and views with respect to, and analysis of, any particular transaction, facts, or circumstances, and any perceived risks, may not be the same as any judgment, determination, views, or analysis of Certificate holders or other market participants.

If the Trust makes such a determination at a time when an Eligible Participant desires to redeem Certificates, the Eligible Participant may be delayed in receiving the Underlying Shares and, as a result, may suffer adverse consequences depending on its purpose in acquiring the Underlying Shares. In addition, a regulatory body or court could take a different view than the Trust, including in taking the position that the Trust should have suspended redemptions at a time when it did not and, as a result, could prohibit future redemptions. Further, while the Trust has not yet determined whether it will engage any person that could be viewed as a distribution participant within the meaning of Regulation M, the Trust acknowledges that, in certain circumstances, such distribution participants could be prohibited from bidding for or purchasing, the Certificates or the Underlying Shares as a result of the provisions of Regulation M.

Any of the foregoing could have an adverse impact on your investment, on the Trust and the Trust Administrator, including their applicable businesses, objectives, financial conditions, reputations, and prospects, and on the Certificates. In particular, the trading, liquidity, markets, actual and perceived value, and trading price of the Certificates could be adversely affected, including if holders experience reduced liquidity and ability to trade or, alternatively, seek to increase trading in lieu of requesting a redemption.

The ability to effect transactions in Certificates and to make distributions and other payments on Certificates will be subject to technology, information security, and similar risks.

The ability to issue Certificates, to redeem Certificates, and to make distributions and other payments to Certificate holders will be subject to risks of technological disruptions and security. The issuance, redemption and distribution and payment mechanics depend heavily on information technology and electronic transactions effected among the Trust, the Trust Administrator, the Custodian, DTC, the Transfer Agent, and other service providers. A significant disruption of technology access, connectivity, or functionality or of the internal information technology systems of the Trust, the Trust Administrator, the Custodian, DTC, the Transfer Agent, or other service-providers could impede the ability to effect transactions with respect to the Certificates. For example, the Trust may be unable to issue or redeem, or may be delayed in issuing or redeeming, Certificates, and the Trust Administrator or the Custodian may be unable to make, or may be delayed in making, distributions or payments on Certificates, which could result in significant legal and financial exposure and reputational damages.

In addition, transactions can result in exposure to risks of loss, misappropriation, or unauthorized access, use, or disclosure of, or the prevention of access to, confidential information or assets. Such an event could result in a lack of trust in the information technology systems and a willingness to invest in the Certificates. In addition, it could require compliance with federal or state breach notification laws and foreign law equivalents, mandatory corrective action, and other liability under laws and regulations that protect the privacy and security of such information, which could result in significant legal and financial exposure and reputational damages.

Protocols, system redundancy, and other continuity measures may be ineffective or inadequate, and business continuity and disaster recovery planning may not be sufficient for all eventualities and may not effectively permit operating in the event of any problems with respect to information technology systems. Neither the Trust nor the Trust Administrator currently holds cybersecurity insurance, and the costs related to significant security breaches or disruptions could be material and cause the Trust or the Trust Administrator to incur significant expenses. In addition, if the information technology systems of third-party service providers become subject to disruptions or security breaches, the Trust and the Trust Administrator may have insufficient recourse against such third parties, and may have to expend significant resources to mitigate the impact of such an event and to develop and implement protections to prevent future events from occurring.

Any of the foregoing could have an adverse impact on your investment, on the Trust and the Trust Administrator, including their applicable businesses, objectives, financial conditions, reputations, and prospects, and on the Certificates, including their trading, liquidity, markets, actual and perceived value, and trading price.

Certificate holders may be adversely affected if there are discrepancies in the record books kept by the Transfer Agent, the Trust Administrator, and on the Chia blockchain.

The Trust’s record keeping and transfer procedures involve a complex, layered, and overlapping set of books and records maintained by the Transfer Agent, the Trust Administrator, and on the Chia blockchain. While this multi-faceted approach is designed to provide enhanced documentation and tracking of ownership and transfers of Certificates held in digital form, it could introduce several potential risks:

•        Discrepancies Between Records:    Having multiple sets of books and records — the Transfer Agent’s records, the Trust Administrator’s internal and external records, and the Chia blockchain itself — may lead to discrepancies. Inconsistencies between these records could arise due to timing differences, data entry errors, or system synchronization issues. Such discrepancies could complicate the verification of ownership and the accurate tracking of transfers, potentially leading to disputes or delays in transactions.

•        Loss During Transfer:    The transfer of Certificates on the Chia blockchain relies on the accurate and secure handling of private keys associated with digital wallets or vaults. Any loss or compromise of these private keys could result in the inability to access or transfer Certificates, leading to potential financial losses for holders.

•        Identity Verification and Compliance:    The Trust Administrator’s requirement for holders to register their digital wallets or vaults and complete a “know-your-client” onboarding process (unless a holder is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act) introduces risks related to identity verification and compliance. Inaccurate or incomplete information provided by holders could lead to disputes or delays in transactions, as well as other issues, including the Trust withholding payments at maximum withholding tax rates. Furthermore, the Trust Administrator’s authority to verify identity and documentation during cancellation and reissuance processes may be challenged, potentially leading to legal disputes.

•        Reliance on Blockchain Technology:    The Trust’s reliance on the Chia blockchain as an external set of books and records introduces risks associated with blockchain technology, as further described in this “Risk Factors” section. While the Chia blockchain provides an immutable and transparent record of transactions, it is not immune to technical vulnerabilities, such as software bugs or cyberattacks. Any compromise of the blockchain’s integrity could undermine the accuracy and reliability of the ownership records.

The layered and overlapping record-keeping system increases operational complexity, requiring robust coordination and communication between the Transfer Agent, the Trust Administrator, and the Chia blockchain. Any breakdown in these processes could lead to operational inefficiencies, delays, or errors in the recording and transfer of Certificates. Any of the foregoing could have an adverse impact on your investment, on the Trust and the Trust Administrator, including their applicable businesses, objectives, financial conditions, reputations, and prospects, and on the Certificates, including their trading, liquidity, markets, actual and perceived value, and trading price.

The lack of an active trading market for the Certificates may result in losses on your investment at the time of disposition of your Certificates.

Although the Trust intends to apply to have the Certificates listed for trading on NYSE American, and the Trust expects the Certificates to have the ability to be traded on the Chia blockchain, you should not assume that an active trading market and liquidity for the Certificates will be maintained. For instance, the Chia blockchain may experience subdued trading activity due to differences across global time zones, particularly between approximately 3:00 a.m. to 7:00 a.m. Eastern Time, potentially leading to less liquidity for your Certificates during these hours. If you need to sell your Certificates at a time when no active market for them exists, the lack of an active market will most likely adversely affect the price you receive for your Certificates (assuming you are able to sell them at all). Any failure to maintain an active trading market may have an adverse impact on the Certificates, including their trading, liquidity, markets, actual and perceived value, and trading price, and your investment.

The existence of two trading markets for the Certificates may affect the market price and liquidity of the Certificates.

The Trust intends to apply to have the Certificates listed for trading on NYSE American, and the Trust expects the Certificates to have the ability to be traded on the Chia blockchain. There can be no assurances that the Certificates will trade at the same price across the two trading markets. Price discrepancies between the two trading markets can impact the liquidity of the Certificates. If a significant number of Certificate holders choose to trade on the trading market with the lower price, the liquidity on the other trading market may diminish. Persistent price discrepancies between the two trading markets may affect investor perception and confidence in the Certificates. Investors may question the reasons behind the price differences and perceive them as a sign of market inefficiency or potential issues with the Certificates. This could lead to reduced investor interest and demand for the Certificates, or increased arbitrage, further exacerbating liquidity and price volatility issues.

The Trust Agreement provides that Certificate holders have no voting rights with respect to actions by the Trust and restricts Certificate holders’ right to bring a derivative action.

Under the Trust Agreement, Certificate holders do not have any voting rights with respect to actions to be taken by the Trust, have no right to participate in the management or control of the Trust, and have no voice in the Trust’s activities. The Certificate holders’ limited voting rights give almost all control under the Trust Agreement to the Trust Administrator. The Trust Administrator may take actions in the operation of the Trust that may be adverse to the interests of Certificate holders and may have an adverse impact on your investment, on the Trust, including its applicable businesses, objectives, financial conditions, reputations, and prospects, and on the Certificates, including its trading, liquidity, markets, actual and perceived value, and trading price.

The Trust Agreement limits the likelihood that a Certificate holder will be able to successfully assert a derivative action in the name of the Trust.

Pursuant to the terms of the Trust Agreement, the registered owners and beneficial owners of Certificates are restricted in their ability to bring a derivative action (i.e., to initiate a lawsuit in the name of the Trust in order to assert a claim belonging to the Trust against a fiduciary of the Trust or against a third-party when the Trust’s management has refused to do so). Under Delaware law, any owner of a beneficial interest in a statutory trust (a “beneficial owner”) may bring a derivative action in the Court of Chancery of the State of Delaware if such person is a beneficial owner at the time the action is brought and either (1) was a beneficial owner at the time of the transaction at issue or (2) acquired the status of beneficial owner by operation of law or the Trust’s governing instrument from a person who was a beneficial owner at the time of the transaction at issue. Additionally, Section 3816(e) of the DSTA specifically provides that a “beneficial owner’s right to bring a derivative action may be subject to such additional standards and restrictions, if any, as are set forth in the governing instrument of the statutory trust, including, without limitation, the requirement that beneficial owners owning a specified beneficial interest in the statutory trust join in the bringing of the derivative action.”

As contemplated by Section 3816(e) of the DSTA, the Trust Agreement provides that no beneficial owner will have the right, power, or authority to bring or maintain a derivative action, suit, or other proceeding on behalf of the Trust unless:

(1)    two or more beneficial owners who (a) are not “Affiliates” (as defined in the Trust Agreement) of one another and (b) collectively hold at least 10% of the outstanding Asset Certificates and 10% of the outstanding Dividend Certificates join in the bringing or maintaining of such action, suit, or other proceeding; and

(2)    (a) prior to bringing such action, the beneficial owners must make a demand upon the Trust Administrator to bring the subject action unless an effort to cause the Trust Administrator to bring such an action is not likely to succeed; and a demand on the Trust Administrator shall only be deemed not likely to succeed and therefore excused if the Trust Administrator has a personal financial interest in the transaction at issue, and the Trust Administrator shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a beneficial owner’s demand by virtue of the fact that the Trust Administrator receives remuneration for its service as the Trust Administrator of the Trust, or the Trust Administrator has directors, officers, or employees that also serve as trustees, directors, officers, or employees of, or the Trust Administrator provides services to and received compensation from one or more entities that are under common management with or otherwise affiliated with the Trust or that provide services with respect to the Trust, the Trust Administrator or the Certificates, including Chia Network Inc., and (b) unless a demand is not required under clause (2)(a) above, the Trust Administrator must be afforded a reasonable amount of time to consider such beneficial owners’ request and to investigate the basis of such claim. Further, the Trust Administrator is be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the beneficial owners making such request to reimburse the Trust for the expense of any such advisors in the event that the Trust Administrator determines not to bring such action.

The Trust Agreement also provides that in addition to all claims that under applicable law must be brought as derivative claims, each beneficial owner agrees that any claim that affects all beneficial owners equally, that is, proportionately based on their number of Certificates, must be brought as a derivative claim irrespective of whether such claim involves a violation of the beneficial owners’ rights under the Trust Agreement or any other alleged violation of contractual or individual rights that might otherwise give rise to a direct claim, except that if any portion of the derivative actions provision in the Trust Agreement is found to violate the U.S. federal securities laws, then such portion of the provision will not apply to any claims asserted under such U.S. federal securities law.

The exclusive jurisdiction for certain types of actions and proceedings and waiver of trial by jury clauses in the Trust Agreement may have the effect of limiting a Certificate holder’s rights to bring legal action against the Trust and could limit the ability to obtain a favorable judicial forum for disputes with the Trust.

The Trust Agreement provides that in any action or proceeding arising out of or relating to the Trust Agreement between persons who are party to or otherwise bound by the Trust Agreement, each of such persons (1) consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware, (2) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court, and (3) agrees that it will not bring any such action in any court other than the Court of Chancery for the State of Delaware in and for New Castle County, Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, any other state or federal court located in Delaware with subject matter jurisdiction. As such, Certificate holders could be required to litigate a matter relating to the Trust in the specified Delaware court, even if that court may otherwise be inconvenient for, or otherwise viewed as less favorable or desirable by, the Certificate holder, which may adversely impact the Certificates, including their trading, liquidity, markets, actual and perceived value, and trading price, and your investment.

However, the Federal District Courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Exchange Act or the Securities Act. With respect to any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder, we note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

The Trust Agreement also provides that each person who is party to or otherwise bound by the Trust Agreement, including each holder of a Certificate by holding a Certificate, waives the right to trial by jury with respect to any litigation directly or indirectly arising out of or relating to the Trust Agreement; provided that causes of action for violations of the Exchange Act or the Securities Act will not be governed by the waiver of the right to trial by jury provision of the Trust Agreement. If a lawsuit is brought against the Trust, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have, including results that could be less favorable to the plaintiffs in any such action. By purchasing Certificates in the Trust, Certificate holders waive a right to a trial by jury which may limit a Certificate holder’s ability to bring a claim in a judicial forum that it finds favorable or desirable for disputes with the Trust, which may adversely impact the Certificates, including their trading, liquidity, markets, actual and perceived value, and trading price, and your investment.

Risk Factors Related to Taxation

In addition to the following risk factors, please see “United States Federal Income Tax Considerations” for a more complete discussion of certain expected U.S. federal income tax considerations applicable to the acquisition, ownership, and disposition of Certificates.

Investors may be subject to U.S. federal income tax on their share of our taxable income, regardless of whether they receive any cash dividends from us.

So long as we would not be required to register as an investment company under the Investment Company Act of 1940, if we were a U.S. corporation and 90% of our gross income for each taxable year constitutes “qualifying income” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), on a continuing basis, the Trust should be treated, for U.S. federal income tax purposes, as a partnership and not as a trust, an association, or a publicly traded partnership subject to tax as a corporation. Investors may be subject to U.S. federal, state, local, and possibly, in some cases, non-U.S. income taxation on their allocable share of our items of income, gain, loss, deduction, and credit for each of our taxable years ending with or within their taxable year, regardless of whether they receive distributions from us. Investors may not receive distributions equal to their allocable share of our net taxable income or even the tax liability that results from that income.

Under the Trust Agreement, in the event of an inadvertent partnership termination in which the Internal Revenue Service (“IRS”) has granted us limited relief, each investor is also obligated to make such adjustments as are required by the IRS to maintain our status as a partnership. Such adjustments may require investors to recognize additional amounts in income during the years in which they have held Certificates. We may also be required to make payments to the IRS. See “United States Federal Income Tax Considerations — Taxation of the Trust.”

Tax gain or loss on a sale or other disposition of Certificates could be more or less than expected.

If a sale of Certificates by an investor is subject to tax in the United States, the investor will recognize gain or loss equal to the difference between the amount realized by such investor on such sale and such investor’s adjusted tax basis in those Certificates. Prior distributions to such investor in excess of the total net taxable income allocated to such investor, which will have decreased such investor’s adjusted tax basis in its Certificates, will effectively increase any gain recognized by such investor if the Certificates are sold at a price greater than such investor’s adjusted tax basis in those Certificates. See “United States Federal Income Tax Considerations — Considerations for U.S. Holders — Disposition of Certificates.”

If we were treated as a corporation for U.S. federal income tax purposes, the value of Certificates could be adversely affected.

We have not requested, and do not plan to request, a ruling from the IRS on our treatment as a partnership for U.S. federal income tax purposes, or on any other matter affecting us. Prior to the initial issuance of Certificates, under then current law and assuming full compliance with the terms of the Trust Agreement (and other relevant documents) and based upon factual statements and representations made by us, our outside counsel will opine that the Trust should be treated as a partnership, and not as an association or a publicly traded partnership subject to tax as a corporation for U.S. federal income tax purposes. However, opinions of counsel are not binding upon the IRS or any court, and the IRS may challenge this conclusion and a court may sustain such a challenge. The factual representations made by us upon which our outside counsel will rely relate to our organization, operation, assets, activities, income, and present and future conduct of our operations. In general, if an entity that would otherwise be classified as a partnership for U.S. federal income tax purposes is a “publicly traded partnership” (as defined in the Code) it will be nonetheless treated as a corporation for U.S. federal income tax purposes, unless the exception described below, and upon which we intend to rely, applies. A publicly traded partnership will, however, be treated as a partnership, and not as a corporation for U.S. federal income tax purposes, so long as 90% or more of its gross income for each taxable year constitutes “qualifying income” within the meaning of the Code and it is not required to register as an investment company under the Investment Company Act of 1940. We refer to this exception as the “Qualifying Income Exception.”

Qualifying income generally includes dividends, interest, capital gains from the sale or other disposition of stocks and securities, and certain other forms of investment income. We believe that our return from the Underlying Shares will consist of dividends, but no assurance can be given as to the types of income that will be earned in any given year.

If we fail to satisfy the Qualifying Income Exception, we would be required to pay U.S. federal income tax at regular corporate rates on our worldwide income. In addition, we would likely be liable for state and local income and/or franchise taxes on such income. Dividends to investors would constitute ordinary dividend income taxable to such investors to the extent of our earnings and profits, and the payment of these dividends would not be deductible by us. Taxation of the Trust as a publicly traded partnership subject to tax as a corporation could result in a material adverse effect on our cash flow and the after-tax returns for investors and thus could result in a substantial reduction in the value of Certificates.

Our structure involves complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. Our structure is also subject to potential legislative, judicial or administrative change and differing interpretations, possibly on a retroactive basis.

The U.S. federal income tax treatment of our investors depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. Prospective investors should be aware that the U.S. federal income tax rules are constantly under review by persons involved in the legislative process, the IRS, and the U.S. Treasury Department, frequently resulting in revised interpretations of established concepts, statutory changes, revisions to regulations, and other modifications and interpretations. The IRS pays close attention to the proper application of tax laws to partnerships. The present U.S. federal income tax treatment of an investment in Certificates may be modified by administrative, legislative, or judicial interpretation at any time, possibly on a retroactive basis, and any such action could adversely affect the value of our Certificates. Moreover, we will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, loss, deduction, and credit to investors in a manner that reflects such investors’ beneficial ownership of partnership items, taking into account variation in ownership interests during each taxable year because of trading activity. However, these assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. It is possible that the IRS will assert successfully that the conventions and assumptions used by us do not satisfy the technical requirements of the Code and/or Treasury regulations and could require that items of income, gain, loss, deduction, or credit be adjusted, reallocated, or disallowed, in a manner that adversely affects investors.

In addition, if we are unable to collect the necessary identifying information from investors to enable the Trust to comply with applicable information reporting requirements, the Trust may be subject to substantial penalties. For example, if a holder of a Certificate in digital form does not register such Certificate holder’s digital wallet or vault, the Trust and the Trust Administrator may not have the necessary identifying information from that investor to report. Holders of Certificates in digital form are not required to register their digital wallets or vaults and therefore the ability of the Trust and the Trust Administrator to obtain the necessary identifying information will not be within their control for any Certificate holders that hold Certificate in digital form.

We cannot match transferors and transferees of Certificates, and we have therefore adopted certain income tax accounting positions that may not conform with all aspects of applicable tax requirements. The IRS may challenge this treatment, which could adversely affect the value of our Certificates.

Because we cannot match transferors and transferees of Certificates, we have adopted depreciation, amortization, and other tax accounting positions that may not conform with all aspects of existing Treasury regulations. A successful IRS challenge to those positions could adversely affect the amount of tax benefits available to our investors. It also could affect the timing of these tax benefits or the amount of gain on the sale of Certificates and could have a negative impact on the value of Certificates or result in audits of and adjustments to our investors’ tax returns. See “United States Federal Income Tax Considerations — Considerations for U.S. Holders — Allocation of Profits and Losses.”

We may allocate items of income, gain, loss, and deduction using a monthly or other convention, whereby any such items we recognize in a given month are allocated to our investors as of a specified date of such month. As a result, if an investor transfers its Certificates, it might be allocated income, gain, loss, and deduction realized by us after the date of the transfer. Similarly, if an investor acquires additional Certificates, it might be allocated income, gain, loss, and deduction realized by us prior to its ownership of such Certificates. Consequently, our investors may recognize income in excess of cash distributions received from us, and any income so included by an investor would increase the basis such investor has in its Certificates and would offset any gain (or increase the amount of loss) realized by such investor on a subsequent disposition of its Certificates.

Non-U.S. Holders (defined below) may be required to file U.S. tax returns and may be required to pay U.S. tax solely on account of owning and disposing of Certificates.

In light of our intended investment activities, we do not expect to be engaged in a U.S. trade or business for U.S. federal income tax purposes. There can be no assurance that the IRS will not successfully assert we are so engaged, however, in which case some portion of our income would be treated as effectively connected income with respect to Non-U.S. Holders. If we were to be treated as engaged in a U.S. trade or business, Non-U.S. Holders would generally be subject to withholding by us or the applicable withholding agent on their distributive share of our income effectively connected with such U.S. trade or business, be required to file U.S. federal income tax returns, and be required to pay U.S. federal income tax at regular U.S. federal income tax rates on any such income. Non-U.S. Holders that are corporations may also be subject to a branch profits tax on their allocable share of such income. See “United States Federal Income Tax Considerations — Considerations for Non-U.S. Holders.” In addition, if we were treated as being engaged in a U.S. trade or business, a portion of any gain recognized by a Non-U.S. Holder on the sale or exchange of Certificates would be treated for U.S. federal income tax purposes as effectively connected income, and hence such Non-U.S. Holder could be subject to U.S. federal income tax on the sale or exchange.

Risk Factors Related to the Chia Blockchain

If an investor chooses to have its Certificates issued in digital form on the Chia blockchain, those Certificates will be subject to additional risks not applicable to Certificates that trade on NYSE American or another stock exchange.

In addition to our intending to make application to have the Certificates listed on NYSE American, holders can choose to have their Certificates issued and held in digital form on the Chia blockchain. Trading peer-to-peer and or on decentralized exchanges on the Chia blockchain or other blockchains is not subject to the same protections and procedures as trading on NYSE American or another stock exchange. The Chia blockchain is new (transactions were launched in May 2021), and Chia Network had three customers (as of March 31, 2024) and limited experience providing services to its customers. There can be no assurances that the technology and software associated with the Chia blockchain or the Chia platform will consistently function as intended. As a result, holders of Certificates on the Chia blockchain could experience difficulties or delays in executing transactions. In addition, trading can occur on the Chia blockchain 24 hours a day, 7 days a week and lacks certain safeguards put in place by traditional exchanges to enhance the stability of trading on the platform and prevent flash crashes, such as limit-down circuit breakers and certain U.S. based trading hours. As a result, the Certificates may be subject to larger and/or more frequent sudden declines, particularly during non-market hours, and more significant technological, functionality, and execution risks, as further described below, than when traded on NYSE American or other traditional exchanges. Any of the foregoing could have an adverse impact on your investment, on the Trust and the Trust Administrator, including their applicable businesses, objectives, financial conditions, reputations, and prospects, and on the Certificates, including their trading, liquidity, markets, actual and perceived value, and trading price.

The Trust and the Trust Administrator do not control the Chia blockchain or the actions of users on the Chia blockchain.

Holders who choose to be issued, or acquire and hold, Certificates in digital form are subject to all the risks of transacting on the Chia blockchain. While the Chia blockchain and the Chia platform have security features such as advanced custody tools and vaults, holders choosing to transact on the Chia blockchain, which is a public, permissionless blockchain, enables peer-to-peer transactions using “Offers” technology, and where exchanges may occur in a decentralized, bulletin board system, do so at their own risk. None of the Trust, the Trust Administrator, the Delaware Trustee, or the Custodian, or any of their respective affiliates has any responsibility for transactions effected by holders of Certificates on the Chia blockchain, and none of the Trust, the Trust Administrator, the Delaware

Trustee, or the Custodian, or any of their respective affiliates will be liable for any risks or losses with respect to any transactions effected on the Chia blockchain. Despite this lack of responsibility, if a holder transacts on the Chia blockchain and has a negative experience, this may have an adverse impact on your investment, on the Trust and the Trust Administrator, including their applicable businesses, objectives, financial conditions, reputations, and prospects, and on the Certificates, including their trading, liquidity, markets, actual and perceived value, and trading price, and trading price, particularly for Certificates held in digital form on the Chia blockchain.

Perceived or actual cyberattacks and other security risks relating to the Chia blockchain could adversely affect Certificates and transactions on the Chia blockchain.

Threats to security can take a variety of forms and are constantly evolving. The sophistication of hackers, which can include individuals, groups of hackers, or sophisticated organizations, including state-sponsored organizations or nation-states, is growing, increasing the difficulty of detecting and successfully defending against such threats. Recently, the United States government has raised concerns about a potential increase in cyberattacks generally as a result of the military conflict between Russia and Ukraine and the related sanctions imposed by the United States and other countries. The Chia blockchain has experienced incidents in the past that some believe may have been attempted nation state cyberattacks. Further, threat actors may increasingly take advantage of limitations or vulnerabilities in our software (e.g., software supply chain attacks) or with our employees or customers (e.g., via phishing attacks). Some threats use techniques that change frequently and are often not known or recognized until launched against a target (“zero day attacks”). In addition to these common security risks that affect our business and the Chia blockchain, there are also risks that are unique to the blockchain and digital assets industry.

The Chia blockchain, which includes the Proof of Space and Time (“PoST”) consensus mechanism, relies upon technology and academic peer review to validate the security and corresponding security assumptions built into the blockchain protocol. If future academic research, technology developments, or attack vectors undermine the security of the Chia blockchain or PoST consensus mechanism, it could result in a loss of private data and digital assets, violation of applicable privacy, cybersecurity, and other laws, rules, regulations, standards, and contractual obligations, significant legal and financial exposure, damage to reputation and brand, and a loss of confidence in security measures, any of which could have a negative impact on transactions on the Chia blockchain. Further, farmers on the Chia blockchain could adopt changes that adversely affect the Chia blockchain, including changes that may have been implemented by a bad actor. If a security breach occurs in Chia blockchain-based applications, interfaces, software, smart coins, or smart contracts, it could result in reputational harm to the Chia blockchain, the Trust Administrator, and the Trust, and a loss of private data and digital assets held on the Chia blockchain. Any such events could adversely affect the ability to transact on the Chia blockchain, which could negatively impact the Certificates, even for Certificates that are not on the Chia blockchain. Any of the foregoing could have an adverse impact on your investment, on the Trust and the Trust Administrator, including their applicable businesses, objectives, financial conditions, reputations, and prospects, and on the Certificates, including their trading, liquidity, markets, actual and perceived value, and trading price.

Additionally, due to the decentralized nature of the Chia blockchain, users of the Chia blockchain, including any investor who holds Certificates in digital form, are prone to specialized vulnerabilities. For example, Chia blockchain users and their digital assets are susceptible to security breaches, including phishing, malware, and software supply chain attacks, which in turn creates more points of vulnerability in the Chia blockchain. These types of attacks could allow bad actors to obtain users’ credentials (e.g., the users’ private keys), which can result in damages for both the user, and if a majority of nodes are compromised, the Chia blockchain. Any loss of private keys relating to, or hack or other compromise of, digital wallets or vaults used to store users’ digital assets could adversely affect your ability to access their Certificates, receive distributions or other payments, or transact in Certificates.

In addition, the decentralized nature of a blockchain, such as the Chia blockchain, in general can lead to unique attacks, such as cyberattacks that focus on the consensus method of validating transactions. For example, a greater than 50% attack is a risk (an attack where a malicious actor is able to generate enough of a consensus on the blockchain to validate a fraudulent transaction). These types of attacks can allow hackers to modify the order of transactions, prevent the confirmation of transactions, or even reverse some previously completed transactions, resulting in double-spending (where an individual is able to enter the same transaction with multiple individuals despite having only one asset).

Any of the mentioned security risks could result in a loss of assets and private data, affect the ability of the Trust and the Trust Administrator to make distributions or other payments and effect transactions in Certificates, impact transactions by holders in Certificates, expose private data, violate applicable privacy and cybersecurity laws, rules, regulations, standards, and contractual obligations, create significant legal and financial exposure, and damage to reputation and brand, any of which could have a negative impact on the Certificates and your investment. A breach of security or other form of attack on the Chia blockchain, including attacks on any bridges between such blockchains and digitally wrapped assets, could result in the complete unrecoverable theft of the Certificates, digital assets, or stablecoins held on the Chia blockchain or otherwise negatively impact the Certificates on the Chia blockchain. Any of the foregoing could have an adverse impact on your investment, on the Trust and the Trust Administrator, including their applicable businesses, objectives, financial conditions, reputations, and prospects, and on the Certificates, including their trading, liquidity, markets, actual and perceived value, and trading price.

Real or perceived errors, bugs, or failures in the Chia blockchain could adversely affect Certificates and transactions on the Chia blockchain.

The Chia blockchain is a complex environment that is not under the control of the Trust, the Trust Administrator, the Delaware Trustee, or the Custodian, or any of their respective affiliates including Chia Network. Because a myriad of users with competing interests and skill levels develop implementations on the Chia blockchain, errors, bugs, or failures on the Chia blockchain could arise, or such activities may expose undetected errors, bugs, or failures on the Chia blockchain. There may be other errors, bugs, or failures on the Chia blockchain. For certain updates or fixes to the Chia blockchain to be implemented, they must be adopted by a majority of farmers and a majority of users must download and use the updated version from Chia Network or other sources. Even with respect to new versions or security patches that address high-risk security vulnerabilities (e.g., those that can lead to more than a minimal loss of funds or digital assets of users of the Chia blockchain, including Certificates held in digital form), it is the farmers and users who control updates and fixes. Chia Network has not and cannot control the acceptance of any such update or fix, and has not controlled the Chia blockchain since March 2021. Further, users and developers can propose changes to the Chia blockchain that could contain errors, bugs, or failures. Such real or perceived errors, bugs, or failures on the Chia blockchain could adversely affect your ability to transact, or the desire to transact, Certificates held in digital form, stablecoins, and other digital assets on the Chia blockchain, which could negatively impact the Certificates, even for Certificates that are not on the Chia blockchain. Any of the foregoing could have an adverse impact on your investment, on the Trust and the Trust Administrator, including their applicable businesses, objectives, financial conditions, reputations, and prospects, and on the Certificates, including their trading, liquidity, markets, actual and perceived value, and trading price.

A temporary or permanent blockchain “fork” could adversely affect Certificates and transactions on the Chia blockchain.

Many blockchain protocols, including the Chia blockchain, are open source software. Any user can download the software, modify it, and then propose that the Chia blockchain’s or other blockchain protocols’ farmers and/or validators adopt the modification. When a modification is introduced and a substantial majority of farmers, or validators consent to the modification, the change is implemented and the Chia blockchain or other blockchain protocol, as applicable, continues uninterrupted. However, if less than a majority of farmers, and/or validators consent to the proposed modification, and the modification is not compatible with the blockchain protocol prior to its modification, the consequence would be what is known as a “fork” (i.e., “split”) of the impacted blockchain protocol and respective blockchain, with one prong running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two parallel versions of the Chia blockchain or other blockchain protocol, as applicable, running simultaneously, but with each split network’s digital asset lacking interchangeability.

For example, the Bitcoin protocols have been subject to “forks” that resulted in the creation of new networks, including Bitcoin Cash ABC, Bitcoin Cash SV, and others. Some of these forks have caused fragmentation among platforms as to the correct naming convention for forked digital assets. Due to the lack of a central registry or rulemaking body, no single entity has the ability to dictate the nomenclature of forked digital assets, causing disagreements and a lack of uniformity among platforms on the nomenclature of forked digital assets, and which results in further confusion to customers as to the nature of assets they hold on platforms. In addition, several of these forks were contentious and as a result, participants in certain communities may harbor ill will towards other communities. As a result, certain community members may take actions that adversely impact the use, adoption, of its forked alternatives.

Furthermore, hard forks can lead to new security concerns. For instance, when the Ethereum and Ethereum Classic networks split in July 2016, replay attacks, in which transactions from one network were rebroadcast on the other network to achieve “double-spending,” plagued platforms that traded Ethereum through at least October 2016, resulting in significant losses to some crypto asset platforms. Another possible result of a hard fork is an inherent decrease in the level of security due to the splitting of validator resources across networks, making it easier for a malicious actor to exceed 50% of the validator resources of that network, thereby making digital assets more susceptible to attack.

We do not believe that we are required to support any fork or provide the benefit of any Certificate held in forked digital form to our customers. However, we could be required to choose a fork of the Chia blockchain as the definitive set of records for past and future records, however our choice could be incorrect and lead to significant confusion and losses for holders of Certificates held in digital form on the Chia blockchain. We may in the future be subject to claims by customers arguing that they are entitled to receive certain forked digital assets by virtue of our issuance of such assets. If any customers succeed on a claim that they are entitled to receive the benefits of a forked digital asset that we do not or are unable to support, we may be required to pay significant damages, fines, or other fees to compensate customers for their losses.

Forks may occur at any time. A fork can lead to a disruption of networks and information technology systems, cybersecurity attacks, replay attacks, or security weaknesses, any of which can further lead to temporary or even permanent loss of digital assets on the Chia blockchain.

Any of the foregoing could adversely impact your ability to transact on the Chia blockchain and adversely affect the Trust and the Trust Administrator, including their applicable businesses, objectives, financial conditions, reputations, and prospects, and the Certificates, including their trading, liquidity, markets, actual and perceived value, and trading price, even for Certificates not held in digital form, and your investment.

The functionality of the Chia blockchain relies on the internet and the availability and integrity of information technology systems. A significant disruption of internet connectivity or functionality, or a disruption to information technology systems, could adversely affect Certificates and the ability to effect transactions on the Chia blockchain.

The Chia blockchain, the Trust Administrator, and Chia Network depend upon information technology systems, infrastructure, and data to function. In the course of transactions, significant data is collected, stored and transmitted, including confidential information. Despite the implementation of security measures, given the size and complexity of the information technology systems of nodes on the Chia blockchain, the Trust Administrator, Chia Network, and bulletin board style decentralized exchanges on the Chia blockchain, such information technology systems are potentially vulnerable to breakdown or other damage or interruption from natural disasters, accidents, power disruptions, telecommunications or electrical failures, acts of terrorism or war, computer viruses, physical or electronic break-ins, human error, fraud, or other events or disruptions. Such systems also may be subject to break-ins, sabotage, theft, and intentional acts of vandalism or from cyberattacks by malicious parties (including the deployment of harmful malware, ransomware, denial-of-service attacks, social engineering, and other means to affect service reliability and threaten the confidentiality, integrity, and availability of information). Security threats are increasing in frequency and sophistication and pose a risk to the security of systems and networks and the confidentiality, availability, and integrity of the data processed and maintained. Disruption of the Chia blockchain and security threats to participants on the Chia blockchain could have an adverse impact on your investment, on the Trust and the Trust Administrator, including their applicable businesses, objectives, financial conditions, reputations, and prospects, and on the Certificates, including their trading, liquidity, markets, actual and perceived value, and trading price.

The loss, destruction, or breach of private keys required to access any digital assets may be irreversible and adversely affect Certificates and transactions on the Chia blockchain.

Digital assets are generally controllable only by the possessor of the unique private key, or in the case of a vault, multiple private keys, relating to the digital wallet or vault in which the assets are held. While blockchain protocols such as the Chia blockchain typically require public addresses to be published when used in a transaction, private keys and vaults must be safeguarded and kept private in order to prevent a third party from accessing the assets held in such a wallet or vaults. Wallets and vaults, like digital assets and blockchain technology, are subject to security breaches, attacks, or other malicious activities. A loss of private keys for, or a breach or other compromise of, digital wallets or vaults used by Certificate holders could adversely affect the ability of the Trust, the Trust Administrator, the Custodian, and Certificate holders to effect transactions with respect to the Certificates. As such, any loss of private keys or vaults for any reason, including due to a security breach, employee or service provider misconduct or error, or other compromise by third parties could negatively impact the Certificates, even for Certificates that are not on the

Chia blockchain. Any of the foregoing could have an adverse impact on your investment, on the Trust and the Trust Administrator, including their applicable businesses, objectives, financial conditions, reputations, and prospects, and on the Certificates, including their trading, liquidity, markets, actual and perceived value, and trading price.

The regulatory environment for blockchain technology is evolving rapidly and may become more restrictive and require compliance with new or revised legislation and regulations, and failure to comply with these evolving laws and regulations could adversely affect the Certificates and the ability to effect transactions on the Chia blockchain.

There is significant risk and uncertainty surrounding the ongoing development of regulatory frameworks governing blockchain technology around the world, including in the United States, and as the blockchain and digital assets markets continue to grow, we expect regulatory scrutiny to increase across jurisdictions. Globally, implemented and proposed regulatory regimes have included outright mining bans, exchange bans, tax/network reporting rules (which may be difficult or impossible to comply with), government backdoors, and coin issuance bans. Potential new legislation may require certain licenses for or the registration of farmers, users, and developers who use blockchain technology, including the Chia blockchain. While neither the Trust nor the Trust Administrator owns, operates, or controls the Chia blockchain, they may nonetheless become subject to such regulations due to Certificates being issued as digital assets on the Chia blockchain. Onerous, restrictive, or inconsistently applied legislation or regulations also could impair the adoption of the Chia blockchain and could adversely affect the Certificates and transactions on the Chia blockchain.

Applicable laws and regulations may include those governing financial services and banking, federal government contractors, trust companies, securities, insurers, derivative transactions and markets, broker-dealers and alternative trading systems (ATS), clearing agencies, commodities, credit, digital asset custody, exchanges, transfer agents, cross-border and domestic money and digital asset transmission, retail and commercial lending, usury, foreign currency exchange, privacy, data governance, data protection, cybersecurity, fraud detection, payment services (including payment processing and settlement services), retail protection, escheatment, antitrust and competition, bankruptcy, tax, anti-bribery, economic and trade sanctions, anti-money laundering, and counter-terrorist financing.

Many of these legal and regulatory regimes were adopted prior to the advent of the internet, mobile technologies, blockchain technology, digital assets, and related technologies. As a result, some applicable laws and regulations do not contemplate or address issues associated with blockchain technology, are subject to significant uncertainty, and vary widely across U.S. federal, state, and local and international jurisdictions. These legal and regulatory regimes evolve frequently and may be modified, interpreted, and applied in an inconsistent manner from one jurisdiction to another, and may conflict with one another, or even within a given jurisdiction. Moreover, the complexity and evolving nature and the significant uncertainty surrounding the regulation of blockchain technology and digital assets requires market participants to continuously monitor and assess proposed and new laws, rules, and regulations and to exercise judgment as to whether certain laws, rules, and regulations apply to the transactions being effected by them, and it is possible that governments and regulators may disagree with these conclusions. There is pending legislation in certain jurisdictions that market participants are monitoring. For example, legislators in jurisdictions such as Illinois and New Jersey are proposing draft legislation regarding potential disclosure, safeguarding, and licensing requirements for digital asset businesses operating in the state that could affect users the Chia blockchain. Certain laws, rules, and regulations may apply to you, the Trust and the Trust Administrator, the Chia blockchain, or other digital asset market participants, and include already deployed and often immutable code, that by the nature of blockchain technology may not be possible or may be very difficult to comply with. Operations may also require licenses and permits from various governmental authorities to carry on business, and such licenses and permits are subject to changes in regulations and various operating circumstances. As new regulations are proposed and implemented or regulators interpret current regulations in ways that are not currently anticipated, depending on the scope of such new regulations or interpretations, if the Trust or the Trust Administrator were required to obtain licenses, registrations and/or permits, there could be risk that they would not be able to obtain and maintain all necessary licenses, registrations, and/or permits. Any prohibitive legislation or regulation on blockchains or digital assets could adversely affect the Certificates and your ability to transact on the Chia blockchain or other blockchain technologies. Failure to comply with any applicable laws, rules, and regulations could subject you, the Trust, and the Trust Administrator to cease and desist orders, significant fines, revocation of licenses (if applicable), limitations on services offered, including on the Chia blockchain, reputational and brand harm, and other regulatory consequences, each of which may be significant and could adversely affect your ability to transact on the Chia blockchain. Any of the foregoing could have an adverse impact on the Trust and the Trust Administrator, including their applicable businesses, objectives, financial conditions, reputations, and prospects, and the Certificates, including their trading, liquidity, markets, actual and perceived value, and trading price, even for Certificates not held in digital form, and your investment.

Further, as blockchain technology has grown in both popularity and market size, various U.S. federal, state, and local and foreign governmental organizations, consumer agencies, and public advocacy groups have been examining the operations of such blockchains and their users, with a focus on how blockchain technology, and particularly digital assets, can be used to launder the proceeds of illegal activities and fund criminal activities or terrorist enterprises. Market participants may have lobbyists working for them, who may have already spent years developing and implementing strategies to advance their interests with policymakers. As a result, new laws and regulations may be proposed and adopted in the United States and internationally, or existing laws and regulations may be interpreted in new ways, that harm blockchain technology and digital assets. While such regulations may be intended to target companies that specifically manage or operate blockchain technology, the Trust and the Trust Administrator and holders of Certificates on the Chia blockchain customers may be implicated in such regulations given usage of the Chia blockchain and other blockchain protocols, all of which could have an adverse impact on your investment, on the Trust and the Trust Administrator, including their applicable businesses, objectives, financial conditions, reputations, and prospects, and on the Certificates, including their trading, liquidity, markets, actual and perceived value, and trading price.

Certificates in digital form on the Chia blockchain will receive distributions or other payments in stablecoins, instead of cash, with the choice of the particular stablecoin being in the discretion of the Trust Administrator.

Certificates held in digital form on the Chia blockchain will receive distributions or other payments with respect to the Certificates in stablecoins, and not in cash. The Trust currently intends to use only fiat-collateralized stablecoins. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets, and may be pegged to a fiat currency, such as the U.S. dollar (e.g., “USDC,” which is a fully reserved stablecoin backed by highly liquid cash and cash-equivalent assets, redeemable 1:1 for US dollars, and issued by Circle Internet Financial, LLC), and backed by assets, such as cash, commodities, such as gold, or other digital assets. The regulatory treatment of stablecoins is highly uncertain and has drawn significant attention from legislative and regulatory bodies around the world, including resulting in enforcement actions by regulatory bodies against stablecoin issuers for regulatory violations, misrepresentation and fraud, and/or other allegations. In addition, some stablecoins are reliant on the U.S. banking system and U.S. treasuries, and the failure of either to function normally could impede the function of such stablecoins. In addition, stablecoins can experience volatility due to operational issues with stablecoins (for example, technical issues that prevent settlement). Any of the foregoing, or perceptions of any of the foregoing, could adversely affect the price of a particular stablecoin or stablecoins in general. Investors who receive distributions in stablecoins would be exposed to these additional risks. These risks also could negatively impact an investor’s willingness to receive dividend payments in stablecoins and hold Certificates on the Chia blockchain, which could negatively impact the overall demand for Certificates, and particularly Certificates held in digital form on the Chia blockchain. Any of the foregoing could have an adverse impact on your investment, on the Trust and the Trust Administrator, including their applicable businesses, objectives, financial conditions, reputations, and prospects, and on the Certificates, including their trading, liquidity, markets, actual and perceived value, and trading price, even for Certificates that are not on the Chia blockchain.

Further, the particular stablecoin used to pay the distributions or other payments will be at the discretion of the Trust Administrator. Holders of Certificates may not prefer the particular stablecoin that the Trust Administrator has chosen and may not have the ability to request to be paid in a different stablecoin. If a holder of a Certificate does not wish to receive the particular stablecoin, they may be required to use a bridge or a decentralized exchange to convert the stablecoin to a digital asset considered more suitable or desirable by the holder, which may entail the payment of blockchain transaction or protocol fee, or seek to transfer its Certificate from being held and traded on the Chia blockchain to being held in DTC and traded on NYSE American (or other applicable exchange). Although the Trust Administrator will not charge a fee for this transfer, the holder must still comply with the procedures of the Custodian and DTC to effect such transfer, and such transfer would not be immediate. A holder may not desire to hold its Certificates through DTC and, as a result, may instead choose to redeem its Certificates. Any of the foregoing could have an adverse impact on your investment, on the Trust and the Trust Administrator, including their applicable businesses, objectives, financial conditions, reputations, and prospects, and on the Certificates, including their trading, liquidity, markets, actual and perceived value, and trading price, even for Certificates that are not on the Chia blockchain.

Certificates held as CATs on the Chia blockchain will be subject to certain minimum increments and minimum dividend payments.

Certificates held as CATs on the Chia blockchain will be divisible by increments of 1,000, or 0.001 Certificate increments. Accordingly, the minimum amount an investor can hold of a Dividend Certificate or an Asset Certificate on the Chia blockchain is 0.001, which may impact your investment or your Certificates, including their trading, liquidity, markets, actual and perceived value, and trading price, as well as your ability to participate in or benefit from certain corporate actions, including stock splits, spin-offs, or mergers. In addition, the minimum dividend payment that can be made on the Chia blockchain is $0.001; if the quarterly dividend payment on 0.001 of any given Dividend Certificate is less than $0.001, the Trust and the Trust Administrator will not pay that amount to the Dividend Certificate holder nor will such amount be accrued on behalf of the Dividend Certificate holder, which may affect your investment, ability to receive dividends, and the Certificates, including their trading, liquidity, markets, actual and perceived value, and trading price. Further, the Chia blockchain uses a “Coin model” to represent assets like the Dividend Certificates in CAT form. In the Coin model, each item represented in the Chia blockchain database is its own object called a “coin.” Unless the holder registers their digital wallet or vault with the Trust Administrator or uses their own digital wallet or vault software to combine their coins so that no single coin falls below the $0.001 quarterly dividend payment minimum, the holder could hold coins that, in the aggregate, would be due a dividend payment, but on a per coin basis such holder could have coins that are too small with respect to which to pay a dividend, which could have an adverse impact on your investment, ability to receive dividends, and on the Certificates, including their trading, liquidity, markets, actual and perceived value, and trading price.

Blockchain transactions fees and congestion could adversely affect our business, and our and our customers’ digital assets.

Blockchain protocols, such as the Chia blockchain, require the payment of transaction fees and such fees can become significant as the amount and complexity of the transaction grows, depending on the degree of network congestion and the price of the blockchain protocol’s native token. Transaction fees on the Chia blockchain and other blockchain protocols have been and may continue to be unpredictable. The unpredictability in fees is largely due to the volume of transactions effected on the blockchain as well as the development of the underlying blockchain technology. Real time and historical information on transaction fees on the Chia blockchain can be found on the Chia Network dashboard website. References to the Chia Network dashboard website are only provided here as a convenience to you, and the information contained on or connected to or accessible from such website is not considered part of this prospectus. You should rely only on the information included in this prospectus in making a decision as to whether or not to invest in the Certificates.

If the block rewards for farmers, or validators on any blockchain network are not sufficiently high to incentivize such validators, validators may demand higher transaction fees, or collude to reject low transaction fees and force users to pay higher fees. High fees or network congestion on the Chia blockchain or other blockchain protocols could materially impact our ability to issue cash distributions and dividends, and your ability to transact Certificates held in digital form. Any of the foregoing could have an adverse impact on the Trust and the Trust Administrator, including their applicable businesses, objectives, financial conditions, reputations, and prospects, and the Certificates, including their trading, liquidity, markets, actual and perceived value, and trading price, even for Certificates not held in digital form, and your investment.

Transactions on the Chia blockchain are visible to the general public which could dissuade parties from trading CATs.

One of the key characteristics of transactions on public blockchains such as the Chia blockchain is that these transactions are visible to the public. This transparency greatly enhances the security, auditability, and reliability of the blockchain, among other benefits. While only the public key address of the transacting parties is visible, as opposed to other identifying information such as names or email addresses, some parties may be dissuaded from purchasing or trading CATs out of a concern that their transaction history and digital asset holdings are visible, verifiable, and auditable, even if only through their public key addresses. This negative perception or a user’s desire for greater privacy could adversely affect your ability to transact, or the desire to transact, CATs or other digital assets, which could negatively impact the Certificates, even for Certificates that are not on the Chia blockchain. This could have an adverse impact on your investment, on the Trust and the Trust Administrator, including their applicable businesses, objectives, financial conditions, reputations, and prospects, and on the Certificates, including their trading, liquidity, markets, actual and perceived value, and trading price.

Legal terms associated with CATs may not be accessible or binding on subsequent purchasers.

The Chia blockchain requires blockchain-based digital signatures from both the seller and purchaser to effectuate a transaction, and any legal terms associated with the CATs, as determined by the Trust Administrator, will be accessible through a link or URL provided in the metadata for the CAT, embedded terms or data in the CAT, or on a user’s digital wallet or wallet software. Despite the Chia blockchain’s unique features from other blockchain technology that enables users to digitally sign transactions, transact peer-to-peer, and include appropriate embedded legal terms, legends, or notices within a specific digital asset, a court may determine that such terms are not legally binding because the purchaser did not manifest assent to those terms, or because the terms were not presented in a clear and conspicuous manner, as is required to create a binding agreement. If one or more courts were to make such a determination, it could adversely affect your ability to transact, or the desire to transact, CATs or other digital assets, which could negatively impact the Certificates, even for Certificates that are not on the Chia blockchain. This could have an adverse impact on your investment, on the Trust and the Trust Administrator, including their applicable businesses, objectives, financial conditions, reputations, and prospects, and on the Certificates, including their trading, liquidity, markets, actual and perceived value, and trading price.

The Chia blockchain may be unable to attract a sufficient number of farmers to validate transactions.

The Chia blockchain uses a PoST consensus mechanism to validate transactions. This mechanism requires validators, known as farmers, to install certain node software and take other actions on their own computers. Although there are over 42,000 nodes on the Chia blockchain as of June 30, 2025, if there are an insufficient number of users willing to act as farmers, including because of a drop in the market price of XCH, the native token of the Chia blockchain used as rewards for farmers, the Chia blockchain may not function or may not function as intended or the security of the Chia blockchain and CATs and digital assets on the Chia blockchain may be more vulnerable to being compromised. The PoST consensus mechanism also requires at least one person to install and operate a “timelord” to run a Verifiable Delay Function (VDF) server. In the event no one acts a timelord, the Chia blockchain may not function or may not function as intended or the security of the Chia blockchain and CATs and digital assets on the Chia blockchain may be more vulnerable to be compromised. Any of the foregoing could adversely impact your ability to transact on the Chia blockchain and the Certificates, including their trading, liquidity, markets, actual and perceived value, and trading price, your investment, and the Trust and the Trust Administrator, including their applicable businesses, objectives, financial conditions, reputations, and prospects.

XCH, the native token of the Chia blockchain, could be found to be a security which could impact the viability of the Chia blockchain.

We believe that many digital assets fall within the definition of a “security” under the U.S. federal securities laws and agree with many recent statements by the SEC regarding the status of digital assets. The legal test for determining whether any given digital asset is a security is a highly complex, fact-driven analysis, and the outcome may be difficult to predict. The SEC generally does not provide advance guidance or confirmation on the status of any particular digital asset as a security. The SEC’s Strategic Hub for Innovation and Financial Technology published a framework for analyzing whether any given digital asset is a security in April 2019, but this framework is also not a rule, regulation, or statement of the SEC and is not binding on the SEC. Our position that XCH is not a security under applicable law in the United States may be challenged at any time, and the outcome of any such challenge is uncertain.

Several foreign jurisdictions have taken broad-based approaches to classifying digital assets as securities, while other foreign jurisdictions have adopted narrower approaches. As a result, certain digital assets may be deemed to be a “security” under the laws of some jurisdictions but not others. Various foreign jurisdictions may, in the future, adopt additional laws, regulations, or directives that affect the characterization of digital assets as securities.

The classification of a digital asset as a security under applicable law has wide-ranging implications for the regulatory obligations that flow from the offer, sale, trading, and clearing of such assets. For example, a digital asset that is a security in the United States may generally only be offered or sold in the United States pursuant to a registration statement filed with and declared effective by the SEC or in an offering that qualifies for an exemption from registration. Persons that effect transactions in digital assets that are securities in the United States may be considered statutory underwriters and/or may be subject to registration with the SEC as a broker or dealer. Platforms that bring together purchasers and sellers to transact in digital assets that are securities in the United States are generally subject to registration as national securities exchanges, or must qualify for an exemption from registration, such as by being operated by a registered broker-dealer as an alternative trading system, in compliance with applicable rules. Persons facilitating the clearing and settlement of securities may be subject to registration with the SEC as clearing agencies. Foreign jurisdictions may have similar licensing, registration, and qualification requirements. While we may conduct our own analyses concluding that XCH is not a security, Chia Network could nonetheless be subject to legal or regulatory action in the event the SEC, a foreign regulatory authority, or a court were to determine that such digital asset is a security under applicable laws. We have conducted our own legal analyses and believe that sales or loans of XCH by Chia Network from its reserves, such as through blind programmatic sales by third parties on non-U.S. exchanges that do not permit U.S. persons to trade tokens, should not be viewed as transactions involving securities based on applicable case law precedents, SEC frameworks, and/or exemptions from registered offerings; however, Chia Network could be subject to legal or regulatory action in the event the SEC, a foreign regulatory authority, or a court were to disagree or otherwise determine that sales of XCH from its reserves is a securities transaction or investment contract under applicable laws.

Despite the foregoing, if XCH is determined or asserted to be a security, it is likely to become difficult or impossible for it to be traded, cleared, or custodied in the United States or potentially other countries through the same channels used by non-security digital assets. This could materially and adversely affect the trading value of XCH and make the Chia blockchain less attractive to farmers and users. A weakening of the reliability and security of the Chia blockchain from the loss of farmers could adversely affect your ability to transact, or the desire to transact, CATs or digital assets, which could negatively impact the Certificates, even for Certificates that are not on the Chia blockchain. This could have an adverse impact on your investment, on the Trust and the Trust Administrator, including their applicable businesses, objectives, financial conditions, reputations, and prospects, and on the Certificates, including their trading, liquidity, markets, actual and perceived value, and trading price.

Risk Factors Related to Conflicts of Interest of the Trust Administrator

The Trust Administrator has existing relationships that may give rise to conflicts of interest, or the appearance of conflicts of interest.

The Trust Administrator has relationships that may give rise to conflicts of interest, or the appearance of conflicts of interest. You should be aware of, and by creating or purchasing Certificates, will be deemed to have consented to, such conflicts of interest. In addition, prospective investors should be aware that the Trust Administrator intends to assert that Certificate holders have consented to such conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Trust Administrator to the Certificate holders.

In particular, certain directors and executive officers of the Trust Administrator also serve as directors or executive officers and/or are shareholders of Chia Network, the company that initially developed the Chia blockchain. Eligible Participants will have the option to be issued Certificates, and investors may choose to hold their Certificates, in the form of a “Chia Asset Token” or “CAT,” which is a digital asset issued on the Chia blockchain under an applicable Chia Asset Token standard. In addition, the Dividend Fee is structured such that holders of Dividend Certificates on the Chia blockchain would be charged only a fee of 10% of the amount of the dividend received, instead of 20% for Dividend Certificates held through DTC. Increased usage and transaction volume on the Chia blockchain may impact the market price of XCH, the native token of the Chia blockchain required to process transactions and provide security to the Chia blockchain, as well as rewards for farmers who validate the Chia blockchain. Chia Network holds a significant amount of XCH from its strategic reserve on its pro forma balance sheet. As a result, Chia Network will benefit from this arrangement with the Trust and investors who choose to hold their Certificates on the Chia blockchain.

Certain directors and executive officers of the Trust Administrator also serve as directors or executive officers of CAVU Securities. The Trust Administrator was formed by and is a joint venture between Chia Network Inc. and 3V Capital Partners SE LLC. The Trust Administrator is a subsidiary of Chia Network, which retains a controlling membership interest in the Trust Administrator, and is an affiliate of 3V Capital Partners, which retains a substantial minority membership interest in the Trust Administrator. The Trust Administrator, Chia Network, CAVU Securities, and their respective affiliates in the course of their respective businesses, may hold, or participate in transactions involving, the Certificates, the Underlying Shares, and/or other securities and/or instruments, including stablecoins, either for their own account or for the account of others. Certificates held in digital form on the Chia blockchain will receive distributions or other payments with respect to the Certificates in stablecoins, and not in cash. The Trust currently intends to use only fiat-collateralized stablecoins. However, the particular stablecoin used to pay the distributions or other payments will be at the discretion of the Trust Administrator. Such transactions may not serve to benefit the Certificate holders or the Trust and may have a positive or negative effect on the value of the Underlying Shares held by the Trust, or the stablecoins used to make payments to Certificate holders, and, consequently, on the market value of the Underlying Shares, the Certificates, or the stablecoins. Such persons may take positions in the Underlying Shares which are counter to the Trust’s position as a holder of the Underlying Shares, and may take positions in stablecoins which are counter to a Certificate holder’s position as a holder of stablecoins. There can be no assurance that any of the foregoing will not have an adverse effect on the Underlying Shares held by the Trust or the value of the Certificates or stablecoins.

In addition, the Trust Administrator, the Delaware Trustee, and/or their respective affiliates currently engage in, and may in the future engage in, the promotion, management, or investment management of other accounts, funds, or trusts, or may face other potential conflicts of interest. Although the Trust Administrator and the Delaware Trustee intend to devote as much time to the Trust as is deemed appropriate to perform their duties, the Trust Administrator and the Delaware Trustee may allocate their time and services among the Trust and such other accounts, funds, or trusts. Any of the foregoing could have an adverse impact on the Trust and the Trust Administrator, including their applicable businesses, objectives, financial conditions, reputations, and prospects, and the Certificates, including their trading, liquidity, markets, actual and perceived value, and trading price, and your investment. See “Conflicts of Interest.”

Other conflicts of interest, potential conflicts of interest, or the appearance of conflicts of interest may arise among the Trust Administrator or its affiliates and the Trust. The Trust Administrator and its affiliates have no fiduciary duties to the Trust and its Certificate holders, which may permit them to favor their own interests to the detriment of the Trust and its Certificate holders.

The Trust Administrator will manage the affairs of the Trust. Conflicts of interest, potential conflicts of interest, or the appearance of conflicts of interest may arise among the Trust Administrator and its affiliates, on the one hand, and the Trust and its Certificate holders, on the other hand. The Trust Agreement, to the fullest extent permitted by law, eliminates fiduciary duties and other implied duties or liabilities otherwise existing at law or in equity with respect to the Trust, the Certificate holders, Eligible Participants, and any other person. As a result of these conflicts, the Trust Administrator may favor its own interests and the interests of its affiliates over the Trust and its Certificate holders.

These potential conflicts include, among others, the following:

•        the Trust Administrator has no fiduciary duties to, and is allowed to take into account the interests of parties other than, the Trust and its Certificate holders in resolving conflicts of interest, provided the Trust Administrator does not act in bad faith;

•        the Trust has agreed to indemnify the Trust Administrator, the Delaware Trustee, and their respective affiliates pursuant to the Trust Agreement;

•        the Trust Administrator is responsible for allocating its own limited resources among different clients and potential future business ventures, to each of which it may owe fiduciary duties;

•        the Trust Administrator, its affiliates, and their respective directors, officers, and employees, may also service other digital asset investment vehicles, and their respective clients and cannot devote all of its, or their, respective time or resources to the management of the affairs of the Trust;

•        the Trust Administrator, its affiliates, and their respective directors, officers, and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Trust;

•        the Trust Administrator, its affiliates, and their respective directors, officers, and employees have substantial direct investments, or may undertake transactions in, the Underlying Shares, the Certificates, stablecoins (such as USDC), and/or other securities and/or instruments that they are permitted to manage taking into account their own interests without regard to the interests of the Trust or its Certificate holders, and any of the foregoing could adversely affect the value of the Underlying Shares, the Certificates, and such stablecoins;

•        the Trust Administrator decides whether to retain separate counsel, accountants, or others to perform services for the Trust;

•        the Trust Administrator may appoint an agent to act on behalf of the Certificate holders which may be the Trust Administrator or an affiliate of the Trust Administrator; and

•        the Trust Administrator may amend the Trust Agreement, including to increase the Trust Administrator’s Fees, without Certificate holder consent.

Conflicts of interest, potential conflicts of interest, or the appearance of conflicts of interest may have an adverse impact on the Trust and the Trust Administrator, including their applicable businesses, objectives, financial conditions, and prospects, and on the Certificates, including their trading, liquidity, markets, actual and perceived value, and trading price, and your investment.

You should be aware of, and by creating or purchasing Certificates, will be deemed to have consented to, such conflicts of interest. In addition, prospective investors should be aware that the Trust Administrator intends to assert that Certificate holders have consented to such conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Trust Administrator to the Certificate holders. See “Conflicts of Interest.”

Certificate holders cannot be assured of the Trust Administrator’s continued services, the discontinuance of which may be detrimental to the Trust.

Certificate holders cannot be assured that the Trust Administrator will be willing or able to continue to serve as Trust Administrator to the Trust for any length of time. If the Trust Administrator discontinues its activities on behalf of the Trust and a substitute Trust Administrator is not appointed, the Trust will terminate and liquidate its the Underlying Shares.

Appointment of a substitute Trust Administrator will not guarantee the Trust’s continued operation, successful or otherwise. Because a substitute Trust Administrator may have no experience managing a digital asset financial vehicle, a substitute sponsor may not have the experience, knowledge or expertise required to ensure that the Trust will operate successfully or continue to operate at all. Therefore, the appointment of a substitute Trust Administrator may not necessarily be beneficial to the Trust and the Trust may terminate.

Any of the foregoing could have an adverse impact on your investment, on the Trust and the Trust Administrator, including their applicable businesses, objectives, financial conditions, reputations, and prospects, and on the Certificates, including their trading, liquidity, markets, actual and perceived value, and trading price.

Certificate holders may be adversely affected by the lack of independent advisers representing investors in the Trust.

The Trust Administrator has consulted with counsel, accountants, and other advisers regarding the formation and operation of the Trust. No counsel was appointed to represent investors in connection with the formation of the Trust or the establishment of the terms of the Trust Agreement, depositor agreement, and the Certificates. Moreover, no counsel has been appointed to represent an investor in connection with the offering of the Certificates. Accordingly, an investor should consult his, her, or its own legal, tax, and financial advisers regarding the desirability of the value of the Certificates. Lack of such consultation may lead to an undesirable investment decision with respect to investment in the Certificates.

Certificate holders and Eligible Participants lack the right under the Custody Agreement (as defined below) to assert claims directly against the Custodian, which significantly limits their options for recourse.

Neither the Certificate holders nor any Eligible Participant have a right under the Custody Agreement to assert a claim against the Custodian. Claims under the Custody Agreement may only be asserted by the Trust Administrator on behalf of the Trust. Any of the foregoing could have an adverse impact on your investment, on the Trust and the Trust Administrator, including their applicable businesses, objectives, financial conditions, reputations, and prospects, and on the Certificates, including their trading, liquidity, markets, actual and perceived value, and trading price.

Risk Factors Related to Regulatory Matters

The Trust is not an investment company and Certificate holders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act.

The Trust is not registered under the Investment Company Act and does not believe that it is required to register under such act because it is not an “investment company” within the meaning of the Investment Company Act. Instead, the Trust is a voting trust whose assets consist exclusively of securities of a single issuer, which issuer is not an investment company. The Trust Administrator is not registered with the SEC as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Trust.

Investment companies and their directors and management are subject to extensive regulation as investment companies and investment advisers under the U.S. federal securities laws. The Investment Company Act is designed to protect investors by preventing insiders from managing investment companies to their benefit and to the detriment of public investors, by imposing restrictions on, for example: the issuance of securities having inequitable or discriminatory provisions; the management of investment companies by irresponsible persons; the use of unsound or misleading methods of computing earnings and asset value; changes in the character of investment companies without the consent of investors; and investment companies from engaging in excessive leveraging. To accomplish these ends, the Investment Company Act requires the safekeeping and proper valuation of fund assets, restricts greatly transactions with affiliates, limits leveraging, and imposes governance requirements as a check on fund management. The Trust is not subject to, and will not otherwise voluntarily comply with, these laws and regulations applicable to investment companies. Consequently, holders of Certificates do not have the regulatory protections provided to investors in investment companies.

The Certificates are securities under the U.S. federal and other applicable securities laws, and, therefore, holders of Certificates must comply with applicable securities laws.

The Certificates are securities under the U.S. federal securities laws and other applicable securities laws. Therefore, the holders of the Certificates must comply with the requirements of these laws when making offers, purchasing, selling, transferring, or otherwise trading the Certificates. These laws include restrictions on resales of securities if you are an affiliate of the Trust, as well as insider trading prohibitions and other anti-fraud provisions. In addition, Eligible Participants that acquire Certificates with a view to distributing those Certificates to their clients or other accounts could result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act.

If the Trust were deemed to be an investment company under the Investment Company Act, applicable restrictions could have a material adverse effect on the Trust.

If the Trust were deemed to be an investment company under the Investment Company Act, the Trust may become subject to burdensome requirements, including registration as an investment company and application of certain restrictions and regulations, including those noted above, that may significantly restrict the Trust’s activities and may make it impossible for the Trust to conduct its operations as currently conducted. If the Trust were to become subject to the Investment Company Act, any violation of the Investment Company Act could subject the Trust to material adverse consequences, including potentially significant regulatory penalties and the possibility that certain of the Trust’s contracts would be deemed unenforceable. Accordingly, the Trust Agreement provides that the Trust Administrator may dissolve the Trust if the SEC (or its Staff) or a court of competent jurisdiction determines that the Trust is an investment company under the Investment Company Act. Any of the foregoing could have an adverse impact on your investment, on the Trust and the Trust Administrator, including their applicable businesses, objectives, financial conditions, reputations, and prospects, and on the Certificates, including their trading, liquidity, markets, actual and perceived value, and trading price.

The Trust is an “emerging growth company” and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Certificates less attractive to investors.

The Trust is an “emerging growth company” as defined in the JOBS Act. For as long as the Trust continues to be an emerging growth company it may choose to take advantage of certain exemptions from various reporting requirements applicable to other public companies but not to emerging public companies, which include, among other things:

•        exemption from the auditor attestation requirements under Section 404(b) of the Sarbanes-Oxley Act;

•        reduced disclosure obligations regarding executive compensation in the Trust’s periodic reports and audited financial statements in this prospectus;

•        exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on “golden parachute” compensation; and

•        exemption from any rules requiring mandatory audit firm rotation and auditor discussion and analysis and, unless otherwise determined by the SEC, any new audit rules adopted by the Public Company Accounting Oversight Board.

The Trust could be an emerging growth company until the last day of the fiscal year following the fifth anniversary after its initial public offering of the Certificates pursuant to this registration statement, or until the earliest of (1) the last day of the fiscal year in which it has annual gross revenue of $1.235 billion or more, (2) the date on which it has, during the previous three-year period, issued more than $1 billion in non-convertible debt, or (3) the date on which it is deemed to be a large accelerated filer under the federal securities laws. The Trust will qualify as a large accelerated filer as of the first day of the first fiscal year after it has (A) more than $700 million in outstanding equity held by non-affiliates, (B) been public for at least 12 months, and (C) filed at least one annual report on Form 10-K.

Under the JOBS Act, emerging growth companies are also permitted to elect to delay adoption of new or revised accounting standards until companies that are not subject to periodic reporting obligations are required to comply, if such accounting standards apply to non-reporting companies. However, the Trust has chosen to opt out of this extended transition period for complying with new or revised accounting standards. Section 107 of the JOBS Act provides that the decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

The Trust cannot predict if investors will find an investment in Certificates less attractive if it relies on these exemptions.

The underlying assets of the Trust could be deemed to include “plan assets.”

Although not anticipated, it is possible that, notwithstanding the commercially reasonable efforts of the Trust Administrator, the underlying assets of the Trust could be deemed to include “plan assets” for the purposes of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) or Section 4975 of the Code. If the assets of the Trust were deemed to be “plan assets,” this could result in, among other things, (1) the application of the prudence and other fiduciary standards of ERISA to investments made by the Trust and (2) the possibility that certain transactions in which the Trust might otherwise seek to engage in the ordinary course of its business and operation could constitute non-exempt “prohibited transactions” under Section 406 of ERISA and/or Section 4975 of the Code, which could restrict the Trust from entering into an otherwise desirable investment or from entering into an otherwise favorable transaction. In addition, fiduciaries who decide to invest in the Trust could, under certain circumstances, be liable for “prohibited transactions” or other violations as a result of their investment in the Trust or as co-fiduciaries for actions taken by or on behalf of the Trust or the Trust Administrator. There may be other federal, state, local, non-U.S. law, or regulation that contains one or more provisions that are similar to the foregoing provisions of ERISA and the Code that may also apply to an investment in the Trust. Any of the foregoing could have an adverse impact on your investment, on the Trust and the Trust Administrator, including their applicable businesses, objectives, financial conditions, reputations, and prospects, and on the Certificates, including their trading, liquidity, markets, actual and perceived value, and trading price, and your investment.

The application of ERISA (including the corresponding provisions of the Code and other relevant laws) may be complex and dependent upon the particular facts and circumstances of the Trust and of each Plan (as defined below), and it is the responsibility of the appropriate fiduciary of each investing Plan to ensure that any investment in the Trust by such Plan is consistent with all applicable requirements. Each Certificate holder, whether or not subject to Title I of ERISA or Section 4975 of the Code, should consult its own legal and other advisors regarding the considerations discussed above and all other relevant ERISA and other considerations before investing in the Certificates.

USE OF PROCEEDS

The Trust will not receive any cash proceeds from the issuance of Certificates. The Certificates will be created and issued only upon the delivery, from time to time, by the Trust Administrator to Eligible Participants who deposit Underlying Shares with the Trust and satisfy other conditions set forth in the Trust Agreement. Such Underlying Shares will be held by the Custodian on behalf of the Trust until such time as they are redeemed by an Eligible Participant or the Trust is terminated and the Underlying Shares distributed to holders of Certificates in accordance with the Trust Agreement.

BUSINESS OF THE TRUST

The Trust was formed solely to hold the Underlying Shares (and amounts received as distributions related to the Underlying Shares, pending distribution to Certificate holders), and neither the Trust nor the Trust Administrator will actively manage the Trust’s holdings of the Underlying Shares. The Trust will not invest in other assets or seek to generate investment returns, and the Trust will not use leverage, options, derivatives, or any similar arrangements to seek to generate returns.

Overview

Trust Objective

The Trust’s objective is to give investors the capability to precisely choose their desired type of exposure to the Underlying Shares through receipt of dividends or capital assets, or both, in even or uneven amounts, while retaining voting rights which, for most matters, will be apportioned between the two types of Certificates, as applicable. Investors will have the capability to customize their exposure to the Underlying Shares over time. For example, an investor focused on longer-term investment horizons and less on current cash flow may prefer to own 10% Dividend Certificates and 90% Asset Certificates, whereas an investor more focused on current cash flows may prefer to own 60% Dividend Certificates and 40% Asset Certificates. Although the Certificates will not be the exact equivalent of a direct investment in the Underlying Shares, we believe they provide investors with a secure, flexible, and cost-efficient alternative to participate in the market of the Underlying Shares. Because the value of the Certificates is tied to the value of the Underlying Shares held by the Trust, it is important to understand the investment attributes of, and the market for, the Underlying Shares. There can be no assurance that the Trust will be able to achieve its objectives.

The structure of the Trust and the features of the Certificates are designed to address market inefficiencies that have emerged in recent years. These inefficiencies are particularly pronounced in large-cap growth stocks that pay dividends as we believe the increasing amount of investment in these stocks by passive capital (such as ETF) is not driven by the fundamental valuation of individual securities, such as a stock’s dividend yield. Exchange traded products, although generally positive for post-fee returns, also typically alienate investors from the right to vote that they would otherwise have if they were a shareholder of the underlying securities held by the ETF.

Selection of Apple Common Stock as the Underlying Shares

We selected Apple as the Subject Corporation, and its common stock as the Underlying Shares, for one of our initial trusts because of its low dividend yield, history of dividend and operational growth, material passive ownership, and significant dividend and share buyback payout ratios. Apple is a technology company that designs, manufactures and markets smartphones, personal computers, tablets, wearables and accessories, and sells a variety of related services. Apple operates within the technology sector, including the consumer electronics and information technology industries. For further information about Apple, investors may read and copy its Exchange Act reports at the SEC’s website (www.sec.gov), which contains reports and other information regarding issuers that file electronically with the SEC.

As further described in this prospectus, an Eligible Participant can deposit at least the Minimum Amount of shares of common stock of Apple into the Trust and receive in exchange an equal number of each Dividend Certificates and Asset Certificates, both of which will retain voting rights, as applicable. With respect to most matters submitted to a vote of holders of Apple common stock, voting rights will be apportioned, as applicable, between the two types of Certificates as further described in this prospectus.

Growth stocks have traditionally not paid dividends to investors. For example, companies like Meta Platforms, Inc., Alphabet Inc., and Nvidia Corp. began paying dividends in 2024, while Apple announced its current dividend in 2012. Even in the case of Apple, we believe that it has rarely, if ever, traded based primarily on its dividend value. Despite having a dividend from 1985 to 1995, Apple did not have a consistent dividend until the third quarter of 2012, when it began to pay a dividend of $0.0946 per share. Since then, Apple has raised its dividend 13 times, never foregoing a dividend since the reinstatement of their dividend. The average annual growth of the dividend across the 13 periods of growth has been approximately 7.8%. As of May 16, 2013, Apple traded at a 2.5% dividend yield and, for the associated prior twelve-month period, spent approximately $11 billion on dividends and share buybacks while earning approximately $45 billion in cash flow from operations minus capital expenditures. As of December 31, 2024, Apple’s stated quarterly dividend was $0.25 per share and its stock price was $250.42, resulting in an annualized dividend yield of approximately 0.40%. For the associated prior twelve-month period, Apple spent approximately $119 billion on stock buybacks and dividends while earning approximately $98 billion in cash flow from operations minus capital expenditures. During the period from July 24, 2012, to November 14, 2024, Apple’s market capitalization based on basic shares outstanding increased approximately 745.7%, its cash flow from operations minus capital expenditures increased approximately 139.6%, and its capital returned to shareholders, defined as cash returned by dividends added to cash returned by share buybacks, increased approximately 990.6% with a 3,107.3% increase in share buybacks from approximately $3 billion to approximately $100 billion. Despite this large increase in capital returned, Apple’s dividend yield has fallen approximately 82.9% from May 16, 2013, to November 14, 2024. As such, we believe that many investors currently investing in Apple common stock are not doing so with a primary motivation of capturing the dividend being paid by Apple.

We believe that the growth of passive investing is a significant cause for falling dividend yields within the market, and it is our view that investors are not motivated by dividends when investing in growth stocks. According to filings made with respect to Apple under Section 13 and 16 of the Exchange Act, as well as mutual fund filings compiled by S&P Global, approximately 9.4% of Apple common stock was owned by passive investors as of June 2008. By June 2014, according to Section 13 and 16 filings for Apple and mutual fund filings compiled by S&P Global, the percentage of Apple common stock owned by passive investors grew to approximately 19.4%, which further increased to approximately 25.2% by June 2024. According to Capital IQ, the market capitalizations of SPDR S&P 500 ETF Trust (SPY) and Invesco QQQ Trust (QQQ) were approximately $71.9 billion and $16.2 billion, respectively, as of June 30, 2008. By June 30, 2014, according to Capital IQ, these figures had risen to approximately $168.5 billion and $43.8 billion, respectively, and as of December 31, 2024, had grown dramatically to approximately $619.4 billion and $315.5 billion, respectively. More significantly, since June 30, 2014, according to Capital IQ, the market capitalizations of Vanguard’s Total Stock Market ETF (VTI) and S&P 500 ETF (VOO) have increased approximately 447.9% and 714.0%, respectively, with unit growth of approximately 92.4% and 171.1%, respectively. The attractiveness of many passive funds, and the objective of many investors in passive funds, is cost-efficient diversification achieved by investing in a basket of securities held by the fund. As a result, passive fund investors may not be focused on the underlying fundamentals of individual securities held by the fund, and typically give up voting rights for securities held by the fund.

The Trust’s objective is to give all investors the capability to choose their amount of exposure to Apple common stock through either the dividend or the capital asset of the stock, or both, while retaining their voting rights which, for most matters, will be apportioned between the two types of Certificates, as applicable. We also believe it is critical to the Trust’s objective to provide this flexibility without adding unnecessary risk through the use of derivatives, or unnecessary fees caused by structures necessitating hedging, all while seeking to minimize the annual fees paid by investors. These fees may be further reduced for investors who choose to hold digital certificates on the Chia blockchain.

Trust Opportunity

Through the Trust structure and the features of the Certificates, we believe that we can redefine the investing landscape to give investors more options and flexibility in their investment alternatives, including more control over their particular investment goals (dividend income as compared to capital asset) and more power over their investments (by not giving up voting rights), while utilizing a less risk-driven and less fee-intensive structure. Many products today require investors to give up their voting rights, charge daily fees on invested capital, utilize expensive derivatives to generate synthetic outcomes, attempt to generate outsized returns via leverage, and have significant counterparty risk.

The Trust provides investors the novel opportunity to separate their exposure between dividends and capital asset in shares of Apple common stock without giving up the right to vote those Underlying Shares. The Trust does not intend to use derivatives to create artificial exposure, use leverage to achieve the investment goal, make investment decisions for investors, or vote the shares placed into the Trust. Instead, voting rights on the shares deposited in the Trust will be passed through to holders of Certificates, and which, for most matters, will be apportioned, as applicable, on a VWAP-basis between Dividend Certificates and Asset Certificates as described in this prospectus.

In particular, we believe the Trust structure unlocks several key benefits for investors:

Separation of Dividend and Capital Asset Exposure

The Dividend Certificates and Asset Certificates will be issued on a one-for-one basis with the shares deposited into the Trust, and the Underlying Shares will be held in custody at U.S. Bank National Association, as custodian. For each share of Apple common stock deposited into the Trust, as provided in the Trust Agreement, the Trust will issue one Dividend Certificate and one Asset Certificate. The Dividend Certificates and the Asset Certificates are not attached or stapled together as a unit and can be traded separately. Only Eligible Participants will have the right to deposit Underlying Shares into the Trust to create Certificates, but once created and issued, Certificates may be purchased and sold by all investors including those that are not Eligible Participants.

Market Efficiency Supported by the Ability to Redeem Trust Units for Underlying Shares

In designing the Trust structure and features of the Certificates, we also focused on market structure and efficiency. The Dividend Certificates evidence a beneficial interest in the economic rights to receive dividends paid with respect to the Underlying Shares. There are known valuation methodologies to define the underlying value of a stream of expected future cash flows. The Asset Certificates evidence a beneficial interest in all other economic rights of a holder of an Underlying Share, other than the right to receive dividends with respect to the an Underlying Share. In order to have full rights to the assets of the Trust (i.e., in order to redeem Certificates for Underlying Shares), a Certificate holder must hold Trust Units, with each Trust Unit comprised of one Dividend Certificate and one Asset Certificate, in a number equal to the number of Underlying Shares that such holder wishes to acquire upon redemption, and must submit a minimum redemption order of at least the Minimum Amount. Accordingly, if a Dividend Certificate can be valued based on its cash flow characteristics, we believe the Asset Certificate should be valued at a minimum of the current Underlying Share price less the market price of the Dividend Certificate. In this respect, we believe arbitrage mechanics driven by the ability to redeem the Trust Units for the Underlying Shares will create a well-functioning market. For instance, if the Asset Certificate traded for below that implied price, we believe it would economically incentivize arbitrage investors to redeem their Trust Units (on a one-for-one basis of both Dividend Certificates and Asset Certificates) for the Underlying Shares and sell the Underlying Shares received.

Potentially Preferential Tax Treatment

In addition to allowing investors to more precisely take the exposures they desire in the Subject Corporation, reducing administrative burden and improving efficiency, we believe the Trust structure and the features of the Certificates create other significant benefits. The structure of the Trust is designed to retain the character of the income received, including the potentially preferential tax treatment associated with any qualified dividends paid out by the Subject Corporation.

We believe that the Dividend Certificate is likely to be valued similar to a growing annuity (adjusted for other features of the Certificate). This is because investors will determine a required yield for the Certificate just as they would for any risky debt, which will be a function of both underlying interest rates and the perceived risk of the dividend. Investors will also estimate expected growth in dividends based on assumptions about corporate dividend policy and future corporate cash flows. The required yield will then be adjusted for other features more unique to the Dividend Certificate, including the fact that unlike debt, dividend cash flows are not contractually mandated and there is no credit default process for nonpayment of dividends; as well as the fact that certain corporate actions such as mergers may cause the value of the dividend certificate to drop to zero. It is ultimately up to the market to weigh the probability and impact of these various features in determining required yield. We then believe investors will apply these inputs (current dividend, growth, and required yield) into whatever cash flow discount model they deem appropriate (e.g., multi-horizon annuity, growing perpetuity, etc.), to determine a value for the Dividend Certificate.

Further, for some investors, the ability to buy only Asset Certificates of the Subject Corporation without being forced to accept taxable income in the form of dividends may reduce administrative burden. These Asset Certificates also embed a modest amount of ‘natural’ leverage, potentially allowing holders to realize somewhat larger gains or losses on a percentage basis if the Underlying Shares appreciate or depreciate, than they would if they held the actual Underlying Shares. This is because we believe that the vast majority of price moves in the Underlying Shares will be directly transmitted to the Asset Certificates while the Dividend Certificates will remain more stable in value as their value is more tied to a stream of cash flows. We expect the cost of the Asset Certificate will be less than the cost of the Underlying Share (due to the value of the Dividend Certificate and the Trust’s arbitrage mechanism), and thus an increase in value, measured against a lower cost, creates a higher or lower percentage return depending on a positive or negative movement in the price of the Underlying Shares, respectively. For example, if the price of the Underlying Shares is $100 and the price of the Dividend Certificate is $20, then due to the arbitrage mechanism, we would assume the price of the Asset Certificate is $80. If the price of the Underlying Shares moved to $101 (a 1% change), we would expect the price of the Asset Certificate to increase to $81 (potentially a 1.25% change).

Chia Blockchain Option and Efficiencies

An investor in the Certificates may elect to hold any such Certificate in the form of a “CAT,” or digital asset token issued on the Chia blockchain under an applicable Chia Asset Token standard. Certificates held in digital form and issued as CATs on the Chia blockchain may be traded, transferred, purchased, or sold peer-to-peer on the Chia blockchain but cannot currently be traded on NYSE American. Following the initial issuance of Certificates, holders who acquire Certificates in the form of digital asset tokens on the Chia blockchain through secondary market transactions must register their digital wallets or vaults with the Trust Administrator; otherwise, such holders will be subject to the maximum statutory withholding tax rate on their allocable share of dividend and certain other income, which is currently 30% as of the date of this prospectus. See “— Trading of Certificates” below.

Certificates held as CATs on the Chia blockchain will be divisible by increments of 1,000, or 0.001 Certificate increments. Accordingly, the minimum amount an investor can hold of a Dividend Certificate or an Asset Certificate on the Chia blockchain is 0.001. In addition, the minimum dividend payment that can be made on the Chia blockchain is $0.001; if the quarterly dividend payment on 0.001 of any given Dividend Certificate is less than $0.001, the Trust and the Trust Administrator will not pay that amount to the Dividend Certificate holder nor will such amount be accrued on behalf of the Dividend Certificate holder. Further, the Chia blockchain uses a “Coin model” to represent assets like the Dividend Certificates in CAT form. In the Coin model, each item represented in the Chia blockchain database is its own object called a “coin.” Unless the holder registers their digital wallet or vault with the Trust Administrator or uses their own digital wallet or vault software to combine their coins so that no single coin falls below the $0.001 quarterly dividend payment premium, the holder could hold coins that, in the aggregate, would be due a dividend payment, but on a per coin basis such holder could have coins that are too small with respect to which to pay a dividend.

The Chia blockchain option helps us to keep fees low, as described below, since the Dividend Fee is lower for Certificates held on the Chia blockchain than for those held in DTC or another form that is not a CAT. Further, Certificates held in digital form on the Chia blockchain will receive distributions or other payments with respect to the Certificates in stablecoins, and not in cash. The Trust currently intends to use only fiat-collateralized stablecoins. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets, and may be pegged to a fiat currency, such as the U.S. dollar and backed by commodities, such as gold or other digital assets. While we will adopt formal policies regarding the selection of fiat-collateralized stablecoins at a later time, the factors that we will use to select fiat-collateralized stablecoins will include: (i) ease of access and/or use of a particular stablecoin, (ii) ease of off ramping and/or converting to such stablecoin into fiat currency, (iii) native issuance on the Chia blockchain, (iv) available bridges to and from the Chia blockchain, (v) fee efficiency related to distribution of stablecoins, dividends, or other tokens, (vi) the quality of the legal and regulatory framework the stablecoin is issued under, and (vii) the reputation of the stablecoin provider and its oversight infrastructure, including its auditor. Currently, we are strongly considering wrapped Circle USD (USDC) bridged to and from Coinbase Global’s Base blockchain to the Chia blockchain using an existing bridge such as warp.green (wUSDC.b) for initial distributions until there are superior or equivalent fiat backed stablecoins issued on the Chia blockchain natively. We will inform all Certificate holders who hold their Certificates in digital form of their stablecoin distribution options and of any technical requirements at the time that they register their digital wallets with the Trust Administrator. We will notify any unregistered holders of the upcoming distribution and of any technical requirements at the same time that it informs such unregistered holders of their impending tax withholding. The Trust Administrator will absorb any costs related to the distribution of the stablecoins (i.e., transaction costs).

We chose the Chia blockchain for its bulletin board style, peer-to-peer trading capability using “Offers,” as well as its secure and easy to use custody tools. With Offers technology, parties can trade assets and transact peer-to-peer on the Chia blockchain enabling frictionless and trustless settlement with no need for third parties or escrow. Offers is not an exchange platform. Instead, users of the Chia blockchain can download wallet software that includes Offers technology in order to engage in peer-to-peer trading of assets and execution of transactions. The party that submits an Offer to the Chia blockchain for a transaction is optionally responsible for paying blockchain transaction fees on the Chia blockchain. In most cases, the party that submits the Offer is the one who takes or accepts the Offer, not the party who makes the Offer in the first instance, although the party making the Offer also has the option of including or increasing the Chia blockchain fees available to farmers in the settlement transaction. Consequently, Certificate holders who accept an Offer (e.g., to sell Dividend Certificates for stablecoins) will generally be liable for any Chia blockchain transaction fees, as applicable, which depend on transaction volume and block fill rates on the Chia blockchain. We do not receive fees, commissions, or other payments in the form of digital assets or other consideration, for trades or transactions executed with Offers.

Self-custody of Certificates in digital form and voting will be secured by a Certificate holder’s vaults or keys. A vault is software such as a smart coin (or smart contract) that utilizes blockchain technology to enhance the security of digital asset management through key management, access control, back up keys, rate limits (account security), and timed clawbacks (transaction security). We further chose the Chia blockchain for its capabilities to make inexpensive, bulk payments even in high fee environments, which results in operational and administrative efficiencies.

The Trust has implemented certain risk-mitigation mechanisms to prevent digital Certificates from moving outside the Chia platform or outside peer-to-peer trading on the Chia blockchain. Certificates, whether held in DTC or in digital form on the blockchain, generally can be moved off of that platform, as a holder of Certificates may transfer its Certificates without having to transact on a particular platform or exchange. Similarly, holders of Certificates may, in theory, transfer tokenized securities outside the Chia blockchain using bridges, wrapped assets, or similar technologies. To address potential risks associated with these transfers, the Trust has put in place the following processes, however, there can be no assurance that these processes will be effective:

•        First, to redeem Certificates for Underlying Shares, a holder must satisfy a number of requirements, including: (i) verification of such holder’s status as an “Eligible Participant” (meaning a person who has executed a depositor agreement with the Trust Administrator, and either is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act or has provided certain other documentation to the Trust Administrator as described in the Trust Agreement); (ii) delivery by such Eligible Participant of a number of both Dividend Certificates and Asset Certificates, each equal to the number of Trust Units to be redeemed, in whole amounts, with a minimum redemption order of at least the Minimum Amount and satisfaction of the other conditions set forth in the Trust Agreement; (iii) disclosure of such redeeming holder’s digital wallet or vault to effect any redemption involving a Certificate held in digital form on the Chia blockchain; and (iv) such holder providing documentation to the Trust Administrator with respect to, and satisfying, “know-your-client” processes implemented by the Trust Administrator. Regardless of whether CATs are traded outside the Chia blockchain or outside the United States, the only mechanism to access and redeem the Underlying Shares represented by Certificates is through the redemption order process pursuant to the Trust Agreement and the Depositor Agreement.

•        Second, the Trust Administrator retains the authority to cancel and reissue any Certificate held in digital form on the Chia blockchain. While updated Certificates may typically be reissued to the same digital wallet or vault following cancellation, the Trust Administrator has established additional procedures to cancel and reissue Certificates to alternative digital wallet addresses. These procedures may include: (i) proof of ownership or control of the private keys associated with the digital wallet or vault; (ii) submission of a signed power of attorney and declaration; and (iii) posting of a bond in an amount equal to or greater than the monetary value of the Certificates being claimed. The Trust Administrator reserves the right to verify the identity and documentation of any party making such a request to ensure the request is bona fide.

•        Third, many blockchain bridges operate on a custodial basis, which may require registration or licensing with the SEC to lawfully hold or be in custody of the securities on behalf of others on a blockchain other than the Chia blockchain. Any blockchain bridge which (i) retains custody of securities and (ii) is centralized or unilaterally controlled by a person, control group of persons (including a multi signature contract), and/or entity should be required to obtain necessary licenses as an exchange, alternative trading system (ATS), or broker-dealer. In such a scenario, the centralized or controlling person, group, and/or entity is capable of registration with the Commission pursuant to the Exchange Act, Regulation ATS, and other applicable statutes, rules, and regulations. Additionally, many commercially prominent public blockchains utilize monolithic, centralized smart contracts that rely on a limited set of trusted third parties, which may introduce risks of insider custody or unauthorized access. For example, administrative multi-signature keys associated with centralized smart contracts have been intentionally compromised in certain cases to execute court orders or other actions. We believe that such functionality would require registration and/or licensing with the SEC to mitigate insider custody risks. However, we do not believe that commercially available smart contract providers are likely to obtain such licenses, leaving them subject to SEC enforcement actions.

We believe that the above processes and procedures are complemented by the inherent auditability, transparency, and verifiability of all digital assets held and transferred on the Chia blockchain, including the Certificates. While it is theoretically possible for tokenized securities to be traded outside the Chia blockchain or in ways not intended by the Trust Administrator, we believe that the transparency of the Chia blockchain serves as an additional deterrent to such actions.

Non-Dilutive Annual Fees, Non-AUM, and Non-NAV-Based

By holding the Underlying Shares in the Trust structure, both the dividend and capital asset components are less administratively burdensome, and there are lower ongoing fees and trading costs than if the structure were to be recreated through options or derivatives. We believe it is critical to the Trust’s objective to not add unnecessary costs caused by structures necessitating hedging or leverage, and to seek to minimize the annual fees paid by investors. The Trust Administrator will not take an annual fee based on AUM.

Instead, each time a dividend is paid by Apple on the Underlying Shares held by the Trust and then distributed (to holders of Dividend Certificates), the Trust Administrator will charge a Dividend Fee equal to a specified percentage of that dividend. The specified percentage is 10% for Dividend Certificates held in digital certificate as a CAT, and 20% for Dividend Certificates held with DTC or otherwise not as a CAT. The Trust Administrator will automatically deduct and net the applicable Dividend Fee from the amount of such dividends distributed to holders of Dividend Certificates. Using the current amount of annual dividends paid by Apple as an example ($1.00 per share), the annual Dividend Fee would be $0.10 per share for Dividend Certificates held as a CAT and $0.20 per share for Dividend Certificates held with DTC, which translates to an annual fee of approximately 4 or 9 basis points, respectively, relative to the price of Underlying Shares (based on the closing price of $232.47 per share on the Nasdaq Global Market on February 5, 2025) and the estimated value of the Trust Units together. Further, because the Dividend Fee is paid only out of distributions of dividends on the Underlying Shares, the annual Dividend Fee does not reduce the invested capital of the Underlying Shares, or the Certificates themselves as may occur utilizing NAV, or AUM-based fees. For example, if the Trust utilized an AUM-based fee approach and had 100,000 Underlying Shares at the beginning of the year, the value of the Underlying Shares neither fell nor gained in value, and the expense ratio of the vehicle was 10 basis points, then the Trust would have 99,900 Underlying Shares at the end of the year, while still having 100,000 Asset Certificates and 100,000 Dividend Certificates outstanding. The annual fee would have broken the 1:1 ratio of Underlying Shares to each of the Dividend Certificates and the Asset Certificates. The Trust also charges a one-time Deposit Fee equal to 0.50% of the total dollar value (determined as of the date of the purchaser order for the Certificates) of Underlying Shares deposited into the Trust, paid by the Eligible Participant making the deposit, as well as a one-time Redemption Fee equal to 1.00% of the total dollar value (determined as of the date of the redemption order for such Trust Units) of Trust Units redeemed, paid by the Eligible Participant making the redemption.

Retention of Apportioned Voting Rights

Unlike ETFs or similar products created through derivatives or futures, voting rights on the Underlying Shares deposited in the Trust will be passed through to holders of Certificates, and which, for most matters, will be apportioned, as applicable, on a VWAP-basis between Dividend Certificates and Asset Certificates as described in this prospectus and the Trust Agreement.

We believe that shareholder voting is a core governance right and an essential part of an investment in any stock. When investment risk is taken by one party, and the shareholder vote is held by another party with no investment risk, as exists in the case of ETFs, the vote holder may be motivated by incentives that are not aligned with a shareholder that holds both the investment and the vote. A goal of the Trust is to preserve voting rights for those who have taken the capital and investment risk, passing through the vote on the Underlying Shares to the holders of Certificates, and which, for most matters, will be apportioned on a VWAP-basis between Dividend Certificates and Asset Certificates as described in this prospectus and the Trust Agreement.

Additionally, the combination of voter apathy and concentrations of holdings in ETFs have made it difficult for some publicly traded companies to reach required quorums. We will vote all Underlying Shares in the Trust at the ratio that the Certificate holders actually vote. For example, if there are 1,000 Underlying Shares in the Trust and a total of 700

Certificate votes are received (Asset Certificate votes plus Dividend Certificate votes, and assuming 300 non-votes), with 440 votes (62.9%) for the proposal, 210 votes (30.0%) against the proposal, and 50 votes abstaining, the Trust Administrator will vote 628 Underlying Shares for the proposal, 300 Underlying Shares against the proposal, and 71 Underlying Shares will abstain.

With respect to the voting rights of Certificates, the Trust acknowledges that it will comply with applicable proxy rules under the Exchange Act in providing proxy materials to Certificate holders and in soliciting instructions from Certificate holders as to how the Trust Administrator is to vote the Underlying Shares. This will be the case whether the Certificates are held in digital form on the Chia blockchain, in DTC or otherwise. For Certificates held through DTC or otherwise not as a CAT, holders will receive proxy materials and vote their Certificates through applicable DTC procedures. For Certificates held in digital form as a CAT on the Chia blockchain, Certificate holders may receive proxy materials in other ways, including through “on-chain” notifications, using email communications (if email addresses are available) or other means to notify and inform holders as to where they can access applicable proxy materials and provide voting instructions. Other means to notify and inform CAT holders when email addresses are not available may include, but are not limited to (i) posting on the Trust Administrator’s website or application, (ii) notification or posting to each Certificate holder’s account, where applicable, (iii) posts on the Trust Administrator’s X (formerly known as Twitter) or other social media accounts, and (iv) broadcasts on X Spaces (formerly known as Twitter Spaces) on the Trust Administrator’s X (formerly known as Twitter) account.

The Trust Administrator will host a website which will serve as a portal for holders to register their digital wallets and vaults. Holders who complete a “know-your-client” onboarding process with the Trust Administrator (unless a holder is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act) will be deemed to have a “full account,” which enables certain functions or ability to transact with the Trust, including the ability to deposit Underlying Shares, redeem Certificates for Underlying Shares, or pass Certificates across being held in DTC (physical form) and held as a CAT on the Chia blockchain (digital form). Alternatively, holders of Certificates may authenticate their ownership on the Trust’s website using a private key associated with their digital wallet or vault, enabling them to vote the Certificates corresponding to their ownership without the need to create a full account on the Trust Administrator’s website.

Trading of Certificates

Certificates will be issued from time to time, upon the deposit by an Eligible Participant of Underlying Shares in the Trust, as described in this prospectus, and the issuance of the Certificates is being registered under the Securities Act pursuant to the registration statement of which this prospectus forms a part. All trades and transfers of Certificates, whether held in book-entry form through DTC or in digital form on the Chia blockchain, therefore will constitute trades and transfers of securities that have been registered under the Securities Act, and not trades and transfers of restricted securities. As with trades and transfers in any securities, purchasers, sellers, and holders of Certificates will be responsible for complying with securities laws applicable to their trades and transfers, including the filing of any required reports under Section 13 or 16 of the Exchange Act, in connection with the acquisition, disposition, transfer, or holding of a controlling or substantial interest in the Certificates.

The Trust Administrator will maintain books and records related to the total number of outstanding Certificates held in digital form on the Chia blockchain. The Transfer Agent will maintain books and records related to the total number of Certificates that are outstanding, whether held through DTC or held in digital form on the Chia blockchain.

The Transfer Agent’s books and records with respect to Certificates held in digital form on the Chia blockchain are based on the Trust Administrator’s books and records because, on the Transfer Agent’s books and records, ownership of all Certificates held in digital form on the Chia blockchain are reflected in an omnibus account in the name of the Trust Administrator. On the books of the Transfer Agent: (i) Certificates held with DTC or otherwise not as a CAT will be registered in the name of Cede & Co., as nominee for DTC; and (ii) Certificates held in digital form on the Chia blockchain will be registered in the name of the Trust Administrator, and the Trust Administrator will have a separate set of books and records containing the information on the underlying holders of such Certificates held in digital form.

The Trust Administrator is ultimately responsible for ensuring that there are no discrepancies between the Chia blockchain and the Trust Administrator’s and the Transfer Agent’s records with respect to Certificates held in digital form on the Chia blockchain. The Transfer Agent is a service provider of the Trust and receives written instructions from the Trust Administrator, including updating its records relating to the omnibus account in the name of the Trust Administrator that reflects the number of Certificates held in digital form on the Chia blockchain. Any discrepancy between the Trust Administrator’s books and records — both its internal books and records and as reflected on the Chia blockchain — and the Transfer Agent’s books and records can be corrected by the Trust Administrator providing the appropriate instructions to the Transfer Agent or updating its own books.

In addition, the Trust Administrator retains the authority to cancel and reissue any Certificate held in digital form on the Chia blockchain, which allows the Trust Administrator to address any issues related to loss during transfer or any discrepancies or irregularities between the Chia blockchain and the Trust Administrator’s (and the Transfer Agent’s) books and records. The Trust Administrator intends to rely on the Chia blockchain generally as the record of ownership of Certificates held in digital form. Therefore, the Trust Administrator would determine whether the cancellation or reissuance of Certificates held in digital form on the Chia blockchain is the appropriate remedy for a discrepancy or irregularity between its records and books and the Chia blockchain, and would report any such cancellation or reissuance to the Transfer Agent so that the Transfer Agent could then update the number of Certificates in the Trust Administrator’s omnibus account or the Transfer Agent’s books and records. Such cancellation and/or reissuance, upon passage of a short amount of time (a period of up to three (3) minutes) as required to reach sufficient finality, will cause the Chia blockchain to reflect an updated record of ownership related to any canceled and/or reissued Certificates held in digital form. The Trust Administrator, therefore, retains the ability to ensure that the books and records maintained across all three sets of books and records — the Transfer Agent’s, the Trust Administrator’s, and the Chia blockchain — are consistent and free from discrepancies, including loss during transfers.

However, the Trust Administrator will not have the ability to monitor or verify the completeness or accuracy of transactions occurring on the Chia blockchain, including the identification of all digital wallets or vaults held, used, or controlled by any individual or entity. As a result, the Trust Administrator cannot provide a comprehensive view of any person’s holdings of Certificates over time or detect potential issues arising from specific trades or transactions on the Chia blockchain unless that person has registered all of their digital wallets or vaults with the Trust Administrator.

The Trust Administrator will, however, monitor transfers of Certificates and perform daily reconciliations of all accounts with the Transfer Agent. In the event the Trust Administrator identifies any activity that may constitute inappropriate or non-compliant behavior, it will promptly notify the SEC or refer the matter to the appropriate regulatory authority. Moreover, peer-to-peer transactions on the Chia blockchain is publicly accessible and can be monitored by third-parties, including the SEC, through blockchain explorer tools such as spacescan.io.

Following the initial issuance of Certificates, holders who acquire Certificates in the form of digital asset tokens on the Chia blockchain through secondary market transactions must register their digital wallets or vaults with the Trust Administrator; otherwise, such holders will be subject to the maximum statutory withholding tax rate on their allocable share of dividend and certain other income, which is currently 30% as of the date of this prospectus. As described above, the Trust Administrator will establish and maintain an omnibus account with the Transfer Agent whereby: (i) Certificates held with DTC or otherwise not as a CAT will be registered in the name of Cede & Co., as nominee for DTC; and (ii) Certificates held in digital form on the Chia blockchain will be registered in the name of the Trust Administrator in such account. As a result, unlike transfers of Certificates held with DTC or otherwise not as a CAT, transfers of Certificates held in digital form on the Chia blockchain will not be reflected in the records maintained by the Transfer Agent. Instead, the Trust Administrator will maintain books and records related to depositors of Underlying Shares and parties utilizing the Chia blockchain, including the creation of accounts and digital wallets. Certificates held in digital form and issued as CATs on the Chia blockchain may be traded, transferred, purchased, or sold peer-to-peer. While the Trust Administrator will have the capability to identify which digital wallet or vault owns or controls a specific Certificate, it will not track the ownership of individual digital wallets or vaults unless and until the owner of such digital wallet or vault registers an account and completes a “know-your-client” onboarding process with the Trust Administrator (unless a holder is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act). If the owners of a digital wallet or vault does not register an account and complete a “know-your-client” onboarding process with the Trust Administrator, the Trust Administrator’s records will not be updated to reflect ownership at the individual wallet or vault level and the holder of Certificates may not receive certain benefits of ownership, including that such holders will be subject to the maximum statutory withholding rate on their allocable share of dividend and other income and that such holders will not have the ability to redeem Certificates for Underlying Shares. However, the Transfer Agent’s records will continue to reflect Certificate ownership held as CATs in the name of the Trust Administrator.

Competition

The Trust and the Trust Administrator face competition with other products, including exchange-traded funds (some of which similarly hold shares of a single issuer or target only dividends or appreciation), derivatives, futures, options, and similar products, as well as investors investing directly in the Underlying Shares. See “Risk Factors.”

Trust Expenses

The Trust’s only ordinary recurring expense is expected to be the Dividend Fee. Each time a dividend is paid by Apple on the Underlying Shares held by the Trust and then distributed (to holders of Dividend Certificates), the Trust Administrator will charge a Dividend Fee equal to a specified percentage of that dividend. The Trust Administrator will automatically deduct and net the applicable Dividend Fee from the amount of such dividends are distributed to holders of Dividend Certificates. Accordingly, each holder of a Dividend Certificate will have any dividend distribution reduced by the follow percentages: 10%, for Dividend Certificates held in digital certificate as a CAT; and 20%, for Dividend Certificates held with DTC or otherwise not as a CAT.

The Trust Administrator may, in its sole discretion and from time to time, waive all or a portion of the Trust Administrator’s Fees for stated periods of time. The Trust Administrator is under no obligation to waive any portion of its fees, and any such waiver will not create any obligation to waive any such fees during any period not covered by the waiver. In the future, if the Trust Administrator decides to waive all or a portion of the Trust Administrator’s Fees, holders of Certificates will be notified of such waiver, which notice may be included in a prospectus supplement, in the Trust’s Exchange Act reports, and/or on the Trust Administrator’s website, as well as other means of public disclosure.

The Trust Administrator is obligated to pay any marketing-related costs and expenses and the following administrative expenses of the Trust: the fees of the Delaware Trustee and any other Trust services provider; the Custodian’s fee; exchange listing fees; SEC registration fees; printing and mailing costs; tax reporting costs; audit fees; Chia blockchain or other blockchain protocol fees for the Base Payment of a Dividend or the Base Payment of an Initial Issuance; and legal fees and expenses.

The Trust will pay any expenses that are incurred by the Trust and that are not required by the Trust Agreement to be reimbursed by the Trust Administrator. These could include, for example: taxes and governmental charges, expenses and costs of any extraordinary services performed by the Trust Administrator on behalf of the Trust to protect the Trust or the interests of any registered owners or beneficial owners of Certificates, any indemnification of the Trust Administrator, the Delaware Trustee, the Custodian, or other agents, service providers, or counterparties of the Trust, and legal fees and expenses, including any attorneys’ fees, legal fees, and expenses incurred in connection with litigation, regulatory, enforcement, or investigation matters. There is not a cap on the Trust Administrator’s expenses. In the event that either (i) the Trust Administrator’s fees do not cover the Trust expenses required to be reimbursed by the Trust Administrator or (ii) the Trust is required to pay extraordinary expenses that are not reimbursed by the Trust Administrator, the Trust Administrator may, in its sole discretion, sell or liquidate the assets of the Trust in order to permit payment of expenses, as set forth in the Trust Agreement (subject to the ability for the Trust Administrator to cancel Asset Certificates and Dividend Certificates, as applicable, held in the account of the Trust Administrator and corresponding to such Underlying Shares sold in order to maintain the 1:1 ratio to each of the Dividend Certificates and the Asset Certificates, as applicable).

You will be responsible for paying any fees, discounts, commissions, or selling expenses (including brokerage fees and transaction fees on the Chia blockchain) that may be charged for any purchase or sale of Certificates in the secondary market, any deposit or withdrawal of Underlying Shares, or any issuance, purchase, or redemption of Certificates and any transfer of Underlying Shares to or from the Trust. In addition, if any tax or other governmental charge or stock transfer or registration fee becomes payable by the Trust or the Trust Administrator with respect to any deposit, issuance, transfer, purchase, or redemption of Certificates or Underlying Shares, as applicable, such tax, charge, or fee shall be payable by the Certificate holder or the Eligible Participant, as applicable, to the Trust Administrator.

DESCRIPTION OF THE CERTIFICATES AND THE TRUST AGREEMENT

The Trust was formed on February 4, 2025, solely to hold the Underlying Shares (and amounts received as distributions related to the Underlying Shares, pending distribution to Certificate holders). The Trust Agreement governs the Trust and the rights and obligations of the Trust Administrator, the Delaware Trustee, the registered owners and beneficial owners of Certificates, and the Eligible Participants that deposit Underlying Shares for the purpose of creating Certificates, each of whom, by virtue of having purchased or otherwise acquired a Certificate or a beneficial interest in a Certificate, will be deemed to have expressly consented and agreed to be bound by the terms of the Trust Agreement. The following is a summary of material provisions of the Trust Agreement. It is qualified by reference to the entire Trust Agreement, which is filed as an exhibit to the registration statement of which the prospectus is a part.

Trust Assets

The assets of the Trust consist solely of the Underlying Shares held by the Custodian on behalf of the Trust (and amounts received as distributions related to the Underlying Shares, pending distribution to Certificate holders).

If the Trust receives money or any property other than Underlying Shares, the Trust Administrator is required, as soon as commercially feasible, to (1) sell and/or distribute all the property (other than money) received, (2) if the Trust will not distribute all of the money received (including all money received from the sale of other property), determine the amount of such money that will be promptly used by the Trust to pay the applicable Trust Administrator’s Fees and/or expenses and liabilities not assumed by the Trust Administrator, and (3) distribute any money that will not be promptly used as described in the preceding clause (2). If the Trust does not sell or distribute the money or other property in accordance with the above requirements, no deposit of Underlying Shares will be accepted until after the Trust has sold or distributed such money or other property (and/or determined that any money that will not be distributed will be promptly used by the Trust to pay the applicable Trust Administrator’s Fees and/or expenses and liabilities not assumed by the Trust Administrator).

The Certificates are not interests in or obligations of any of the Subject Corporation, the Trust, the Trust Administrator, the Delaware Trustee, or the Custodian, or any of their respective affiliates. The Certificates are not insured or guaranteed by the Subject Corporation, the Trust, the Trust Administrator, the Delaware Trustee, or the Custodian, or any of their respective affiliates or any other entity.

Except for the use, without further investigation or review, of publicly available information with respect to the Subject Corporation for the sole purpose of providing the information about the Subject Corporation set forth under “Prospectus Summary — Overview — Selection of Apple Inc. Common Stock as the Underlying Shares” and “Business of the Trust  —  Overview — Selection of Apple Common Stock as the Underlying Shares,” none of the Trust, the Trust Administrator, the Delaware Trustee, or the Custodian, or any of their respective affiliates has performed any investigation or review of the Subject Corporation, its SEC filings, its press releases, its other public disclosures, or the Underlying Shares. Investors and market participants should not conclude that the selection of the Underlying Shares to be the asset of the Trust is any form of investment recommendation by the Trust, the Trust Administrator, the Delaware Trustee, or the Custodian, or any of their respective affiliates, or any form of investment recommendation or endorsement by the Subject Corporation. The Certificates are being issued by the Trust, independent of any involvement by the Subject Corporation, and the Subject Corporation has no role in, or connection with, the Trust.

Purchase of Certificates

Certificates will be issued by the Trust continuously upon the delivery by Eligible Participants of Underlying Shares to the Trust for deposit and satisfaction of the other conditions set forth in the Trust Agreement. The Trust will create and issue Certificates only in equal whole numbers of Dividend Certificates and Asset Certificates.

Certificates can be issued only to Eligible Participants. An “Eligible Participant” is a person who, at the applicable time of determination, has executed a depositor agreement with the Trust Administrator (the “Depositor Agreement”), and either is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act or has provided certain other documentation to the Trust Administrator as described in the Trust Agreement.

For the Trust to create and issue a Certificate, an Eligible Participant must place a purchase order with the Trust Administrator (or its delegee), on a business day, which order must specify the form of Certificate (global certificate through DTC or digital certificate on the Chia blockchain, as further described below). Only whole numbers of Underlying Shares, with a minimum purchase order of at least the Minimum Amount, will be accepted.

Purchase order received prior to the applicable order cutoff time (3:59:59 p.m. Eastern Time, or such other time agreed to by the Trust Administrator and of which Eligible Participants have been notified) on a business day will have that business day as the order date. Purchase orders received by the Trust Administrator after the applicable order cutoff time on a business day, or on a day that is not a business day, will not be accepted or may be processed by the Trust Administrator the next business day at the discretion of the Trust Administrator. The purchase order must be accompanied by delivery to the Custodian of a number of Underlying Shares equal to the number of Trust Units being purchased in the purchase order.

Upon receipt by the Trust Administrator (or its delegee) of (1) the purchase order, (2) confirmation from the Custodian of receipt of the requisite number of Underlying Shares, (3) any other required documents and information from the Eligible Participant, including an executed Depositor Agreement and applicable “know-your-client” and similar compliance information, (4) payment by the Eligible Participant to the Trust Administrator of a transaction fee equal to 0.50% of the total dollar value of the Underlying Shares deposited (such dollar value determined as of the date of the purchase order), and (5) payment by the Eligible Participant of any other costs or expenses related to such purchase order, including any taxes, other governmental charges, stock transfer or registration fees, and compliance with the procedures set forth in the Trust Agreement and the Depositor Agreement, the Trust Administrator will deliver to, or as directed by, the Eligible Participant a number of Dividend Certificates and a number of Asset Certificates, in each case equal to the number of Underlying Shares so deposited.

The Trust Administrator and the Trust will have no liability for any loss of Underlying Shares occurring prior to the delivery of Underlying Shares to the Custodian by the Eligible Participant (and will have no liability for any loss of Underlying Shares while held by the Custodian, except to the extent of gross negligence or willful misconduct by the Trust Administrator, in each case as finally adjudicated by a court of competent jurisdiction).

Once created and issued, Certificates may be purchased and sold by persons that are not Eligible Participants, however, only Eligible Participants will have the right to deposit Underlying Shares into the Trust to create Certificates.

The Trust will not accept for deposit any Underlying Shares if such deposit would result in the Trust holding 5% or more of the total outstanding Underlying Shares of the Subject Corporation.

Issuance and Form of Certificates

An Eligible Participant may take delivery of Certificates in the form of either a global certificate registered in the name of Cede & Co., as nominee of DTC, or a digital certificate in the form of a CAT issued on the Chia blockchain. In addition, Eligible Participants and subsequent purchasers of Certificates may elect to change the form of certificate from a global certificate to a CAT, without any additional fee for such change being assessed by the Trust Administrator. The Trust Administrator will charge a nominal transaction fee of $50 to cover the DWAC costs when moving the Certificates from the Chia blockchain to DTC.

Global Certificates.    The Certificates may be represented by one or more global certificates registered in the name of Cede & Co., as the nominee of DTC. So long as the Certificates are eligible for book-entry settlement with DTC, unless otherwise required by applicable law and except for Certificates issued in digital form on the Chia blockchain as described below, (1) no beneficial owner will be entitled to receive a separate Certificate evidencing those Certificates, (2) the interest of a beneficial owner in the Certificates represented by a global Certificate will be shown only on, and transfer of that interest will be effected only through, records maintained by DTC, or a DTC participant through which that beneficial owner holds an interest in the Certificates, or the Trust Administrator, and (3) the rights of a beneficial owner with respect to Certificates represented by a global certificate will be exercised only to the extent allowed by, and in compliance with, arrangements in effect between such beneficial owner and DTC, or a DTC participant through which that beneficial owner holds an interest in the Certificates, or the Trust Administrator.

Digital Certificates on the Chia Blockchain.    The Certificates may be issued by the Trust as a CAT on the Chia blockchain with insertions, modifications, and omissions as required by the Transfer Agent, DTC, and/or a governmental authority. Such Certificate may incorporate in the metadata or a universal resource locator (URL) linking to online terms such legends or recitals or modifications not inconsistent with the provisions of the Trust Agreement as may be required by the Trust Administrator or required to comply with any applicable law or regulations or with the rules and regulations of NYSE American (or other applicable exchange) or automated quotation system upon which the Certificates may be listed or quoted or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which the Certificates evidenced by a particular CAT are subject. With respect to such Certificates, (1) no beneficial owner will be entitled to receive a separate Certificate evidencing those Certificates, (2) the interest of a beneficial owner in the Certificates represented by a CAT will be shown only on, and transfer of that interest will be effected only through transactions recorded on the Chia blockchain, and (3) the rights of a beneficial owner with respect to Certificates represented by a CAT will be exercised only to the extent recorded on the Chia blockchain and arrangements in effect between such beneficial owner and Trust Administrator through which that beneficial owner holds an interest in the Certificates. If, at any time when such Certificates are evidenced by a Chia Asset Token, and an upgrade is required to the Chia Asset Token standards, the Trust Administrator may reissue an updated Chia Asset Token to the wallet or vault of the beneficial owner or require the beneficial owner to redeem the prior CAT for the updated CAT.

Changing the Form of Certificates.    To change the form of a Certificate from a global certificate registered in the name of Cede & Co., as nominee of DTC, to a digital certificate in the form of a CAT issued on the Chia blockchain, a holder must create and log into an account on the Trust Administrator’s website or application and complete the standard “know-your-client” onboarding process with the Trust Administrator (unless a holder is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act). Once that is complete, the holder will be granted a “full account” on the Trust Administrator’s website or application and will be able to start a request to change the form of Certificate. If the holder is moving its Certificate from DTC to the Chia blockchain, the Trust Administrator will provide the holder with information for its brokerage firm to set up a DWAC request and request a blockchain address or enroll them into a Chia vault managed by the Trust Administrator’s website or application so that the Trust Administrator has a destination address to send the issued CAT. Once the brokerage firm sets up the DWAC request, the Transfer Agent will fulfill the request and the Trust Administrator will issue the equivalent number of CATs for that holder’s Certificates. The Trust Administrator will not charge a fee to move the Certificates from DTC to the Chia blockchain.

If the holder is changing the form of a Certificate from a digital certificate in the form of a CAT issued on the Chia blockchain to a global certificate registered in the name of Cede & Co., as nominee of DTC, the holder will be provided information so that their brokerage firm can set up a DWAC request that will be fulfilled by the Transfer Agent, and the Trust Administrator will provide the wallet or vault address where it must send the holder’s CATs. The Trust Administrator will charge a nominal transaction fee of $50 to cover the DWAC costs when moving the Certificates from the Chia blockchain to DTC.

Holders who wish to change the form of their Certificates must do so in whole integer amounts. A holder can change the form of Certificates, only if the minimum value of the Certificates so being changed in form is greater than $15,000. The holders are not required to move both an Asset Certificate and a Dividend Certificate at the same time.

The Trust Administrator expects the process should occur during the same business day for requests initiated in the first half of the business day, but may take several additional business days due to factors out of the Trust Administrator’s control, including the speed of the back office of the holder’s brokerage firm and the DWAC process. Once the transfer process is underway, holders will be unable to sell their Certificates until the DWAC process is complete. During this transfer period, the market price of the Certificates may fluctuate due to market volatility or other factors. As a result, holders may be exposed to the risk that the value of their Certificates could decrease (or increase) between the time the transfer is initiated and the time it is completed. This risk of adverse price movement could result in the holder receiving less favorable pricing than anticipated, and there can be no assurance that the market price at the time the transfer is completed will be the same as the price at the time the transfer was initiated.

Redemption of Trust Units

Trust Units can be redeemed only by Eligible Participants. An Eligible Participant may request that the Trust redeem its Trust Units for Underlying Shares upon the delivery by such Eligible Participant of a number of both Dividend Certificates and Asset Certificates, each equal to the number of Trust Units to be redeemed, and satisfaction of the other conditions set forth in the Trust Agreement. To redeem Trust Units, an Eligible Participant must place a redemption order with the Trust Administrator (or its delegee), on a business day, which order must specify the number of Dividend Certificates and the number of Asset Certificates subject to the order and, in all such cases, the redemption of Trust Units shall require the surrender to the Trust of an equal number of both Dividend Certificates and Asset

Certificates, in whole amounts, with a minimum redemption order of at least the Minimum Amount. By way of example, if an Eligible Participant wishes to redeem 100 Trust Units, subject to the Minimum Amount condition, such Eligible Participant would be required to surrender 100 Dividend Certificates and 100 Asset Certificates.

Redemption orders received prior to the applicable order cutoff time (3:59:59 p.m. Eastern Time, or such other time agreed to by the Trust Administrator and of which Eligible Participants have been notified) on a business day will have that business day as the redemption date. Redemption orders received by the Trust Administrator after the applicable order cutoff time on a business day, or on a day that is not a business day, will not be accepted or may be processed by the Trust Administrator the next business day at the discretion of the Trust Administrator.

Upon receipt by the Trust Administrator (or its delegee) of (1) the redemption order, (2) confirmation from the Trust of receipt of the requisite number of each of the Dividend Certificates and the Asset Certificates, (3) any other required documents and information from the Eligible Participant, including an executed Depositor Agreement and applicable “know-your-client” and similar compliance information, (4) payment by the Eligible Participant to the Trust Administrator of a transaction fee equal to 1.00% of the total dollar value of the Trust Units redeemed (such dollar value determined as of the date of the redemption order), and (5) payment by the Eligible Participant of any other costs or expenses related to such redemption order, including any taxes, other governmental charges, stock transfer or registration fees, and compliance with the procedures set forth in the Trust Agreement and the Depositor Agreement, the Trust Units will be redeemed by the Trust, and the Trust Administrator will instruct the Custodian to deliver to such Eligible Participant a number of Underlying Shares corresponding to the Trust Units so redeemed.

The Trust Administrator and the Trust will have no liability for any loss of Underlying Shares occurring after the delivery of Underlying Shares by the Custodian by the Eligible Participant (and will have no liability for any loss of Underlying Shares while held by the Custodian, except to the extent of gross negligence or willful misconduct by the Trust Administrator, in each case as finally adjudicated by a court of competent jurisdiction).

All Certificates surrendered to the Trust Administrator will be canceled by the Trust Administrator and the Trust Administrator is authorized to destroy the canceled Certificates. The Trust Administrator may require that a physical Certificate evidencing the Certificates redeemed for the purpose of withdrawal is properly endorsed in blank or accompanied by proper instruments of transfer in blank. The Trust Administrator may require that a digital Certificate evidencing the Certificates redeemed for the purpose of withdrawal be delivered, spent, or transferred to the Trust Administrator’s wallets or vaults.

Suspensions or Delays of Issuances, Transfers, and Redemptions

The Trust Administrator may, in its sole discretion, suspend, refuse, or reject the acceptance of purchase orders or redemption orders, or the delivery, surrender, or registration of transfers of Certificates or Underlying Shares generally, or may refuse a particular purchase order, redemption order or delivery, surrender, or registration of Certificates or Underlying Shares during any period in which:

(1)    the transfer books of the Trust Administrator are closed;

(2)    the NYSE American (or other applicable exchange) is closed (other than scheduled holiday or weekend closings) or regular trading on NYSE American (or such other applicable exchange) is suspended or restricted;

(3)    trading in the Underlying Shares or the Certificates is halted, suspended, or otherwise restricted;

(4)    the Chia blockchain or DTC, as applicable, is not functioning or not functioning as intended; or

(5)    the Trust Administrator determines that delivery of the Certificates or Underlying Shares is not reasonably practicable or such action is otherwise advisable for any reason.

The Trust Administrator will also refuse for deposit any Underlying Shares if such deposit would result in the Trust holding 5% or more of the total outstanding Underlying Shares of the Subject Corporation.

The Trust Administrator will reject any purchase order or redemption order that is not in proper form. If the Trust suspends deposits or redemptions, holders of Certificates will be notified in a prospectus supplement, in its Exchange Act reports, and/or on the Trust Administrator’s website, as well as other means of public disclosure.

Voting Rights

For Trust Actions:    Holders of Certificates do not have any voting rights with respect to actions to be taken by the Trust, have no right to participate in the management or control of the Trust, and have no voice in the Trust’s activities. The Certificates do not represent a traditional investment and are not similar to shares of a corporation operating a business enterprise with management and a board of directors.

For Underlying Shares:    Holders of Certificates will have the right to instruct the Trust Administrator to vote the Trust’s Underlying Shares, as applicable pursuant to the Trust Agreement, with respect to most matters on which the Underlying Shares have the right to vote (an “Underlying Share Proposal”), by delivering their vote to the Trust Administrator, who will then aggregate the votes received from the Certificates, and vote the Underlying Shares in that same proportion. Certificates that do not deliver a vote will have no effect on how the Underlying Shares are voted.

However, each Certificate does not receive the full vote of an Underlying Share; rather the vote is apportioned between the Dividend Certificates and the Asset Certificates based on the relative values of those Certificates (based on a trailing 90-day VWAP, as described below), such that the vote proportion of a Dividend Certificate and the vote proportion of an Asset Certificate, in total, equal one vote. If a holder desires to have a full vote with respect to an Underlying Share, the holder would need to hold both a Dividend Certificate and an Asset Certificate.

In addition, on certain matters (such as tender or exchange offers and merger and acquisition transactions), the vote (or election or participation right, as applicable) is passed through to Certificate holders only on a Trust Unit basis, meaning that a holder must hold both a Dividend Certificate and an Asset Certificate in order to instruct the Trust Administrator with respect to the Underlying Shares. In that case, the Trust Administrator will vote (or make an election for or tender, as applicable) the Underlying Shares on an individual basis, such that the vote (or election or participation right, as applicable) of each Trust Unit is effectively passed through to its corresponding Underlying Share. See “— Consequences of Corporate Actions for Underlying Shares.”

90-Day VWAP Calculation

For those matters on which the vote is apportioned between Asset Certificates and Dividend Certificates, the fraction of a vote attributable to an Asset Certificate and a Dividend Certificate, as applicable, will be determined, as of any date of determination, with respect to an Asset Certificate or a Dividend Certificate, as applicable, based on the VWAP with respect to such Asset Certificate or Dividend Certificate, respectively, calculated based on transactions on both (1) the applicable national securities exchange, or any other regulated securities market or quotation system where, by action of the Trust Administrator, the Certificates have been listed, quoted, or approved for trading, and (2) the Chia blockchain (limited to those trades that settle from having a publicly posted Offer file) (or if neither (1) nor (2) is applicable, such market or markets that the Trust Administrator has designated as a relevant trading platform), in each case, for the 90-day period ending as of 4:00 p.m. Eastern Time on the applicable Record Date (as defined below) for the vote; provided, however, that in the event that there are less than 90 days of transactions ending as of that time, then all of the transactions prior to and ending as of that time will be included in such calculation. The Trust Administrator also intends to review all trades on the Chia blockchain that would otherwise be included in the VWAP for any anomalies that would, for example, indicate wash trading.

Because the VWAP is based on transactions on both the applicable national securities exchange and the Chia blockchain, as described above, there is one single VWAP for the Asset Certificates and one single VWAP for the Dividend Certificates, regardless of whether such type of Certificate is held in DTC or as a CAT. Therefore, Dividend Certificates and Asset Certificates held on the Chia blockchain will receive the same respective number of votes as Dividend Certificates and Asset Certificates held through DTC and traded on the national securities exchange.

The applicable fraction of a vote of an Asset Certificate and a Dividend Certificate, respectively, would be calculated based on the following formulas:

If an Underlying Share is entitled to more than one vote per share, the applicable vote fraction would be multiplied by the number of votes per share to which such Underlying Share is entitled.

Consequences of Corporate Actions for Underlying Shares

General

Record Date.    For a vote, consent, or waiver, the applicable record date will be the date listed in the proxy materials of the Subject Corporation as the date that determines which shareholders of the Subject Corporation are eligible to vote, or to give a consent or waiver, as applicable; and for any other transaction (including a dividend, distribution, rights offering, spin-off, merger, or other acquisition or disposition transaction), the applicable record date will be the date listed in the applicable transaction materials as the record date that the Subject Corporation determines which shareholders of the Subject Corporation are eligible to receive the dividend, distribution, or other consideration in such transaction (collectively, the “Record Date”). The Trust will notify holders of Certificates following its seeing the announcement from the Subject Corporation of the Record Date.

Voting.    If the Trust is entitled to vote its Underlying Shares with respect to any of the following transactions, the voting rights described above under “— Voting Rights” will apply with respect to the Certificates, except as otherwise provided below. In the event of any conflict between the voting rights described above under “— Voting Rights” and the information below in terms of voting rights, the information below will control.

No Dissenters’ Rights.    The Trust Administrator will not provide any ability of holders of Certificates to exercise appraisal rights, dissenters’ rights, or similar rights with respect to any of the events or transactions set forth below, even if those rights are available to holders of Underlying Shares in such event or transaction. Accordingly, a registered owner who wishes to exercise any appraisal rights, dissenters’ rights, or similar rights with respect to such event or transaction (if those rights are available) must redeem its Certificates and receive Underlying Shares in a timely manner prior to any deadline for exercising or electing such rights so as to be able to exercise or elect any such rights.

Timing of Distributions.    Distributions to the holders of Dividend Certificates will occur within five (5) business days of receipt from the Subject Corporation of distributions, dividends, or other assets that are to be distributed to the applicable Dividend Certificate holders to account for clearance of funds, wire transfers to and/or from DTC, acquisition of fiat-collateralized stablecoins, Chia blockchain transaction processing, and Secure the Bag spend unrolls on the Chia blockchain.

Cash Dividend

In the event that the Subject Corporation declares and pays a dividend (whether regular, special, or otherwise, subject to “Other Actions” below) on the Underlying Shares in cash (a “Cash Dividend”), outstanding Certificates will be treated as follows:

Dividend Certificate

Each registered owner as of the applicable Record Date of a Dividend Certificate will receive its pro rata share (less the Dividend Fee applicable to such Dividend Certificate type (calculated at either 10% or 20% of the aggregate value of cash distributed), any other expenses required to be paid by such registered owner to the Trust Administrator pursuant to the Trust Agreement, and any taxes required to be withheld) as a Cash Distribution (as defined below) by the Trust Administrator of the aggregate amount of such Cash Dividend distributed to the Trust.

Asset Certificates

Asset Certificates do not have any rights with respect to Cash Dividends and would receive no distribution or payment.

A “Cash Distribution,” when used with respect to any Certificates receiving a distribution, means a distribution by the Trust Administrator in the form of (i) cash (if those Certificates are held in DTC or otherwise in physical form) and (ii) stablecoins (if those Certificates are held in digital form on the Chia blockchain).

Other Actions

However, if it is deemed by the Trust Administrator, in its sole discretion, that the particular action taken by the Subject Corporation would, but for the use of the term “dividend,” constitute another covered action under this “Consequences of Corporate Actions for Underlying Shares” section, then, in its sole discretion, the Trust Administrator may deem such a particular action as another type of covered action, including “Other Adjustments,” and, in such case, the procedures set forth with respect to that other type of covered action would apply instead of the procedures set forth in this “Cash Dividend” section.

In particular, in the event that the Cash Dividend (i) is described by the Subject Corporation as being a dividend or distribution of, or is made within one year after the Subject Corporation receives, proceeds from a sale of assets or similar transaction, (ii) is made substantially concurrently with or immediately prior to the closing of a merger, consolidation or transfer of all or substantially all of the assets of the Subject Corporation, or (iii) is otherwise described by the Subject Corporation as an extraordinary dividend of the Subject Corporation, then the Trust Administrator, in its sole discretion, may treat such Cash Dividend as set forth under “Merger, Consolidation, or Transfer or Sale of All or Substantially All Assets (Cash Consideration)” section instead of the procedures set forth in this “Cash Dividend” section.

Stock Dividend of Underlying Shares

In the event that the Subject Corporation declares and pays a dividend (whether regular, special, or otherwise) on the Underlying Shares in the form of Underlying Shares (or a fraction thereof), other than to effect a Forward Stock Split (a “Stock Dividend” and, the stock dividend ratio, the “Stock Dividend Ratio”), outstanding Certificates will be treated as follows:

Dividend Certificates

Dividend Certificates held in DTC or otherwise in physical form:

Each registered owner as of the applicable Record Date of a Dividend Certificate will receive a distribution of its pro rata share of a number of both Dividend Certificate(s) and Asset Certificate(s) (in equal numbers of Dividend Certificates and Asset Certificates) corresponding to the Underlying Shares distributed to the Trust in the Stock Dividend. The maximum number of Dividend Certificates and the maximum number of Asset Certificates that would be distributed to registered owners of Dividend Certificates each will be equal to the number of Underlying Shares distributed to the Trust in the Stock Dividend.

However, no fractional Dividend Certificates or Asset Certificates will be issued in the distribution, and if a registered owner’s pro rata share would entitle it to a fractional Dividend Certificate or Asset Certificate, then the number of Dividend Certificate(s) and the number of Asset Certificate(s) distributed to that registered owner each will be rounded down to the nearest whole number.

Following the Stock Dividend and the distribution of Certificates to such registered owners as described above, the number of additional Dividend Certificates and the number of additional Asset Certificates outstanding shall equal the number of additional Underlying Shares received by the Trust in the Stock Dividend, and, to the extent that there are Underlying Shares held by the Trust in excess of that number of additional outstanding Certificates (as a result of the rounding down of fractional numbers of Certificates as described above) (the “Excess Dividend Shares”), the Trust Administrator shall instruct the Custodian to sell the Excess Dividend Shares and distribute to registered owners whose number of Certificates were so rounded down their applicable pro rata share (based on their rounded down fractions) of the amount of the net cash proceeds received by the Trust from the sale of the Excess Dividend Shares, such distribution to be made to such registered owners in cash as a Cash Distribution.

As used in this “Consequences of Corporate Actions for Underlying Shares” section, a reference to “sell” or a “sale” by the Custodian or otherwise with respect to securities or other property shall mean the sale, over a period of time as determined by the Trust Administrator in its sole discretion, so as to attempt to minimize and mitigate, to the extent practicable, the market impact of such sale.

As a condition to receiving any distribution described above, each registered owner that is entitled to receive such a distribution will be required to pay the Dividend Fee applicable to such Dividend Certificate type (calculated at 20% of the aggregate value as of the applicable Record Date of cash, Dividend Certificate(s), and Asset

Certificate(s) distributed), and any expenses required to be paid by such registered owner to the Trust Administrator pursuant to the Trust Agreement, and the Trust Administrator will withhold any taxes required to be withheld. If not otherwise specified by a registered owner in advance, the Trust Administrator will withhold from the distribution to such registered owner an amount of cash and/or each of Dividend Certificate(s) and Asset Certificate(s) attributable to a number of Underlying Shares that, when sold by the Trust Administrator, would be sufficient, together with any such cash withheld, to pay the applicable Dividend Fee and any such expenses or taxes.

As used in this “Consequences of Corporate Actions for Underlying Shares” section, “value” (for other than cash) shall be calculated based on (i) the cash conversion price as of 4:00 p.m. Eastern Time, (ii) for Certificates or other securities on a national securities exchange, the market closing price, or (iii) for Certificates on the Chia blockchain, the value of such Certificates as of the first transaction block on the Chia blockchain after 3:59:59 p.m. Eastern Time as indicated by the block time stamps on the Chia blockchain that are subsequently confirmed by the Trust Administrator, in each case, on the applicable date of determination specified for the particular transaction (which date of determination, unless otherwise specified, shall be the Record Date for the particular transaction).

Any cash that the Subject Corporation distributes to the Trust in lieu of fractional Underlying Shares that otherwise would have been distributed to the Trust in the Stock Dividend will be distributed to holders of Dividend Certificates as a Cash Distribution.

Dividend Certificates held in digital form on the Chia blockchain:

Each registered owner as of the applicable Record Date of a Dividend Certificate will receive a distribution of its pro rata share of a number of both Dividend Certificate(s) and Asset Certificate(s) (in equal numbers of Dividend Certificates and Asset Certificates) corresponding to the Stock Dividend Ratio. The maximum number of Dividend Certificates and the maximum number of Asset Certificates that would be distributed to registered owners of Dividend Certificates will be equal to the number of Dividend Certificates held by that registered owner in digital form on the Chia blockchain multiplied by the Stock Dividend Ratio (the “Digital Certificate Distribution”).

Fractional Dividend Certificates or Asset Certificates will be issued in the distribution, and a registered owner’s pro rata share, even when it would entitle it to a fractional Dividend Certificate or Asset Certificate, will be distributed to that registered owner.

As a condition to receiving any distribution described above, each registered owner that is entitled to receive such a distribution will be required to pay the Dividend Fee applicable to such Dividend Certificate type (calculated at 10% of the aggregate value as of the applicable Record Date of Dividend Certificate(s) and Asset Certificate(s) distributed on the Chia blockchain), and any expenses required to be paid by such registered owner to the Trust Administrator pursuant to the Trust Agreement, and the Trust Administrator will withhold any taxes required to be withheld. If not otherwise specified by a registered owner in advance, the Trust Administrator will withhold from the distribution to such registered owner an amount of Dividend Certificate(s) and Asset Certificate(s) attributable to a number of Underlying Shares that, when sold by the Trust Administrator, would be sufficient to pay the applicable Dividend Fee and any such expenses or taxes.

Certificate Balance Adjustment:

In the event that the Trust receives fewer Underlying Shares than the Stock Dividend Ratio in the Stock Dividend from the Subject Corporation due to the Subject Corporation rounding down to the nearest whole number of Underlying Shares, not distributing fractional Underlying Shares, or any other reason, such that, immediately after giving effect to the receipt by the Trust of Underlying Shares in the Stock Dividend and the distributions to registered owners of Dividend Certificates (including the Digital Certificate Distribution), the total number of Underlying Shares held by the Trust is not equal to or more than the then outstanding total number of each of the Dividend Certificates and the Asset Certificates (such difference, the “Excess Fractional Share Certificates”), the Trust Administrator, at its own expense, will either, at its sole discretion:

(1)    purchase a number of outstanding Dividend Certificates and a number of outstanding Asset Certificates (such purchase to be in equal numbers of each type of Certificate) then held on the Chia blockchain equal to the number of Excess Fractional Share Certificates, and then cancel such number of Excess Fractional Share Certificates to ensure that, immediately after giving effect to the receipt by the Trust of Underlying Shares in the Stock Dividend and the distributions to registered owners of Dividend Certificates (including the Digital Certificate Distribution) and the transactions in this paragraph, the total outstanding number of each of the Dividend Certificates and the Asset Certificates is equal to or less than the total number of Underlying Shares held by the Trust; or

(2)    purchase and deposit into the Trust a number of outstanding additional Underlying Share(s) such that the total number of Underlying Shares then held by the Trust is equal to or greater than the total outstanding number of each of the Dividend Certificates and the Asset Certificates, issue and sell on the Chia blockchain a number of Trust Units (each comprised of one Dividend Certificate(s) and one Asset Certificate(s) in equal numbers) corresponding to any excess Underlying Shares so purchased (“Overage Fractional Share Certificates”), and then cancel such number of Overage Fractional Share Certificates issued on the Chia blockchain (in equal number between Dividend Certificates and Asset Certificates) to ensure that, immediately after giving effect to the receipt by the Trust of Underlying Shares in the Stock Dividend and the distributions to registered owners of Dividend Certificates (including the Digital Certificate Distribution) and the transactions in this paragraph, the total outstanding number of each of the Dividend Certificates and the Asset Certificates is equal to or less than the total number of Underlying Shares held by the Trust.

Asset Certificates

Asset Certificates do not have any rights with respect to Stock Dividends and would receive no distribution or payment.

Other Actions

However, if it is deemed by the Trust Administrator, in its sole discretion, that the particular action taken by the Subject Corporation would, but for the use of the term “dividend,” constitute another covered action under this “Consequences of Corporate Actions for Underlying Shares” section (e.g., accomplishing what is actually a “Spin-off” via a “Stock Dividend”), then, in its sole discretion, the Trust Administrator may deem such a particular action as another type of covered action, including “Other Adjustments,” and, in such case, the procedures set forth with respect to that other type of covered action would apply instead of the procedures set forth in this “Stock Dividend of Underlying Shares” section.

Dividend of Other Property or Assets

In the event that the Subject Corporation declares and pays a dividend (whether regular, special, or otherwise) on the Underlying Shares in the form of other property or assets (the “Property”), excluding a Rights Offering, a Spin-Off, or any other transaction expressly addressed in this “Consequences of Corporate Actions for Underlying Shares” section (an “Other Dividend”), outstanding Certificates will be treated as follows:

Dividend Certificates

Each registered owner as of the applicable Record Date of a Dividend Certificate will receive its pro rata share of the aggregate amount of such Other Dividend distributed to the Trust. If a registered owner’s pro rata share would entitle it to a fractional interest in the Property, and the Trust Administrator determines that it is not practical, advisable, or desirable to distribute a fractional interest in the Property, then the amount of Property distributed to that registered owner will be rounded down to the nearest whole number or other unit of measurement.

Following the distribution of the Property to such registered owners as described above, to the extent that there remains Property held by or on behalf of the Trust (as a result of the rounding down of fractional interests in the Property as described above), the Trust Administrator shall instruct the Custodian to sell that remaining Property and distribute to registered owners whose fractional interests in the Property were so rounded down their applicable pro rata share (based on their rounded down fractions) of the amount of the net cash proceeds received by the Trust from the sale of that remaining Property, such distribution to be made to such registered owners in cash or stablecoins, as applicable, as a Cash Distribution.

As a condition to receiving any distribution described above, each registered owner that is entitled to receive such a distribution will be required to pay the Dividend Fee applicable to such Dividend Certificate type (calculated at 10% or 20% of the aggregate value of the Property, cash, and stablecoins distributed), and any expenses required to be paid by such registered owner to the Trust Administrator pursuant to the Trust Agreement, and the Trust Administrator will withhold any taxes required to be withheld. If not otherwise specified by a registered owner in advance, the Trust

Administrator will withhold from the distribution to such registered owner an amount of cash, stablecoins, and/or Property that, when sold by the Trust Administrator, would be sufficient, together with any such cash or stablecoins withheld, to pay the applicable Dividend Fee and any such expenses or taxes.

Any cash that the Subject Corporation distributes to the Trust in lieu of fractional Property that otherwise would have been distributed to the Trust in the Other Dividend will be distributed to holders of Dividend Certificates in cash or stablecoins, as applicable, as a Cash Distribution.

In the event that the Trust Administrator determines, in its sole discretion, that a distribution of property under this section is impracticable, inadvisable, or undesirable, then the Trust Administrator shall instruct the Custodian to sell all Property received and distribute the net cash proceeds to registered owners of Dividend Certificates on a pro rata basis, in cash or stablecoins, as applicable, as a Cash Distribution, or determine such actions, distributions, or other adjustments as may be necessary, advisable, desirable, or incidental with respect to the outstanding Certificates.

Asset Certificates

Asset Certificates do not have any rights with respect to Other Dividends and would receive no distribution or payment.

Other Actions

However, if it is deemed by the Trust Administrator, in its sole discretion, that the particular action taken by the Subject Corporation would, but for the use of the term “dividend,” constitute another covered action under this “Consequences of Corporate Actions for Underlying Shares” section (e.g., accomplishing what is actually a “Spin-off” via a “Dividend of Other Property or Assets”), then, in its sole discretion, the Trust Administrator may deem such a particular action as another type of covered action, including “Other Adjustments,” and, in such case, the procedures set forth with respect to that other type of covered action would apply instead of the procedures set forth in this “Dividend of Other Property or Assets” section.

Stock Split: Forward (including by Stock Dividend) and Reverse

In the event that the Subject Corporation effects a forward stock split, including a stock split that the Subject Corporation states is being made by way of stock dividend (a “Forward Stock Split”) or a reverse stock split (a “Reverse Stock Split”) of the Underlying Shares, outstanding Certificates will be treated as follows to reflect such stock split:

Forward Stock Split Adjustment

For Certificates held in DTC or otherwise in physical form:

The number of outstanding Dividend Certificates and Asset Certificates each will increase by the same ratio used for the Forward Stock Split (the “forward split factor”). If the forward split factor is not a whole number (e.g., 1.5 for 1), and fractional Certificates would be issued as a result of the Forward Stock Split, the Trust Administrator will inform registered owners as to how those fractions will be treated (which may include rounding the fractions down and distributing cash) at the time it informs registered owners of the Forward Stock Split.

The increase will be effected by electronically reflecting such increase on the books and records of the Transfer Agent and by the Transfer Agent instructing DTC to adjust the number of Certificates by the forward split factor.

For Certificates held in digital form on the Chia blockchain:

The number of outstanding Dividend Certificates and Asset Certificates each will increase by the forward split factor. Fractional Certificates will be issued as a result of the Forward Stock Split.

The increase will be effected by issuing to each holder of a Dividend Certificate or Asset Certificate, respectively, additional Dividend Certificates or Asset Certificates, respectively, to reflect the increase in the amount of the forward split factor.

Certificate Balance Adjustment:

In the event that the Trust receives fewer Underlying Shares than the forward stock split factor in the Forward Stock Split from the Subject Corporation due to the Subject Corporation rounding down to the nearest whole number of Underlying Shares, not distributing fractional Underlying Shares, or any other reason, such that, immediately after giving effect to the Forward Stock Split and the adjustments to the Dividend Certificates and Asset Certificates described above, the total number of Underlying Shares held by the Trust is not equal to or more than the then outstanding total number of each of the Dividend Certificates and the Asset Certificates, the Trust Administrator, at its own expense, will either, at its sole discretion:

(1)    purchase a number of outstanding Dividend Certificates and a number of outstanding Asset Certificates (such purchase to be in equal numbers of each type of Certificate) then held on the Chia blockchain equal to the number of Excess Fractional Share Certificates, and then cancel such number of Excess Fractional Share Certificates to ensure that, immediately after giving effect to the Forward Stock Split and the adjustments to the Dividend Certificates and Asset Certificates described above and the transactions in this paragraph, the total outstanding number of each of the Dividend Certificates and the Asset Certificates is equal to or less than the total number of Underlying Shares held by the Trust; or

(2)    purchase and deposit into the Trust a number of outstanding additional Underlying Share(s) such that the total number of Underlying Shares then held by the Trust is equal to or greater than the total outstanding number of each of the Dividend Certificates and the Asset Certificates, issue and sell on the Chia blockchain a number of Overage Fractional Share Certificates, and then cancel such number of Overage Fractional Share Certificates issued on the Chia blockchain (in equal number between Dividend Certificates and Asset Certificates) to ensure that, immediately after giving effect to the Forward Stock Split and the adjustments to the Dividend Certificates and Asset Certificates described above and the transactions in this paragraph, the total outstanding number of each of the Dividend Certificates and the Asset Certificates is equal to or less than the total number of Underlying Shares held by the Trust.

Reverse Stock Split Adjustment

For Certificates held in DTC or otherwise in physical form:

The number of outstanding Dividend Certificates and Asset Certificates each will decrease by the same ratio used for the Reverse Stock Split of the Underlying Shares (the “reverse split factor”). If fractional Certificates would be issued as a result of the Reverse Stock Split, the Trust Administrator will inform registered owners as to how those fractions will be treated (which may include rounding the fractions down and distributing cash) at the time it informs registered owners of the Reverse Stock Split.

The decrease will be effected by electronically reflecting such decrease on the books and records of the Transfer Agent and by the Transfer Agent instructing DTC to adjust the number of Certificates by the reverse split factor.

For Certificates held in digital form on the Chia blockchain:

The number of outstanding Dividend Certificates and Asset Certificates each will decrease by the reverse split factor. Fractional Certificates will be issued as a result of the Reverse Stock Split.

The decrease will be effected by canceling the Dividend Certificate or Asset Certificate then outstanding on the Chia blockchain for each holder of a Certificate, and issuing a new Dividend Certificate or Asset Certificate, respectively, to reflect the decrease in the amount of the reverse split factor.

Certificate Balance Adjustment:

In the event that the Trust receives fewer Underlying Shares than the reverse stock split factor in the Reverse Stock Split from the Subject Corporation due to the Subject Corporation rounding down to the nearest whole number of Underlying Shares, not distributing fractional Underlying Shares, or any other reason, such that, immediately after giving effect to the Reverse Stock Split and the adjustments to the Dividend Certificates and Asset Certificates described above, the total number of Underlying Shares held by the Trust is not equal to or more than the then outstanding total number of each of the Dividend Certificates and the Asset Certificates, the Trust Administrator, at its own expense, will either, at its sole discretion:

(1)    purchase a number of outstanding Dividend Certificates and a number of outstanding Asset Certificates (such purchase to be in equal numbers of each type of Certificate) then held on the Chia blockchain equal to the number of Excess Fractional Share Certificates, and then cancel such number of Excess Fractional Share Certificates to ensure that, immediately after giving effect to the Reverse Stock Split and the adjustments to the Dividend Certificates and Asset Certificates described above and the transactions in this paragraph, the total outstanding number of each of the Dividend Certificates and the Asset Certificates is equal to or less than the total number of Underlying Shares held by the Trust; or

(2)    purchase and deposit into the Trust a number of outstanding additional Underlying Share(s) such that the total number of Underlying Shares then held by the Trust is equal to or greater than the total outstanding number of each of the Dividend Certificates and the Asset Certificates, issue and sell on the Chia blockchain a number of Overage Fractional Share Certificates, and then cancel such number of Overage Fractional Share Certificates issued on the Chia blockchain (in equal number between Dividend Certificates and Asset Certificates) to ensure that, immediately after giving effect to the Reverse Stock Split and the adjustments to the Dividend Certificates and Asset Certificates described above and the transactions in this paragraph, the total outstanding number of each of the Dividend Certificates and the Asset Certificates is equal to or less than the total number of Underlying Shares held by the Trust.

Rights Offering

In the event that the Subject Corporation issues to all or substantially all holders of the Underlying Shares (including the Trust) rights, options, or warrants (including through a dividend thereof) exercisable to acquire additional Underlying Shares (a “Rights Offering” and, such rights, the “Underlying Share Rights”), Dividend Certificates and Asset Certificates, subject to the conditions and apportionments below, will be given rights to subscribe for additional Certificates and to instruct the Trust Administrator on how to exercise the corresponding Underlying Share Rights.

Registered owners will receive an allocation of a fraction of a right, calculated as set forth below (a “Fractional Right Share” and, such rights in whole, the “Trust Rights”), subject to the conditions and apportionment below, to subscribe for additional Certificates and to give instructions to the Trust Administrator to exercise a corresponding number of Underlying Share Rights.

Trust Rights will only be exercisable in a minimum number equal to the Trust Right Exercise Minimum. Therefore, a registered owner will need to hold a sufficient number of Certificates (whether Dividend Certificates or Asset Certificates) such that the aggregate Fractional Right Shares allocated to such registered owner total the applicable Trust Right Exercise Minimum. The “Trust Right Exercise Minimum” is the number of Trust Rights that a registered owner must hold in order to exercise any Trust Rights, corresponding to the number of Underlying Share Rights that must be exercised to acquire one Underlying Share. For each whole Trust Right that is timely, properly, and validly exercised, the exercising registered owner will receive, in accordance with the provisions of the Trust Agreement, one new Dividend Certificate and one new Asset Certificate corresponding to each one Underlying Share issuable upon the exercise of an Underlying Share Right, regardless of what type or types of Certificates it originally held when it was allocated its Fractional Right Share.

The Fractional Right Share will be calculated by multiplying the VWAP Fraction by the number of Underlying Share Rights distributed per Underlying Share held by the Trust. The Fractional Right Share of one Asset Certificate plus the Fractional Right Share of one Dividend Certificate will total the number of Underlying Share Rights distributed per one Underlying Share.

Illustrative Example

For illustrative purposes only, assuming (i) the Fractional Right Share of the Dividend Certificate is 0.125, (ii) the Fractional Right Share of the Asset Certificate is 0.875, and (iii) the Trust Right Exercise Minimum is one whole Trust Right. A registered owner could exercise a Trust Right if it held any of the following:

•        At least eight (8) Dividend Certificates (as one whole Trust Right divided by 0.125 equals 8);

•        At least 1.143 Asset Certificates (as one whole Trust Right divided by 0.875 equals 1.1429 (rounded up)); or

•        One Dividend Certificate and one Asset Certificate.

Tender or Exchange Offer

Participation Rights

In the event of a tender offer or exchange offer or any other offer to purchase or exchange Underlying Shares (each, a “Tender Offer”), the Trust will not allow election by fractional vote share in order to prevent potential conflicts of interest that may arise between holders of Dividend Certificates, on one hand, and Asset Certificates, on the other hand, in such scenarios.

Trust Units

Registered owners as of the applicable Record Date may only participate in giving an instruction to the Trust Administrator in a Tender Offer for Underlying Share(s) with respect to whole Trust Units (i.e., one whole Trust Unit consisting of one Dividend Certificate and one Asset Certificate) (an “Eligible Trust Unit Holder”).

Any cash or other securities or property distributed to the Trust in the Tender Offer with respect to such Underlying Shares (the “Tender Consideration”) would then be distributed by the Trust Administrator to that electing Eligible Trust Unit Holder, and the Trust Units with respect to which that electing Eligible Trust Unit Holder made the election would be canceled by the Trust Administrator in exchange for that Tender Consideration.

Any cash Tender Consideration to be distributed to participating Eligible Trust Unit Holders will be distributed in cash or stablecoins, as applicable, as a Cash Distribution.

As a condition to receiving any distribution described above, each electing Eligible Trust Unit Holder that is entitled to receive such a distribution will be required to pay a Redemption Fee (calculated at 1.00% of the aggregate value as of the applicable Record Date of the Tender Consideration distributed), and any expenses required to be paid by such Eligible Trust Unit Holder to the Trust Administrator pursuant to the Trust Agreement, and the Trust Administrator will withhold any taxes required to be withheld. If not otherwise specified by an Eligible Trust Unit Holder in advance, the Trust Administrator will withhold from the distribution to such Eligible Trust Unit Holder an amount of Tender Consideration that, when sold by the Trust Administrator, would be sufficient to pay the applicable Redemption Fee for a Tender Offer and any such expenses or taxes.

Unbalanced Certificates

For each Dividend Certificate and Asset Certificate held by a registered owner as of the applicable Record Date that does not constitute a whole Trust Unit (i.e., the registered owner holds only one type of Certificate or holds more of one type of Certificate than the other type) (any of the foregoing constituting “Unbalanced Certificates”), that registered owner will not be able to participate in giving any instructions in a Tender Offer for any Unbalanced Certificates held.

In a Tender Offer, the Trust Administrator will pass through directly to each electing Eligible Trust Unit Holder the Tender Consideration attributable to each Underlying Share corresponding to the Trust Unit for which that Eligible Trust Unit Holder made an election. The Trust Administrator will not aggregate or apply any tender or exchange elections, or tender or exchange, or apply any fractional or apportioned vote, fractional vote share, or other voting process (as described under “— Voting Rights”), to the remaining Underlying Shares held by the Trust.

Spin-Off

In the event that the Subject Corporation effects a spin-off (including of a subsidiary or division) by making a dividend or distribution to the holders of Underlying Shares of the securities of the spun-off entity (the “Spin-Off Securities” and, such transaction, the “Spin-Off”), outstanding Certificates will be treated as follows, as determined in the sole discretion of the Trust Administrator:

General Process (no Opt-In Option)

Trust Units:

For Certificates that can together constitute a whole Trust Unit (i.e., for each one Dividend Certificate and one Asset Certificate) held by a registered owner as of the applicable Record Date, that registered owner would receive such number and type of Spin-Off Securities distributed to the Trust with respect to one Underlying Share (the “Trust Unit Spin Distribution”).

Unbalanced Certificates:

For Unbalanced Certificates, the Trust Administrator will instruct the Custodian to sell the Spin-Off Securities distributed to the Trust that remain after making the Trust Unit Spin Distribution described above. The cash received from such sale will then be distributed to those registered owners who as of the applicable Record Date held Unbalanced Certificates, allocated between the Dividend Certificates and the Asset Certificates based on the VWAP Fractions, in cash or stablecoins, as applicable, as a Cash Distribution.

Any cash that the Subject Corporation distributes to the Trust in lieu of fractional Spin-Off Securities that otherwise would have been distributed to the Trust in the Spin-Off will be distributed to holders of Dividend Certificates and Asset Certificates, allocated between the Dividend Certificates and the Asset Certificates based on the VWAP Fractions, in cash or stablecoins, as applicable, as a Cash Distribution.

As a condition to receiving any distribution described above, each registered owner that is entitled to receive a Trust Unit Spin Distribution or Cash Distribution will be required to pay a Redemption Fee (but reduced from 100 basis points (1.00%) to 50 basis points (0.50%) and calculated based on the aggregate value as of the applicable Record Date of the Spin-Off Securities, cash, and stablecoins distributed), and any expenses required to be paid by such registered owner to the Trust Administrator pursuant to the Trust Agreement, and the Trust Administrator will withhold any taxes required to be withheld. If not otherwise specified by a registered owner in advance, the Trust Administrator will withhold from the distribution to such registered owner an amount of cash, stablecoins, and/or Spin-Off Securities that, when sold by the Trust Administrator, would be sufficient, together with any such any such cash or stablecoins withheld, to pay the applicable Redemption Fee for a Spin-Off and any such expenses or taxes.

Opt-In to New Trust Holding Spin-Off Securities

The Trust Administrator may determine, in its sole discretion, to offer holders of Certificates the option to acquire Certificates in a new trust that would hold the Spin-Off Securities. The process, any conditions to be satisfied (including participation threshold), eligibility for opting-in and additional information would be provided to registered owners by the Trust Administrator at such time, if any, that the Trust Administrator determines, in its sole discretion, to offer this option.

The Trust Administrator will have the right, in its sole discretion, to discount deposit fees for Spin-Off Securities acquired in a Spin-Off that are deposited in a new trust, such fees being similar in form to the initial deposit fee set forth in the Trust Agreement, up to the actual costs, and expenses incurred by the Trust Administrator to form and register the new trust that would hold the Spin-Off Securities. The Trust Administrator will also have the right, in its sole discretion, to waive the spin fee set forth above in its entirety for Spin-Off Securities deposited into the new trust.

Merger, Consolidation, or Transfer or Sale of All or Substantially All Assets
(Cash Consideration)

In the event that the Subject Corporation merges, consolidates, transfers, or sells all or substantially all of the Subject Corporation’s assets, or undertakes a similar transaction (a “Transaction”), and each Underlying Share is converted into, or would otherwise receive, cash consideration (the “Cash Consideration”), outstanding Certificates will be treated as follows:

Voting Rights for Certificates

In the event of a Transaction for Cash Consideration, the Trust will not allow voting by fractional vote share in order to prevent potential end-of-corporate-life conflicts of interest that may arise between holders of Dividend Certificates, on one hand, and Asset Certificates, on the other hand, in such scenarios.

A registered owner as of the applicable Record Date may only vote with respect to an Underlying Share Proposal that would effectively end the corporate life of Subject Corporation pursuant to a Transaction for Cash Consideration if, and to the extent that, such registered owner is an Eligible Trust Unit Holder and only with respect to its whole Trust Units.

A registered owner will not be able to vote with respect to any Unbalanced Certificates it holds.

The Trust Administrator will not aggregate or apply any aforementioned vote of an Underlying Share, nor apply any fractional or apportioned vote, fractional vote share, or other voting process (as described under “— Voting Rights”), to the remaining Underlying Shares held by the Trust in such Underlying Share Proposal related to the Transaction for Cash Consideration.

Dividend Certificates

Dividend Certificates do not have any rights with respect to Cash Consideration and would receive no distribution or payment.

Asset Certificates

Each registered owner as of the applicable Record Date of an Asset Certificate (whether or not that registered owner had the right to vote as described above) will receive its pro rata share (less the Redemption Fee (calculated at 1.00% of the aggregate value of the Cash Consideration distributed), any other expenses required to be paid by such registered owner to the Trust Administrator pursuant to the Trust Agreement, and any taxes required to be withheld) of the aggregate amount of such Cash Consideration distributed to the Trust. Such pro rata share will be distributed, in cash or stablecoins, as applicable as a Cash Distribution.

Following the distribution with respect to the Asset Certificates described above, the Trust Administrator will dissolve the Trust and wind up the business and affairs of the Trust in accordance with the Trust Agreement, and all Dividend Certificates and Asset Certificates will be canceled.

Merger, Consolidation, or Transfer or Sale of All or Substantially All Assets
(for all or a portion of Non-Cash Consideration)

In the event that the Subject Corporation undertakes a Transaction, and each Underlying Share is converted into, or would otherwise receive, shares or other non-cash consideration (“Non-Cash Consideration”), or could receive (including by election) a combination of Cash Consideration and Non-Cash Consideration (any of the foregoing is referred to herein as “Merger Consideration” and, such Transaction, even if Cash Consideration could be elected, as a “Transaction for Non-Cash Consideration”), from an acquiring corporation or other acquisition counterparty (“Acquiring Corporation”), outstanding Certificates will be treated as follows (with the choice among General Process, Roll-Over Process, and Related Trust described below to be determined in the sole discretion of the Trust Administrator):

Voting for the Underlying Proposal related to the Transaction for Non-Cash Consideration

In the event of a Transaction for Non-Cash Consideration, the Trust will not allow voting by fractional vote share in order to prevent potential end-of-corporate-life conflicts of interest that may arise between holders of Dividend Certificates, on one hand, and Asset Certificates, on the other hand, in such scenarios.

A registered owner as of the applicable Record Date may only vote with respect to an Underlying Share Proposal that would effectively end the corporate life of Subject Corporation pursuant to a Transaction for Non-Cash Consideration if, and to the extent that, it is an Eligible Trust Unit Holder and only with respect to its whole Trust Units.

A registered owner will not be able to vote with respect to any Unbalanced Certificates it holds.

The Trust Administrator will not aggregate or apply any aforementioned vote of an Underlying Share, nor apply any fractional or apportioned vote, fractional vote share, or other voting process (as described under “— Voting Rights”), to the remaining Underlying Shares held by the Trust in such Underlying Share Proposal related to the Transaction for Non-Cash Consideration.

General Process (No Roll-Over of the Trust or Related Trust for the Underlying Shares of the Acquiring Corporation)

Dividend Certificates:

Dividend Certificates do not have any rights with respect to Merger Consideration and would receive no distribution or payment.

Asset Certificates:

Each registered owner as of the applicable Record Date of an Asset Certificate (whether or not that registered owner had the right to vote as described above) will receive its applicable pro rata share, either Elected Mix or Default Mix (as such terms are defined below), of the aggregate amount of the Merger Consideration distributed to the Trust.

Election of Merger Consideration:    In connection with a Transaction for Non-Cash Consideration, where registered owners of Asset Certificates have the ability to elect to receive different types of Merger Consideration, or a combination thereof, the Trust Administrator will:

•        Allow all registered owners of Asset Certificates as of the applicable Record Date to make an election to receive the applicable mix of Merger Consideration for the number of Underlying Shares equal to the number of Asset Certificates held by such registered owner (each, an “electing registered owner”); and

•        For all holders of Asset Certificates who do not make any such election (the “non-electing registered owners”), the Trust Administrator will make an election for all remaining Underlying Shares to receive (a) Cash Consideration only, where applicable, and (b) the maximum amount of Cash Consideration where a mix of Cash Consideration and Non-Cash Consideration is required.

The Trust will distribute all Merger Consideration to Asset Certificate holders as detailed below in the following manner:

•        For electing registered owners, the Trust will distribute to each such electing registered owner the applicable elected mix of Merger Consideration specified, to the extent possible, or as close as practicable thereto (each, an “Elected Mix”);

•        For non-electing registered owners, the Trust Administrator will calculate the amount of Merger Consideration of each type remaining after all Elected Mixes have been distributed. The remaining Cash Consideration and Non-Cash Consideration will be distributed to non-electing registered owners on a pro rata basis (each, a “Default Mix”).

Any Cash Consideration to be distributed to registered owners of Certificates held on the Chia blockchain will be distributed in stablecoins.

By way of illustration, if Merger Consideration was $1,000,000 in the aggregate to be paid in a mix of Cash Consideration and Non-Cash Consideration, and electing registered owners and non-electing registered owners opted for an aggregate Elected Mix plus Default Mix wherein 70% elected or defaulted to all Cash Consideration and 30% elected all Non-Cash Consideration, and due to limitations of total Cash Consideration offered by the Acquiring Corporation, the Trust received an overall mix of 60% ($600,000) in Cash Consideration and 40% ($400,000) in Non-Cash Consideration as the Merger Consideration, the Trust Administrator would distribute $300,000 in Non-Cash Consideration to registered owners who elected all Non-Cash Consideration, and the Trust Administrator would distribute $600,000 in Cash Consideration and $100,000 in Non-Cash Consideration to those registered owners who elected or defaulted to all-Cash Consideration (all on a pro rata basis).

If a registered owner’s applicable pro rata share of Non-Cash Consideration would entitle it to a fractional interest in the Non-Cash Consideration, and the Trust Administrator determines that it is not practical, advisable, or desirable to distribute a fractional interest in the Non-Cash Consideration, then the amount of Non-Cash Consideration distributed to that registered owner will be rounded down to the nearest whole number or other unit of measurement.

Following the distribution of the Elected Mix and the Default Mix to such registered owners as described above, to the extent that there remains Non-Cash Consideration held by or on behalf of the Trust (e.g., as a result of the rounding down of fractional interests in the Non-Cash Consideration as described above), the Trust Administrator shall instruct the Custodian to sell that remaining Non-Cash Consideration and distribute to registered owners of Asset Certificates whose fractional interests in the Non-Cash Consideration were so rounded down their applicable pro rata share (based on their rounded down fractions) of the amount of the net cash proceeds received by the Trust from the sale of that remaining Non-Cash Consideration, such distribution to be made to such registered owners in cash or stablecoins, as applicable, as a Cash Distribution.

As a condition to receiving any distribution described above, each registered owner that is entitled to receive such a distribution will be required to pay a Redemption Fee (calculated at 1.00% of the aggregate value as of the applicable Record Date of the Merger Consideration distributed), and any expenses required to be paid by such registered owner to the Trust Administrator pursuant to the Trust Agreement, and the Trust Administrator will withhold any taxes required to be withheld. If not otherwise specified by a registered owner in advance, the Trust Administrator will withhold from the distribution to such registered owner an amount of Merger Consideration that, when sold by the Trust Administrator, would be sufficient to pay the applicable Redemption Fee for a Transaction and any such expenses or taxes.

Any cash that the Subject Corporation distributes to the Trust in lieu of fractional Non-Cash Consideration that otherwise would have been distributed to the Trust in the Transaction will be distributed to registered owners of Asset Certificates in cash or stablecoins, as applicable, as a Cash Distribution.

In the event that the Trust Administrator determines, in its sole discretion, that any distribution of Non-Cash Consideration under this section is impracticable, inadvisable, or undesirable, then the Trust Administrator shall instruct the Custodian to sell all Non-Cash Consideration received and distribute the net cash proceeds to registered owners of Asset Certificates on a pro rata basis in cash or stablecoins, as applicable, as a Cash Distribution, or determine, in its sole discretion, such actions, distributions, or other adjustments as it, in its sole discretion, may deem necessary, advisable, desirable, or incidental with respect to the outstanding Certificates.

Dissolution of the Trust:

Following the distributions to registered owners of Asset Certificates as described above, the Trust Administrator will dissolve the Trust and wind up the business and affairs of the Trust in accordance with the Trust Agreement, and all Dividend Certificates and Asset Certificates will be canceled.

Roll-Over Process (Trust to Hold Underlying Shares of the Acquiring Corporation)

Rather than following the General Process described above and then dissolving the Trust, the Trust Administrator may determine, in its sole discretion, to continue the Trust with underlying shares of the Acquiring Corporation (in lieu of the Underlying Shares) and issue Certificates representing the underlying shares in the Acquiring Corporation (“Roll-over Underlying Shares”) by amending the Trust, the Trust Agreement, and any relevant filings and agreements, and taking such other actions as the Trust Administrator, in its sole discretion, determines to be necessary, advisable, desirable, or incidental.

Dividend Certificates:

Dividend Certificates do not have any rights with respect to Merger Consideration, and therefore no rights to participate in any continuation of the Trust, and would receive no distribution or payment. In such a case, all existing Dividend Certificates will be canceled.

Asset Certificates:

Asset Certificates held in DTC or otherwise in physical form:

Asset Certificates outstanding as of the applicable Record Date will be canceled. Each registered owner as of the applicable Record Date of an Asset Certificate will be issued and receive its applicable pro rata share of roll-over trust units (“Roll-over Trust Units”) consisting of “Roll-over Asset Certificate(s)” and “Roll-over Dividend Certificate(s)”

(together, “Roll-over Certificates”), the number of whole Roll-over Trust Units to be issued (whether in DTC, physical form, or on the Chia blockchain) to be equal to the total number of Roll-over Underlying Shares received by the Trust in connection with the Transaction.

If a registered owner’s applicable pro rata share would entitle it to a fractional number of Roll-over Trust Units and/or Roll-over Certificates and the Trust Administrator determines that it is not practical, advisable, or desirable to have a fractional Roll-over Trust Unit and/or Roll-over Certificate, then the number of Roll-over Trust Units and/or Roll-over Certificates distributed to that registered owner will be rounded down to the nearest whole number or other unit of measurement.

Any Merger Consideration that is in a form other than Roll-over Underlying Shares will be distributed to registered owners of Asset Certificates as set forth under “General Process” above.

Following the distribution of the Roll-over Certificates and any other Merger Consideration to such registered owners of Asset Certificates as described above, to the extent that there remains Roll-over Underlying Shares in a number in excess of the total number of Roll-over Trust Units or there remains other Merger Consideration held by or on behalf of the Trust (e.g., as a result of the rounding down of fractional interests in Roll-over Trust Units and/or Roll-over Certificates or in such other Merger Consideration as described above), the Trust Administrator shall instruct the Custodian to sell such excess number of remaining Roll-over Underlying Shares and any such other Merger Consideration and distribute to registered owners of Asset Certificates whose fractional interests in the Roll-over Trust Units and such other Merger Consideration were so rounded down their applicable pro rata share (based on their rounded down fractions) of the amount of the net cash proceeds received by the Trust from the sale of such Roll-over Underlying Shares and any such other Merger Consideration, such distribution to be made to such registered owners of Asset Certificates in cash as a Cash Distribution.

Asset Certificates held in digital form on the Chia blockchain:

Asset Certificates outstanding as of the applicable Record Date will be canceled. Each registered owner as of the applicable Record Date of an Asset Certificate will be issued and receive its applicable pro rata share of Roll-over Trust Units, the number of whole Roll-over Trust Units to be issued (whether in DTC, physical form, or on the Chia blockchain) to be equal to the total number of Roll-over Underlying Shares received by the Trust in connection with the Transaction. Fractional Roll-over Certificates will be issued in digital form on the Chia blockchain.

Certificate Balance Adjustment:

In the event that the Trust receives fewer Roll-over Underlying Shares as part of the Transaction from the Acquiring Corporation due to rounding down to the nearest whole number of Roll-over Underlying Shares, not distributing fractional Roll-over Underlying Shares, or any other reason, such that, immediately after giving effect to the receipt by the Trust of the Roll-over Underlying Shares in the Transaction and the issuance of Roll-over Certificates as described above, the total number of Roll-over Underlying Shares held by the Trust is not equal to or more than the then outstanding total number of each of the Roll-over Dividend Certificates and the Roll-over Asset Certificates, the Trust Administrator, at its own expense, will either, at its sole discretion:

(1)    purchase a number of outstanding Roll-over Dividend Certificates and a number of outstanding Roll-over Asset Certificates (such purchase to be in equal numbers of each type of Roll-over Certificate) then held on the Chia blockchain equal to the number of Excess Fractional Share Certificates (applying such term to the Roll-over Certificates and the Roll-over Underlying Shares), and then cancel such number of Excess Fractional Share Certificates to ensure that, immediately after giving effect to the receipt by the Trust of the Roll-over Underlying Shares in the Transaction and the issuance of Roll-over Certificates as described above and the transactions in this paragraph, the total outstanding number of each of the Roll-over Dividend Certificates and the Roll-over Asset Certificates is equal to or less than the total number of Roll-over Underlying Shares held by the Trust; or

(2)    purchase and deposit into the Trust a number of outstanding additional Roll-over Underlying Share(s) such that the total number of Roll-over Underlying Shares then held by the Trust is equal to or greater than the total outstanding number of each of the Roll-over Dividend Certificates and the Roll-over Asset Certificates, issue and sell on the Chia blockchain a number of Overage Fractional Share Certificates (applying such term to the Roll-over Certificates and the Roll-over Underlying Shares), and then cancel such number of Overage Fractional Share Certificates issued on the Chia blockchain (in equal number between Roll-over Dividend Certificates and Roll-over Asset Certificates) to ensure that, immediately after giving effect to the receipt by the Trust of the Roll-over Underlying Shares in the Transaction and the issuance of Roll-over Certificates as described above and the transactions in this paragraph, the total outstanding number of each of the Roll-over Dividend Certificates and the Roll-over Asset Certificates is equal to or less than the total number of Roll-over Underlying Shares held by the Trust.

Related Trust for the Underlying Shares of the Acquiring Corporation

Where there already exists a related trust similar to the Trust managed by the Trust Administrator (“Family Trust”) for the underlying shares of the Acquiring Corporation (“Family Trust Underlying Shares”), the Trust Administrator may determine, in its sole discretion, to move registered owners and their corresponding Certificates to the Family Trust and issue Certificates in the Family Trust (“Family Certificates”) as follows.

Dividend Certificates:

Dividend Certificates do not have any rights with respect to Merger Consideration, and therefore no rights to participate in any Family Trust, and would receive no distribution or payment. In such a case, all existing Dividend Certificates will be canceled.

Asset Certificates:

Asset Certificates held in DTC or otherwise in physical form:

Each registered owner as of the applicable Record Date of an Asset Certificate will be issued and receive its applicable pro rata share of Family Certificates (consisting of “Family Asset Certificates” and “Family Dividend Certificates”), the number of whole Family Trust Units to be issued (whether in DTC, physical form, or on the Chia blockchain) to be equal to the total number of Family Trust Underlying Shares received by the Trust in connection with the Transaction. The Trust will then convey all Family Trust Underlying Shares received to the Family Trust. No fees will be charged for such conveyance.

If a registered owner’s applicable pro rata share would entitle it to a fractional number of Family Trust Units and/or Family Certificates and the Trust Administrator determines that it is not practical, advisable, or desirable to have a fractional Family Trust Unit and/or Family Certificate, then the number of Family Trust Units and/or Family Certificates distributed to that registered owner will be rounded down to the nearest whole number or other unit of measurement.

Any Merger Consideration that is in a form other than Family Trust Underlying Shares will be distributed to registered owners of Asset Certificates as set forth under “General Process” above.

Following the distribution of the Family Certificates and any other Merger Consideration to such registered owners of Asset Certificates as described above, to the extent that there remains Family Trust Underlying Shares in a number in excess of the total number of Family Trust Units or there remains other Merger Consideration held by or on behalf of the Trust (e.g., as a result of the rounding down of fractional interests in Family Trust Units and/or Family Certificates or in such other Merger Consideration as described above), the Trust Administrator shall instruct the Custodian to sell such excess number of remaining Family Trust Underlying Shares and any such other Merger Consideration and distribute to registered owners of Asset Certificates whose fractional interests in the Family Trust Units and such other Merger Consideration were so rounded down their applicable pro rata share (based on their rounded down fractions) of the amount of the net cash proceeds received by the Trust from the sale of such Family Trust Underlying Shares and any such other Merger Consideration, such distribution to be made to such registered owners of Asset Certificates in cash as a Cash Distribution.

Asset Certificates held in digital form on the Chia blockchain:

Each registered owner as of the applicable Record Date of an Asset Certificate will be issued and receive its applicable pro rata share of Family Certificates (consisting of Family Asset Certificates and Family Dividend Certificates) to be equal to the total number of Family Trust Underlying Shares received by the Trust in connection with the Transaction. Fractional Family Trust Units and fractional Family Certificates will be issued in digital form on the Chia blockchain.

Certificate Balance Adjustment:

In the event that the Trust receives fewer Family Trust Underlying Shares as part of the Transaction from the Acquiring Corporation due to rounding down to the nearest whole number of Family Trust Underlying Shares, not distributing fractional Family Trust Underlying Shares, or any other reason, such that, immediately after giving effect to the receipt by the Trust of the Family Trust Underlying Shares in the Transaction and the issuance of Family Certificates as described above, the total number of Family Trust Underlying Shares held by the Trust is not equal to or more than the then outstanding total number of each of the Family Dividend Certificates and the Family Asset Certificates, the Trust Administrator, at its own expense, will either, at its sole discretion:

(1)    purchase a number of outstanding Family Dividend Certificates and a number of outstanding Family Asset Certificates (such purchase to be in equal numbers of each type of Family Certificate) then held on the Chia blockchain equal to the number of Excess Fractional Share Certificates (applying such term to the Family Certificates and the Family Trust Underlying Shares), and then cancel such number of Excess Fractional Share Certificates to ensure that, immediately after giving effect to the receipt by the Trust of the Family Trust Underlying Shares in the Transaction and the issuance of Family Certificates as described above and the transactions in this paragraph, the total outstanding number of each of the Family Dividend Certificates and the Family Asset Certificates is equal to or less than the total number of Family Trust Underlying Shares held by the Trust; or

(2)    purchase and deposit into the Trust a number of outstanding additional Family Trust Underlying Share(s) such that the total number of Family Trust Underlying Shares then held by the Trust is equal to or greater than the total outstanding number of each of the Family Dividend Certificates and the Family Asset Certificates, issue and sell on the Chia blockchain a number of Overage Fractional Share Certificates (applying such term to the Family Certificates and the Family Trust Underlying Shares), and then cancel such number of Overage Fractional Share Certificates issued on the Chia blockchain (in equal number between Family Dividend Certificates and Family Asset Certificates) to ensure that, immediately after giving effect to the receipt by the Trust of the Family Trust Underlying Shares in the Transaction and the issuance of Family Certificates as described above and the transactions in this paragraph, the total outstanding number of each of the Family Dividend Certificates and the Family Asset Certificates is equal to or less than the total number of Family Trust Underlying Shares held by the Trust.

Dissolution of the Trust.

Following the distributions to registered owners of Asset Certificates as described above, the Trust Administrator will dissolve the Trust and wind up the business and affairs of the Trust in accordance with the Trust Agreement, and all Dividend Certificates and Asset Certificates will be canceled.

Dissolution and Winding Down of Trust

In the event of a dissolution pursuant to the Trust Agreement, or any corporate action or other event that requires dissolution, or where the Trust Administrator determines dissolution necessary, advisable, desirable, or incidental for any reason, and that is not addressed elsewhere in this “Consequences of Corporate Actions for Underlying Shares” section (collectively, a “Dissolution”), then subject to compliance in Section 6.2(d) of the Trust Agreement and Section 3808(e) of the DSTA, the outstanding Certificates will be treated as follows:

Trust Units

For Certificates that can together constitute a Trust Unit (i.e., for each one Dividend Certificate and one Asset Certificate) held by a registered owner as of the applicable Record Date, the Trust Administrator would distribute one Underlying Share with respect to each Trust Unit held by such registered owner (the “Dissolution Share Distribution”), and cancel such Certificates.

Unbalanced Certificates

For Unbalanced Certificates, the Trust Administrator shall instruct the Custodian to sell the Underlying Shares that remain after making the Dissolution Share Distribution described above. The cash received from such sale will then be distributed to those registered owners who as of the applicable Record Date held Unbalanced Certificates, allocated between the Dividend Certificates and the Asset Certificates based on the VWAP Fractions, in cash or stablecoins, as applicable, as a Cash Distribution.

As a condition to receiving any distribution described above, each registered owner that is entitled to receive such a distribution will be required to pay a Redemption Fee (calculated at 1.00% of the aggregate value as of the distribution date of the Underlying Shares, cash, and stablecoins distributed), and any expenses required to be paid by such registered owner to the Trust Administrator pursuant to the Trust Agreement, and the Trust Administrator will withhold any taxes required to be withheld. If not otherwise specified by a registered owner in advance, the Trust Administrator will withhold from the distribution to such registered owner an amount of cash, stablecoins, and/or Underlying Shares that, when sold by the Trust Administrator, would be sufficient, together with any such any such cash or stablecoins withheld, to pay the applicable Redemption Fee for a Dissolution and any such expenses or taxes.

Following the distributions described above, the Trust Administrator will dissolve the Trust and wind up the business and affairs of the Trust in accordance with the Trust Agreement, and all Dividend Certificates and Asset Certificates will be canceled.

Other Adjustments

In the event of any corporate action or other event that the Trust Administrator determines requires an adjustment to either or both of the Dividend Certificates or the Asset Certificates but which is not addressed elsewhere in this “Consequences of Corporate Actions for Underlying Shares” section, the Trust Administrator shall determine, in its sole discretion, such actions, distributions, or other adjustments as may be necessary, advisable, desirable, or incidental with respect to the outstanding Certificates.

In the event that a corporate action as described above results in (a) the Trust’s ownership of Underlying Shares in the Subject Corporation, (b) the Trust’s ownership of Roll-over Underlying Shares in the Acquiring Corporation, and/or (c) the Family Trust’s ownership of Family Trust Underlying Shares in the Acquiring Corporation exceeding the Trust’s or the Family Trust’s, as applicable, maximum ownership threshold (if any) set forth in the Trust Agreement or applicable Family Trust agreement, or successor, replacement, or other agreement (the “Maximum Threshold”), the Trust and/or the Family Trust will immediately halt any and all deposits of Underlying Shares, Roll-over Underlying Shares, and/or Family Trust Underlying Shares and the issuance of new Certificates, Roll-over Certificates, and/or Family Certificates until redemptions of Underlying Shares, Roll-over Underlying Shares, and/or Family Trust Underlying Shares result in the Trust’s and/or the Family Trust’s ownership decreasing below the Maximum Threshold.

Statements and Reports

The Trust Administrator will send or make available to the registered owners an annual report for each fiscal year, following the end of such fiscal year. The annual report will contain financial statements that will be prepared by the Trust Administrator and audited by independent accountants designated by the Trust Administrator and such other information as may be required by such laws, rules, and regulations or otherwise, or which the Trust Administrator determines to include. The annual report may be distributed electronically, including by filing with the SEC, publicly posting on the Trust Administrator’s website, by email, by message on the Chia blockchain or any other means determined by the Trust Administrator and of which the registered owners are given notice. See “Where You Can Find More Information.”

Management of the Trust

The Trust does not have a board of directors, but does have oversight from the Trust Administrator, which will conduct and manage the business of the Trust in accordance with the Trust Agreement and will have the power, on behalf and in the name of the Trust, to carry out all the objects and purposes of the Trust and to perform such acts and enter into and perform such contracts and undertakings on behalf of the Trust that the Trust Administrator deems to be necessary, advisable, desirable, or incidental.

Dividend Fee

In addition to the transactional Deposit Fees and Redemption Fees of Certificates as described above, which fees are paid by the Eligible Participant making a deposit, redemption or in connection with receiving distributions related to certain corporate actions at the Subject Corporation, such as spin-offs, tender offers, mergers and acquisition, or the dissolution of the Trust, each time a dividend is paid by Apple on the Underlying Shares held by the Trust and then distributed (to holders of Dividend Certificates), the Trust Administrator will charge a Dividend Fee equal to a specified percentage of that dividend. The Trust Administrator will automatically deduct and net the applicable Dividend Fee from the amount of such dividends are distributed to holders of Dividend Certificates. Accordingly, each holder of a Dividend Certificate will have any dividend distribution reduced by the following percentages: (1) by 10%, for Dividend Certificates held in digital certificate as a CAT; and (2) by 20%, for Dividend Certificates held with DTC or otherwise not as a CAT.

Trust Expenses

The Trust’s only ordinary recurring expense is expected to be the Dividend Fee. The Trust Administrator is obligated to pay any marketing-related costs and expenses and the following administrative expenses of the Trust: the fees of the Delaware Trustee and any other Trust services provider; the Custodian’s fee; exchange listing fees; SEC registration fees; printing and mailing costs; tax reporting costs; audit fees; Chia blockchain or other blockchain protocol fees for the Base Payment of a Dividend and Base Payment of an Initial Issuance; and legal expenses.

The Trust will pay any expenses that are incurred by the Trust and that are not required by the Trust Agreement to be reimbursed by the Trust Administrator. These could include, for example:

•        taxes and governmental charges;

•        expenses and costs of any extraordinary services performed by the Trust Administrator on behalf of the Trust to protect the Trust or the interests of any registered owners or beneficial owners of Certificates;

•        any indemnification of the Trust Administrator, the Delaware Trustee, the Custodian, or other agents, service providers, or counterparties of the Trust; and

•        legal fees and expenses, including any attorneys’ fees, legal fees and expenses incurred in connection with litigation, regulatory enforcement, or investigation matters.

You will be responsible for paying any fees, discounts, commissions, or selling expenses (including brokerage fees and transaction fees on the Chia blockchain) that may be charged for any purchase or sale of Certificates in the secondary market, any deposit or withdrawal of Underlying Shares, or any purchase, or redemption of Certificates and any transfer of Underlying Shares to or from the Trust. In addition, if any tax or other governmental charge or stock transfer or registration fee becomes payable by the Trust or the Trust Administrator with respect to any deposit, transfer, purchase, or redemption of Certificates or Underlying Shares, as applicable, such tax, charge, or fee shall be payable by the Certificate holder or the Eligible Participant, as applicable, to the Trust Administrator.

Payment of Taxes

The Trust Administrator may deduct the amount of any taxes owed from any distributions it makes.

Amendment and Dissolution

The Trust Agreement may be amended by the Trust Administrator, including to increase the Trust Administrator’s Fees, without the consent of any registered owner or beneficial owner of Certificates, any Eligible Participant, or any depositor of Underlying Shares. However, if an amendment imposes new fees and charges or increases existing fees or charges, in each case, required to be paid by the registered owners of Certificates (except for taxes and other governmental charges, stock transfer or registration fees or similar charges and fees), or prejudices a substantial existing contractual right of the registered owner of the Certificates, the amendment will not become effective until thirty (30) days after notice of that amendment is given to registered owners of the Certificates by the Trust Administrator. Registered owners will be promptly notified of any such amendment, and any such notice to be given to a registered owner will be deemed to have been duly given (i) when given in accordance with the procedures of DTC (in the case of global certificates) or on the Chia blockchain (in the case of digital certificates), including to a registered owner’s digital wallet, (ii) when sent by email, (iii) when delivered, if delivered by messenger or a recognized courier service, (iv) when mailed, if mailed postage prepaid, (v) when sent, if sent by overnight delivery via a national courier service (providing proof of delivery), in each case of clauses (ii)-(v) at or to the email or other address of such registered owner as it appears on the transfer books of the Trust Administrator, or, if such registered owner shall have filed with the Trust Administrator a written request that any notice or communication intended for such registered owner be delivered to some other address, at the address designated in such request. Beneficial owners are not required to receive specific notice of any such amendment and accordingly may not be aware of any such amendment having been made, other than through any public disclosure that may be made by the Trust. Furthermore, when an amendment takes effect, every registered owner and beneficial owner of Certificates who continue to hold their Certificates or an interest therein, and every Eligible Participant and depositor of Underlying Shares, are deemed to have agreed to the amendment and to be bound by the amended Trust Agreement, even though they did not, and were not required to, expressly consent to the amendment. No amendment will impair the contractual right of a registered owner to surrender Trust Units and receive the amount of Underlying Shares represented thereby, except in order to comply with provisions of applicable law. No amendment shall be made to the Trust Agreement without the written consent of the Delaware Trustee if such amendment adversely affects any of the Delaware Trustee’s rights, duties, indemnities, immunities, or liabilities.

Termination and Dissolution of the Trust

The term of the Trust is perpetual (unless terminated earlier as described below).

The Trust Administrator will dissolve the Trust if:

•        a U.S. federal or state court or regulator requires the Trust to shut down or forces the Trust to liquidate its Underlying Shares or seizes, impounds or otherwise restricts access to Trust assets; or

•        the Trust Administrator determines, in its sole discretion, that the dissolution of the Trust is necessary, advisable, desirable, or incidental thereto for any reason.

The Trust Administrator, may, in its sole discretion, dissolve the Trust if:

•        sixty (60) days have elapsed since the Trust Administrator notified the Trust of the Trust Administrator’s election to resign, and a successor Trust Administrator has not been appointed by the Trust Administrator and accepted its appointment;

•        the SEC (or its staff) or a court of competent jurisdiction determines that the Trust is an investment company under the Investment Company Act;

•        the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act;

•        FinCEN determines that the Trust or the Trust Administrator is required to register as a money services business, or the New York Department of Financial Services determines the Trust or the Trust Administrator is required to obtain licensure under 23 NYCRR Part 200 (Bitlicense);

•        if any regulator or court determines the Trust Administrator or the Trust is required to obtain a money transmitter license or other state license;

•        any ongoing event exists that either prevents the Trust from holding, or makes impractical the Trust’s holding of, the Underlying Shares, or prevents, or makes impractical, the Trust receiving deposits of Underlying Shares or creating and issuing Certificates, redeeming Certificates or transferring the Trust’s property;

•        the Custodian (or any custodian then acting) resigns, is removed, is prohibited by applicable law or regulation from acting as or otherwise ceases to act as custodian and, in the judgment of the Trust Administrator, no successor custodian has been employed prior to, at the Trust Administrator’s election, (A) the effective date of such resignation, removal, prohibition, or cessation, or (B) in the case of the Custodian, the final date as of which the Custodian will cease to hold any of the Trust’s assets;

•        to the extent the Certificates have been listed on NYSE American or another exchange, the Trust Administrator is notified that the Certificates are suspended or delisted from NYSE American or such other exchange and are not approved for listing on another national securities exchange within five (5) business days of their suspension or delisting;

•        DTC is unable or unwilling to continue to perform its functions, and a comparable (in the judgment of the Trust Administrator) replacement is unavailable;

•        any trustee (including the Delaware Trustee) then acting resigns, is removed, is prohibited by applicable law or regulation from acting as or otherwise ceases to act as trustee and, in the judgment of the Trust Administrator, no successor trustee has been employed prior to the effective date of such resignation, removal, prohibition, or cessation;

•        the issuer of the Underlying Shares, or the Underlying Shares, ceases to exist by way of merger, consolidation, amalgamation, bankruptcy, liquidation, or other similar event, which provide for the winding up of the Trust; or

•        the Trust Administrator determines, in its sole discretion, that other legal, economic, commercial, regulatory, or other issues make early termination of the Trust necessary, advisable, desirable, or incidental, including in the event that the number of outstanding Certificates is not sufficient to serve the objective and purpose of the Trust.

On and after dissolution of the Trust, the Trust Administrator will, in accordance with Section 3808 of the DSTA, wind up the business and affairs of the Trust.

The Trust Administrator will not accept any purchase order or redemption order after the date of dissolution.

If any Certificates remain outstanding after the date of dissolution of the Trust, the Trust Administrator thereafter will: (i) discontinue the registration of transfers of Certificates; (ii) continue to collect distributions pertaining to Trust property and hold the proceeds uninvested, without liability for interest; and (iii) pay pursuant to Section 3808(e) of the DSTA the Trust’s expenses and may sell Trust property as necessary to meet those expenses. After the dissolution of the Trust, subject to the payment or the reasonable provision of such payment by the Trust Administrator of the claims and obligations of the Trust as required by Section 3808(e) of the DSTA and deducting any fees, expenses, taxes, or other governmental charges payable by the Trust and any expenses for the account of the registered owner of such Certificates in accordance with the terms and conditions of the Trust Agreement and any applicable taxes or other governmental charges, the Trust Administrator will promptly dispose of the remaining Trust property to the registered owners as provided above under “— Consequences of Corporate Actions for Underlying Shares.”

Limitations on Duties, Obligations, and Liability

The Trust Administrator agrees to perform its duties under the Trust Agreement in good faith and in its subjective belief as to what is in the best interests of the Trust, but only upon the express terms of the Trust Agreement. To the fullest extent permitted by law and except as provided in the Trust Agreement, the Trust Administrator will not have any implied duties (including fiduciary duties) or liabilities otherwise existing at law or in equity with respect to the Trust, the registered owners or the beneficial owners of any Certificates, the Eligible Participants, the depositors of Underlying Shares, or any other person, all of which duties are expressly eliminated. The Trust Administrator and any of its affiliates may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust, and the doctrine of corporate opportunity, or any analogous doctrine, will not apply to the Trust Administrator. If the Trust Administrator acquires knowledge of a potential transaction, agreement, arrangement, or other matter that may be an opportunity for the Trust, it will have no duty to communicate or offer such opportunity to the Trust, and the Trust Administrator will not be liable to the Trust or to the registered owners or the beneficial owners of Certificates, the Eligible Participants or the depositors of Underlying Shares for breach of any fiduciary or other duty by reason of the fact that the Trust Administrator pursues or acquires for, or directs such opportunity to, another person or does not communicate such opportunity or information to the Trust.

In addition, the Trust Agreement expressly limits the obligations and liabilities of the Trust and the Trust Administrator. As further set out in the Trust Agreement, the Trust and the Trust Administrator:

•        do not assume any obligation and are not subject to any liability under the Trust Agreement, except that they agree to perform their respective obligations specifically set forth in the Trust Agreement without gross negligence or willful misconduct, in each case as finally adjudicated by a court of competent jurisdiction;

•        have no obligation to prosecute any action, suit, or other proceeding with respect to any of the Trust’s property or with respect to the Certificates on behalf of any holders of Certificates or on behalf of any other person;

•        will not be liable for any action or non-action by it in reliance upon any advice of or information from any legal counsel, accountants, holders of Certificates, or any other person they believe in good faith to be competent to provide such advice or information;

•        the Trust Administrator shall not be liable for any acts or omissions made by a successor Trust Administrator, whether in connection with a previous act or omission of the Trust Administrator or in connection with any matter arising wholly after the resignation of the Trust Administrator; provided, however, that in connection with any issue out of which any potential liability arises related to the Trust

Agreement because the Trust Administrator performed its obligations with gross negligence or willful misconduct while it acted as Trust Administrator, each such case will be finally adjudicated by a court of competent jurisdiction;

•        have no obligation to comply with any direction or instruction from any holders of Certificates except to the extent specifically provided in the Trust Agreement;

•        are not liable for any loss of the Underlying Shares occurring prior to the delivery of the Underlying Shares to the Custodian by an Eligible Participant, or after the delivery of Underlying Shares by the Custodian to an Eligible Participant (and for the avoidance of doubt, are not liable for the loss of the Underlying Shares while held by the Custodian absent gross negligence or willful misconduct by the Trust or the Trust Administrator, in each case as finally adjudicated by a court of competent jurisdiction); and

•        the Trust Administrator will not be liable for any losses due to forces beyond its reasonable control, including strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes, or acts of God, and interruptions, loss or malfunctions of utilities, communications, or computer (software and hardware) services, including the Chia blockchain.

In addition, as further set out in the Trust Agreement, the Trust, the Trust Administrator, and their respective affiliates:

•        are not liable for any loss suffered by the Trust that arises out of any of action or inaction of such person if such person, in good faith, determined that such course of conduct was in the best interest of the Trust and such course of conduct did not constitute gross negligence or willful misconduct of such person, in each case as finally adjudicated by a court of competent jurisdiction;

•        are not personally liable for the return or repayment of all or any portion of the capital or profits of any person, and any such return of capital or profits made will be made solely from the assets of the Trust without any rights of contribution from any of the Trust Administrator or their respective affiliates; and

•        are not liable for the conduct or misconduct of any delegee selected if such selection was made with reasonable care.

In addition, under the Trust Agreement, the Trust is obligated to indemnify the Trust Administrator, it affiliates, and its and their respective directors, officers, employees, delegees, and agents and hold them harmless against any loss, liability, claim, cost, expense, or judgment of any kind whatsoever (including the reasonable and documented out-of-pocket fees and expenses of counsel) arising out of or related to (i) any offer or sale by the Trust of Trust Units under the Trust Agreement, (ii) acts performed or omitted pursuant to the provisions of the Trust Agreement, or (iii) any filings with or submissions to the SEC in connection with or with respect to the Certificates, subject to certain exceptions set forth in the Trust Agreement.

Delegation by the Trust Administrator to an Agent

The Trust Administrator may delegate all or some of its duties under the Trust Agreement to an agent, without the consent of the Trust, any registered owner, or any beneficial owner.

Governing Law and Venue Provision

The Trust Agreement is interpreted, construed, and governed by and in accordance with the laws of the State of Delaware, subject to certain limited exceptions as set forth in the Trust Agreement. In any action or proceeding arising out of or relating to the Trust Agreement between persons who are party to or otherwise bound by the Trust Agreement, each of such persons (1) consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware, (2) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court, and (3) agrees that it will not bring any such action in any court other than the Court of Chancery for the State of Delaware in and for New Castle County, Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, any other state or federal court located in Delaware with subject matter jurisdiction; provided that the Federal District Courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Exchange Act or the Securities Act. With respect to any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder, we note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Waiver of Jury Trial Provision

The Trust Agreement also provides that each person who is party to or otherwise bound by the Trust Agreement, including each holder of a Certificate by holding a Certificate, waives the right to trial by jury with respect to any litigation directly or indirectly arising out of or relating to the Trust Agreement; provided that causes of action for violations of the Exchange Act or the Securities Act will not be governed by the waiver of the right to trial by jury provision of the Trust Agreement.

Limitations on the Right to Bring Derivative Actions

Pursuant to the terms of the Trust Agreement, the registered owners and beneficial owners of Certificates are restricted in their ability to bring a derivative action (i.e., to initiate a lawsuit in the name of the Trust in order to assert a claim belonging to the Trust against a fiduciary of the Trust or against a third-party when the Trust’s management has refused to do so). Under Delaware law, any beneficial owner may bring a derivative action in the Court of Chancery of the State of Delaware if such person is a beneficial owner at the time the action is brought and either (1) was a beneficial owner at the time of the transaction at issue or (2) acquired the status of beneficial owner by operation of law or the Trust’s governing instrument from a person who was a beneficial owner at the time of the transaction at issue. Additionally, Section 3816(e) of the DSTA specifically provides that a “beneficial owner’s right to bring a derivative action may be subject to such additional standards and restrictions, if any, as are set forth in the governing instrument of the statutory trust, including, without limitation, the requirement that beneficial owners owning a specified beneficial interest in the statutory trust join in the bringing of the derivative action.”

As contemplated by Section 3816(e) of the DSTA, the Trust Agreement provides that no beneficial owner will have the right, power, or authority to bring or maintain a derivative action, suit, or other proceeding on behalf of the Trust unless:

(1)    two or more beneficial owners who (a) are not “Affiliates” (as defined in the Trust Agreement) of one another and (b) collectively hold at least 10% of the outstanding Asset Certificates and 10% of the outstanding Dividend Certificates join in the bringing or maintaining of such action, suit, or other proceeding; and

(2)    (a) prior to bringing such action, the beneficial owners must make a demand upon the Trust Administrator to bring the subject action unless an effort to cause the Trust Administrator to bring such an action is not likely to succeed; and a demand on the Trust Administrator shall only be deemed not likely to succeed and therefore excused if the Trust Administrator has a personal financial interest in the transaction at issue, and the Trust Administrator shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a beneficial owner’s demand by virtue of the fact that the Trust Administrator receives remuneration for its service as the Trust Administrator of the Trust, or the Trust Administrator has directors, officers, or employees that also serve as trustees, directors, officers, or employees of, or the Trust Administrator provides services to and received compensation from one or more entities that are under common management with or otherwise affiliated with the Trust or that provide services with respect to the Trust, the Trust Administrator or the Certificates, including Chia Network Inc., and (b) unless a demand is not required under clause (2)(a) above, the Trust Administrator must be afforded a reasonable amount of time to consider such beneficial owners’ request and to investigate the basis of such claim. Further, the Trust Administrator is be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the beneficial owners making such request to reimburse the Trust for the expense of any such advisors in the event that the Trust Administrator determines not to bring such action.

The Trust Agreement also provides that in addition to all claims that under applicable law must be brought as derivative claims, each beneficial owner agrees that any claim that affects all beneficial owners equally, that is, proportionately based on their number of Certificates, must be brought as a derivative claim irrespective of whether such claim involves a violation of the beneficial owners’ rights under the Trust Agreement or any other alleged violation of contractual or individual rights that might otherwise give rise to a direct claim, except that if any portion of the derivative actions provision in the Trust Agreement is found to violate the U.S. federal securities laws, then such portion of the provision will not apply to any claims asserted under such U.S. federal securities law.

DESCRIPTION OF THE UNDERLYING SHARES

The Underlying Shares are shares of common stock of the Subject Corporation, which common stock is currently registered under Section 12 of the Exchange Act. In selecting the Underlying Shares, none of the Trust, the Trust Administrator, the Delaware Trustee, or the Custodian, or any of their respective affiliates has performed any investigation or review of the Subject Corporation, including the SEC filings, the press releases, and other public disclosure by the Subject Corporation. Accordingly, before you acquire the Certificates, you should consider publicly available financial and other information about the Subject Corporation. See “Risk Factors” and “Where You Can Find More Information.”

The Certificates are not interests in or obligations of any of the Subject Corporation, the Trust Administrator, the Delaware Trustee, or the Custodian, or any of their respective affiliates. The Certificates are not insured or guaranteed by the Subject Corporation, the Trust, the Trust Administrator, the Delaware Trustee, or the Custodian, or any of their respective affiliates or any other entity.

Except for the use, without further investigation or review, of publicly available information with respect to the Subject Corporation for the sole purpose of providing the information about the Subject Corporation set forth under “Prospectus Summary — Overview — Selection of Apple Inc. Common Stock as the Underlying Shares” and “Business of the Trust — Overview — Selection of Apple Common Stock as the Underlying Shares,” none of the Trust, the Trust Administrator, the Delaware Trustee, or the Custodian, or any of their respective affiliates has performed any investigation or review of the Subject Corporation, its SEC filings, its press releases, its other public disclosures, or the Underlying Shares. Investors and market participants should not conclude that the selection of the Underlying Shares to be the asset of the Trust is any form of investment recommendation by the Trust, the Trust Administrator, the Delaware Trustee, or the Custodian, or any of their respective affiliates, or any form of investment recommendation or endorsement by the Subject Corporation.

The Certificates are being issued by the Trust, independent of any involvement by the Subject Corporation, and the Subject Corporation has no role in, or connection with, the Trust.

FORMS OF CERTIFICATES

Global Security with the Securities Depository

This section applies only to Certificates issued in global form with DTC.

The Certificates may be represented by one or more global certificates registered in the name of Cede & Co., as the nominee of DTC.

DTC will act as securities depository for the Certificates. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions in those securities among DTC participants through electronic book-entry changes. This eliminates the need for physical movement of securities Certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. DTC agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and bylaws and requirements of law.

Individual certificates will not be issued in this form. Instead, a global certificate will be signed by the Trust Administrator on behalf of the Trust, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Transfer Agent on behalf of DTC. The global certificate represents all of the Certificates outstanding at any time, other than those issued as digital certificates as described below.

Upon the settlement date of any issuance, transfer, or redemption of Certificates, DTC will credit or debit, on its book-entry registration and transfer system, the number of Certificates so created, transferred, or redeemed to the accounts of the appropriate DTC participants. The Trust Administrator and the DTC participants will designate the accounts to be credited and charged in the case of issuance or redemption of Certificates.

Beneficial ownership of the Certificates will be limited to DTC participants, indirect participants, and persons holding interests through DTC participants and indirect participants. Owners of beneficial interests in the Certificates will be shown on, and the transfer of ownership will be effected only through, records maintained by DTC, with respect to DTC participants; the records of DTC participants, with respect to indirect participants; and the records of indirect participants, with respect to beneficial owners that are not DTC participants or indirect participants. Beneficial owners are expected to receive from or through a DTC participant a written confirmation relating to their purchase of the Certificates.

Investors may transfer Certificates through DTC by instructing the DTC participant or indirect participant through which they hold their Certificates to transfer the Certificates. Transfers will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service for the Certificates by giving notice to the Trust and the Trust Administrator. Under these circumstances, the Trust Administrator will either find a comparable replacement for DTC to perform its functions at a comparable cost or, if a comparable replacement is unavailable, the Trust Administrator may terminate the Trust.

The rights of the Certificate holders generally must be exercised by DTC participants acting on their behalf in accordance with the rules and procedures of DTC.

The Trust Agreement provides that, as long as the Certificates are represented by a global certificate registered in the name of DTC or its nominee, the Trust Administrator will be entitled to treat DTC as the holder of the Certificates represented by such global certificate.

The Trust Administrator will execute and deliver a new Certificate in exchange and substitution for a mutilated Certificate upon cancellation of that Certificate, or in lieu of and in substitution for a destroyed, lost, or stolen Certificate, if the registered owner has (a) filed with the Trust Administrator (i) a request for such execution and delivery before the Trust Administrator has notice that the Certificates have been acquired by a protected purchaser and (ii) a sufficient (in the sole discretion of the Trust Administrator) indemnity bond, and (b) satisfied any other reasonable requirements imposed by the Trust Administrator.

Distributions to the holders of Dividend Certificates will occur within five (5) business days of receipt from the Subject Corporation of distributions, dividends, or other assets that are to be distributed to the applicable Dividend Certificate holders.

Chia Blockchain

This section applies only to Certificates issued in digital form on the Chia blockchain.

The Certificates may be issued by the Trust as a CAT on the Chia blockchain under an applicable Chia Asset Token standard with insertions, modifications, and omissions as required by the Transfer Agent, DTC, or a governmental authority.

Such Certificate may incorporate in the metadata or a universal resource locator (URL) linking to online terms such legends or recitals or modifications not inconsistent with the provisions of the Trust Agreement as may be required by the Trust Administrator or required to comply with any applicable law or regulations or with the rules and regulations of NYSE American (or other applicable exchange) or automated quotation system upon which the Certificates may be listed or quoted or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which the Certificates evidenced by a particular CAT are subject.

With respect to such Certificates, (1) no beneficial owner will be entitled to receive a separate Certificate evidencing those Certificates, (2) the interest of a beneficial owner in the Certificates represented by a CAT will be shown only on, and transfer of that interest will be effected only through transactions recorded on the Chia blockchain, and (3) the rights of a beneficial owner with respect to Certificates represented by a CAT will be exercised only to the extent recorded on the Chia blockchain and arrangements in effect between such beneficial owner and Trust Administrator through which that beneficial owner holds an interest in the Certificates. If, at any time when such Certificates are evidenced by a Chia Asset Token, and an upgrade is required to the Chia Asset Token standards, the Trust Administrator may reissue an updated Chia Asset Token to the wallet or vault of the beneficial owner.

The Trust Administrator may reissue a CAT in lieu of and in substitution for a destroyed, lost, or stolen CAT, if the owner of that CAT has (a) filed with the Trust Administrator (i) a request for such reissuance before the Trust Administrator has notice that the CAT has been acquired by a protected purchaser and (ii) a sufficient (in the sole discretion of the Trust Administrator) indemnity bond, and (b) satisfied any other reasonable requirements imposed by the Trust Administrator.

While the Trust Administrator will have the capability to identify which digital wallet or vault owns or controls a specific Certificate, it will not track the ownership of individual digital wallets or vaults unless and until the owner of such digital wallet or vaults registers an account and completes a “know-your-client” onboarding process with the Trust Administrator (unless a holder is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act). In such cases, the Trust Administrator’s records will not be updated to reflect ownership at the individual wallet or vault level and the holder of Certificates may not receive certain benefits of ownership, including that such holders will be subject to the maximum statutory withholding rate on their allocable share of dividend and other income and that such holders will not have the ability to redeem Certificates for Underlying Shares. Accordingly, holders should promptly register their digital wallets or vaults promptly upon the acquisition of a Certificate.

OVERVIEW OF THE CHIA BLOCKCHAIN

A Brief Overview of the Chia Blockchain

We chose the Chia blockchain because it is an open source blockchain, similar to Bitcoin or Ethereum, but purposefully designed to be secure, sustainable, and compliant, and therefore, we believe more ideal for securities transactions. Although Chia Network built and continues to build on top of the Chia blockchain, the blockchain is decentralized and Chia Network does not own, operate, or control the Chia blockchain. The Chia blockchain’s secure environment allows for agreements to be converted to code and their execution to be automated based upon the status of the blockchain (commonly referred to as smart contracting), resulting in the completion of transactions (and, therefore able to result in the completion of securities transactions) in a reliable and auditable fashion. Additionally, transactions completed on the Chia blockchain are currency agnostic, which means digital currencies, such as fiat-collateralized stablecoins, besides the Chia blockchain native currency, XCH, can be used for transactions on the Chia blockchain. The Chia blockchain is more decentralized based on the number of nodes on and Nakamoto Coefficient compared to Bitcoin and Ethereum.

Some of the Chia blockchain’s relevant core innovations that we believe enable better securities transactions include:

•        Chialisp:    Secure, purpose-built programming language.

•        Offers:    Secure peer-to-peer transactions enabling trustless settlement with no need for escrow.

•        Advanced Custody:    Capability that simplifies the user experience while enhancing the security of digital asset management through key management, access control, back up keys, rate limits (account security), and timed clawbacks (transaction security).

Challenges to Adoption of a Public Blockchain

We believe that some of the core elements a secure public blockchain must possess are secure smart contracting, decentralized validators, and regulatory compliance tools. We believe the lack of these core elements in other leading blockchain networks has limited the adoption of securities trading on public blockchains.

•        Secure Smart Contracting Environment.    We considered security, auditability, and developer awareness in the choice of which environment to adopt. Even though the smart contracting environment is mission critical to the blockchain, blockchain projects to date have focused more on developer adoption. For example, Ethereum was the first to offer smart contracting environments through its programming language, Solidity. Solidity, which was derived from JavaScript, however, optimizes for widescale developer adoption at the cost of decreased security and auditability.

•        Decentralization of Validators.    Where validation methodologies are centralized, the Trust and the Trust Administrator would be required to trust a small number of validators. Without sufficient decentralization, by number and concentration, we believe scaled use cases could become economically irresponsible. To date, the two most popular mechanisms by which blockchains agree or disagree on the inclusion of transactions in blocks (the consensus mechanism) are Proof of Stake and Proof of Work. Proof of Work is largely considered an environmentally unsustainable solution due to the energy usage required and e-waste generated from single-use semiconductors. Proof of Stake generally fails due to a “rich get richer” issue where the more of the staked cryptocurrency a validator holds, the more of it a validator generates. Additionally, staking is often accomplished using pools of capital, which require users to delegate voting power to the large staking entities providing the pool. This centralization of power results in decreased trust in the system.

•        Compliance Tools and Coin Compliance.    We believe compliance is a necessity for securities transactions on any blockchain. Due to the novel nature of blockchain technology, we believe many existing compliance tools do not currently have the ability to interact with the transaction data provided by underlying blockchains, which would require us to create our own tools or postpone deployments until new compliance tools are released. Additionally, the native coin of a blockchain network must comply with applicable regulations, including U.S. securities laws and regulations, for the Trust Administrator to hold and use to facilitate securities transactions.

We believe the Chia blockchain possesses these core elements and other additional differentiators.

The Chia Blockchain’s Differentiators

We believe the Chia blockchain’s innovations enable secure, decentralized, compliant, and sustainable adoption of blockchain technology by the Trust and the Trust Administrator. We believe the following differentiators address the aforementioned challenges to adoption of blockchain technology for securities transactions:

•        Coin model and Chialisp.    There are two primary ways that blockchain databases present the data that they store: the Account model and the Coin model. Most blockchains use the Account model, which places a centralized and monolithic smart contract on the blockchain where various capabilities and authorizations are stored in one long list. When one entity transfers an asset to another, the smart contract itself updates its list of who owns what.

The Chia blockchain uses the Coin model. In the Coin model, which Bitcoin pioneered and the Chia blockchain simplified, each item represented in the blockchain database is its own object called a “coin” that can optionally be as intelligent as a computer because it retains knowledge of its owners and spending rules. During the course of this transaction, the seller and the buyer can agree to add restrictions and capabilities by creating small computer programs.

The Coin model is more secure than the Account model. Each coin is its own copy of the smart contract and is under the sole control of the owner. Owners can create vaults, which are themselves coins that can hold and manage other coins that represent assets or identities. This allows the blockchain itself to enforce a wallet’s rules that limit how much of an asset can be spent per day or how long a delay is required when using a backup key to recover assets and identities. Centralized smart contracts in the Account model leave control of the smart contracts in the hands of as few as one or two entities to allow for upgrades and security fixes. The Chia blockchain Coin model uses Offers, which are discussed below, and multiple key recovery to address the same issues without centralized control.

Every coin on the Chia blockchain is a Chialisp program. Lisp is a programming language that treats both data and code as lists and excels at managing those lists. Chia Network chose to extend the programming language Lisp because blockchains can be simplified to lists. The chain of blocks is a list where each block contains a list of the transactions or coins that changed in that block. A Chialisp coin is analogous to a Microsoft Excel spreadsheet. Each sheet can contain both data and code that can transform that data. When an owner interacts with a spreadsheet as coin, the owner proves that they are authorized to update the data in that Excel spreadsheet and then the coin allows the owner to change some data or code — which is a transaction. This change is then evaluated by the spreadsheet and updated into a new output spreadsheet that then waits for the next attempt to update it.

Lisp-related languages are limited in scope, making auditing and formal verification much easier. They are also interpreted languages, as compared to most other languages like C++ that are compiled. This is important because it limits the ability of a Chialisp coin to impact machines outside of the validating software running it and do malicious things, such as take control of computer cameras, install malware, or steal keys and passwords from the approximately 42,000 computers around the world that are validating and farming the Chia blockchain as of June 30, 2025.

•        Offers.    With Offers technology, parties can trade assets or transact peer-to-peer on the Chia blockchain in a frictionless and trustless way without a centralized smart contract. An Offer includes specific parameters of a proposed transaction and a counterparty may choose to accept the Offer, or not. If a counterparty does not accept the Offer, the transaction does not happen. If an Offer is accepted, the specified parameters are automatically executed with no need for trust or escrow. An Offer can be easily canceled unless and until it is accepted into the blockchain. Offers is not an exchange platform. Instead, users of the Chia blockchain can download wallet software that includes Offers technology in order to engage in peer-to-peer trading of assets and execution of transactions.

We do not receive fees, commissions, or other payments, in the form of digital assets or other consideration, for trades or transactions of Certificates executed with Offers. As Offers is a technology implemented in software for peer-to-peer transactions, Chia Network, the Trust, and the Trust Administrator do not operate or administer Offers, and Chia Network does not participate in trades or transactions conducted using Offers.

•        Parallel Block Execution.    On the Chia blockchain, all transactions are completed in a block in parallel. Transaction order matters on Ethereum and other similar blockchains due to their consensus mechanism that allows sequencing of transactions in a block. If transaction order matters, validators can “front run” securities transactions for illicit profit, which is known as Maximal Extractable Value, which can present compliance issues. Participants on the Chia blockchain only interact with the specific coins needed for a single transaction, thereby making the system more secure, efficient, and scalable because transactions are faster and can occur concurrently.

•        Advanced Custody.    Advanced Custody through the Chia platform is a set of software tools that allows users to dictate certain parameters to secure their assets and prevent or create transactions. It provides self-custody and control through on-chain vaults that enable key management, access control, backup keys, rate limits (account security), and timed clawbacks (transaction security based on the potential to void fraudulent or other user-defined transactions). These software features are enforced by the Chia blockchain using Chialisp and the Coin model. This method of vaults controlled by a set of hardware and paper keys is straightforward to implement on the Chia blockchain. We believe that very few other blockchains will be able to provide the ease of use for secure self-custody that the Chia platform can provide. Chia Network has no rights or obligations related to users and developers securing assets using our Advanced Custody primitives and self-custodial software wallets, both of which are open source software. Advanced Custody tools allow each user to specify their preferred number of keys required to take an action, time periods during which the user can clawback a transaction, and other parameters to suit the user or the use.

•        Proof of Space and Time (PoST).    The Chia blockchain relies on a consensus method called PoST. PoST primarily uses unused storage space on users’ devices as the asset for validators to participate in Chia blockchain consensus. The Chia blockchain became the largest decentralized public blockchain by validator count ever and had over 42,000 validators around the world using approximately 400 times less energy than Bitcoin annually as of June 30, 2025. Due to the use of a globally important resource, storage, which gains little to no advantages from single-use chips, as well as the established global demand market for new storage, it is incredibly hard for entities to acquire enough storage to gain meaningful consolidation of validators.

Security of the Chia Blockchain

Following the launch of the Chia blockchain in March 2021, Chia Network ceased to have control over the Chia blockchain which began running independently on validator nodes operating the Chia blockchain protocol (“farmers”) and the consensus mechanism contained in the Chia blockchain software. As the Chia blockchain is a decentralized public blockchain, Chia Network does not own, operate, or control, directly or indirectly, the Chia blockchain and it cannot control, directly or indirectly, its usage, including the publication of CATs, NFTs, or dApps. The node software, as agreed upon by over 50% of the nodes on the Chia blockchain, is what ultimately determines the rules for the creation and reward of the next block. The Chia blockchain’s rules are determined by each node operator and that limits what farmers can propose in blocks. A block seen as valid by a majority of the nodes will generally get included as long as it is otherwise on the chain with the most space also agreeing with those rules. Chia Network or any community member can propose to materially enhance or change components of the Chia blockchain and/or the Chia platform. The acceptance of changes proposed by Chia Network or the community requires the majority of farmers to adopt the changes. Chia Network is not able to control or implement changes unilaterally.

In November 2023, Chia Network implemented new Timelords, specialized hardware devices designed to efficiently generate sequential proofs of time using a Verifiable Delay Function (“VDF”) that greatly enhance the network security of the Chia blockchain.

•        Upgrade Process and Security Overview.    Chia Network can only control the changes included in the next release of its software (i.e., a wallet, node, consensus mechanism and supporting libraries, and Chialisp).

In delivering software to the farmers and ecosystem, Chia Network publishes a GitHub repository, chia-blockchain. Chia-blockchain contains an integrated self-custodial software wallet, Chialisp libraries, and node software, which is the code that supports and defines how to reach consensus. Members of the ecosystem are able to request changes to be made to this software or can copy all of the code to a new repository to create their own implementation of the Chia blockchain. Chia Network controls this GitHub repository and its engineering management team reviews, approves, and commits all software code changes in the repository. While Chia Network is not required to implement community approved changes or requests, it is not in its best interest to ignore community feedback as there are competing forks of the Chia blockchain, as well as competing repositories relating to all aspects of the Chia blockchain software. As of May 31, 2025, there are over 2,000 forks of the Chia blockchain repository.

Chia Network believes that building rough consensus among the most technically sophisticated developers in an open manner is the best way to continue to enhance and improve the core capabilities of the Chia blockchain.

There are many instances of an open source community choosing a different roadmap than the initial project team. Notably, when MySQL was sold to Sun Microsystems in February 2008, the community created a carbon copy of the MySQL code base and shipped a solution in October 2009, called MariaDB, that has been maintained to this day and is compatible with the MySQL code base. The MariaDB example highlights the ability of a community to create and maintain a viable alternative of an open source project separate and apart from the original creators.

In the normal course, there are two types of material changes that Chia Network or the ecosystem can request: hard forks and soft forks. Hard forks are changes to the software that require adoption to remain compatible within the other nodes while soft forks do not require adoption, although not adopting may minorly impact node function (e.g., there may be transaction types that are not fully understood). Hard forks are usually foundational changes, which Chia Network attempts to avoid, while soft forks are generally lighter upgrades to functionality, such as new types of transactions or features. Hard and soft forks can be requested by community members or Chia Network developers through Chia Improvement Proposals (“CHIPs”) as discussed below.Non-material changes can be requested through Pull Requests (as defined below).

To ensure community consensus while not unduly slowing innovation, Chia Network utilizes the following three primary methods to decide upon and deliver changes to the chia-blockchain repository: the CHIPs process, Pull Requests, and the high-risk security vulnerabilities process.

•        CHIPs Process.    CHIPs are modeled after the Bitcoin Improvement Proposals process. Chia Network or any community member can propose to materially enhance or change components of the Chia blockchain. Any changes or updates to primitives like the CAT or NFT standards are published as proposed CHIPs, and company and third-party developers comment, debate, and come to a rough consensus on whether the changes contemplated should be made. Important or controversial issues other than high-risk security vulnerabilities are proposed via the CHIP process. While Chia Network has a voice in the CHIP process, it does not ultimately control the direction and consensus of the community.

For example, advancements in GPUs and computer bus speeds could make it economically viable to attempt to use GPUs as an alternative to storing plots, making PoST more like Proof of Work. Though this is not a security risk to the network, it would stray from the core efficiency design of the Chia blockchain. The Chia blockchain protocol has always envisioned that as computers continue to increase in power, the minimum size of a plot would have to increase. However, Chia Network proposed the first hard fork of the Chia blockchain that would push that risk out for many years while not requiring existing farmers on the Chia blockchain to replot to the next larger plot size now. This risk became evident as third-party developers shipped enhancements, independent of Chia Network, of the standard plotting and farming capabilities of the Chia blockchain, and Chia Network proposed this hard fork in response to concerns raised by the community. This hard fork documented in CHIP-12 completed review, and was promptly adopted by the majority of nodes and activated on its own terms in June 2024.

In May 2025, Chia Network published two CHIPs proposing a hard fork to further and more completely address the changes that CHIP-12 was responding to related to third-party innovations making Proof of Space and Time closer to being Proof of Work. Chia Network acquired one of those third-party technologies and hired its developer. Together with our internal teams, our academic advisors, and the community, Chia Network is in the process of proposing a second version of Proof of Space, which Chia Network believes will be very resilient to so called bit dropping attacks or what is more colloquially referred to by farmers as plot compression. CHIP-48 and CHIP-49 lay out the technical details of the enhanced Proof of Space, and the timing and adoption strategy of the hard fork for community review, comment, and debate. Chia Network initially estimates that both CHIPs will be finalized in Q3 2025 with an implementation shipping in Q4 2025 for adoption and activation by farmers. Chia Network believes that this will make the Chia blockchain much more resilient against GPU rental attacks, fairer and more energy efficient for farmers, and lead to a rebounding of the Chia blockchain’s Adjusted Nakamoto Coefficient to north of 100, where it was before the discovery of bit dropping attacks, which demonstrates the Chia blockchain’s extreme decentralization.

An example soft fork proposal that activated in July 2023 is a CHIP to add the capability to make a coin not spendable after a specified time, which is a highly requested new capability from the company and ecosystem developers.

Community-proposed CHIPs, like Company-proposed CHIPs, are subject to rigorous review by the community. For example, CHIP-0032 was proposed by a community member in March 2024 to block the NoSSD pooling protocol from the Chia blockchain. Chia Network did not substantially weigh in on the CHIP to allow community members to debate its merits. The community feedback was overwhelmingly negative and the community came to the consensus that the Chia blockchain should remain permissionless without censoring transactions from NoSSD. CHIP-0032 was withdrawn by the proposer.

Chia Network-proposed CHIPs do not always survive community consensus building either. CHIP-0003 was a proposal from Bram Cohen and one of Chia Network’s developers to implement an additional minimum transaction fee to attempt to mitigate some spam transactions the Chia blockchain was experiencing. The Chia community came to the consensus that the existing minimum fees that take effect once blocks start to fill were enough and that the benefits of low fees in the short-term offset the lesser annoyance caused by the spam. CHIP-0003 was ultimately withdrawn and abandoned.

•        Pull Requests.    Some changes are routine and are completed by Chia Network and community developers committing changes to the repositories through Pull Requests. On the chia-blockchain GitHub homepage there are nine main menu items, one of which is a tab called “Pull Requests.” On this tab, anyone can see proposed changes that do not require a CHIP and can propose a change themselves. Once a Pull Request is created, a public comment thread is generated where the community can comment on potential changes. Pull Requests, whether internal or external, will go through a public comment and testing period prior to being included in the resulting code base. These changes are documented in our release notes for each version. Examples include user interface improvements, new features enabled by new primitives, bug fixes, medium- to low-risk security fixes, extensions to the APIs that our node and wallet provide, or extensions of existing primitives like Offers. These are generally non-controversial and are not considered important enough for individual CHIPs, unless they alter a standard like CAT2.

•        High-Risk Security Vulnerabilities Process.    Chia Network handles high-risk security vulnerabilities that can lead to more than a minimal loss of funds by users of the Chia blockchain in an alternative way. These have historically been found by Chia Network’s developers or its software auditors, or have been submitted through its bug bounty and other responsible disclosure methods.

Chia Network engages third-party software auditors to audit different components of the Chia blockchain software and the Chia platform two to three times per year, or more frequently depending on blockchain and platform developments that were previously unaudited or have had significant changes since the last audit and our assessment of risk in such new or changed implementations. For newly released software, Chia Network makes a determination of whether a material risk might be present and performs internal software audits and/or engages third-party auditors as needed. Chia Network assesses such first and third-party audit results and determines materiality and remediation efforts based on user, developer, or customer demand or risk.

Chia Network developers review the severity of any potentially high-risk security issue. If Chia Network determines that the issue is sufficiently severe, it privately develops a fix and adds it into the next software release or declares a soft fork if needed. Chia Network withholds certain details until enough farmers have updated to a version that contains the security fix. At that point in time, it releases a postmortem and explanation of the vulnerability for everyone to review. This process is meant to protect any at-risk funds until the network has been secured by the voluntary adoption of the new version by the farmers. Generally, a majority of our farmers have upgraded to the latest version by approximately 55 days after its release. Even in these circumstances, Chia Network is also dependent on at least 50% of space that farmers farm on the Chia blockchain to adopt the updated version of our software.

Chia Network posts full final audit reports once they are completed and remediated in its Audit-Reports repository on GitHub at https://github.com/Chia-Network/Audit-Reports for public review. This address is only provided here as a convenience to you, and the information contained on or connected to or accessible from this website is not considered part of this prospectus.

In March 2025, Least Authority was engaged as a third-party software auditor to perform a security audit of the Trust Administrator application, the Chia Cloud Wallet that will be utilized and whitelabeled for the Trust Administrator, and the CAT2 standard and implementation from March through April 2025. Any issues identified by the third party were not material or high priority vulnerabilities due to the Chia blockchain architecture.

In addition, the CAT standard has been audited an additional two times since the inception of the Chia blockchain. Chia Network engaged third-party software auditors to review the CAT1 standard because the software enables users to issue fungible tokens. If a material vulnerability existed, it would potentially impact many tokens issued on the Chia blockchain and have negative financial or reputational impacts on Chia blockchain and its users. Based on that risk assessment, Chia Network determined that a third-party software audit was warranted. The first audit was completed in April 2021 by Least Authority and the subsequent audit was completed in June 2022 by Trail of Bits. The latter uncovered a severe security vulnerability that led to the reissuance of all CATs, at the option of their issuers, with tools provided by Chia Network including Secure the Bag, and a move to the current CAT2 standard. The issue had minimal impact to users based on this process and was mitigated by an update to the blockchain software.

An Overview of Blockchain Consensus Mechanisms

The consensus mechanism of a blockchain is the set of ideas, incentives, protocols, and social constructs that enables a distributed set of nodes or validators to agree on, or “validate,” the current state of the blockchain. In a given consensus mechanism, the protocols in place reward good actors and punish bad actors, control how blocks are chosen when there is a split decision among what block is placed at a certain position in the blockchain, decide how miners are chosen, and offer economic incentives.

Proof of Work, Proof of Stake, and Proof of Space and Time are three types of consensus mechanisms.

•        Proof of Work.    Proof of Work is like a race to find a random number that meets the criteria set by consensus. For example, on the Bitcoin blockchain, as of March 31, 2023, miners are trying 337,314,061,631,000,000,000 random numbers per second. The consensus mechanism is the underlying function that sets the difficulty and rules by which the cryptographic puzzle must be solved. In Proof of Work, mining is the way in which blocks are added to the blockchain, and miners complete work in order to receive a financial reward. Miners compete with one another to propose the next block by using powerful semiconductors made specifically to solve a single cryptographic function. To win the next block, the miner must produce a valid hash that is representative of the entire blockchain up until that point paired with a random number, which produces a hash meeting the current rules of the blockchain. The rules for what is deemed valid are set automatically by the difficulty function. Although challenging to find a winning combination, hashing makes the fraud-detecting process easy. Given the same dataset (i.e., existing blockchain) and same random number, the entire set of observers should get the same exact output as the hash produced. If the observers do not get the same output, then the block is rejected as fraudulent.

In Proof of Work, the objective is to have the longest blockchain, which requires the most work done by miners. To hijack the blockchain, a malicious miner would need to have over 50% of the total computing power on the blockchain to create malicious and valid blocks faster than the rest of the network. While this is technically possible, the investment in single-use computing resources and energy usage would likely inhibit or surpass the benefits of hijacking the blockchain.

•        Proof of Stake.    Proof of Stake consensus employs validators instead of miners, random validator selection instead of cryptographic work for the next block, and direct financial exposure instead of indirect exposure through the purchase of application-specific integrated circuits (“ASICs”) and energy cost. Similar to miners, validators are competing for a financial reward in return for their efforts; however, in this consensus mechanism, “the rich get richer.” A digital asset holder who does not have the minimum amount to stake risks losing the ability to gain staking rewards and being diluted over time.

To be a validator, one must stake, or lock up, a certain amount of financial assets. The job of the validator is to stand ready to receive incoming prospective blocks, check the signature of the block (to ensure that it has not violated the immutability of transactions that occurred prior to the block), execute transactions in the block (including a process to ensure there are no resulting errors), and provide the network with an attestation that it believes the block is valid to add to the broader blockchain.

Within a Proof of Stake system, there is often a system of slots (areas of blocks to fill) and epochs (sets of slots). A committee of validators is chosen at random from the global set of validators in each epoch, and these are the validators whose votes will count in the selection of blocks. Out of this committee of validators, a block builder is selected to propose a block in each of the slots of the epoch.

If a validator does not vote or attest when it is called upon, it will lose out on rewards. If a validator is dishonest by creating contradictory attestations or producing too many blocks in order to trick the system, for example, a percentage (up to 100% depending on the severity of their dishonesty) of their locked value will be taken from them and burned.

Due to this risk of losing funds, validators tend to outsource the complexities of staking to centralized exchanges and pools. The act of delegating capital to centralized entities creates third-party risk for users and results in centralized control of the blockchain. For instance, in February of 2020 after Tron acquired Steemit, the community sought to invoke a new, exact copy of the Steemit blockchain that would reduce the voting power that Tron and Steemit would have in the system. In March 2020, Tron was allegedly able to coordinate with three custodial staking providers who utilized delegated capital to retain control of the blockchain. This example highlights the risk of stake delegation on Proof of Stake blockchains, specifically the risk that a small number of centralized stakers could use delegated funds to take control of blockchains.

•        Proof of Space and Time.    PoST is an innovation that builds upon Proof of Work, solving key issues in security and sustainability. Farmers do a small amount of work upfront when they plot their storage capacity with Proof of Space. Once plotted they can farm the storage for as long as they wish. In order to win a block, a farmer’s Proof of Space must closely match the challenge presented by the blockchain. This method solves the problem of proving effort with a fraction of the energy usage by using commodity hardware instead of specialized ASICs. Since the act of searching allocated storage for a challenge number is extremely inexpensive and quick, the second component, time, is controlled by a VDF. A VDF takes wall-clock time to compute but is simple to verify. Proof of Time paired with Proof of Space creates random challenges for farmers as the outcome of the VDF cannot be predicted. It also makes it more difficult for a large holder of storage to hijack the blockchain. PoST is more secure than other consensus mechanisms because there is a limited amount of highly sought-after storage available for sale or rent, making it difficult for an attacker to amass a large amount of storage. The opportunity cost of repurposing existing and in-use storage is high. It is estimated that there is approximately three zetabytes of unused storage available out of 11 zetabytes of storage in the world. Since the three unused zetabytes are distributed across all devices and data centers in the world, it is nearly impossible for an attacker to recruit sufficient storage to control the consensus mechanism. PoST provides a better natural incentive to profitably dedicate this unused space to the network. Further, one of the strengths of the Chia blockchain is that running a validator is not a resource-intensive process and users do not need to have a strong technical background to run a validator. In fact, the download to run a validator is the same as the download for a wallet. All users have to do is allocate space on their computers, and the program will run itself in the background.

Evaluating Blockchain Consensus Mechanisms

Not all validation mechanisms are created equally. Consensus mechanisms are generally evaluated by using the Nakamoto Coefficient as well as by assessing their environmental impact. The Nakamoto Coefficient is the fewest number of entities that can exercise control over or significantly hinder a blockchain’s ability to reach finality. In PoST, this would be more than 50% control, but for many Proof of Stake blockchains this can be 33.33% control. The Trust looked at these three important factors in choosing the Chia blockchain when evaluating consensus mechanisms:

•        Randomness of validator selection:    It is imperative that validator selection has proven randomness because network participants need to be able to trust that the entity with which they are transacting is not able to manipulate the execution of the transaction. This manipulation can either be through omission or predatory trading. For instance, in Ethereum, the set of validators voting on and proposing blocks is made public within every epoch (32 blocks); however, even if users rarely check the list, publication of the list exposes validators to network attacks.

•        Number of validators:    Often too much importance is given to the number of validators on a system. There could feasibly be 100,000 validators, yet still a Nakamoto Coefficient of one because even if there are a lot of participants in such a blockchain network, there is effective consolidation of resources for validation. Even if there is consolidation, the number of validators is relevant given the element of randomness in the system. A large system is still a better system, but it must have some measure of resource separation between the validators to effectively secure the system.

•        Concentration of resource for validation:    In the Proof of Work ecosystem, the resource for validation is computing power for use in the cryptographic function. This means concentration is constrained by both access to cheap energy as well as the ability to obtain high computational power miners. Even with both of these constraints, the Nakamoto Coefficient for Bitcoin has hovered around two for the seven-day period ending March 31, 2023. In Proof of Stake, the resource is access to capital. More money leads to more validators which leads to more consolidated control. In Ethereum’s case, they claim over 500,000 validators (however, according to ethernodes.org on June 10, 2025, there was a maximum of only 13,986 unique computers validating) but a Nakamoto Coefficient of one or three to reach more than 33.3% (Lido and two of Coinbase, Binance, Ether.fi, or Kiln).

•        Environmental impact:    With regard to all benefits, environmental implications should also be considered, specifically whether the consensus mechanism consumes a significant amount of electricity and generates single-use semiconductor waste.

We believe that PoST provides better security and sustainability than other consensus mechanisms.

Overview of Blockchain Transactions and Transaction Fees

Transaction fees are incentive payments to validators for securing the network. The payment is also necessary to increase efficiency and security and reduce spam on the blockchain by disincentivizing unnecessary transactions.

Once a transaction has been submitted by a user or a smart contract, the transaction will move to the mempool. The mempool is a waiting area for transactions. Each transaction has a fee that the requester of the transaction is willing to pay for inclusion in a block. This pool of transactions is broadcast between validators and is used by validators when they are chosen to propose a block.

Validators in Proof of Stake, miners in Proof of Work, and farmers in PoST use the mempool to create valid blocks of transactions. Block proposers are chosen either randomly, via being quickest to solve for a specific outcome (i.e., 20 preceding zeros produced by the hash function), or via a combination of outcomes and randomness (i.e., space and time). The block builder is then rewarded both by the blockchain with new coins and by the requestor with transaction fees in existing coins for their efforts.

Blocks are then confirmed by the rest of the network in order to ensure the transactions are valid and the block builder has not incorrectly altered the past state of the blockchain. Validators ensure that the valid execution of all transactions in the proposed blocks, the correct parent, and all aspects of the proposed block can be recreated using the state of the existing blockchain, which all validators expect. It is this validation effort that ensures the immutability of blockchains. With that process complete, it is at this point that the blockchain updates its state.

THE TRUST ADMINISTRATOR

Permuto Capital LLC serves as the Trust Administrator pursuant to and in accordance with the Trust Agreement. The Trust Administrator will provide certain administrative services, including the maintenance of all books, records, and supporting documents that are necessary to comply with any and all aspects of its duties under the Trust Agreement; maintenance of facilities for the execution and delivery, registration, registration of transfers, and surrender of Certificates; keeping books for the registration of Certificates and registration of transfers of Certificates; preparing the Trust’s financial statements and annual and quarterly reports; and recording payment of fees and expenses on behalf of the Trust.

The Trust Administrator has coordinated with the Delaware Trustee to create the Trust, will arrange for the registration of the Certificates for their public offering in the United States, and intends to arrange for the listing of the Certificates on NYSE American. The Trust Administrator has agreed to assume any marketing-related costs and expenses and the following administrative expenses of the Trust: the fees of the Delaware Trustee, the Trust services provider, and any permitted delegee of the foregoing, the Custodian’s fee, exchange listing fees, SEC registration fees, printing and mailing costs, tax reporting costs, audit fees, transaction fees on the Chia blockchain, and other blockchain protocol fees for the Base Payment of a Dividend or the Base Payment of an Initial Issuance, and ordinary legal expenses.

The Trust will pay any expenses that are incurred by the Trust and that are not required by the Trust Agreement to be reimbursed by the Trust Administrator. These could include, for example: taxes and governmental charges, expenses and costs of any extraordinary services performed by the Trust Administrator on behalf of the Trust to protect the Trust or the interests of any registered owners or beneficial owners of Certificates, any indemnification of the Trust Administrator, the Delaware Trustee, the Custodian, or other agents, service providers, or counterparties of the Trust, and legal fees and expenses, including any attorneys’ fees, legal fees, and expenses incurred in connection with litigation, regulatory enforcement, or investigation matters.

The Trust Administrator is responsible for the management of the Trust under the Trust Agreement. The Trust Administrator may at any time resign by written notice to the Trust, and such resignation will take effect upon the appointment by the Trust Administrator of a successor Trust Administrator and its acceptance of such appointment.

The Trust Administrator is responsible for preparing and filing periodic reports on behalf of the Trust with the SEC and will provide the Trust with such certifications, supporting documents and other evidence regarding the internal control over financial reporting established and maintained by the Trust, and used by the Trust Administrator in connection with its preparation of the financial statements of the Trust, as may be reasonably necessary in order to enable the Trust to prepare and file or furnish to the SEC any certifications regarding such matters that may be required to be included with the Trust’s periodic reports under the Exchange Act. The Trust Administrator will designate the independent registered public accounting firm of the Trust.

The Trust Administrator will have the exclusive authority to cause the Trust to distribute any Trust property to the registered owners in accordance with the Trust Agreement. Whenever the Trust Administrator distributes any cash or stablecoins, the Trust Administrator will distribute the amount available for distribution to the registered owners entitled thereto, in proportion to the number of Certificates held by them respectively and otherwise in accordance with the Trust Agreement. The Trust Administrator will distribute only such amount, however, as can be distributed without attributing to any registered owner a fraction of one cent. Any such fractional amounts will be rounded down to the nearest whole cent.

Whenever the Trust Administrator distributes any non-cash proceeds (including claims and other intangibles) with respect to property of the Trust other than property subject to distribution in accordance with the purchase and redemption procedures set forth in the Trust Agreement, as supplemented by the Depositor Agreements, the Trust Administrator will cause such non-cash proceeds received by it to be distributed to the registered owners entitled thereto, in proportion to the number of Certificates held by them respectively and otherwise in accordance with the Trust Agreement, after deduction or upon payment of the expenses of the Trust Administrator, in any manner that the Trust Administrator may deem to be lawful, equitable, and feasible for accomplishing such distribution; provided, however, that if in the opinion of the Trust Administrator such distribution cannot be made proportionately among the registered owners entitled thereto, or if for any other reason (including any requirement that the Trust Administrator withhold an amount on account of taxes or other governmental charges or that securities must be registered under the Securities Act in order to be distributed to the registered owners) the Trust Administrator deems such distribution not to be lawful and feasible, the Trust Administrator will adopt such method as it deems to be lawful, equitable, and feasible for the purpose of effecting such distribution, after deduction or upon payment of the expenses of the Trust Administrator, including the public or private sale of the non-cash proceeds thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Trust Administrator to the registered owners entitled thereto as in the case of a distribution received in cash.

The Trust Administrator was formed by and is a joint venture between Chia Network Inc. and 3V Capital Partners SE LLC. The Trust Administrator is a subsidiary of Chia Network, which retains a controlling membership interest in the Trust Administrator, and is an affiliate of 3V Capital Partners, which retains a substantial minority membership interest in the Trust Administrator.

Key Personnel of the Trust Administrator

The Trust does not have any directors, officers, or employees. The following persons, in their respective capacities as executive officers of the Trust Administrator, will perform certain functions with respect to the Trust that, if the Trust had directors or executive officers, would typically be performed by such directors or executive officers.

Name	Age	Positions
Gene Hoffman, Jr.	49	Co-Chief Executive Officer and Chairman
Trent Martensen	28	Co-Chief Executive Officer and Director
Misha Graboi	49	Chief Financial Officer
Thomas C. Chow	47	Chief Legal Officer
Christopher McMillan	38	Chief Strategy Officer
Gregory Ellis	54	Chief Operating Officer
Gregory Parsons	52	Managing Director
Noor Menai	60	Director
David Frazee	55	Director
Willayna Banner	46	Director

Gene Hoffman, Jr., has served as Co-Chief Executive Officer of Permuto Capital since December 2024 and Chairman of the Board of Directors since June 2024. Mr. Hoffman has served as Chia Network’s Chief Executive Officer since January 2023, President and a member of the board of directors since December 2019, and Chief Operating Officer from December 2019 to December 2022. Mr. Hoffman was an advisor to Chia Network from September 2017 until December 2019 when he joined Chia Network full time. From September 2003 to December 2016, Mr. Hoffman served as Chief Executive Officer and Chairman of Vindicia, Inc., a subscription payments company that was acquired by Amdocs Ltd. in September 2016. From January 1998 to May 2002, Mr. Hoffman co-founded and served as Chief Executive Officer, President, and a director of Emusic.com Inc., a publicly traded online music store, which was acquired by Universal Music Group in April 2001.

Trent Martensen, has served as Co-Chief Executive Officer of Permuto Capital since December 2024 and member of the Board of Directors since June 2024. Mr. Martensen has also served as Senior Managing Director at CAVU Securities, LLC, a registered broker-dealer, since February 2024. Prior to CAVU Securities, Mr. Martensen served in an M&A and Technology Coverage capacity at Wells Fargo Securities, Credit Suisse, Gordon Dyal & Co., and TAP Advisors. Mr. Martensen holds his Series 7, 63, and 79 FINRA licenses. Mr. Martensen holds a B.S. in Business Administration from the University of North Carolina at Chapel Hill’s Kenan Flagler Business School.

Misha Graboi, has served as Chief Financial Officer of Permuto Capital since December 2024. Mr. Graboi has served as Chia Network’s Chief Financial Officer since May 2021. From April 2019 to June 2020, Mr. Graboi served as Chief Executive Officer of Delta-V Global Management Pte. Ltd., a consulting firm to asset management companies. From August 2008 to December 2018, Mr. Graboi served in various roles at Pacific Alternative Asset Management Company/PAAMCO Prisma, an investment firm, most recently as Chief Executive Officer for PAAMCO Asia Pte. Ltd. Mr. Graboi served as Executive Director and Head, European Internet Equity Research of Goldman Sachs, an investment bank, from June 2000 to December 2001. Mr. Graboi earned his Chartered Financial Analyst Designation (CFA) in September 2010. Mr. Graboi holds a B.S. from Georgetown University, a J.D. from Harvard Law School, and an M.B.A. from Harvard Business School.

Thomas C. Chow, has served as Chief Legal Officer of Permuto Capital since December 2024. Mr. Chow has served as Chia Network’s Chief Legal Officer and Secretary since November 2021. From July 2018 to October 2022, Mr. Chow served as General Counsel and Secretary for PubMatic, Inc., a publicly traded specialized advertising cloud infrastructure provider. From November 2017 to July 2018, Mr. Chow served as Senior Counsel, Media and Technology for Snap Inc., a publicly traded camera and social media company. Mr. Chow also served as General Counsel, Chief Compliance Officer, and Secretary for Exponential Interactive, Inc., an ad tech company, from February 2014 to October 2017; as Vice President, General Counsel for Vindicia, Inc., a subscription payments company, from October 2011 to February 2014; and as Director and Associate General Counsel for TechSoup Global, a technology nonprofit organization from November 2008 to October 2011. Mr. Chow has served as a member of the board of directors of Berkeley Compute, Inc., a decentralized compute network for AI, since September 2024, Cryptsonic Technologies Inc., a digital rights management technology company, since August 2016 and as an advisor to BiBo Labs Inc., a retail supply chain software company, since January 2015. Mr. Chow holds a B.A. from the University of California, Berkeley and a J.D. from the University of California, College of the Law, San Francisco.

Christopher McMillan, has served as Chief Strategy Officer of Permuto Capital since December 2024. Mr. McMillan has also served as Senior Managing Director, Head of Technology Advisory at CAVU Securities, LLC, since February 2024. Mr. McMillan served as an investment banker from June 2023 to February 2024 as Managing Director, Head of Technology at TAP Advisors, LLC and from February 2022 to June 2024 as Director at Credit Suisse. Mr. McMillan also served as an investment banker from 2018 to 2022 at Wells Fargo Securities; from 2016 to 2018 at Cain Brothers & Company; from 2011 to 2016 at SunTrust Robinson Humphrey; and from 2010 to 2011 at Deutsche Bank Securities. Mr. McMillan holds Series 7, 79, 63, and 50 FINRA licenses. Mr. McMillan holds a B.S. from the Georgia Institute of Technology.

Gregory Ellis, has served as Chief Operating Officer of Permuto Capital since December 2024. Mr. Ellis has also served as the President of Semper Global Group, LP, an investment holding company, since February 2023. Previously, Mr. Ellis served as President and COO of Semper Capital Management, LP, a registered investment advisor, and as an Executive Director in the M&A department at JPMorgan Securities, Inc. a registered broker-dealer and investment advisor. Mr. Ellis holds an M.B.A. from the Darden Graduate School of Business at the University of Virginia and a B.A. from Saint Lawrence University.

Gregory Parsons, has served as Managing Director of Permuto Capital since December 2024. Mr. Parsons has also served as the Chief Executive Officer of CAVU Securities, LLC, a registered broker-dealer, since January 2016. Mr. Parsons founded Semper Capital Management in September 2008 and has managed the business since. Mr. Parsons served as a Managing Member of CP Capital Partners, LP, a registered investment advisor, from 2007 to 2008; as Associate Principal at McKinsey & Company, a global management consulting firm, from 2001 to 2007; and as Director at Linkshare, an affiliate marketing service provider, from 1999 to 2000. Prior to these roles Mr. Parsons served in the United States Marine Corps from 1994 to 1998. Mr. Parsons holds an A.B. from Princeton University.

Noor Menai, has served as a member of the Board of Directors of Permuto Capital since June 2024. Mr. Menai has served as the Chief Executive Officer and President of CTBC Bank USA and as President of the associated bank holding company, California Capital Corp, since November 2012. Prior to that, he served in several other senior roles at CTBC Bank since first joining in January 2011. From September 2007 to May 2009, Mr. Menai served as the co-founder and managing director of Fajr Capital, a sovereign wealth fund-based investment fund. He also served as Chief Executive Officer and President of Charles Schwab, an investment advisor, from October 2006 to August 2007. Prior to that, he served in several senior domestic and global roles for Citigroup from 1997 to 2006. Mr. Menai has served as a committee member of the Federal Reserve Bank of San Francisco’s Community Depository Institutions Advisory Council since January 2022, on the board of directors for Chia Network Inc. since August 2023, on the board of directors for CTBC Bank USA and California Capital Corp since November 2012, and on the board of directors of the International Bankers Association of California since June 2012. Mr. Menai holds a B.A. from the University of Rochester and an M.B.A from the University of Rochester William E. Simon Graduate School of Business Administration.

David Frazee, has served as a member of the Board of Directors of Permuto Capital since June 2024. Mr. Frazee has served as a managing partner of Richmond Global Ventures, a venture capital firm, since September 2013. Mr. Frazee also co-founded Demystifying Silicon Valley, an educational forum for venture capital investors and entrepreneurs, and has served as its Chief Executive Officer since June 2020. Mr. Frazee has served on the board of directors for Chia Network Inc. since May 2021. Mr. Frazee was a partner at K&L Gates LLP, a law firm, from February 2010 to August 2013. Mr. Frazee holds an A.B. from Stanford University and a J.D. from the University of Michigan Law School.

Willayna Banner, has served as a member of the Board of Directors of Permuto Capital since June 2024. Ms. Banner served in various roles at Microsoft, including as Senior Director, Head of Growth & Innovation for Retail, Consumer Goods and Agriculture in Product Engineering from March to November 2024, Senior Director, Head of Web3/Blockchain, Financial Services & Trust from May 2022 to March 2024, and Director, Head of Worldwide Financial Services Strategy Enablement from September 2020 to May 2022. Ms. Banner served in various roles at Wells Fargo, most recently as Senior Vice President for Business Delivery Executive, Cards, Retail and Merchant Services from November 2016 to September 2020. Ms. Banner also served in various roles at Bank of America, most recently as Senior Vice President Business Controls Executive from October 2010 to November 2016. Ms. Banner holds a B.S.B.A. in Finance and International Business from Washington University in St. Louis.

Trust Administrator’s Fees

Each person acquiring Trust Units pursuant to a purchase order and each person surrendering Trust Units pursuant to a redemption, respectively, order will pay to the Trust Administrator a transaction fee equal to (1) in the case of the Deposit Fee, fifty basis points 0.50% of the total dollar value (determined as of the date of the purchaser order for the Certificates) of Underlying Shares deposited in the Trust pursuant to a purchase order, and (2) in the case of the Redemption Fee, one hundred basis points 1.00% of the total dollar value (determined as of the date of the redemption order for such Trust Units) of Trust Units redeemed pursuant to a redemption order, for any and all expenses and costs incurred in connection with such purchase order or redemption order. In addition, upon the occurrence of certain events, the Trust Administrator is entitled to a transaction fee equal to one hundred basis points (1.00%) of the total dollar value of cash, stablecoins, securities, property, or other consideration distributed. See “Description of the Certificates and the Trust Agreement — Consequences of Corporate Actions for Underlying Shares.”

In addition, each time a dividend is paid by Apple on the Underlying Shares held by the Trust and then distributed (to holders of Dividend Certificates), the Trust Administrator will charge a Dividend Fee equal to a specified percentage of that dividend. The Trust Administrator will automatically deduct and net the applicable Dividend Fee from the amount of such dividends are distributed to holders of Dividend Certificates. Accordingly, each holder of a Dividend Certificate will have any dividend distribution reduced by the following percentages: (1) by 10%, for Dividend Certificates held in digital certificate as a CAT; and (2) by 20%, for Dividend Certificates held with DTC or otherwise not as a CAT.

The Trust Administrator may, at its sole discretion and from time to time, waive all or a portion of the Trust Administrator’s Fees for stated periods of time. The Trust Administrator is under no obligation to waive any portion of its fees and any such waiver will not create any obligation to waive any such fees during any period not covered by the waiver. In the future, if the Trust Administrator decides to waive all or a portion of the Trust Administrator’s Fees, holders of Certificates will be notified of such waiver, which notice may be included in a prospectus supplement, in the Trust’s Exchange Act reports, and/or on the Trust Administrator’s website, as well as other means of public disclosure.

THE DELAWARE TRUSTEE

CSC Delaware Trust Company acts as the Delaware Trustee of the Trust for the purpose of creating a Delaware statutory trust in accordance with the DSTA. The Delaware Trustee is appointed to serve as a trustee of the Trust in the State of Delaware and for the sole and limited purpose of fulfilling the requirements of Section 3807 of the DSTA and for taking such actions as are required to be taken by a trustee under the DSTA. The Delaware Trustee will at all times satisfy the requirements of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware.

Limited Duties of the Delaware Trustee

The duties (including fiduciary duties), liabilities and obligations of the Delaware Trustee will be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) executing any certificates required to be filed with the Delaware Secretary of State that the Delaware Trustee is required to execute under Section 3811 of the DSTA, and there will be no other duties (including fiduciary duties) or obligations, express or implied, at law or in equity, of the Delaware Trustee. The Delaware Trustee will not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Trust Administrator that are set forth in the Trust Agreement or otherwise have any power or duty to manage the affairs of the Trust.

Resignation, Discharge, or Removal of Delaware Trustee; Successor Delaware Trustees

The Delaware Trustee may resign at any time by giving at least sixty (60) days’ notice to the Trust Administrator. The Trust Administrator may remove the Delaware Trustee at any time.

If the Delaware Trustee resigns or is removed, the Trust Administrator shall appoint a successor Delaware Trustee by delivering a written instrument to the outgoing Delaware Trustee. Any successor Delaware Trustee must satisfy the requirements of Section 3807 of the DSTA. Any resignation or removal of the Delaware Trustee and appointment of a successor Delaware Trustee will not become effective until a written acceptance of appointment is delivered by the successor Delaware Trustee to the outgoing Delaware Trustee and the Trust Administrator and any fees and expenses due to the outgoing Delaware Trustee are paid. Following compliance with the preceding procedures, the successor Delaware Trustee (i) will file an amendment to the Certificate of Trust reflecting the change of Delaware Trustee and (ii) will become fully vested with all of the rights, powers, duties, and obligations of the outgoing Delaware Trustee under the Trust Agreement, with like effect as if originally named as Delaware Trustee, and the outgoing Delaware Trustee shall be discharged of its duties and obligations under the Trust Agreement.

If the Delaware Trustee resigns and no successor Delaware Trustee is appointed within sixty (60) days after the date the Delaware Trustee issues its notice of resignation, the Delaware Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Delaware Trustee.

THE CUSTODIAN

The Custodian is U.S. Bank National Association. Pursuant to the Custody Agreement by and between the Custodian and the Trust Administrator, dated as of June 4, 2025 (the “Custody Agreement”), the Custodian will establish and maintain separate, segregated custody account for the Trust, and act as the custodian of the assets and property delivered by the Trust. The fees of the Custodian are paid by the Trust Administrator on behalf of the Trust.

The Custody Agreement will continue in effect and may be terminated by either the Trust or the Trust Administrator, or the Custodian upon giving 90 days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. The Custody Agreement may be terminated by the Trust or the Trust Administrator, or the Custodian upon the breach of any material term of the agreement if such breach is not cured within 15 days of notice of such breach to the breaching party. In addition, the Trust or the Trust Administrator may, at any time, immediately terminate the Custody Agreement in the event of (i) the Custodian being adjudicated bankrupt or insolvent by a court of competent jurisdiction, (ii) the Custodian instituting proceedings for bankruptcy or filing a petition seeking reorganization under the Federal bankruptcy laws or for relief under any law for the relief of debtors, (iii) the dissolution of the Custodian, or (iv) the appointment of a conservator or receiver for the Custodian by regulatory authorities or court of competent jurisdiction or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

The Custodian will exercise reasonable care in the performance of its duties under the Custody Agreement. The Custodian will not be liable for any error of judgment, mistake of law, or shareholder fraud, or for any loss suffered by the Trust or the Trust Administrator in connection with its duties under the Custody Agreement, except a loss arising out of or relating to the Custodian’s refusal or failure to comply with the terms of the Custody Agreement or from its bad faith, negligence, or willful misconduct in the performance of its duties under the Custody Agreement. The Custodian will be entitled to rely on and may act upon advice of counsel on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice so long as such action or omission is not in breach of the Custody Agreement. The Custodian shall promptly notify the Trust and the Trust Administrator of any action taken or omitted by the Custodian pursuant to advice of counsel.

The Trust agrees to indemnify and hold harmless the Custodian, any sub-Custodian, and any nominee thereof (each, a “Custodian Indemnified Party” and collectively, the “Custodian Indemnified Parties”) from and against all claims, demands, losses, reasonable expenses, and liabilities incurred by a Custodian Indemnified Party arising out of or relating to (i) the fact that securities are registered in the name of any such nominee, (ii) from any action taken or omitted to be taken by the Custodian or such sub-Custodian at the request or direction of or in reliance on the advice of the Trust, or upon written instructions by the Trust or the Trust Administrator, or (iii) the performance of its obligations under the Custody Agreement, except to the extent resulting from the Custodian or any such sub-Custodian’s refusal or failure to comply with the terms of the Custody Agreement, or from its bad faith, negligence, or willful misconduct in the performance of its duties under the Custody Agreement. The Custodian agrees to indemnify and hold harmless each of the Trust and the Trust Administrator from and against any and all claims, demands, losses, expenses, and liabilities incurred by the Trust or the Trust Administrator arising out of any action taken or omitted to be taken by a Custodian Indemnified Party as a result of its refusal or failure to comply with the terms of the Custody Agreement, or from its bad faith, negligence, or willful misconduct in the performance of its duties under the Custody Agreement.

The Custody Agreement is governed by the laws of the State of Delaware.

THE TRANSFER AGENT

The Trust has engaged Broadridge Corporate Issuer Solutions, LLC to act as its Certificate registrar and transfer agent. Its address and telephone number are 51 Mercedes Way, Edgewood, NY 11717, (631) 254-1880. The Trust Administrator will establish and maintain an omnibus account with the Transfer Agent whereby: (i) Certificates held with DTC or otherwise not as a CAT will be registered in the name of Cede & Co., as nominee for DTC, and (ii) Certificates held in digital form on the Chia blockchain will be registered in the name of the Trust Administrator in such account. As a result, unlike transfers of Certificates held with DTC or otherwise not as a CAT, transfers of Certificates held in digital form on the Chia blockchain will not be reflected in the records maintained by the Transfer Agent. Instead, the Trust Administrator will maintain books and records related to depositors of Underlying Shares and parties utilizing the Chia blockchain, including the creation of accounts and digital wallets. Certificates held in digital form and issued as CATs on the Chia blockchain may be traded, transferred, purchased, or sold peer-to-peer.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of U.S. federal income tax considerations generally applicable to the acquisition, ownership, and disposition of Certificates by U.S. Holders (as defined below) and Non-U.S. Holders. This discussion deals only with Certificates held as capital assets by investors who acquire Certificates from the Trust in exchange for shares of the Subject Corporation. This discussion does not cover all aspects of U.S. federal income taxation that may be relevant to the acquisition, ownership, or disposition of Certificates by prospective investors in light of their particular circumstances. In particular, this discussion does not address all of the tax considerations that may be relevant to certain types of investors subject to special treatment under U.S. federal income tax laws, such as the following:

•        brokers or dealers;

•        banks and other financial institutions;

•        pension plans;

•        regulated investment companies;

•        real estate investment trusts;

•        cooperatives;

•        tax-exempt entities (including private foundations);

•        insurance companies;

•        persons holding Certificates as part of a hedging, integrated, conversion, or constructive sale transaction or a straddle;

•        traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•        persons liable for alternative minimum tax;

•        certain former U.S. citizens or long-term residents;

•        investors, if any, who own (directly, indirectly, or constructively) Certificates and/or Underlying Shares representing a 10% or greater interest in the Subject Corporation;

•        investors who are subject to special tax accounting rules;

•        partnerships or entities or arrangements treated as partnerships or other pass through entities for U.S. federal income tax purposes (or investors therein); or

•        U.S. Holders whose “functional currency” is not the U.S. dollar.

This discussion is based upon the provisions of the Code, the Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof. Such authorities may be repealed, revoked, modified, or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. In addition, this discussion does not address any state, local, or non-U.S. tax considerations, or any U.S. federal tax considerations other than income tax considerations (such as estate or gift tax consequences or the Medicare contribution tax on certain investment income).

This discussion does not address the tax aspects of the receipt of stablecoins instead of cash for investors who hold their Certificates in digital form on the Chia blockchain, nor the tax consequences of any sale or other disposition of such stablecoins to investors.

For purposes of this discussion, you will be considered a “U.S. Holder” if you beneficially own Certificates and you are for U.S. federal income tax purposes one of the following:

•        a citizen or an individual who is a resident of the United States;

•        a corporation (or other entity subject to tax as a corporation) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•        an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•        a trust if you (i) are subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of your substantial decisions or (ii) have a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

You will be considered a “Non-U.S. Holder” if you beneficially own Certificates and you are not a U.S. Holder.

If you are a partnership or other passthrough entity for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners or owners will generally depend upon the status of such partners or owners and your activities.

The United States federal income tax treatment of our investors depends in some instances on determinations of fact and interpretations of complex provisions of federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences of holding Certificates to any particular investor will depend on the investor’s particular tax circumstances. Accordingly, you should consult your own tax advisor regarding the United States federal, state, local, and non-U.S. tax consequences of acquiring, holding, exchanging, or otherwise disposing of Certificates and of our treatment for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership subject to tax as a corporation.

Federal Income Tax Opinion Regarding Partnership Status

The Trust intends to operate so that it will qualify to be treated for U.S. federal income tax purposes as a partnership, and not as an association or publicly traded partnership (within the meaning of Section 7704 of the Code) subject to tax as a corporation. Skadden, Arps, Slate, Meagher & Flom LLP has acted as our counsel in connection with this offering. Prior to our initial issuance of Certificates, Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion that based on current law the Trust should be treated for U.S. federal income tax purposes as a partnership, and not as an association or publicly traded partnership subject to tax as a corporation. The opinion of Skadden, Arps, Slate Meagher & Flom LLP is based on various assumptions and representations relating to the Trust’s organization, operation, assets, activities, and income, including that all such representations set forth in the officer’s certificate on which the opinion is based and all other factual information set forth in the relevant documents, records, and instruments are true and correct, that all actions described in this offering are completed in a timely fashion and that we will at all times operate in accordance with the method of operation described in our organizational documents and this offering. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

The Trust’s taxation as a partnership that is not a publicly traded partnership subject to tax as a corporation will depend on its ability to meet, on a continuing basis, through actual operating results, the Qualifying Income Exception, the compliance with which will not be reviewed by Skadden, Arps, Slate, Meagher & Flom LLP on an ongoing basis. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the Qualifying Income Exception. Skadden, Arps, Slate, Meagher, & Flom LLP will have no obligation to advise the Trust or the Trust’s investors of any subsequent change in the matters stated, represented, or assumed, or of any subsequent change in, or differing IRS interpretation of, the applicable law.

Taxation of the Trust

An entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be subject to tax as a corporation if it is a “publicly traded partnership,” unless an exception applies. The Trust will be publicly traded for this purpose. Nevertheless, an exception, which we refer to as the Qualifying Income Exception, exists with respect to a publicly traded partnership if (i) at least 90% of such partnership’s gross income for each taxable year consists of “qualifying income” and (ii) the partnership would not be required to register under the Investment Company Act if it were a U.S. corporation. Qualifying income generally includes dividends, interest, capital gains from the sale or other disposition of stock and securities, and other forms of investment income. The Trust expects that its return from investments will consist of dividends, capital gains, and other types of qualifying income sufficient, in the aggregate, to satisfy the Qualifying Income Exception, although we cannot assure that this will in fact be the case.

While it is treated as a publicly traded partnership, the Trust intends to manage its investments so that it will satisfy the Qualifying Income Exception. There can be no assurance, however, that the Trust will do so or that the IRS would not challenge its compliance with the Qualifying Income Exception and, therefore, assert that the Trust should be subject to tax as a corporation for U.S. federal income tax purposes.

If the Trust fails to satisfy the Qualifying Income Exception (other than a failure which is determined by the IRS to be inadvertent and which is cured within a reasonable period of time after the discovery of such failure as discussed below) or if the Trust elects to be treated as a corporation based upon a determination by the Trust Administrator, the Trust will be treated as if it had transferred all of its assets, subject to its liabilities, to a newly formed corporation, on the first day of the year in which it failed to satisfy the Qualifying Income Exception (or the date on which the election to be treated as a corporation was effective), in return for stock of such corporation, and then distributed such stock to its investors in liquidation of their interests in the Trust. This contribution and liquidation should be tax-free to our investors so long as we do not have liabilities in excess of our tax basis in our assets.

If, for any reason (including our failure to meet the Qualifying Income Exception or a determination by the Trust Administrator to elect to be treated as a corporation), the Trust were treated as an association or publicly traded partnership subject to tax as a corporation for U.S. federal income tax purposes, we would be subject to U.S. federal income tax on our taxable worldwide income at regular corporate income tax rates, without deduction for any distributions to investors, thereby materially reducing the amount of any funds available for distribution to investors. In addition, if the Trust were treated as a corporation for U.S. federal income tax purposes, distributions made to investors would be treated as taxable dividend income to the extent of the Trust’s current or accumulated earnings and profits. Any distribution in excess of current and accumulated earnings and profits would first be treated as a return of capital to the extent of an investor’s adjusted tax basis in its Certificates (determined separately with respect to each Certificate), which would not be subject to tax. Thereafter, to the extent such distribution were to exceed an investor’s adjusted tax basis in its Certificates, the distribution would be treated as gain from the sale or exchange of such Certificates.

If at the end of any year the Trust fails to meet the Qualifying Income Exception, the Trust may still qualify as a partnership for U.S. federal income tax purposes if it is entitled to relief under the Code for an inadvertent termination of partnership status. This relief will be available if (i) the failure to meet the Qualifying Income Exception is cured within a reasonable time after discovery, (ii) the failure is determined by the IRS to be inadvertent, and (iii) the Trust and each of our investors (during the failure period) agree to make such adjustments or to pay such amounts as are required by the IRS. Under the Trust Agreement, each of our investors is obligated to make such adjustments or to pay such amounts as are required by the IRS to maintain the Trust’s status as a partnership for U.S. federal income tax purposes. It is not possible to determine at this time whether the Trust would be entitled to this relief in any or all circumstances. It also is not clear under the Code whether this relief is available for the Trust’s first taxable year as a publicly traded partnership. If this relief provision is inapplicable to a particular set of circumstances involving the Trust, the Trust will not qualify as a partnership for U.S. federal income tax purposes. Even if this relief provision applies and the Trust retains its partnership status, the Trust or our investors (during the failure period) will be required to pay such amounts as are determined by the IRS.

The remainder of this discussion assumes that the Trust will be treated for U.S. federal income tax purposes as a partnership.

Considerations for U.S. Holders

Taxation of U.S. Holders on Exchanging Underlying Shares for Certificates

A U.S. Holder’s exchange of Underlying Shares for Certificates is expected to qualify as an exchange within the meaning of Section 721 of the Code. Assuming that an exchange so qualifies:

•        No gain or loss should be recognized upon a U.S. Holder’s receipt of Certificates pursuant to the exchange.

•        A U.S. Holder’s tax basis in the Certificates received in the exchange should equal the aggregated adjusted tax basis in the Underlying Shares exchanged therefor, increased by such U.S. Holder’s allocable share of any of the Trust’s liabilities (if any).

•        The holding period in the Certificates received should include the holding period in the Underlying Shares exchanged therefor.

U.S. Holders are urged to consult their tax advisor as to the particular consequences to them of the exchange of Underlying Shares for certificates.

Taxation of U.S. Holders on Our Profits and Losses

As a partnership for U.S. federal income tax purposes, we are not a taxable entity and we incur no U.S. federal income tax liability. Instead, each investor, in computing its own U.S. federal income tax liability for any taxable year, will be required to take into account its allocable share of items of our income, gain, loss, deduction, and credit for each of our taxable years ending with or within such investor’s taxable year, regardless whether the investor has received any distributions. The characterization of an item of our income, gain, loss, deduction, or credit will generally be determined at our (rather than at the investor’s) level.

With respect to individual and other non-corporate U.S. Holders, dividends paid by the Subject Corporation to us and that are allocable to such U.S. Holders may qualify for reduced rates of taxation as “qualified dividend income” (within the meaning of Section 1(h)11 of the Code); provided that the holding period and other statutory requirements are fulfilled. Corporate U.S. Holders may qualify for a dividend-received deduction with respect to dividends paid by the Subject Corporation to us that are allocable to such U.S. Holders if certain holding period and other criteria are satisfied. You should consult your own tax advisor regarding the application of the foregoing rules in light of your particular circumstances.

Allocation of Profits and Losses

For each of our taxable years, items of income, gain, loss, deduction, or credit recognized by us will be allocated among our investors in accordance with their allocable shares of our items of income, gain, loss, deduction, and credit. An investor’s allocable share of such items will be determined by the Trust Agreement and the terms of the Certificates, provided such allocations either have “substantial economic effect” or are determined to be in accordance with the investor’s interest in us. If the allocations provided by the Trust Agreement were successfully challenged by the IRS, the redetermination of the allocations to a particular investor for U.S. federal income tax purposes could be less favorable than the allocations set forth in the Trust Agreement.

We expect that holders of Dividend Certificates will generally be allocated dividend income arising from any dividends received from the Subject Corporation, along with deductions attributable to the Dividend Fee. Deductions, if any, attributable to other expenses of the Trust are expected to be apportioned between holders of Dividend Certificates and holders of Asset Certificates as determined by the Trust Administrator.

Section 706 of the Code provides that items of our income and deductions must be allocated between transferors and transferees of Certificates. We will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, loss, deduction, and credit to investors in a manner that reflects such investors’ respective beneficial shares of our items. These conventions are designed to more closely align the receipt of cash and the allocation of income between our investors, but these assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. We may allocate items of income, gain, loss, deduction, and credit using a monthly or other convention, whereby any such items we recognize in a given month are allocated to our investors as of a specified date of such month. As a result, if an investor transfers its Certificates, it might be allocated income, gain, loss, deduction, and credit realized by us after the date of the transfer. Similarly, if an investor acquires additional Certificates, it might be allocated income, gain, loss, deduction, and credit realized by us prior to its ownership of such units. Consequently, our investors may recognize income in excess of cash distributions received from us.

If our conventions are not allowed by the Treasury regulations (or only apply to transfers of less than all of an investor’s Certificates) or if the IRS otherwise does not accept our conventions, the IRS may contend that our taxable income or losses must be reallocated among our investors. If such a contention were sustained, certain investors’ tax liabilities would be adjusted to the possible detriment of certain other investors. We are authorized to revise our method of allocation between transferors and transferees (as well as among investors whose interests otherwise could vary during a taxable period).

Adjusted Tax Basis of Certificates

A U.S. Holder’s adjusted tax basis in its Certificates will initially equal such holder’s adjusted tax basis in the Underlying Shares exchanged therefor, as described above, and will be increased by the holder’s allocable share of (i) items of our income and gain and (ii) our liabilities, if any. A U.S. Holder’s adjusted tax basis will be decreased, but not below zero, by (i) distributions from us, (ii) the holder’s allocable share of items of our deductions and losses, and (iii) the holder’s allocable share of the reduction in our liabilities, if any.

A U.S. Holder is generally allowed to deduct its allocable share of our losses (if any) only to the extent of such investor’s adjusted tax basis in the Certificates it is treated as holding at the end of the taxable year in which the losses occur. If the recognition of a U.S. Holder’s allocable share of our losses would reduce its adjusted tax basis for its Certificate below zero, the recognition of such losses by such holder would be deferred to subsequent taxable years and would be allowed if and when such holder had sufficient tax basis so that such losses would not reduce such U.S. Holder’s adjusted tax basis below zero.

U.S. Holders who acquire Certificates in separate transactions must combine the basis of those Certificates and maintain a single adjusted tax basis for all of those Certificates. Upon a sale or other disposition of less than all of the Certificates, a portion of that adjusted tax basis must be allocated to the Certificates sold, using an “equitable apportionment” method, which generally means that the adjusted tax basis allocated to the interest sold equals an amount that bears the same relation to the U.S. Holder’s adjusted tax basis in its entire interest in the Trust as the value of the Certificates sold bears to the value of the U.S. Holder’s entire interest in the Trust.

Treatment of Distributions

Distributions of cash by us will generally not be taxable to a U.S. Holder to the extent of such U.S. Holder’s adjusted tax basis (described above) in its Certificates. Any cash distributions in excess of a U.S. Holder’s adjusted tax basis will generally be treated as gain from the sale or exchange of Certificates (as described below). Except as described below, such gain would generally be treated as capital gain and would be long-term capital gain to the extent the U.S. Holder’s holding period for its interest exceeds one year. A reduction in a U.S. Holder’s allocable share of our liabilities, and certain distributions of marketable securities by us, will be treated as cash distributions for U.S. federal income tax purposes. A decrease in a U.S. Holder’s percentage interest in us because of our issuance of additional Certificates may decrease such U.S. Holder’s allocable share of our liabilities.

Disposition of Certificates

A sale or other taxable disposition of all or a portion of a U.S. Holder’s Certificates will result in the recognition of gain or loss in an amount equal to the difference, if any, between the amount realized on the disposition (including the U.S. Holder’s share of our liabilities allocable to such Certificates) and the U.S. Holder’s adjusted tax basis in its Certificates. A U.S. Holder’s adjusted tax basis will be adjusted for this purpose by its allocable share of our income or loss for the year of such sale or other disposition. Because the amount realized includes a U.S. Holder’s share of our liabilities, and prior distributions in excess of the total net taxable income allocated to such U.S. Holder may have decreased such U.S. Holder’s adjusted tax basis in its Certificates, the gain, if any, recognized on a sale or other disposition of Certificates could result in a tax liability in excess of any cash received from such sale or other disposition. As noted above, upon a sale or other disposition of less than all of the Certificates (including a sale of Dividend Certificates or Asset Certificates by a U.S. Holder coupled with a retention of the other), a portion of a U.S. Holder’s adjusted tax basis must be allocated to the Certificates sold, using an “equitable apportionment” method, which generally means that the adjusted tax basis allocated to the Certificates sold equals an amount that bears the same relation to the U.S. Holder’s adjusted tax basis in its entire interest in the Trust as the value of the Certificates sold bears to the value of the U.S. Holder’s entire interest in the Trust (taking into account both Dividend Certificates and Asset Certificates).

Any gain or loss recognized with respect to such sale or other disposition will generally be treated as capital gain or loss and will be long-term capital gain or loss to the extent the U.S. Holder’s holding period for its interest exceeds one year.

Investors who acquire Certificates at different times are urged to consult their tax advisors regarding the application of certain “split holding period” rules to them and the treatment of any gain or loss as long-term or short-term capital gain or loss.

Redemptions

Redemptions are expected to qualify as tax-free distributions of the Underlying Shares to both the Trust and to investors participating in such redemptions. A U.S. Holder who presents all of their Certificates for redemption in one transaction will generally take an adjusted tax basis in the Underlying Shares received in such transaction equal to such U.S. Holder’s basis in their Certificates immediately prior to such redemption.

A U.S. Holder who presents a portion (but not all) of their Certificates for redemption will generally take an adjusted tax basis in the Underlying Shares it receives equal to the Trust’s adjusted tax basis in such Underlying Shares; provided, however, that such basis cannot exceed such U.S. Holder’s aggregate adjusted tax basis in their Certificates immediately prior to the redemption. Such U.S. Holder’s adjusted tax basis in their remaining Certificates will be reduced by the amount of basis in the Underlying Shares received, determined pursuant to the previous sentence. The Trust may adopt certain conventions for determining the adjusted tax basis of Underlying Shares that may cause a U.S. Holder who presents a portion (but not all) of their Certificates for redemption to receive Underlying Shares with an adjusted tax basis that may vary significantly from the portion of such U.S. Holder’s adjusted tax basis of their Certificates attributable to the Certificates that are redeemed. Investors are urged to consult their tax advisors regarding the application of the foregoing rules to their particular fact patterns.

Limitation on Deductibility of Capital Losses

Any capital losses generated by us and allocated to U.S. Holders who are individuals or other non-corporate investors will be deductible by such U.S. Holders only to the extent of such investors’ capital gains for the taxable year plus up to $3,000 of ordinary income ($1,500 in the case of a married individual filing a separate return). Excess capital losses may be carried forward by such individuals and other non-corporate investors indefinitely. Any capital losses generated by us and allocated to U.S. Holders who are corporations will be deductible by such U.S. Holders to the extent of such corporations’ capital gains for the taxable year. Corporations may generally carry capital losses back three years and forward five years. U.S. Holders should consult their tax advisors regarding the deductibility of capital losses.

Limitation on Deductibility of Our Losses

A U.S. Holder will be restricted from taking into account for U.S. federal income tax purposes its allocable share of any loss incurred by us in excess of the adjusted tax basis of such U.S. Holder’s Certificates. Losses disallowed or recaptured as a result of this limitation will carry forward and will be allowable to the extent that a U.S. Holder’s adjusted tax basis subsequently increases.

Limitation on Deduction of Certain Other Expenses

For individuals, estates, and trusts, certain miscellaneous itemized deductions are deductible only to the extent that they exceed 2% of the adjusted gross income of the taxpayer. Moreover, for taxable years beginning before January 1, 2026, no miscellaneous itemized deductions will be allowed. We may have a significant amount of expenses that will be treated as miscellaneous itemized deductions. Moreover, an individual whose adjusted gross income exceeds specified threshold amounts is required to further reduce the amount of allowable itemized deductions.

In general, neither we nor any investor may deduct organizational or syndication expenses. While an election may be made by a partnership to amortize organizational expenses over a 15-year period, we will not make such an election. Syndication fees (i.e., expenditures made in connection with the marketing and issuance of the Certificates) must be capitalized and cannot be amortized or otherwise deducted. Investors are urged to consult their tax advisors regarding the deductibility of itemized expenses incurred by us.

Considerations for Non-U.S. Holders

As a partnership for U.S. federal income tax purposes, we are not a taxable entity and we incur no U.S. federal income tax liability. Instead, each investor, in computing its own U.S. federal income tax liability for any taxable year, will be required to take into account its allocable share of items of our income, gain, loss, deduction, and credit for each of our taxable years ending with or within such investor’s taxable year, regardless whether the investor has received any distributions. The characterization of an item of our income, gain, loss, deduction, or credit will generally be determined at our (rather than at the investor’s) level.

Special rules apply to Non-U.S. Holders. In light of our intended investment activities, we do not expect to become engaged in a U.S. trade or business for U.S. federal income tax purposes. A Non-U.S. Holder is generally subject to withholding by us or the applicable withholding agent of U.S. tax at a 30% rate on such Non-U.S. Holder’s distributive share of the gross amount of interest, dividends, and other fixed or determinable annual or periodical income (“FDAP Income”) received by us from sources within the United States if such income is not treated as effectively connected with a U.S. trade or business. The 30% rate may be reduced or eliminated under the provisions of an applicable income tax treaty between the United States and the country in which the Non-U.S. Holder resides or is organized. Whether a Non-U.S. Holder is eligible for such treaty benefits will depend upon the provisions of the applicable treaty as well as the treatment of us under the laws of the Non-U.S. Holder’s jurisdiction.

Non-U.S. Holders are generally not subject to U.S. federal income tax on capital gains if: (i) such gains are not effectively connected with the conduct of a U.S. trade or business of such Non-U.S. Holder; or (ii) a tax treaty between the United States and the country in which the Non-U.S. Holder resides or is organized is applicable and such gains are not attributable to a permanent establishment in the United States maintained by such Non-U.S. Holder. Notwithstanding the prior sentence, capital gains earned by a Non-U.S. Holder may be subject to U.S. federal income tax at a flat rate of 30% if such Non-U.S. Holder is an individual and is present in the United States for 183 or more days during the taxable year in which such capital gains are recognized and certain other requirements are met.

Generally, under the Foreign Investment in Real Property Tax Act of 1980 provisions of the Code, Non-U.S. Holders are subject to U.S. tax in the same manner as U.S. Holders on any gain recognized on the disposition of an interest, other than an interest solely as a creditor, in U.S. real property. An interest in U.S. real property includes stock in a U.S. corporation (except for certain stock of publicly traded U.S. corporations) if, at any time during the shorter of (i) the applicable Non-U.S. Holder’s holding period or (ii) the five-year period preceding the applicable disposition (the “applicable period”), interests in U.S. real property constitute 50% or more by value of the sum of the corporation’s assets used in a trade or business, its U.S. real property interests and its interests in real property located outside the United States (a “USRPHC”). Based on the public filings of the Subject Corporation, we do not expect to hold investments in U.S. real property or USRPHCs, as we do not expect the Subject Corporation to constitute a USRPHC, and hence do not expect the Underlying Shares to constitute an investment in U.S. real property.

Although each Non-U.S. Holder is required to provide us with an applicable Form W-8, we nevertheless may be unable to accurately or timely determine the tax status of our investors for purposes of establishing whether reduced rates of withholding apply to some or all of our investors. In such a case, a Non-U.S. Holder’s allocable share of distributions of U.S.-sourced dividend, interest, and other FDAP Income will be subject to U.S. withholding tax at a rate of 30%. Furthermore, if a Non-U.S. Holder would not be subject to U.S. tax based on its tax status or otherwise were eligible for a reduced rate of U.S. withholding, such Non-U.S. Holder might need to take additional steps to receive a credit or refund of any excess withholding tax paid on its account, which could include the filing of a non-resident U.S. income tax return with the IRS. Among other limitations applicable to claiming treaty benefits, if a Non-U.S. Holder resides in a treaty jurisdiction which does not treat us as a passthrough entity, such Non-U.S. Holder might not be eligible to receive a refund or credit of excess U.S. withholding taxes paid on its account.

There can be no assurance that the IRS will not successfully assert we are engaged in a U.S. trade or business, however, in which case some portion of our income would be treated as effectively connected income with respect to Non-U.S. Holders. If a Non-U.S. Holder were treated as being engaged in a U.S. trade or business in any year because of an investment in Certificates in such year, such Non-U.S. Holder would generally be (i) subject to withholding by us or the applicable withholding agent on its distributive share of our income effectively connected with such U.S. trade or business, (ii) required to file a U.S. federal income tax return for such year reporting its allocable share, if any, of income or loss effectively connected with such trade or business, and (iii) required to pay U.S. federal income tax at regular U.S. federal income tax rates on any such income. Moreover, a corporate Non-U.S. Holder might be subject to a U.S. branch profits tax on its allocable share of any effectively connected earnings and profits. Any amount so withheld would be creditable against such Non-U.S. Holder’s U.S. federal income tax liability, and such Non-U.S. Holder could claim a refund to the extent that the amount withheld exceeded such Non-U.S. Holder’s U.S. federal income tax liability for the taxable year. Finally, if we were treated as being engaged in a U.S. trade or business, a portion of any gain recognized by a Non-U.S. Holder on the sale or exchange of its Certificates would be treated for U.S. federal income tax purposes as effectively connected income, and hence such Non-U.S. Holder would be subject to U.S. federal income tax on the sale or exchange.

In general, different rules from those described above apply in the case of Non-U.S. Holders subject to special treatment under U.S. federal income tax law, including a Non-U.S. Holder: (i) who has an office or fixed place of business in the United States or is otherwise carrying on a U.S. trade or business; (ii) who is an individual present in the United States for 183 or more days and certain other conditions are satisfied; or (iii) who is a former citizen or resident of the United States.

Non-U.S. Holders are urged to consult their tax advisors with regard to the U.S. federal income and other tax consequences to them of acquiring, holding, and disposing of Certificates, as well as the effects of state, local, and non-U.S. tax laws, as well as eligibility for any reduced withholding benefits.

Administrative Matters

Partnership Representative

Pursuant to the Trust Agreement, our Trust Administrator will act as the “partnership representative.” Our Trust Administrator will have the authority, subject to certain restrictions, to appoint another investor to act on our behalf in connection with an administrative or judicial review of our items of income, gain, loss, deduction, or credit.

Section 754 Election

Under Section 754 of the Code, we may elect to have the adjusted tax basis of our assets adjusted in the event of a distribution of property to an investor or a transfer of a Certificate by sale or exchange, or as a result of the death of an investor. Pursuant to the terms of the Trust Agreement, the Trust Administrator, in its sole discretion, is authorized to direct us to make such an election. Such an election, if made, can be revoked only with the consent of the IRS. We have not yet determined whether we will make the election permitted by Section 754 of the Code.

Without a Section 754 election, there will be no adjustment for the transferee of Certificates even if the acquisition price of those Certificates is higher than the Certificates’ share of the aggregate adjusted tax basis of our assets immediately prior to the transfer. In that case, on a sale by us of an asset, gain allocable to the transferee would include built-in gain allocable to the transferee at the time of the transfer. Moreover, if Certificates were transferred at a time when we had a “substantial built-in loss” inherent in our assets, we would be obligated to reduce the tax basis in that portion of such assets attributable to such shares. Each U.S. Holder should consult its own tax advisor as to the effects of a Section 754 election.

Information Returns

We have agreed to use reasonable efforts to furnish to investors tax information (including Schedule K-1) as promptly as possible, which describes their allocable share of our income, gain, loss, deduction, and credit for our preceding taxable year. Delivery of this information by us will be subject to delay in the event of, among other reasons, the late receipt of any necessary tax information from the Subject Corporation. It is therefore possible that, in any taxable year, our investors will need to apply for extensions of time to file their tax returns. There can be no assurance for Non-U.S. Holders that this information will meet such investors’ jurisdictions’ compliance requirements.

It is possible that we may engage in transactions that subject the Trust and, potentially, our investors to other information reporting requirements with respect to an investment in us. Investors may be subject to substantial penalties if they fail to comply with such information reporting requirements. Investors should consult with their own tax advisors regarding such information reporting requirements. If we are unable to collect the necessary identifying information from investors to enable the Trust to comply with applicable information reporting requirements, the Trust may be subject to substantial penalties. For example, if a holder of a Certificate in digital form does not register such Certificate holder’s digital wallet or vault, the Trust and the Trust Administrator may not have the necessary identifying information from that investor to report. Holders of Certificates in digital form are not required to register their digital wallets or vaults and therefore the ability of the Trust and the Trust Administrator to obtain the necessary identifying information will not be within their control for any Certificate holders that hold Certificate in digital form.

Audits

We may be audited by the IRS. Adjustments resulting from an IRS audit may require an investor to adjust a prior year’s tax liability, and possibly may result in an audit of such investor’s tax returns. Any audit of investors’ tax returns could result in adjustments not related to our tax returns as well as those related to our tax returns.

Accounting Method and Taxable Year

We currently use the accrual method of accounting and the calendar year as our taxable year for U.S. federal income tax purposes. Each investor will be required to include in income its share of our income, gain, loss, and deduction for each taxable year ending within or with its taxable year. In addition, an investor who has a taxable year ending on a date other than December 31 and who disposes of all of its Certificates following the close of our taxable year but before the close of its taxable year must include its share of income, gain, loss and deduction in income for the taxable year of disposition, with the result that it will be required to include in income for its taxable year its share of more than one year of our income, gain, loss and deduction.

A partnership is required to have a taxable year that is the same as for any partner, or group of partners, that owns a majority interest (more than 50%) in the partnership, and is required to change its taxable year each time a group of partners with a different taxable year acquires a majority interest, unless the partnership has been forced to change its taxable year during the preceding two-year period.

FATCA

Provisions of the Code and applicable Treasury Regulations commonly referred to as “FATCA” require withholding of 30% on certain “withholdable payments” to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution may generally obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). You should consult your tax advisor regarding the effects of FATCA on your acquisition of Certificates.

Uniformity of Certificates

Because we cannot match transferors and transferees of Certificates and for other reasons, we must maintain uniformity of the economic and tax characteristics among the Asset Certificates and Dividend Certificates, respectively, to an acquiror of these Certificates. As a result, we may be unable to completely comply with a number of U.S. federal income tax requirements. Any non-uniformity could have a negative impact on the value of the Certificates. The Trust Agreement permits us to take positions in filing our U.S. federal income tax returns that preserve the uniformity of Asset Certificates and Dividend Certificates, respectively.

An investor’s adjusted tax basis in Certificates is reduced by its share of our deductions (whether or not such deductions were claimed on an investor’s income tax return) so that any position that we take that understates deductions will overstate the investor’s adjusted tax basis in its Certificates, and may cause the investor to understate gain or overstate loss on any sale of such Certificates. The IRS may challenge one or more of any positions we take to preserve the uniformity of Certificates. If such a challenge were sustained, the uniformity of Certificates may be affected, and under some circumstances, the gain from a sale of Certificates may be increased without the benefit of additional deductions.

THE FOREGOING DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. THE TAX MATTERS RELATING TO THE TRUST AND HOLDERS OF CERTIFICATES ARE COMPLEX AND ARE SUBJECT TO VARYING INTERPRETATIONS. MOREOVER, THE EFFECT OF EXISTING INCOME TAX LAWS, THE MEANING AND IMPACT OF WHICH IS UNCERTAIN AND OF PROPOSED CHANGES IN INCOME TAX LAWS WILL VARY WITH THE PARTICULAR CIRCUMSTANCES OF EACH INVESTOR AND, IN REVIEWING THIS PROSPECTUS, THESE MATTERS SHOULD BE CONSIDERED. IF YOU ARE CONSIDERING THE ACQUISITION OF CERTIFICATES, YOU SHOULD CONSULT YOUR OWN TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES OF ANY INVESTMENT IN CERTIFICATES.

CERTAIN ERISA AND RELATED CONSIDERATIONS

ERISA and/or Section 4975 of the Code impose certain requirements on: (i) employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and certain collective investment funds, and insurance company general or separate accounts in which such plans or arrangements are invest, that are subject to Title I of ERISA and/or Section 4975 of the Code (collectively, “Plans”); and (ii) persons who are fiduciaries with respect to the investment of assets treated as “plan assets” within the meaning of U.S. Department of Labor regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA of a Plan. Investments by Plans are subject to the fiduciary requirements and the applicable prohibited transaction restrictions under ERISA and the Code.

In contemplating an investment of a portion of Plan assets in the Certificates (including the deposit of Underlying Shares) including interests in Certificates, the Plan fiduciary responsible for making such investment should carefully consider the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities. Investments by Plans that are covered by Title I of ERISA are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification, prohibitions on conflicts of interest and the requirement that the Plan’s investments be made in accordance with the documents governing the Plan. It is not intended that either the Delaware Trustee, the Trust Administrator, Trust services provider, Custodian, or any of their respective representatives, agents, or affiliates (the “Transaction Parties”) has undertaken or will undertake to provide impartial investment advice, or has given or will give advice in a fiduciary capacity, in connection with a Plan’s acquisition, holding, and disposition of Certificates.

In addition, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and certain persons (“parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Plan that engages in a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. There can be no assurance that all of the conditions of any exemption will be satisfied in connection with any specific prohibited transaction that may result in connection with a Plan’s acquisition, holding, and disposition of Certificates (including any interest therein), or that the scope of relief provided by any exemption will cover all acts that might be prohibited transactions.

Under ERISA and the U.S. Department of Labor’s “Plan Asset Regulations” at 29 C.F.R. §2510.3-101, as modified by Section 3(42) of ERISA, when a Plan acquires an equity interest in an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established that either less than 25 percent of the total value of each class of equity interests in the entity is held by “benefit plan investors” (as defined in Section 3(42) of ERISA), which we refer to as the “25 percent test,” or the entity is an “operating company,” as defined in the Plan Asset Regulations. In order to be considered a “publicly offered security,” the trust units must be (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the Trust and of one another, and (iii) either (1) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (2) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and the class of securities of which the securities are a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the Trust’s fiscal year during which the offering of such securities to the public occurred. It is anticipated that the Trust will not qualify as an “operating company,” and the Trust does not intend to monitor investment by benefit plan investors in the Trust for purposes of satisfying the 25 percent test. The Trust anticipates, however, that it will qualify for the exemption under the Plan Asset Regulations for “publicly offered securities,” although there can be no assurance in that regard.

Any Plan fiduciary that proposes to cause a Plan to acquire Certificates (including an interest in Certificates) should consult with his, her, or its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that the acquisition, holding, and disposition (including any redemption) of Certificates will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA or the Code.

“Governmental plans” within the meaning of Section 3(32) of ERISA, certain “church plans” within the meaning of Section 3(33) of ERISA and “non-U.S. plans” described in Section 4(b)(4) of ERISA, while not subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may

be subject to any federal, state, local, non-U.S. or other law or regulation that is substantially similar to the foregoing provisions of ERISA and the Code (“Similar Law”). Fiduciaries of any such plans are advised to consult with their counsel prior to an investment in the Certificates.

By investing in Certificates (including interests therein), each holder will be deemed to represent and warrant that either (i) no portion of the assets used by such holder to acquire the Certificates constitutes assets of any Plan or other plan subject to Similar Law, or (ii) the acquisition, holding, and disposition of the Certificates, and related transactions, by such holder has not and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions and other violations of ERISA, the Code or applicable Similar Law, it is particularly important that a fiduciary consult with its counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Law to transactions involving the Certificates (including any interest therein) acquisition and holding of the Certificates (including any interest therein) and whether an exemption would be necessary and if so, applicable, with respect to any such transactions.

Potential holders of Certificates (including an interest therein) have the exclusive responsibility for ensuring that their acquisition, holding, and disposition (including redemptions) of the Certificates comply with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, Section 4975 of the Code or applicable Similar Laws. Neither providing this prospectus nor the sale of Certificates (including an interest therein) to a Plan or a plan subject to Similar Law is in any respect a representation or recommendation by any of the Transaction Parties that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that plan such an investment is advisable or appropriate for plans generally or for any particular Plan or plan subject to Similar Law. Neither this discussion nor anything provided in this prospectus is, or is intended to be, investment advice directed at any potential Plan purchasers, or at Plan purchasers generally. Potential holders should consult and rely on their own legal advisors as to whether such an investment is suitable for the Plan.

PLAN OF DISTRIBUTION

The Trust intends to issue Certificates to Eligible Participants in exchange for deposits of the Underlying Shares on a continuous basis. Because new Certificates can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, may be occurring. Eligible Participants, broker-dealers, and other persons are cautioned that some of their activities could result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act. For example, an Eligible Participant, broker-dealer firm, or its client may be deemed a statutory underwriter if it is issued or acquires Certificates and sells the Certificates to its customers; or if it chooses to couple the issuance or acquisition of new Certificates with an active selling effort involving solicitation of secondary market demand for the Certificates. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that could lead to designation as an underwriter. Certain of our Eligible Participants may acquire Certificates with a view to distributing those Certificates to their clients or other accounts and, as a results, would be considered to be underwriters with respect to such Certificates. And, in such case, those Eligible Participants also would have prospectus delivery obligations.

By executing a Depositor Agreement, an Eligible Participant becomes part of the group of parties eligible to be issued Certificates, and to have Trust Unit redeemed by the Trust. An Eligible Participant is under no obligation to be issued Certificates or redeem Trust Units, and an Eligible Participant is under no obligation to offer to the public any Certificates.

Eligible Participants will be identified through the marketing, roadshow, and book-building process. The initial Certificates are not being purchased from the Trust by an investment bank or other underwriter and then resold to the initial depositors. Accordingly, identifying the Eligible Participants of initial Certificates, underwriters to be named, price per Trust Unit, or aggregate price of the initial purchase do not apply to the initial Certificates.

Investors that transact in Certificates through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges. Dealers that are not “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Certificates that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the Securities Act, would be unable to take advantage of the prospectus- delivery exemption provided by Section 4(a)(3) of the Securities Act.

The Trust intends to apply to have the Certificates listed on NYSE American under the ticker symbols “            ” (for Dividend Certificates) and “            ” (for Asset Certificates).

CONFLICTS OF INTEREST

General

Permuto Capital LLC, the Trust Administrator, has relationships that may give rise to conflicts of interest, or the appearance of conflicts of interest. You should be aware of, and by creating or purchasing Certificates, will be deemed to have consented to, these conflicts of interest. In addition, prospective investors should be aware that the Trust Administrator intends to assert that Certificate holders have consented to these conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Trust Administrator to the Certificate holders.

Relationship with Chia Network Inc.

Certain directors and executive officers of the Trust Administrator also serve as directors or executive officers of, and/or are shareholders of, Chia Network:

•        Gene Hoffman, Jr., Co-Chief Executive Officer and a Director of the Trust Administrator, also serves as the Chief Executive Officer and President and as a Director of Chia Network;

•        Misha Graboi, Chief Financial Officer and a Director of the Trust Administrator, also serves as the Chief Financial Officer of Chia Network; and

•        Thomas C. Chow, Chief Legal Officer and a Director of the Trust Administrator, also serves as the Chief Legal Officer and Secretary of Chia Network.

The Chia blockchain is new and currently has a very small number of customers (three total customers as of March 31, 2024). To increase its revenue, Chia Network will rely on broad market acceptance of the Chia blockchain, the Chia platform and its services, and it must attract new customers and expand its potential customer pipeline. Chia Network does not make money directly from allowing access to or development on the Chia blockchain. Its business model is to add value to its customers by developing, implementing, maintaining, and supporting applications for customers that are built using the open source software infrastructure on the Chia blockchain, including potential customers as a result who become interested in Chia Network’s products and service, and the Chia blockchain and Chia platform more generally, due to Chia Network’s role in the Trust and the Trust Administrator.

Eligible Participants will have the option to be issued Certificates, and investors may choose to hold their Certificates, in the form of a “Chia Asset Token” or “CAT,” or digital asset token issued on the Chia blockchain under an applicable Chia Asset Token standard. In addition, the Dividend Fee is structured such that holders of Dividend Certificates on the Chia blockchain would be charged only a Dividend Fee of 10% of the amount of the dividend received, instead of 20% for Dividend Certificates held through DTC.

Increased usage and transaction volume on the Chia blockchain may impact the market price of XCH, the native token of the Chia blockchain required to process transactions and provide security to the Chia blockchain, as well as rewards for farmers who validate the Chia blockchain. Chia Network holds a certain amount of XCH from its strategic reserve on its pro forma balance sheet.

As a result, Chia Network will benefit from this arrangement with the Trust and investors who choose to hold their Certificates on the Chia blockchain.

Relationship with CAVU Securities LLC

Certain directors and executive officers of the Trust Administrator also serve as directors or executive officers of CAVU Securities:

•        Trent Martensen, Co-Chief Executive Officer and a Director of the Trust Administrator, also serves as Senior Managing Director at CAVU Securities, LLC;

•        Christopher McMillan, Chief Strategy Officer and a Director of the Trust Administrator, also serves as Senior Managing Director, Head of Technology Advisory at CAVU Securities, LLC; and

•        Gregory Parsons, Managing Director of the Trust Administrator, also serves as Chief Executive Officer of CAVU Securities.

CAVU Securities and their respective affiliates are financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. CAVU Securities and their respective affiliates have, from time to time, performed and may in the future perform various financial advisory and investment banking services for the Trust or the Trust Administrator for which they will receive customary fees and expenses. In addition, in the ordinary course of their business activities, CAVU Securities and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. These investments and securities activities may involve the Certificates, the Underlying Shares, and/or other securities and/or instruments, including stablecoins. CAVU Securities and their respective affiliates may also make investment recommendations and/or publish or express independent research views with respect to such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Relationships

In addition, the activities of the Trust Administrator and its affiliates in the management of, or its interest in, their own accounts and other accounts they manage, may present conflicts of interest. Permuto Capital is a corporate advisory firm that provides and may in the future provide services to investment vehicles similar to the Trust. The Trust Administrator and/or its affiliates may act as an investor, investment banker, research provider, investment manager, financier, underwriter, advisor, market maker, trader, prime execution agent, lender, agent, and principal, and have other direct and indirect interests, in assets in which the Trust directly and indirectly invest.

Further, the Trust Administrator, and various directors, officers, and/or employees of the Trust Administrator, may from time to time hold or have exposures to the Underlying Shares and stablecoins in varying degrees. The Trust Administrator and its affiliates, and any other persons described above, may participate in transactions related to the Underlying Shares or stablecoins, either for their own account or for the account of others, such as clients, and such transactions may occur prior to, during, or after the commencement of this offering. Such transactions may not serve to benefit the Certificate holders or the Trust and may have a positive or negative effect on the value of the Underlying Shares held by the Trust, or the stablecoins used to make payments to Certificate holders, and, consequently, on the market value of the Underlying Shares and the Certificates or the stablecoins. Such persons may take positions in the Underlying Shares which are counter to the Trust’s position as a holder of the Underlying Shares, and may take positions in stablecoins which are counter to a Certificate holder’s position as a holder of stablecoins. There can be no assurance that any of the foregoing will not have an adverse effect on the Underlying Shares held by the Trust or the value of the Certificates or stablecoins.

Thus, it is likely that the Trust will have multiple business relationships with and will engage in transactions with or obtain services from entities for which the Trust Administrator or its affiliates, and any other persons described above, performs or seeks to perform investment banking or other services.

Resolution of Certain Conflicts

The Trust Agreement provides that in the case of a conflict of interest between the Trust Administrator and its affiliates, on the one hand, and the holders of Certificates, on the other, the Trust Administrator will use commercially reasonable efforts to resolve such conflict considering the relevant interests of each party (including their own interests) and related benefits and burdens, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. The Trust Agreement provides that in the absence of bad faith by the Trust Administrator, such a resolution will not constitute a breach of the Trust Agreement or any duty or obligation of the Trust Administrator. Notwithstanding the foregoing, in no event will the Trust Administrator or its affiliates be required to divest themselves of, or restrict their services or other activities with respect to, any assets they currently or may hold, manage, or control on their own behalf or on behalf of any customer, client, or any other person.

LEGAL MATTERS

Certain legal matters will be passed upon with respect to the Certificates by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California.

ACCOUNTANTS

The Trust has engaged PricewaterhouseCoopers LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2025, commencing upon the Trust’s receipt of deposits of Underlying Shares.

WHERE YOU CAN FIND MORE INFORMATION

The Trust Administrator has filed on behalf of the Trust a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Certificates, please refer to the registration statement, which you may inspect, without charge, online at www.sec.gov. Information about the Trust or the Certificates can also be obtained from the Trust Administrator’s website at www.permuto.capital. This address is only provided here as a convenience to you, and the information contained on or connected to or accessible from the Trust Administrator’s website is not considered part of this prospectus. The Trust Administrator will make available, free of charge, on the Trust Administrator’s website the Trust’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (including any amendments thereto), proxy statements, and other information filed with, or furnished to, the SEC, as soon as reasonably practicable after such documents are so filed or furnished.

The Trust will be subject to the informational requirements of the Exchange Act and the Trust Administrator will, on behalf of the Trust, file certain reports and other information with the SEC. These filings will contain certain important information that does not appear in this prospectus. For further information about the Trust, you may read and copy these filings at the SEC’s website (www.sec.gov), which contains reports and other information regarding issuers that file electronically with the SEC. For additional information on where you may access information about the Trust and the Certificates, see “Prospectus Summary — Channels for Disclosure of Information.”

Because the Underlying Shares are registered under the Exchange Act, the Subject Corporation is required to file certain reports and other information with the SEC. For further information about the Subject Corporation, you may read and copy these filings at the SEC’s website (www.sec.gov), which contains reports and other information regarding issuers that file electronically with the SEC.

Except for the use, without further investigation or review, of publicly available information with respect to the Subject Corporation for the sole purpose of providing the information about the Subject Corporation set forth under “Prospectus Summary — Overview — Selection of Apple Inc. Common Stock as the Underlying Shares” and “Business of the Trust — Overview — Selection of Apple Common Stock as the Underlying Shares,” none of the Trust, the Trust Administrator, the Delaware Trustee, or the Custodian, or any of their respective affiliates has performed any investigation or review of the Subject Corporation, its SEC filings, its press releases, its other public disclosure, or the Underlying Shares. Investors and market participants should not conclude that the selection of the Underlying Shares to be the asset of the Trust is any form of investment recommendation by the Trust, the Trust Administrator, the Delaware Trustee, or the Custodian, or any of their respective affiliates, or any form of investment recommendation or endorsement by the Subject Corporation.

The Certificates are being issued by the Trust, independent of any involvement by the Subject Corporation, and the Subject Corporation has no role in, or connection with, the Trust.

The Certificates are not interests in or obligations of any of the Subject Corporation, the Trust Administrator, the Delaware Trustee, or the Custodian, or any of their respective affiliates. The Certificates are not insured or guaranteed by the Subject Corporation, the Trust, the Trust Administrator, the Delaware Trustee, or the Custodian or any of their respective affiliates, or any other entity.

Dividend Certificates
Asset Certificates

Permuto Capital AAPL Trust I

__________________

PROSPECTUS

__________________

            , 2025

PART II-INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.*

The Trust shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by the Trust Administrator. Except for the SEC Registration Fee and the exchange listing fee, all such expenses are estimated:

Securities and Exchange Commission Registration Fee	$1,531
Exchange listing fee
Printing and engraving expenses
Legal fees and expenses
Accounting fees and expenses
Total

____________

*        Subject to revision upon completion of the offering.

Item 14. Indemnification of Directors and Officers.

Section 5.11(a) of the Trust Agreement provides that the Trust shall indemnify the Trust Administrator, its directors, employees, delegees, and agents against, and hold each of them harmless from, any loss, liability, claim, cost, expense, or judgment of any kind whatsoever (including the reasonable and documented out-of-pocket fees and expenses of counsel) that is incurred by any of them and that arises out of or is related to (1) any offer or sale by the Trust of Trust Units (as defined in the Trust Agreement), (2) acts performed or omitted pursuant to the provisions of the Trust Agreement, (A) by the Trust Administrator, its directors, employees, delegees, and agents or (B) by the Trust or the Delaware Trustee, or (3) any filings with or submissions to the SEC in connection with or with respect to the Certificates, except that the Trust shall not have any obligations to pay any indemnification amounts incurred as a result of and attributable to (x) the gross negligence or willful misconduct of, or material breach of the terms of the Trust Agreement by, the Trust Administrator, in each case as finally adjudicated by a court of competent jurisdiction, (y) information furnished in writing by the Trust Administrator to the Trust expressly for use in the registration statement, or any amendment thereto, filed with the SEC relating to the Certificates that is not materially altered by the Trust, or (z) any misrepresentations or omissions made by an Eligible Participant (other than the Trust) in connection with such Eligible Participant’s offer and sale of Certificates.

Section 5.11(b) of the Trust Agreement provides that the Trust Administrator shall indemnify the Trust (in its individual capacity and in its capacity as such), its directors, employees, delegees, and agents against, and hold each of them harmless from, any loss, liability, claim, cost, expense, or judgment of any kind whatsoever (including the reasonable and documented out-of-pocket fees and expenses of counsel) (1) caused by the gross negligence or willful misconduct of the Trust Administrator, in each case as finally adjudicated by a court of competent jurisdiction, or (2) arising out of any information furnished in writing to the Trust expressly for use in the registration statement, or any amendment thereto or periodic report, filed with the SEC relating to the Certificates that is not materially altered by the Trust.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits.

Exhibit No	Description
3.1**	Certificate of Trust
5.1***	Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to legality
8.1**	Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to tax matters
9.1***	Form of Amended and Restated Voting Trust Agreement
10.1**	Form of Depositor Agreement
10.2***	Custody Agreement with U.S. Bank National Association, as the Custodian
23.1***	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
23.2**	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1)
24.1***	Powers of attorney (included on signature page)
107**	Filing Fee Table

____________

*        To be filed by amendment.

**      Previously filed

***    Filed herewith

Item 17. Undertakings.

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Filing Fee Table” table, as applicable in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, That:

Paragraphs (1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)     If the registrant is relying on Rule 430B of the Securities Act:

(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) of the Securities Act shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) of the Securities Act as part of a registration statement in reliance on Rule 430B of the Securities Act relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) of the Securities Act for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B of the Securities Act, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)    If the registrant is subject to Rule 430C of the Securities Act, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B of the Securities Act or other than prospectuses filed in reliance on Rule 430A of the Securities Act, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede, or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of the Securities Act;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or other proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, California, on July 2, 2025.

Permuto Capital LLC Trust Administrator of the Permuto Capital AAPL Trust I*
By:	/s/ Gene Hoffman, Jr.
Gene Hoffman, Jr.
Co-Chief Executive Officer
By:	/s/ Trent Martensen
Trent Martensen
Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Title	Date
/s/ Gene Hoffman, Jr.	Co-Chief Executive Officer	July 2, 2025
Gene Hoffman, Jr.	(Principal executive officer)
/s/ Trent Martensen	Co-Chief Executive Officer	July 2, 2025
Trent Martensen	(Principal executive officer)
**	Chief Financial Officer	July 2, 2025
Misha Graboi	(Principal financial and accounting officer)

____________

**      The undersigned does hereby sign this registration statement on behalf of the above-indicated person pursuant to the power of attorney executed by such person.

By:	/s/ Gene Hoffman, Jr.
Gene Hoffman, Jr.
Co-Chief Executive Officer

____________

*        The Registrant is a trust and the persons are signing in their capacities as officers or directors of Permuto Capital LLC, the Trust Administrator of the Registrant.